EXHIBIT 4.1


                                                                   FINAL VERSION

================================================================================


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                  As Depositor,

                          MIDLAND LOAN SERVICES, INC.,
                    As Master Servicer and Special Servicer,

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.,
                                   As Trustee,

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 11, 2001

                                  $986,430,064

                  Commercial Mortgage Pass-Through Certificates
                                 Series 2001-CK6


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                                TABLE OF CONTENTS

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SECTION                                                                               PAGE
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                                         ARTICLE I

           DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN
                                RESPECT OF THE MORTGAGE POOL

SECTION 1.01.  Defined Terms........................................................     2
SECTION 1.02.  General Interpretive Principles......................................    70
SECTION 1.03.  Certain Calculations in Respect of the Mortgage Pool ................    71
SECTION 1.04.  Diversion of Funds Between Sub-Pools ................................    72
SECTION 1.05.  Cross-Collateralized Mortgage Loans .................................    73

                                         ARTICLE II

      CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE
        OF LOAN REMIC REGULAR INTEREST, REMIC I REGULAR INTERESTS, REMIC II REGULAR
       INTERESTS, REMIC III REGULAR INTERESTS, GROUP A-X REMIC IV REGULAR INTERESTS,
        GROUP A-CP REMIC IV REGULAR INTERESTS, LOAN REMIC RESIDUAL INTEREST, REMIC I
        RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST, REMIC III RESIDUAL INTEREST,
                        REMIC IV RESIDUAL INTEREST AND CERTIFICATES

SECTION 2.01.   Conveyance of Mortgage Loans .......................................    75
SECTION 2.02.   Acceptance of Mortgage Assets by Trustee............................    78
SECTION 2.03.   Certain Repurchases and Substitutions of Mortgage Loans by the
                  Mortgage Loan Sellers and the Column Performance Guarantor; the
                  Purchase Price Security Deposit Account and the Special Reserve
                  Account...........................................................    80
SECTION 2.04.   Representations and Warranties of the Depositor.....................    89
SECTION 2.05.   Representations and Warranties of the Master Servicer...............    91
SECTION 2.06.   Representations and Warranties of the Special Servicer..............    93
SECTION 2.07.   Representations, Warranties and Covenants of the Trustee............    94
SECTION 2.08.   Creation of the Loan REMIC; Issuance of the Loan REMIC Regular
                  Interest and the Loan REMIC Residual Interest; Certain Matters
                  Involving the Loan REMIC..........................................    96
SECTION 2.09.   Conveyance of the Loan REMIC Regular Interest; Acceptance of the
                  Loan REMIC Regular Interest by Trustee............................    99
SECTION 2.10.   Creation of REMIC I; Issuance of the REMIC I Regular
                  Interests and the REMIC I Residual Interest; Certain Matters
                  Involving REMIC I. ...............................................    99
SECTION 2.11.   Conveyance of the REMIC I Regular Interests; Acceptance of the
                  REMIC I Regular Interests by Trustee..............................   102
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SECTION                                                                               PAGE
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SECTION 2.12.   Creation of REMIC II; Issuance of the REMIC II Regular Interests
                  and the REMIC II Residual Interest; Certain Matters Involving
                  REMIC II..........................................................   103
SECTION 2.13.   Conveyance of the REMIC II Regular Interests; Acceptance of the
                  REMIC II Regular Interests by Trustee.............................   106
SECTION 2.14.   Creation of REMIC III; Issuance of the REMIC III Regular Interests
                  and the REMIC III Residual Interest; Certain Matters Involving
                  REMIC III.........................................................   106
SECTION 2.15.   Conveyance of the REMIC III Regular Interests; Acceptance of the
                  REMIC III Regular Interests by Trustee............................   109
SECTION 2.16.   Creation of REMIC IV; Issuance of the REMIC IV Regular Interest
                  Certificates, the Group A-X REMIC IV Regular Interests, the
                  Group A-CP REMIC IV Regular Interests and the REMIC IV Residual
                  Interest; Certain Matters Involving REMIC IV......................   109
SECTION 2.17.   Acceptance of Grantor Trusts by Trustee; Issuance of the Class V
                  and Class R Certificates..........................................   115

                                        ARTICLE III

                       ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.   Administration of the Mortgage Loans................................   117
SECTION 3.02.   Collection of Mortgage Loan Payments................................   118
SECTION 3.03.   Collection of Taxes, Assessments and Similar Items; Servicing
                  Accounts; Reserve Accounts........................................   119
SECTION 3.04.   Collection Account, Distribution Account, Interest Reserve Account
                  and Excess Liquidation Proceeds Account...........................   122
SECTION 3.05.   Permitted Withdrawals From the Collection Account, the
                  Distribution Account, the Interest Reserve Account and the
                  Excess Liquidation Proceeds Account...............................   125
SECTION 3.06.   Investment of Funds in the Collection Account, Servicing Accounts,
                  Reserve Accounts and the REO Account..............................   129
SECTION 3.07.   Maintenance of Insurance Policies; Errors and Omissions and
                  Fidelity Coverage.................................................   131
SECTION 3.08.   Enforcement of Alienation Clauses...................................   134
SECTION 3.09.   Realization Upon Defaulted Mortgage Loans...........................   135
SECTION 3.10.   Trustee to Cooperate; Release of Mortgage Files.....................   139
SECTION 3.11.   Master Servicing and Special Servicing Compensation; Interest on
                  and Reimbursement of Servicing Advances; Payment of Certain
                  Expenses; Obligations of the Trustee and any Fiscal Agent
                  Regarding Back-up Servicing Advances..............................   140
SECTION 3.12.   Property Inspections; Collection of Financial Statements; Delivery
                  of Certain Reports................................................   146
SECTION 3.13.   Annual Statement as to Compliance...................................   150
SECTION 3.14.   Reports by Independent Public Accountants...........................   150
SECTION 3.15.   Access to Certain Information.......................................   151
SECTION 3.16.   Title to REO Property; REO Account..................................   151
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SECTION                                                                               PAGE
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SECTION 3.17.   Management of REO Property..........................................   153
SECTION 3.18.   Fair Value Option; Sale of REO Properties...........................   156
SECTION 3.19.   Additional Obligations of Master Servicer...........................   161
SECTION 3.20.   Modifications, Waivers, Amendments and Consents.....................   165
SECTION 3.21.   Transfer of Servicing Between Master Servicer and Special
                  Servicer; Record Keeping..........................................   169
SECTION 3.22.   Sub-servicing Agreements............................................   171
SECTION 3.23.   Controlling Class Representatives...................................   173
SECTION 3.24.   Certain Rights and Powers of the Controlling Class Representatives..   175
SECTION 3.25.   Replacement of Special Servicer.....................................   177
SECTION 3.26.   Application of Default Charges......................................   179
SECTION 3.27.   Servicing of the Bel Alliance GT 2 Portfolio Loan...................   180

                                         ARTICLE IV

                               PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.   Distributions.......................................................   183
SECTION 4.02.   Statements to Certificateholders; Certain Other Reports.............   200
SECTION 4.03.   P&I Advances........................................................   204
SECTION 4.04.   Allocation of Realized Losses and Additional Trust Fund Expenses....   205
SECTION 4.05.   Calculations........................................................   208

                                         ARTICLE V

                                      THE CERTIFICATES

SECTION 5.01.   The Certificates....................................................   210
SECTION 5.02.   Registration of Transfer and Exchange of Certificates...............   211
SECTION 5.03.   Book-entry Certificates.............................................   218
SECTION 5.04.   Mutilated, Destroyed, Lost or Stolen Certificates...................   220
SECTION 5.05.   Persons Deemed Owners...............................................   220
SECTION 5.06.   Certification by Certificateholders and Certificate Owners..........   220

                                         ARTICLE VI

                THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.   Liability of the Depositor, the Master Servicer and the Special
                  Servicer..........................................................   221
SECTION 6.02.   Merger, Consolidation or Conversion of the Depositor, the Master
                  Servicer or the Special Servicer..................................   221
SECTION 6.03.   Limitation on Liability of the Depositor, the Master Servicer and
                  the Special Servicer..............................................   221
SECTION 6.04.   Resignation of the Master Servicer or the Special Servicer..........   222
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SECTION                                                                               PAGE
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SECTION 6.05.   Rights of the Depositor and the Trustee in Respect of the Master
                  Servicer and the Special Servicer.................................   223
SECTION 6.06.   Master Servicer or Special Servicer as Owner of a Certificate.......   224

                                        ARTICLE VII

                                          DEFAULT

SECTION 7.01.   Events of Default...................................................   225
SECTION 7.02.   Trustee to Act; Appointment of Successor............................   228
SECTION 7.03.   Notification to Certificateholders..................................   229
SECTION 7.04.   Waiver of Events of Default.........................................   229
SECTION 7.05.   Additional Remedies of Trustee Upon Event of Default................   229

                                        ARTICLE VIII

                                        THE TRUSTEE

SECTION 8.01.   Duties of Trustee...................................................   230
SECTION 8.02.   Certain Matters Affecting the Trustee...............................   231
SECTION 8.03.   Trustee and Fiscal Agent not Liable for Validity or Sufficiency of
                  Certificates or Mortgage Loans....................................   233
SECTION 8.04.   Trustee and Fiscal Agent May Own Certificates.......................   233
SECTION 8.05.   Fees and Expenses of Trustee; Indemnification of and by Trustee
                  and Fiscal Agent..................................................   233
SECTION 8.06.   Eligibility Requirements for Trustee................................   235
SECTION 8.07.   Resignation and Removal of Trustee..................................   235
SECTION 8.08.   Successor Trustee...................................................   236
SECTION 8.09.   Merger or Consolidation of Trustee..................................   237
SECTION 8.10.   Appointment of Co-trustee or Separate Trustee.......................   237
SECTION 8.11.   Appointment of Custodians...........................................   238
SECTION 8.12.   Access to Certain Information.......................................   238
SECTION 8.13.   Appointment of Fiscal Agent.........................................   240
SECTION 8.14.   Filings with the Securities and Exchange Commission.................   241

                                         ARTICLE IX

                                        TERMINATION

SECTION 9.01.   Termination Upon Repurchase or Liquidation of All Mortgage Loans....   244
SECTION 9.02.   Additional Termination Requirements.................................   246
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                                         ARTICLE X

                                 ADDITIONAL TAX PROVISIONS

SECTION 10.01.  Tax Administration..................................................   248
SECTION 10.02.  Depositor, Master Servicer, Special Servicer and Fiscal Agent to
                  Cooperate with Trustee............................................   251

                                         ARTICLE XI

                                  MISCELLANEOUS PROVISIONS

SECTION 11.01.  Amendment...........................................................   252
SECTION 11.02.  Counterparts........................................................   253
SECTION 11.03.  Limitation on Rights of Certificateholders..........................   253
SECTION 11.04.  Governing Law.......................................................   254
SECTION 11.05.  Notices.............................................................   254
SECTION 11.06.  Severability of Provisions..........................................   255
SECTION 11.07.  Successors and Assigns; Beneficiaries...............................   255
SECTION 11.08.  Article and Section Headings........................................   255
SECTION 11.09.  Notices to and from the Rating Agencies and the Depositor...........   255
SECTION 11.10.  Notices to Controlling Class Representatives........................   257
SECTION 11.11.  Complete Agreement..................................................   257
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                                    EXHIBITS

EXHIBIT A-1     Form of Class A-X and Class A-CP Certificates
EXHIBIT A-2     Form of Class A-1, Class A-2, Class A-3, Class B, Class C,
                 Class D and Class E Certificates
EXHIBIT A-3     Form of Class F, Class G, Class H, Class J, Class K and
                 Class L Certificates
EXHIBIT A-4     Form of Class M, Class N, Class O, Class P, Class Q,
                 Class NW-SUB and Class GT2 Certificates
EXHIBIT A-5     Form of Class V Certificates
EXHIBIT A-6     Form of Class R Certificates
EXHIBIT B-1A    Schedule of Column Mortgage Loans
EXHIBIT B-1B    Schedule of KeyBank Mortgage Loans
EXHIBIT B-2     Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3     Form of Custodial Certification
EXHIBIT B-4     Schedule of Mortgage Loans Covered by Environmental Insurance
EXHIBIT C       Letters of Representations Among Depositor, Trustee and Initial
                 Depositary
EXHIBIT D-1     Form of Master Servicer Request for Release
EXHIBIT D-2     Form of Special Servicer Request for Release
EXHIBIT E-1     Form of Trustee Report
EXHIBIT E-2     CMSA Servicer Watch List Criteria
EXHIBIT F-1A    Form I of Transferor Certificate for Transfers of
                 Non-Registered Certificates
EXHIBIT F-1B    Form II of Transfer or Certificate for Transfers of
                 Non-Registered Certificates
EXHIBIT F-1C    Form I of Transferor Certificate for Transfers of
                 Interests in Global Certificates for Classes of Non-Registered Certificates
EXHIBIT F-1D    Form II of Transferor Certificate for Transfers of Interests
                 in Global Certificates for Classes of Non-Registered
                 Certificates
EXHIBIT F-2A    Form I of Transferee Certificate for Transfers of
                 Non-Registered Certificates Held in Physical Form
EXHIBIT F-2B    Form II of Transferee  Certificate for Transfers of
                 Non-Registered Certificates Held in Physical Form
EXHIBIT F-2C    Form I of Transferee Certificate for Transfers of
                 Interests in Non-Registered Certificates Held in Book-Entry
                 Form
EXHIBIT F-2D    Form II of Transferee Certificate for Transfers of
                 Interests in Non-Registered Certificates Held in Book-Entry
                 Form
EXHIBIT F-3A    Form of Transferor Certificate for Transfer of the Excess
                 Servicing Fee Right
EXHIBIT F-3B    Form of Transferee Certificate for Transfer of the Excess
                 Servicing Fee Right
EXHIBIT G-1     Form of Transferee Certificate in Connection with ERISA
                 (Non-Registered Certificates and Non-Investment Grade Certificates Held in Fully-Registered, Certificated Form)
EXHIBIT G-2     Form of Transferee Certificate in Connection with ERISA
                 (Non-Registered Certificates Held in Book-Entry Form)
EXHIBIT H-1     Form of Residual Transfer Affidavit for Transfers of Class R
                  Certificates
EXHIBIT H-2     Form of Transferor Certificate for Transfers of Class R
                  Certificates
EXHIBIT I-1     Form of Notice and Acknowledgment Concerning Replacement
                  of Special Servicer
EXHIBIT I-2     Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J       Form of UCC-1 Financing Statement


                                       vi
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EXHIBIT K-1     Information Request from Certificateholder or Certificate Owner
EXHIBIT K-2     Information Request from Prospective Investor
EXHIBIT L       Schedule of Designated Sub-Servicers
EXHIBIT M       Form of S&P Defeasance Certification

     This Pooling and Servicing Agreement is dated and effective as of December 11, 2001, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. as Depositor, MIDLAND LOAN SERVICES, INC., as Master Servicer and Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A. as Trustee.

                             PRELIMINARY STATEMENT:

     Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of December 19, 2001 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1A (such mortgage loans, the "Original Column Mortgage Loans").

     KeyBank National Association (together with its successors in interest, "KeyBank") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of December 19, 2001 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1B (such mortgage loans, the "Original KeyBank Mortgage Loans").

     The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Column Mortgage Loans and the Original KeyBank Mortgage Loans (collectively, the "Original Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

     Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; and Midland Loan Services, Inc. (together with its successors in interest, "Midland"), desires to act as "Master Servicer" and "Special Servicer" hereunder.

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                         CERTAIN CALCULATIONS IN RESPECT
                              OF THE MORTGAGE POOL

SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.05.

     "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "30/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on a 30/360 Basis.

     "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust within the meaning of Treasury regulation section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

     "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

     "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/360 Basis.

     "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Mortgage Loan.

     "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

     "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

     "Additional Trust Fund Expense" shall mean any expense (other than Master Servicing Fees and Trustee Fees) experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of REMIC IV Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.


                                      -2-

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     "Additional Yield Amount" shall have the meaning assigned thereto in
Section 4.01(d).

     "Adjusted REMIC III Remittance Rate" shall mean:

     (a) with respect to REMIC III Regular Interest A-1, for any Interest Accrual Period, 4.393% per annum;

     (b) with respect to REMIC III Regular Interest A-2, for any Interest Accrual Period, 6.103% per annum;

     (c) with respect to REMIC III Regular Interest A-3-1, for any Interest Accrual Period, 6.387% per annum;

     (d) with respect to REMIC III Regular Interest A-3-2, for any Interest Accrual Period, 6.387% per annum;

     (e) with respect to REMIC III Regular Interest B, for any Interest Accrual Period, 6.582% per annum;

     (f) with respect to REMIC III Regular Interest C, for any Interest Accrual Period, 6.704% per annum;

     (g) with respect to REMIC III Regular Interest D, for any Interest Accrual Period, the lesser of (i) 6.824% per annum and (ii) the REMIC III Remittance Rate with respect to such REMIC III Regular Interest for such Interest Accrual Period;

     (h) with respect to REMIC III Regular Interest E, for any Interest Accrual Period, the lesser of (i) 6.942% per annum and (ii) the REMIC III Remittance Rate with respect to such REMIC III Regular Interest for such Interest Accrual Period;

     (i) with respect to REMIC III Regular Interest F, for any Interest Accrual Period, the lesser of (i) 7.05% per annum and (ii) the REMIC III Remittance Rate with respect to such REMIC III Regular Interest for such Interest Accrual Period;

     (j) with respect to REMIC III Regular Interest G, for any Interest Accrual Period, the lesser of (i) 7.148% per annum and (ii) the REMIC III Remittance Rate with respect to such REMIC III Regular Interest for such Interest Accrual Period;

     (k) with respect to REMIC III Regular Interest H, for any Interest Accrual Period, the lesser of (i) 7.525% per annum and (ii) the REMIC III Remittance Rate with respect to such REMIC III Regular Interest for such Interest Accrual Period;

     (l) with respect to REMIC III Regular Interest J, for any Interest Accrual Period, 6.080% per annum;

     (m) with respect to REMIC III Regular Interest K for any Interest Accrual Period, 6.080% per annum;

     (n) with respect to REMIC III Regular Interest L, for any Interest Accrual Period, 6.080% per annum;

     (o) with respect to REMIC III Regular Interest M, for any Interest Accrual Period, 6.080% per annum;

     (p) with respect to REMIC III Regular Interest N, for any Interest Accrual Period, 6.080% per annum;

     (q) with respect to REMIC III Regular Interest O, for any Interest Accrual Period, 6.080% per annum;

     (r) with respect to REMIC III Regular Interest P, for any Interest Accrual Period, 6.080% per annum;

     (s) with respect to REMIC III Regular Interest Q, for any Interest Accrual Period, 6.080% per annum; and

     (t) with respect to REMIC III Regular Interest NW-SUB, for any Interest Accrual Period, 6.080% per annum.

     "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate, plus the Trustee Fee Rate.

     "Advance" shall mean any P&I Advance or Servicing Advance.

     "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

     "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of either Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon either Grantor Trust Pool or any of its assets or transactions.

     "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

     "Adverse REMIC Event" shall mean either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).


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


     "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

     "A.M. Best" shall mean A.M. Best Company or its successor in interest.

     "Annual Accountants' Report" shall have the meaning assigned thereto in
Section 3.14.

     "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

     "Anticipated Repayment Date" shall mean, with respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

     "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, unless the Controlling Class Representative for the applicable Sub-Pool permits otherwise, either a limited appraisal, a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, unless the Controlling Class Representative for the applicable Sub-Pool permits the use of a Qualified Appraiser, the Person performing such limited appraisal, summary report or internal valuation shall be an employee of the Special Servicer).

     "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

     (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (net of Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Special Servicing Fees accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent with respect to such

      Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable; over

            (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such Escrow Payments and Reserve Funds, the application of which was assumed in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) of this definition).

     Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Mortgage Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(c), with respect to the related Mortgaged Property during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's judgment, materially affect the value of the property as reflected in such Appraisal, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(c), of such new Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence of this definition.

     "Appraisal Trigger Event" shall mean, with respect to any Mortgage Loan, any of the following events:

     (i)    such Mortgage Loan becomes a Modified Mortgage Loan;

     (ii) any Monthly Payment with respect to such Mortgage Loan remains unpaid for 60 days past the Due Date for such payment (or, with respect to a Balloon Payment for which the related Borrower has delivered to the Master Servicer a refinancing commitment reasonably acceptable to the Special Servicer, for such longer period (not to exceed 150 days past the Due Date for such Balloon Payment) during which such refinancing would occur);

     (iii) the passage of 60 days after the Special Servicer receives notice that the Borrower under such Mortgage Loan has become the subject of bankruptcy, insolvency or similar proceedings, which proceedings remain undischarged and undismissed at the end of such 60-day period;

     (iv) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property (provided that such receiver or similar official continues in that capacity at the end of such 60-day period); or

     (v)    the related Mortgaged Property becomes an REO Property.

     "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement.

     "ARD Mortgage Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

     "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assumed Monthly Payment" shall mean:

          (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and

          (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

     "ASTM" shall mean the American Society for Testing and Materials.

     "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

     "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that is at least six times as large as the normal Monthly Payment due on such Mortgage Loan.

     "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Base Prospectus" shall mean that certain prospectus dated December 19, 2001, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

     "Bel Alliance GT2 Portfolio Change of Control Event" shall mean that, as of any date of determination, the Class Principal Balance of the Class GT2 Certificates (net of any Appraisal Reduction Amount with respect to the Bel Alliance GT2 Portfolio Loan or any successor REO Mortgage Loan) is less than 25% of the initial Class Principal Balance of the Class GT2 Certificates.

     "Bel Alliance GT2 Portfolio Loan" shall mean the Mortgage Loan secured by a lien on the Bel Alliance GT2 Portfolio Property.

     "Bel Alliance GT2 Portfolio Payment Trigger Event" shall mean any of the following: (i) an event of default exists under the Bel Alliance GT 2 Portfolio Loan; (ii) a Servicing Transfer Event exists with respect to the Bel Alliance GT2 Portfolio Loan; (iii) the Bel Alliance GT2 Portfolio Property has become an REO Property; or (iv) payments of principal and interest are being made with respect to the Bel Alliance GT2 Portfolio Loan in accordance with a modification or forbearance agreement.

     "Bel Alliance GT2 Portfolio Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as the Bel Alliance GT2 Portfolio.

     "Bel Alliance GT2 Portfolio Special Servicer" shall have the meaning assigned thereto in Section 3.01(d).

     "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depositary or its nominee.

     "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

     "Borrower" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

     "Breach" shall mean, with respect to any Mortgage Loan, any breach of representation or warranty made by a Mortgage Loan Seller pursuant to Section 4(b) or 4(d) of the related Mortgage Loan Purchase Agreement.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, Pittsburgh, Pennsylvania, the city or cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

     "Carryforward Interest Distribution Amount" shall have:

     (a) with respect to the Loan REMIC Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.08(g);

     (b) with respect to any REMIC I Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.10(g);

     (c) with respect to any REMIC II Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.12(g);

     (d) with respect to any REMIC III Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.14(g);

     (e) with respect to any Group A-X REMIC IV Regular Interest or Group A-CP REMIC IV Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.16(g); and

     (f) with respect to any Class of REMIC IV Regular Interest Certificates for any Distribution Date, the meaning assigned thereto in Section 2.16(g).

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate" shall mean any one of the Depositor's Series 2001-CK6 Commercial Mortgage Pass-Through Certificates, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

     "Certificate Factor" shall mean, with respect to any Class of REMIC IV Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

     "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 3.25), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depositary and the Depositary Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificateholder Reports" shall mean, collectively, the Trustee Report and the CMSA Investor Reporting Package.

     "Certificate Notional Amount" shall mean, with respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

     "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participating brokerage firm for which a Depositary Participant acts as agent.

     "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

     "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed pursuant to Section 5.02.

     "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic and, if applicable, numeric class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 5.01(a).

     "Class A-P&I Certificates" shall mean, collectively, the Class A-1, Class A-2 and Class A-3 Certificates.

     "Class A-1" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1 Certificates.

     "Class A-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1".

     "Class A-2" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-2 Certificates.

     "Class A-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-2".

     "Class A-3" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-3 Certificates.

     "Class A-3 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-3".

     "Class A-CP" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-CP Certificates.

     "Class A-CP Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-CP".

     "Class A-X" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-X Certificates.

     "Class A-X Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-X".

     "Class A/H Available Distribution Amount" shall mean, with respect to any Distribution Date, the sum of: (1) the lesser of (a) the Sub-Pool No. 1 Available Distribution Amount for such Distribution Date (exclusive of the Class GT2 Available Distribution Amount for such Distribution Date and any Cure Payments reimbursed to the Class GT2 Certificateholders on such Distribution Date pursuant to Section 4.01(m), and reduced (to not less than zero) by the lesser of (i) the aggregate amount of Outstanding Sub-Pool No. 1 Diverted Amounts that have not previously been applied to reduce the Class A/H Available Distribution Amount for prior Distribution Dates and (ii) that portion of the aggregate amount distributable with respect to the Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates on such Distribution Date pursuant to Section 4.01(b) that would not be paid if the Outstanding Sub-Pool No. 1 Diverted Amounts referred to in the immediately preceding clause
(i) were ignored in calculating the Class A/H Available Distribution Amount for such Distribution Date), and (b) the sum of (i) the aggregate portion of the respective Current Interest Distribution Amounts and the respective Carryforward Interest Distribution Amounts with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for such Distribution Date that is attributable to the interests represented by each of those Classes in Sub-Pool No. 1, (ii) the lesser of (A) the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Sub-Pool No. 1 (exclusive of the Class GT2 Principal Distribution Amount for such Distribution Date) and (B) the Uncertificated Principal Balance of REMIC II Regular Interest A/H immediately prior to such Distribution Date and (iii) the aggregate portion of the respective Loss Reimbursement Amounts with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D,

Class E, Class F, Class G and Class H Certificates for such Distribution Date that is attributable to the interests represented by each of those Classes in Sub-Pool No. 1; and (2) the lesser of (a) the Sub-Pool No. 2 Available Distribution Amount for such Distribution Date (reduced (to not less than zero) by the lesser of (i) the aggregate amount of Outstanding Sub-Pool No. 2 Diverted Amounts that have not previously been applied to reduce the Class A/H Available Distribution Amount for prior Distribution Dates and (ii) that portion of the aggregate amount distributable with respect to the Class NW-SUB Certificates on such Distribution Date pursuant to Section 4.01(b) that would not be paid if the Outstanding Sub-Pool No. 2 Diverted Amounts referred to in the immediately preceding clause (i) were ignored in calculating the Class A/H Available Distribution Amount for such Distribution Date), and (b) the sum of (i) the aggregate portion of the respective Current Interest Distribution Amounts and the respective Carryforward Interest Distribution Amounts with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for such Distribution Date that is attributable to the interests represented by each of those Classes in Sub-Pool No. 2, (ii) the lesser of (A) the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Sub-Pool No. 2 and (B) the Uncertificated Principal Balance of REMIC II Regular Interest A/H-NW immediately prior to such Distribution Date and (iii) the aggregate portion of the respective Loss Reimbursement Amounts with respect to the Class A-X, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for such Distribution Date that is attributable to the interests represented by each of those Classes in Sub-Pool No. 2.

     For purposes of the foregoing:

          (A) the aggregate portion of the respective Current Interest Distribution Amounts with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for any Distribution Date that are attributable to the interests represented by each of those Classes in Sub-Pool No. 1 shall equal the sum of (1) the Current Interest Distribution Amount with respect to REMIC II Regular Interest A/H for such Distribution Date, plus (2) the aggregate of the Current Interest Distribution Amounts with respect to REMIC IV Regular Interest A-X-J, REMIC IV Regular Interest A-X-K, REMIC IV Regular Interest A-X-L, REMIC IV Regular Interest A-X-M, REMIC IV Regular Interest A-X-N, REMIC IV Regular Interest A-X-O, REMIC IV Regular Interest A-X-P and REMIC IV Regular Interest A-X-Q for such Distribution Date;

          (B) the aggregate portion of the respective Carryforward Interest Distribution Amounts with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for any Distribution Date that are attributable to the interests represented by each of those Classes in Sub-Pool No. 1 shall equal the excess, if any, of (1) the aggregate portion of the respective Current Interest Distribution Amounts with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for all prior Distribution Dates, if any, that are attributable to the interests represented by each of those Classes in Sub-Pool No. 1, over (2) the aggregate distributions of interest made with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on all prior Distribution Dates, if any, from collections relating to Sub-Pool No. 1;

          (C) the aggregate portion of the respective Current Interest Distribution Amounts with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for any Distribution Date that are attributable to the interests represented by each of those Classes in Sub-Pool No. 2 shall equal the sum of (1) the Current Interest Distribution Amount with respect to REMIC II Regular Interest A/H-NW for such Distribution Date, plus (2) the Current Interest Distribution Amount with respect to REMIC IV Regular Interest A-X-NW for such Distribution Date; and

          (D) the aggregate portion of the respective Carryforward Interest Distribution Amounts with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for any Distribution Date that are attributable to the interests represented by each of those Classes in Sub-Pool No. 2 shall equal the excess, if any, of (1) the aggregate portion of the respective Current Interest Distribution Amounts with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for all prior Distribution Dates, if any, that are attributable to the interests represented by each of those Classes in Sub-Pool No. 2, over (2) the aggregate distributions of interest made with respect to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on all prior Distribution Dates, if any, from collections relating to Sub-Pool No. 2.

     "Class A/H Principal Distribution Amount" shall mean, with respect to any Distribution Date, the sum of: (1) the lesser of (A) the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Sub-Pool No. 1 (net of the Class GT2 Principal Distribution Amount for such Distribution Date) and (B) the Uncertificated Principal Balance of REMIC II Regular Interest A/H immediately prior to such Distribution Date; and (2) the lesser of (A) the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Sub-Pool No. 2 and (B) the Uncertificated Principal Balance of REMIC II Regular Interest A/H-NW immediately prior to such Distribution Date.

     "Class B" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class B Certificates.

     "Class B Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "B".

     "Class C" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class C Certificates.

     "Class C Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "C".

     "Class D" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class D Certificates.

     "Class D Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "D".

     "Class E" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class E Certificates.

     "Class E Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "E".

     "Class F" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class F Certificates.

     "Class F Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "F".

     "Class G" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class G Certificates.

     "Class G Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "G".

     "Class GT2" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class GT2 Certificates.

     "Class GT2 Available Distribution Amount" shall mean, with respect to any Distribution Date, that portion of the Standard Available Distribution Amount for such Distribution Date that is equal to the amount deemed distributed with respect to REMIC I Regular Interest GT2-2 on such Distribution Date pursuant to the first paragraph of Section 4.01(m).

     "Class GT2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "GT2".

     "Class GT2 Directing Certificateholder" shall mean the Holder(s) of Class GT2 Certificates that have a then outstanding aggregate Certificate Principal Balance representing more than 50% of the then outstanding Class Principal Balance of such Class.

     "Class GT2 Principal Distribution Amount" shall mean, with respect to any Distribution Date, the total amount of principal deemed distributed (or, assuming that the Class GT2 Available Distribution Amount for such Distribution Date was sufficient, that would have been deemed distributed) with respect to REMIC I Regular Interest GT2 on such Distribution Date pursuant to the first paragraph of Section 4.01(m).

     "Class GT2 Purchase Date" shall have the meaning assigned thereto in
Section 3.27(b).

     "Class GT2 Purchase Notice" shall have the meaning assigned thereto in
Section 3.27(b).

     "Class H" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class H Certificates.

     "Class H Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "H".

     "Class J" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class J Certificates.

     "Class J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "J".

     "Class J/Q Available Distribution Amount" shall mean, with respect to any Distribution Date, the Sub-Pool No. 1 Available Distribution Amount for such Distribution Date, exclusive of any portion thereof that constitutes part of the Class A/H Available Distribution Amount pursuant to clause (1) of the definition thereof and, further, exclusive of the Class GT2 Available Distribution Amount for such Distribution Date and any Cure Payments reimbursed to the Class GT2 Certificateholders on such Distribution Date pursuant to Section 4.01(m).

     "Class J/Q Principal Distribution Amount" shall mean, with respect to any Distribution Date, the excess, if any, of: (1) the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Sub-Pool No. 1 (net of the Class GT2 Principal Distribution Amount for such Distribution Date), over (2) that portion of the Class A/H Principal Distribution Amount for such Distribution Date described in clause (1) of the definition of "Class A/H Principal Distribution Amount".

     "Class K" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class K Certificates.

     "Class K Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "K".

     "Class L" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class L Certificates.

     "Class L Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "L".

     "Class M" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class M Certificates.

     "Class M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "M".

     "Class N" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class N Certificates.

     "Class N Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "N".

     "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which a Class of Interest Only Certificates accrues or is deemed to accrue interest from time to time, as calculated in accordance with Section 2.16(e).

     "Class NW-SUB" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class NW-SUB Certificates.

     "Class NW-SUB Available Distribution Amount" shall mean, with respect to any Distribution Date, the Sub-Pool No. 2 Available Distribution Amount for such Distribution Date, exclusive of any portion thereof that constitutes part of the Class A/H Available Distribution Amount pursuant to clause (2) of the definition thereof.

     "Class NW-SUB Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "NW-SUB".

     "Class NW-SUB Principal Distribution Amount" shall mean, with respect to any Distribution Date, the excess, if any, of: (1) the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Sub-Pool No. 2, over (2) that portion of the Class A/H Principal Distribution Amount for such Distribution Date described in clause (2) of the definition of "Class A/H Principal Distribution Amount".

     "Class O" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class O Certificates.

     "Class O Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "O".

     "Class P" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class P Certificates.

     "Class P Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "P".

     "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.16(e).

     "Class Q" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class Q Certificates.

     "Class Q Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "Q".

     "Class R" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class R Certificates.

     "Class R Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "R".

     "Class V" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class V Certificates.

     "Class V Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "V".

     "Class V Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust V, but not an asset of any REMIC Pool.

     "Clearstream" shall mean Clearstream Banking, societe anonyme, or any successor.

     "Closing Date" shall mean December 27, 2001.

     "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representatives.

     "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee and the Controlling Class Representatives.

     "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee and the Controlling Class Representatives.

     "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Controlling Class Representatives, and in any event, setting forth, among other things, (a) the occupancy and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property, as applicable, as of the date of the latest financial information (covering no less than twelve (12) consecutive months) available immediately preceding the preparation of such report; and (b) the revenue, expense and net operating income or net cash flow for each of the following periods (to the extent such information is in the Master Servicer's or the Special Servicer's possession or under its control): (i) the most current available year-to-date, (ii) each of the previous two (2) full fiscal years stated separately; and (iii) the "base year" (representing, in the case of any Original Mortgage Loan, the original analysis of information used as of the Due Date for such Mortgage Loan in December 2001). For the purposes of the production by Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Original Mortgage Loan for any period prior to the related Due Date in December 2001, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

     "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Controlling Class Representatives.

     "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Controlling Class Representatives.

     "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Controlling Class Representatives.

     "CMSA Historical Loan Modification Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Controlling Class Representatives.

     "CMSA Investor Reporting Package" shall mean, collectively:

          (a) the following six electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

          (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and (viii) CMSA NOI Adjustment Worksheet.

     "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Controlling Class Representatives and the Trustee.

     "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Controlling Class Representatives and the Trustee.

     "CMSA NOI Adjustment Worksheet" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI

Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Master Servicer or the Special Servicer, as applicable, and the Controlling Class Representatives, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income or net cash flow, as applicable, and debt service coverage numbers used in the other reports required by this Agreement.

     "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer and the Controlling Class Representatives.

     "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Controlling Class Representatives.

     "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Controlling Class Representatives.

     "CMSA Servicer Watch List" shall mean, for any Determination Date, a report substantially in the form of, and containing the information called for in Exhibit E-2, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by Exhibit E-2, is reasonably acceptable to the Master Servicer or Special Servicer, as applicable, and the Controlling Class Representatives; provided that, until such time as the CMSA adopts a standard form of "Servicer Watch List", such report shall identify all Mortgage Loans (other than Specially Serviced Mortgage Loans) that are required by the criteria set forth on Exhibit E-2 hereto; and provided, further, that, upon adoption by the CMSA of a standard format, such format shall be used for this report.

     "CMSA Website" shall mean the CMSA's Website located at "www.cssacmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

     "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

     "Collection Account" shall mean the segregated account or accounts created and maintained by the Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc. [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Collection Account".

     "Collection Period" shall mean, with respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

     "Column" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Column Mortgage Loan" shall mean any Mortgage Loan that is either an Original Column Mortgage Loan or a Replacement Mortgage Loan that was delivered under the Column Mortgage Loan Purchase Agreement or the Column Performance Guarantee in substitution for an Original Column Mortgage Loan.

     "Column Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Column Performance Guarantee" shall mean the Guarantee dated as of December 19, 2001, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of Column under Section 5 of the Column Mortgage Loan Purchase Agreement.

     "Column Performance Guarantor" shall mean Credit Suisse First Boston acting through the Cayman Branch, its successor in interest or any successor guarantor under the Column Performance Guarantee.

     "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

     "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

     "Component" shall mean any of the components of the Class A-X or Class A-CP Certificates, which components are: (a) in the case of the Class A-X Certificates, the respective Group A-X REMIC IV Regular Interests, and (b) in the case of the Class A-CP Certificates, the respective Group A-CP REMIC IV Regular Interests.

     "Component Notional Amount" shall mean the hypothetical or notional amount on which any Group A-X REMIC IV Regular Interest or Group A-CP REMIC IV Regular Interest accrues interest from time to time, as calculated in accordance with
Section 2.16(e).

     "Condemnation Proceeds" shall mean all cash amounts actually received by the Trust or by the Master Servicer or the Special Servicer on its behalf in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

     "Confidential Offering Circular" shall mean the final Confidential Offering Circular dated December 19, 2001, relating to certain classes of the Non-Registered Certificates delivered by the Depositor to CSFBC as of the Closing Date.

     "Controlling Class" shall mean, as of any date of determination, with respect to either Sub-Pool, the eligible Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no eligible Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the eligible Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, all of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. The respective Classes of Principal Balance Certificates that are eligible to be the Controlling Class with respect to either Sub-Pool are as follows:

          (a) as to Sub-Pool No. 1--Class A-P&I, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q; and

          (b) as to Sub-Pool No. 2--Class A-P&I, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NW-SUB.

     "Controlling Class Certificateholder" shall mean, with respect to each Sub-Pool, any Holder of Certificates of the related Controlling Class.

     "Controlling Class Representative" shall have, with respect to each Sub-Pool, the meaning assigned thereto in Section 3.23(a).

     "Corporate Trust Office" shall mean: (a) with respect to all matters relating to the transfer of Certificates and payment services, the office of the Trustee located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS)--Credit Suisse First Boston Mortgage Securities Corp., Series 2001-CK6; and (b) with respect to all other matters, the principal corporate trust office of the Trustee located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention:
Corporate Trust Services (CMBS)--CSFB, Series 2001-CK6; or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08.

     "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

     "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC III Regular Interest, the Class of Principal Balance Certificates that has an alphabetic or alphanumeric class designation that is the same as the alphabetic or alphanumeric designation for such REMIC III Regular Interest; provided that the Class A-3 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC III Regular Interest A-3-1 and REMIC III Regular Interest A-3-2.

     "Corresponding Group A-CP REMIC IV Regular Interest" shall mean, with respect to any REMIC III Regular Interest, the Group A-CP REMIC IV Regular Interest that has an alphabetic or alphanumeric designation that, with the deletion of "A-CP-", is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC III Regular Interest.

     "Corresponding Group A-X REMIC IV Regular Interest" shall mean, with respect to any REMIC III Regular Interest, the Group A-X REMIC IV Regular Interest that has an alphabetic or alphanumeric designation that, with the deletion of "A-X-", is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC III Regular Interest.

     "Corresponding REMIC III Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, the REMIC III Regular Interest that has an alphabetic or alphanumeric designation that is the same as the alphabetic or alphanumeric, as applicable, Class designation for such Class of Principal Balance Certificates; (provided that each of REMIC III Regular Interest A-3-1, REMIC III Regular Interest A-3-2 shall be a Corresponding REMIC III Regular Interest with respect to the Class A-3 Certificates); (b) with respect to any Group A-CP REMIC IV Regular Interest, the REMIC III Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "A-CP-", is the same as the alphabetic or alphanumeric, as applicable, designation for such Group A-CP REMIC IV Regular Interest; and (c) with respect to any Group A-X REMIC IV Regular Interest, the REMIC III Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "A-X-", is the same as the alphabetic or alphanumeric, as applicable, designation for such Group A-X REMIC IV Regular Interest.

     "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

     "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan.

     "CSFBC" shall mean Credit Suisse First Boston Corporation or its successor in interest.

     "CSFB Mortgage Capital" shall mean Credit Suisse First Boston Mortgage Capital, LLC or its successor in interest.

     "CSFB Mortgage Capital Agreement" shall mean, with respect to each CSFB Mortgage Capital Mortgage Loan, the Mortgage Loan Purchase Agreement dated as of December 19, 2001, between CSFB Mortgage Capital and Column.

     "CSFB Mortgage Capital Mortgage Loan" shall mean any Column Mortgage Loan originated by CSFB Mortgage Capital.

     "Cure Event" shall mean the exercise by the Class GT2 Directing Certificateholder of the cure rights described in Section 3.27(c) hereof whether for one month, or for consecutive months in the aggregate.

     "Cure Payment" shall have the meaning assigned thereto in Section 3.27(c).

     "Cure Period" shall have the meaning assigned thereto in Section 3.27(c).

     "Current Interest Distribution Amount" shall have:

          (a) with respect to the Loan REMIC Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.08(g);

          (b) with respect to any REMIC I Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.10(g);

          (c) with respect to any REMIC II Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.12(g);

          (d) with respect to any REMIC III Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.14(g);

          (e) with respect to any Group A-X REMIC IV Regular Interest or Group A-CP REMIC IV Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.16(g); and

          (f) with respect to any Class of REMIC IV Regular Interest Certificates for any Distribution Date, the meaning assigned thereto in
     Section 2.16(g).

     "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files.

     "Cut-off Date" shall mean, individually and collectively, the respective Due Dates for the Original Mortgage Loans in December 2001.

     "Cut-off Date Principal Balance" shall mean, with respect to any Original Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Due Date in December 2001, after application of all payments of principal due on or before such date, whether or not received.

     "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

     "Default Interest" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or

REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

     "Defaulting Party" shall have the meaning assigned thereto in Section 7.01(b).

     "Defective Mortgage Loan" shall mean any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that has not been cured in all material respects.

     "Definitive Certificate" shall have the meaning assigned thereto in Section 5.03(a).

     "Deleted Mortgage Loan" shall mean a Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

     "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Depositary" shall mean The Depository Trust Company, or any successor depositary hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depositary for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depositary shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     "Depositary Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

     "Designated Sub-Servicer" shall mean KRECM (in its capacity as a Sub-Servicer), any Sub-Servicer set forth on Exhibit L hereto and any successor thereto under the related Sub-Servicing Agreement.

     "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

     "Determination Date" shall mean, with respect to any calendar month, commencing in January 2002, the 11th day of such calendar month (or, if such 11th day is not a Business Day, the next succeeding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

     "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of REO Property pursuant to Section 3.18), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer shall not be considered to Directly Operate an REO Property solely because the Special Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Discount Rate" shall have the meaning assigned thereto in Section 4.01(d).

     "Disqualified Organization" shall mean any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Disqualified Non-United States Tax Person" shall mean, with respect to any Class R Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Class R Certificate and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulation section 1.860E-1(c)(4)(ii), as a holder of such Class R Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate and intends to pay taxes associated with holding such Class R Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Class R Certificate will not be disregarded for United States federal income tax purposes.

     "Distribution Account" shall mean the segregated account or accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Distribution Account".

     "Distribution Date" shall mean, with respect to any calendar month, commencing in January 2002, the fourth Business Day following the Determination Date in such calendar month.

     "Document Defect" shall mean, with respect to any Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

     "Due Date" shall mean with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is first scheduled to be due (without regard to any applicable grace period).

     "Earn-Out Reserve Funds" shall mean Reserve Funds as to which any release thereof to the related Borrower is tied to conditions relating to the economic performance, value and/or occupancy of the subject Mortgaged Property.

     "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

     "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depositary institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "Aa3" by Moody's and "AA" by S&P (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "A-1+" by S&P (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with a federal or state chartered depositary institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depositary institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, (iii) an account or accounts maintained with KeyBank so long as KeyBank's long-term unsecured debt rating shall be at least "A1" from Moody's and "A" from S&P and KeyBank's short-term deposit or short-term unsecured debt rating shall be at least "P-1" from Moody's and "A-1" from S&P,
(iv) an account or accounts maintained with PNC Bank so long as PNC Bank's long-term unsecured debt rating shall be at least "A1" from Moody's and "A" from S&P and PNC Bank's short-term deposit or short-term unsecured debt rating shall be at least "P-1" from Moody's and "A-1" from S&P and (v) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

     "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

     "Euroclear" shall mean The Euroclear System.

     "Event of Default" shall have the meaning assigned thereto in Section 7.01(a).

     "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, over (b) the sum of (i) the amount needed to pay off the Mortgage Loan or related REO Mortgage Loan in full (ii) all unpaid Advance Interest on any related Advances and (iii) any related Liquidation Fee.

     "Excess Liquidation Proceeds Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Excess Liquidation Proceeds Account".

     "Excess Servicing Fees" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage Loan), that portion of the Master Servicing Fees that accrue at a per annum rate equal to the Excess Servicing Fee Rate.

     "Excess Servicing Fee Rate" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage Loan), initially a rate per annum equal to the related Master Servicing Fee Rate, minus the sum of 1.0 basis point and the per annum rate applicable to any related primary servicing fee payable to a Designated Sub-Servicer; provided that such Excess Servicing Fee Rate shall be subject to reduction at any time following any resignation of the Master Servicer pursuant to Section 6.04 (if no successor is appointed in accordance with the second paragraph of such Section) or any termination of the Master Servicer pursuant to Section 7.01, to the extent reasonably necessary (as determined by the Trustee) for the Trustee to appoint a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02 and who requires market rate master servicing compensation (exclusive of any related primary servicing fee payable to a Designated Sub-Servicer) that accrues at a per annum rate in excess of 1.0 basis point.

     "Excess Servicing Fee Right" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage loan), the right to receive Excess Servicing Fees.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exemption-Favored Party" shall mean, with respect to any Class of Certificates (other than the Class R and Class V Certificates) that is investment grade rated by at least one Rating Agency, any of (i) CSFBC, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with CSFBC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses
(i) and (ii) is a manager or co-manager with respect to such Class of Certificates.

     "Fair Value" shall mean, with respect to any Specially Designated Defaulted Mortgage Loan, the amount that, in the Special Servicer's reasonable judgment, would be realized in connection with a sale of such Mortgage Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted.

     "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

     "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

     "Final Recovery Determination" shall mean a determination made by the Special Servicer, in its reasonable judgment, with respect to any Specially Serviced Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, that is repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, purchased or replaced by the Column Performance Guarantor pursuant to the Column Performance Guarantee, or purchased by the Master Servicer, the Special Servicer or any Certificateholder(s) of a Controlling Class pursuant to Section 9.01 or otherwise acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

     "Fiscal Agent" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

     "Fiscal Agent Agreement" shall have the meaning assigned thereto in Section 8.13.

     "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

     "GAAP" shall mean generally accepted accounting principles in the United States.

     "General Special Servicer" shall have the meaning assigned thereto in
Section 3.01(d).

     "Granite Portfolio Mortgage Loan" shall mean the Mortgage Loan secured by a Mortgage on the Granite Portfolio Property.

     "Granite Portfolio Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as the Granite Portfolio.

     "Grantor Trust" shall mean a grantor trust as defined under Subpart E of
Part 1 of Subchapter J of the Code.

     "Grantor Trust Pool" shall mean either of Grantor Trust V or Grantor Trust
R.

     "Grantor Trust R" shall mean the Grantor Trust designated as such in
Section 2.17(b).

     "Grantor Trust V" shall mean the Grantor Trust designated as such in
Section 2.17(a).

     "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loans.

     "Group A-CP REMIC IV Regular Interests" shall mean, collectively, REMIC IV Regular Interest A-CP-A-3-2, REMIC IV Regular Interest A-CP-B, REMIC IV Regular Interest A-CP-C, REMIC IV Regular Interest A-CP-D, REMIC IV Regular Interest A-CP-E, REMIC IV Regular Interest A-CP-F and REMIC IV Regular Interest A-CP-G.

     "Group A-X REMIC IV Regular Interests" shall mean, collectively, REMIC IV Regular Interest A-X-A-1, REMIC IV Regular Interest A-X-A-2, REMIC IV Regular Interest A-X-A-3-1, REMIC IV Regular Interest A-X-A-3-2, REMIC IV Regular Interest A-X-B, REMIC IV Regular Interest A-X-C, REMIC IV Regular Interest A-X-D, REMIC IV Regular Interest A-X-E, REMIC IV Regular Interest A-X-F, REMIC IV Regular Interest A-X-G, REMIC IV Regular Interest A-X-H, REMIC IV Regular Interest A-X-J, REMIC IV Regular Interest A-X-K, REMIC IV Regular Interest A-X-L, REMIC IV Regular Interest A-X-M, REMIC IV Regular Interest A-X-N, REMIC IV Regular Interest A-X-O, REMIC IV Regular Interest A-X-P, REMIC IV Regular Interest A-X-Q and REMIC IV Regular Interest A-X-NW-SUB.

     "Group Environmental Insurance Policy" shall mean an Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

     "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative for either Sub-Pool and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative for either Sub-Pool or any Affiliate thereof, and (iii) is not connected with the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, any Controlling Class Representative for either Sub-Pool or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative for either Sub-Pool or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, such Fiscal Agent, such Controlling Class Representative or any such Affiliate thereof, as the case may be.

     "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to REMIC I (or, solely, for purposes of the Granite Portfolio Mortgage Loan, the Loan REMIC) within the meaning of
Section 856(d)(3) of the Code if REMIC I (or the Loan REMIC) were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, delivered to the Trustee), provided that
(i) the Trust does not receive or derive any income from such Person and (ii) the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Original Mortgage Loans.

     "Initial Resolution Period" shall have the meaning assigned thereto in
Section 2.03(b).

     "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

     "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

     "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds actually received by the Trust are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

     "Insured Environmental Event" shall have the meaning assigned thereto in
Section 3.07(c).

     "Interest Accrual Amount" shall have:

          (a) with respect to the Loan REMIC Regular Interest, for any Interest Accrual Period, the meaning assigned thereto in Section 2.08(g);

          (b) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, the meaning assigned thereto in Section 2.10(g);

          (c) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, the meaning assigned thereto in Section 2.12(g);

          (d) with respect to any REMIC III Regular Interest, for any Interest Accrual Period, the meaning assigned thereto in Section 2.14(g);

          (e) with respect to any Group A-X REMIC IV Regular Interest or Group A-CP REMIC IV Regular Interest, for any Distribution Date, the meaning assigned thereto in Section 2.16(g); and

          (e) with respect to any Class of REMIC IV Regular Interest Certificates, for any Interest Accrual Period, the meaning assigned thereto in Section 2.16(g).

     "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, the Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any REMIC III Regular Interest, any Group A-X REMIC IV Regular Interest, any Group A-CP REMIC IV Regular Interest or any Class of REMIC IV Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

     "Interest Accrual Period" shall mean, with respect to the Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any REMIC III Regular Interest, any Group A-X REMIC IV Regular Interest, any Group A-CP REMIC IV Regular Interest or any Class of REMIC IV Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" shall mean, collectively, the Class A-X and Class A-CP Certificates.

     "Interest Reserve Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Interest Reserve Account".

     "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and each Distribution Date that occurs during the month of February of 2002 and each year thereafter or during the month of January of 2002 and each year thereafter that is not a leap year, an amount equal to one-day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Interest Reserve Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date) (or, in the case of the Bel Alliance GT 2 Portfolio Loan or any successor REO Mortgage Loan, such Stated Principal Balance reduced (to not less than zero) by the Class Principal Balance of the Class GT2 Certificates), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

     "Interest Reserve Mortgage Loan" shall mean any Actual/360 Mortgage Loan (or successor REO Mortgage Loan).

     "Interested Person" shall mean any party hereto, any Mortgage Loan Seller, any Certificateholder, or any Affiliate of any such Person.

     "Investment Account" shall have the meaning assigned thereto in Section 3.06(a).

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "IRS" shall mean the Internal Revenue Service or any successor.

     "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

     "KeyBank" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "KeyBank Mortgage Loan" shall mean any Mortgage Loan that is either an Original KeyBank Mortgage Loan or a Replacement Mortgage Loan that was delivered under the KeyBank Mortgage Loan Purchase Agreement in substitution for an Original KeyBank Mortgage Loan.

     "KeyBank Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "KRECM" shall mean KeyCorp Real Estate Capital Markets, Inc. or any successor in interest.

     "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts received by or on behalf of the Trust thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period or on a Due Date during or prior to December 2001, and not previously recovered; and (b) with respect to any REO Mortgage Loan, all amounts received by or on behalf of the Trust in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered.

     "Latest Possible Maturity Date" shall mean, with respect to the Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any REMIC III Regular Interest, any Group A-X REMIC IV Regular Interest, any Group A-CP REMIC IV Regular Interest or any Class of REMIC IV Regular Interest Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

     "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

     "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or purchased or replaced by the Column Performance Guarantor pursuant to the Column Performance Guarantee, in each case as contemplated by Section 2.03, (iv) such Mortgage Loan is purchased by the Class GT2 Directing Certificateholder pursuant to Section 3.27, by the Special Servicer, any Certificateholder(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18 or by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class for Sub-Pool No. 1 pursuant to Section 3.18 or Section 9.01, or (v) such Mortgage Loan is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class for Sub-Pool No. 1 pursuant to
Section 9.01, or (iii) such REO Property is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01.

     "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or Section 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

     "Liquidation Fee" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is (i) purchased by the Special Servicer, any Certificateholder(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18, (ii) purchased by the Class GT2 Directing Certificateholder pursuant to Section 3.27, (iii) purchased by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class for Sub-Pool No. 1 pursuant to Section 9.01, (iv) acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01, (v) repurchased or replaced no later than the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document Defect, by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee or (vi) in the case of the Granite Portfolio Mortgage Loan, otherwise purchased by Column pursuant to the Column Mortgage Loan Purchase Agreement), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of
Section 3.11(c).

     "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

     "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) actually received by the Trust in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Specially Designated Defaulted Mortgage Loan by the Special Servicer, any Certificateholder(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18; (iv) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, the purchase of a Column Mortgage Loan by the Column Performance Guarantor pursuant to the Column Performance Guarantee or the purchase of the Bel Alliance GT 2 Portfolio Loan by the Class GT2 Directing Certificateholder pursuant to
Section 3.27; (v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee (such cash amounts being any Substitution Shortfall Amounts); (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class for Sub-Pool No. 1 pursuant to Section 9.01; or (viii) the acquisition of any Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section
9.01. Except for the purposes of Section 3.11(c), "Liquidation Proceeds" shall also include any payments to the Trust by a Mortgage Loan Seller or the Column Performance Guarantor as contemplated by the second paragraph of Section 2.03(b), and any amounts transferred from a Purchase Price Security Deposit Account to the Collection Account pursuant to Section 2.03(b) and from a Special Reserve Account to the Collection Account pursuant to Section 2.03(d).

     "Loan REMIC" shall mean the segregated pool of assets designated as such in
Section 2.08(a).

     "Loan REMIC Regular Interest" shall mean the separate non-certificated beneficial ownership interest in the Loan REMIC issued hereunder and designated as a "regular interest" in the Loan REMIC. The Loan REMIC Regular Interest has the designation and terms provided for in Section 2.08.

     "Loan REMIC Remittance Rate" shall mean the per annum rate at which interest accrues in respect of the Loan REMIC Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.08(f).

     "Loan REMIC Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of 860G(a)(2) of the Code, in the Loan REMIC, issued pursuant to this Agreement.

     "LOC Cash Reserve" shall have the meaning assigned thereto in the definition of "Mortgage File".

     "Loss Reimbursement Amount" shall mean:

          (a) with respect to the Loan REMIC Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC I with respect to the Loan REMIC Regular Interest on all prior Distribution Dates, if any;

          (b) with respect to any REMIC I Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

          (c) with respect to any REMIC II Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any;

          (d) with respect to any REMIC III Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC IV with respect to such REMIC III Regular Interest on all prior Distribution Dates, if any, and

          (e) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

     "Majority Controlling Class Certificateholder" shall mean, as of any date of determination, for either Sub-Pool, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal Balance Certificates that constitutes, or the Classes of Principal Balance Certificates that constitute, the Controlling Class for such Sub-Pool as of such date of determination.

     "Master Servicer" shall mean Midland, in its capacity as master servicer hereunder, or any successor master servicer appointed as provided herein.

     "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust after the end of the related Collection Period, (iii) any Prepayment Premiums and/or Yield Maintenance Charges received by or on behalf of the Trust after the end of the related Collection Period, (iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xviii) of Section 3.05(a), and (vi) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

     "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date.

     "Master Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

     "Master Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and any successor REO Mortgage Loan, the rate per annum specified with respect to such Mortgage Loan under the heading "Servicing and Trustee Fees" in the Mortgage Loan Schedule, minus the Trustee Fee Rate.

     "Material Breach" shall mean: (a) with respect to any Mortgage Loan, any Breach that materially and adversely affects the value of, or the interests of any Certificateholder in, such Mortgage Loan or the value of the related Mortgaged Property; and (b) with respect to any REO Property, any Breach that materially and adversely affects the value of, or the interests of any Certificateholder in, such REO Property.

     "Material Document Defect" shall mean: (a) with respect to any Mortgage Loan, any Document Defect that materially and adversely affects the value of, or the interests of any Certificateholder in, such Mortgage Loan or the value of the related Mortgaged Property; and (b) with respect to any REO Property, any Document Defect that materially and adversely affects the value of, or the interests of any Certificateholder in, such REO Property; provided that, without limiting the generality of the foregoing, the absence of a Specially Designated Mortgage Loan Document shall automatically be a Material Document Defect with respect to the affected Mortgage Loan.

     "McDonald" shall mean McDonald Investments Inc. or its successor in interest.

     "Midland" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Modified Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

          (a) materially affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

          (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

          (c) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

     "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Post-ARD Additional Interest.

     "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

     "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

     "Mortgage File" shall mean, with respect to any Mortgage Loan, subject to Sections 1.05 and 2.01, the following documents on a collective basis:

     (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, without recourse", or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

     (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause
          (iv) of this definition, in each case (unless, as evidenced by a written certification from the related Mortgage Loan Seller, the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office;

    (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless, as evidenced by a written certification from the related Mortgage Loan Seller, the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office;

     (iv) an original executed assignment of the Mortgage, in blank or in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, in recordable form (except for any missing recording information with respect to such Mortgage);

     (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in blank or in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, in recordable form (except for any missing recording information with respect to such Assignment of Leases);

     (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless, as evidenced by a written certification from the related Mortgage Loan Seller, the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office if the instrument being modified or assumed is a recordable document;

    (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy commitment for title insurance marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

   (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing
          Date) and, if there is an effective UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in form suitable for filing, in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6 or in blank;

     (ix) the original or a copy of any environmental indemnity agreement and any Environmental Insurance Policy relating solely to such Mortgage Loan;

     (x) the original or a copy of any power of attorney, guaranty, loan agreement, cash management agreement, Ground Lease and/or Ground Lease estoppels relating to such Mortgage Loan;

     (xi) any original documents (including any security agreement(s) and any Letter(s) of Credit) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof;

    (xii) the original or a copy of any intercreditor agreement, co-lender agreement or similar agreement relating to such Mortgage Loan; and

   (xiii) if the related Mortgaged Property is a hospitality property, a copy of the franchise agreement, if any, and the most recent franchise comfort letter, if any;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall be deemed not to include such documents and instruments required to be included therein unless they are actually so received; and provided, further, that the Mortgage File for any Mortgage Loan need not include any Letter of Credit referred to in item (xi) of this definition if, in lieu thereof, the related Mortgage Loan Seller has, on behalf of the related Borrower, either (1) delivered to the Trustee a substitute letter of credit, in the same amount and with the same draw conditions and renewal rights as, and otherwise substantially similar to, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit or (2) delivered to the Master Servicer a cash reserve in an amount equal to the amount of that Letter of Credit (the "LOC Cash Reserve"), which substitute letter of credit can be drawn on, or which cash reserve can be applied to cover, the same items as that Letter of Credit was intended to cover.

     "Mortgage Loan" shall mean each of the Original Mortgage Loans and Replacement Mortgage Loans that are from time to time held in the Trust Fund, including any such Original Mortgage Loan or Replacement Mortgage Loan that has been wholly or partially defeased. As used herein, the term "Mortgage Loan" includes the related Mortgage Loan Documents.

     "Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File.

     "Mortgage Loan Purchase Agreement" shall mean any of the Column Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement.

     "Mortgage Loan Schedule" shall mean, collectively, the two schedules of Mortgage Loans attached hereto as Exhibit B-1A and Exhibit B-1B, respectively, as any such schedule may be amended from time to time in accordance with this Agreement. Such list shall set forth the following information with respect to each Mortgage Loan:

     (i)  the Mortgage Loan number;

     (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

    (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

     (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date (and, if a Mortgage Loan currently requires only payments of interest but begins to amortize prior to maturity, on the first Due Date after amortization begins);

     (v)  the Mortgage Rate as of the Closing Date;

     (vi) the original and remaining term to stated maturity;

    (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term;

   (viii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

     (ix) the Anticipated Repayment Date for each ARD Mortgage Loan;

     (x)  whether such Mortgage Loan provides for defeasance;

     (xi) whether the Mortgage Loan is secured by (A) a fee simple interest in the Mortgaged Property, (B) by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property, or (C) a leasehold interest only in the Mortgaged Property;

    (xii) whether the related Mortgaged Property is a hospitality property;

   (xiii) the name of the Mortgage Loan Seller;

    (xiv) the name of the originator;

     (xv) the Interest Accrual Basis;

    (xvi) the Administrative Fee Rate; and

   (xvii) the applicable Sub-Pool.

     "Mortgage Loan Seller" shall mean Column or KeyBank.

     "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively, as of any particular date of determination.

     "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by the Master Servicer or the Special Servicer in accordance with Section 3.20. In the case of each of the ARD Mortgage Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

     "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

     "Mortgagee" shall mean the holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

     "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

     "Net Assumption Application Fee" shall have the meaning assigned thereto in
Section 3.08.

     "Net Assumption Fee" shall have the meaning assigned thereto in Section
3.08.

     "Net Default Charges" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Default Charges referred to in clause fifth of Section 3.26(a), which are payable to the Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation.

     "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

     "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company that holds such Investment Account, so long as such depositary institution or trust company (i) satisfied the qualifications set forth in the definition of Eligible Account both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (ii) was not an Affiliate of the Master Servicer or the Special Servicer, as applicable.

     "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

     "Net Mortgage Rate" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), the rate per annum equal to (a) the related Mortgage Rate minus (b) the related Administrative Fee Rate and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate.

     "New Lease" shall mean any lease of an REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Certificateholders, if the Special Servicer has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

     "Nonrecoverable P&I Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable judgment, based on at least an Appraisal conducted within the twelve months preceding any such determination, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

     "Nonrecoverable Servicing Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable judgment, based on at least an Appraisal conducted within the twelve months preceding any such determination, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property.

     "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-X, Class A-CP, Class F,

Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NW-SUB, Class GT2, Class V and Class R Certificates will constitute Non-Registered Certificates.

     "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

     "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be.

     "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Trustee.

     "Option Period" shall have the meaning assigned thereto in Section 3.18(c).

     "Option Price" shall have the meaning assigned thereto in Section 3.18(c).

     "Original Column Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Original KeyBank Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Original Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

     "Outstanding Sub-Pool No. 1 Diverted Amount" shall have the meaning assigned thereto in Section 1.04(a).

     "Outstanding Sub-Pool No. 2 Diverted Amount" shall have the meaning assigned thereto in Section 1.04(b).

     "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

     "P&I Advance Date" shall mean the Business Day preceding each Distribution Date.

     "Pass-Through Rate" shall mean the per annum rate at which interest accrues in respect of any Class of REMIC IV Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.16(f).

     "Percentage Interest" shall mean: (a) with respect to any REMIC IV Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) with respect to a Class V or Class R Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Performing Mortgage Loan" shall mean, as of any date of determination, any Mortgage Loan as to which no Servicing Transfer Event then exists.

     "Permitted Investments" shall mean any one or more of the following obligations or securities:

     (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

     (ii) repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and S&P;

    (iii) federal funds, unsecured uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of Moody's and S&P;

     (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and S&P;

     (v) units of money market funds which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of Moody's and S&P; or

     (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have an "r" highlighter or other comparable qualifier attached to its S&P rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause (v) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread and moves proportionately with that index; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

     "Permitted Transferee" shall mean any Transferee of a Class R Certificate other than either a Disqualified Organization or a Disqualified Non-United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527, which assessment shall, if conducted subsequent to the Closing Date, include testing for radon (in the case of multifamily properties), lead-based paint (in the case of multifamily properties built prior to 1978) and asbestos (in the case of any properties built prior to 1985).

     "Plan" shall mean any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code.

     "Plurality Class R Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

     "Post-ARD Additional Interest" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

     "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

     "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the Loan REMIC Regular Interest, the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests, the Group A-X REMIC IV Regular Interests, the Group A-CP REMIC IV Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Mortgage Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

     "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

     "Prepayment Interest Shortfall" shall mean with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest and Post-ARD Additional Interest).

     "Prepayment Premium" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Mortgage Loan, to the extent such premium, fee or other additional amount is calculated as a percentage of the principal amount being prepaid or as a specified amount (other than a Yield Maintenance Minimum Amount).

     "Primary Servicing Office" shall mean the office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

     "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

     "Principal Balance Certificates" shall mean, collectively, the Class A-P&I Certificates and the Subordinate Principal Balance Certificates.

     "Principal Prepayment" shall mean any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a).

     "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

     "Prospectus Supplement" shall mean that certain prospectus supplement dated December 19, 2001, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

     "PTCE" shall mean Prohibited Transaction Class Exemption.

     "PTE" shall mean Prohibited Transaction Exemption.

     "Purchase Option" shall have the meaning assigned thereto in Section
3.18(c).

     "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and (e) solely in the case of a repurchase or substitution by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee, (i) all related Special Servicing Fees, Workout Fees, Liquidation Fees, Advance Interest (to the extent not otherwise included in clause (d) of this definition) and other related Additional Trust Fund Expenses, whether paid or then owing, and (ii) to the extent not otherwise included in the amount described in clause (c) or clause (e)(i) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to repurchase or replace such Mortgage Loan or REO Property.

     "Purchase Price Security Deposit" shall have the meaning assigned thereto in Section 2.03(b).

     "Purchase Price Security Deposit Account" shall mean a segregated custodial account or accounts created by and maintained by the Master Servicer, pursuant to Section 2.03(b), on behalf of the

Trustee in trust for the Certificateholders and the related Mortgage Loan Seller, which shall be entitled "[name of Master Servicer], as the Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CKN5, and [name of the related Mortgage Loan Seller], Purchase Price Security Deposit Account."

     "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

     "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

     "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

     "Qualifying Substitute Mortgage Loan" shall mean, in connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to, and not more than one percentage point in excess of, that of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Mortgage Loan; (iv) is accruing interest on the same Interest Accrual Basis as the Defective Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than one year less than, that of the Defective Mortgage Loan and, in any event, has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Defective Mortgage Loan; (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement; (ix) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Defective Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Controlling Class Representative for the applicable Sub-Pool (or, if there is no such Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class for the applicable Sub-Pool), in its (or their) absolute sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the party (i.e., the related Mortgage Loan Seller) or the Column Performance Guarantor effecting the substitution).

     "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

     "Rated Final Distribution Date" shall mean August 2036.

     "Rating Agency" shall mean either of Moody's and S&P.

     "Realized Loss" shall mean:

          (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest, minus (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom);

          (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

          (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

     "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Recording Omission" shall mean, with respect to any Mortgage Loan, any Material Document Defect that exists, as of any date coinciding with or following June 27, 2003, as a result of the omission from the Mortgage File for such Mortgage Loan of the original or a copy of any document referred to in clause (ii), clause (iii), clause (iv), clause (v) or, in the case of a Mortgaged Property operated as a hospitality property, clause (viii) of the definition of "Mortgage File", with evidence of recording thereon or a receipt or other certification evidencing recording, because such document (i) was not delivered by or on behalf of the related Mortgage Loan Seller either as a recorded document or in proper form for recording in the appropriate recording office or (ii) was returned unrecorded as a result of an actual or purported defect therein.

     "Recording Omission Credit" shall mean, with respect to any Mortgage Loan as to which there exists a Recording Omission as of June 27, 2003, a letter of credit in the amount of 25% of the then outstanding principal amount of such Mortgage Loan and otherwise satisfying the criteria set forth in the related Mortgage Loan Purchase Agreement.

     "Recording Omission Reserve" shall mean, with respect to any Mortgage Loan as to which there exists a Recording Omission as of June 27, 2003, a cash deposit in the amount of 25% of the then outstanding principal amount of such Mortgage Loan.

     "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates constitute Registered Certificates.

     "Regulation S" shall mean Regulation S under the Securities Act.

     "Regulation S Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupon, which Certificate bears a Regulation S Legend.

     "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

     "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

     "Release Date" shall mean the date that is 40 days following the Closing Date.

     "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

     "REMIC I" shall mean the segregated pool of assets designated as such in
Section 2.10(a)

     "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.10.

     "REMIC I Regular Interest GT2-1" shall mean the REMIC I Regular Interest that bears the designation "GT2-1".

     "REMIC I Regular Interest GT2-2" shall mean the REMIC I Regular Interest that bears the designation "GT2-2".

     "REMIC I Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.10(f).

     "REMIC I Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC I, issued pursuant to this Agreement.

     "REMIC II" shall mean the segregated pool of assets designated as such in
Section 2.12(a).

     "REMIC II Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in Section 2.12.

     "REMIC II Regular Interest A/H" shall mean the REMIC II Regular Interest that bears the designation "A/H".

     "REMIC II Regular Interest A/H-NW" shall mean the REMIC II Regular Interest that bears the designation "A/H-NW".

     "REMIC II Regular Interest J" shall mean the REMIC II Regular Interest that bears the designation "J".

     "REMIC II Regular Interest K" shall mean the REMIC II Regular Interest that bears the designation "K".

     "REMIC II Regular Interest L" shall mean the REMIC II Regular Interest that bears the designation "L".

     "REMIC II Regular Interest M" shall mean the REMIC II Regular Interest that bears the designation "M".

     "REMIC II Regular Interest N" shall mean the REMIC II Regular Interest that bears the designation "N".

     "REMIC II Regular Interest NW-SUB" shall mean the REMIC II Regular Interest that bears the designation "NW-SUB".

     "REMIC II Regular Interest O" shall mean the REMIC II Regular Interest that bears the designation "O".

     "REMIC II Regular Interest P" shall mean the REMIC II Regular Interest that bears the designation "P".

     "REMIC II Regular Interest Q" shall mean the REMIC II Regular Interest that bears the designation "Q".

     "REMIC II Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated pursuant to Section 2.12(f).

     "REMIC II Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC II, issued pursuant to this Agreement.

     "REMIC III" shall mean the segregated pool of assets designated as such in
Section 2.14(a).

     "REMIC III Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and, in each such case, designated as a "regular interest" in REMIC III. The REMIC III Regular Interests have the designations and terms provided for in
Section 2.14.

     "REMIC III Regular Interest A-1" shall mean the REMIC III Regular Interest that bears the designation "A-1".

     "REMIC III Regular Interest A-2" shall mean the REMIC III Regular Interest that bears the designation "A-2".

     "REMIC III Regular Interest A-3-1" shall mean the REMIC III Regular Interest that bears the designation "A-3-1".

     "REMIC III Regular Interest A-3-2" shall mean the REMIC III Regular Interest that bears the designation "A-3-2".

     "REMIC III Regular Interest B" shall mean the REMIC III Regular Interest that bears the designation "B".

     "REMIC III Regular Interest C" shall mean the REMIC III Regular Interest that bears the designation "C".

     "REMIC III Regular Interest D" shall mean the REMIC III Regular Interest that bears the designation "D".

     "REMIC III Regular Interest E" shall mean the REMIC III Regular Interest that bears the designation "E".

     "REMIC III Regular Interest F" shall mean the REMIC III Regular Interest that bears the designation "F".

     "REMIC III Regular Interest G" shall mean the REMIC III Regular Interest that bears the designation "G".

     "REMIC III Regular Interest GT2" shall mean the REMIC III Regular Interest that bears the designation "GT2".

     "REMIC III Regular Interest H" shall mean the REMIC III Regular Interest that bears the designation "H".

     "REMIC III Regular Interest J" shall mean the REMIC III Regular Interest that bears the designation "J".

     "REMIC III Regular Interest K" shall mean the REMIC III Regular Interest that bears the designation "K".

     "REMIC III Regular Interest L" shall mean the REMIC III Regular Interest that bears the designation "L".

     "REMIC III Regular Interest M" shall mean the REMIC III Regular Interest that bears the designation "M".

     "REMIC III Regular Interest N" shall mean the REMIC III Regular Interest that bears the designation "N".

     "REMIC III Regular Interest NW-SUB" shall mean the REMIC III Regular Interest that bears the designation "NW-SUB".

     "REMIC III Regular Interest O" shall mean the REMIC III Regular Interest that bears the designation "O".

     "REMIC III Regular Interest P" shall mean the REMIC III Regular Interest that bears the designation "P".

     "REMIC III Regular Interest Q" shall mean the REMIC III Regular Interest that bears the designation "Q".

     "REMIC III Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC III Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.14(f).

     "REMIC III Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC III issued pursuant to this Agreement.

     "REMIC IV" shall mean the segregated pool of assets designated as such in
Section 2.16(a).

     "REMIC IV Regular Interest A-CP-A-3-2" shall mean the "regular interest" in REMIC IV that bears the designation "A-CP-A-3-2".

     "REMIC IV Regular Interest A-CP-B" shall mean the "regular interest" in REMIC IV that bears the designation "A-CP-B".

     "REMIC IV Regular Interest A-CP-C" shall mean the "regular interest" in REMIC IV that bears the designation "A-CP-C".

     "REMIC IV Regular Interest A-CP-D" shall mean the "regular interest" in REMIC IV that bears the designation "A-CP-D".

     "REMIC IV Regular Interest A-CP-E" shall mean the "regular interest" in REMIC IV that bears the designation "A-CP-E".

     "REMIC IV Regular Interest A-CP-F" shall mean the "regular interest" in REMIC IV that bears the designation "A-CP-F".

     "REMIC IV Regular Interest A-CP-G" shall mean the "regular interest" in REMIC IV that bears the designation "A-CP-G".

     "REMIC IV Regular Interest A-X-A-1" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-A-1".

     "REMIC IV Regular Interest A-X-A-2" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-A-2".

     "REMIC IV Regular Interest A-X-A-3-1" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-A-3-1".

     "REMIC IV Regular Interest A-X-A-3-2" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-A-3-2".

     "REMIC IV Regular Interest A-X-B" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-B".

     "REMIC IV Regular Interest A-X-C" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-C".

     "REMIC IV Regular Interest A-X-D" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-D".

     "REMIC IV Regular Interest A-X-E" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-E".

     "REMIC IV Regular Interest A-X-F" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-F".

     "REMIC IV Regular Interest A-X-G" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-G".

     "REMIC IV Regular Interest A-X-H" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-H".

     "REMIC IV Regular Interest A-X-J" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-J".

     "REMIC IV Regular Interest A-X-K" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-K".

     "REMIC IV Regular Interest A-X-L" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-L".

     "REMIC IV Regular Interest A-X-M" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-M".

     "REMIC IV Regular Interest A-X-N" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-N".

     "REMIC IV Regular Interest A-X-NW-SUB" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-NW-SUB".

     "REMIC IV Regular Interest A-X-O" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-O".

     "REMIC IV Regular Interest A-X-P" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-P".

     "REMIC IV Regular Interest A-X-Q" shall mean the "regular interest" in REMIC IV that bears the designation "A-X-Q".

     "REMIC IV Regular Interest Certificates" shall mean, collectively, the Interest Only Certificates and the Principal Balance Certificates.

     "REMIC IV Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any Group A-X REMIC IV Regular Interest or Group A-CP REMIC IV Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.16(f).

     "REMIC IV Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC IV issued pursuant to this Agreement.

     "REMIC Pool" shall mean any of the Loan REMIC, REMIC I, REMIC II, REMIC III or REMIC IV.

     "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter

M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I, but not an asset of either Grantor Trust Pool.

     "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Account" shall mean a segregated custodial account or accounts created and maintained by the Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc. [or the name of any successor Special Servicer], as Special Servicer, on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2001-CK6, REO Account."

     "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

     "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18.

     "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

     "REO Mortgage Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

     "REO Property" shall mean a Mortgaged Property acquired by or otherwise on behalf of the Trust for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

     "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

     "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

     "Replacement Mortgage Loan" shall mean any mortgage loan that is substituted by a Mortgage Loan Seller or the Column Performance Guarantor for a Defective Mortgage Loan as contemplated by Section 2.03.

     "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

     "Required Appraisal Loan" shall mean any Specially Serviced Mortgage Loan (and any successor REO Mortgage Loan) as to which an Appraisal Trigger Event has occurred; provided that a Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, such Mortgage Loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect thereto during the preceding three months.

     "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(d).

     "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

     "Residual Transfer Affidavit" shall have the meaning assigned thereto in
Section 5.02(d).

     "Resolution Extension Period" shall have the meaning assigned thereto in
Section 2.03(b).

     "Responsible Officer" shall mean: (a) when used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to any Fiscal Agent or any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

     "Restricted Servicer Reports" shall mean each of the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

     "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-entry Non-registered Certificates, a single global Certificate registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, which Certificate bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Senior Certificates" shall mean, collectively, the Class A-1, Class A-2, Class A-3, Class A-X and Class A-CP Certificates.

     "Senior Principal Distribution Cross-over Date" shall mean the first Distribution Date as of which the aggregate Certificate Principal Balance of the Class A-P&I Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Uncertificated Principal Balance of REMIC II Regular Interest A/H and REMIC II Regular Interest A/H-NW that will be outstanding immediately following such Distribution Date, plus (b) the lesser of
(i) Class A/H Principal Distribution Amount for such Distribution Date and (ii) the portion of the Class A/H Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

     "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

     "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a),

(c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.12(a), and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the Master Servicer or Special Servicer.

     "Servicing Fees" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Master Servicing Fee and the Special Servicing Fee.

     "Servicing File" shall mean any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession or under the control of, or required (pursuant to the applicable Mortgage Loan Purchase Agreement, this Agreement or otherwise) to be delivered to, as the context may require, the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property, including any tenant subordination and non-disturbance agreements, third-party underwriting reports, legal opinions and insurance policies relating to such Mortgage Loan or the related Mortgaged Property that are in the possession of the Master Servicer or the Special Servicer, as the case may be, at any particular time.

     "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or the Special Servicer.

     "Servicing Return Date" shall mean, with respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

     "Servicing Standard" shall mean, with respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and REO Properties for which it is responsible hereunder: (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to mortgage loans and REO properties comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the

Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (c) without regard to: (i) any relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Borrower or with any other party to this Agreement; (ii) the ownership of any Certificate by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any obligation that the Master Servicer or Special Servicer, as the case may be, or any of its affiliates, may have to cure a Breach or a Document Defect or to repurchase or replace a Defective Mortgage Loan; (vii) any ownership, servicing and/or management by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property; or (viii) the ownership by the Master Servicer or Special Servicer, as the case may be, or any of its Affiliates of any other debt owed by, or secured by ownership interests in, any of the Borrowers or any Affiliate of a Borrower.

     "Servicing Transfer Event" shall mean, with respect to any Mortgage Loan, any of the following events:

          (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Loan Documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied (including, in the case of the Bel Alliance GT 2 Portfolio Loan, by the Class GT2 Directing Certificateholder pursuant to Section 3.27) for the following time periods--(i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due,
     (ii) solely in the case of a delinquent Balloon Payment, for 90 days beyond the related maturity date or, if the related Borrower has delivered to the Master Servicer a refinancing commitment reasonably acceptable to the Special Servicer, for such longer period, not to exceed 150 days beyond the related maturity date, during which the refinancing would occur; or

          (b) the Master Servicer has determined, in its reasonable judgment, that a default in making a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Loan Documents is likely to occur within 30 days and either (i) the related Borrower has requested a material modification of the payment terms of the related Mortgage Loan, or (ii) such default is likely to remain unremedied (including, in the case of the Bel Alliance GT 2 Portfolio Loan, by the Class GT2 Certificateholder pursuant to Section 3.27) for at least the period contemplated by clause (a) of this definition; or

          (c) the Master Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied (including, in the case of the Bel Alliance GT 2 Portfolio Loan, by the Class GT2 Certificateholder pursuant to Section 3.27) for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undismissed, undischarged or unstayed for a period of 60 days; or

          (e) the related Borrower shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

          (f) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

A Servicing Transfer Event with respect to any Mortgage Loan shall cease to exist:

          (w) in the case of the circumstances described in clause (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to
              Section 3.20);

          (x) in the case of the circumstances described in clauses (b), (d),
              (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

          (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

          (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

     "Sole Certificateholder(s)" shall mean any Holder or group of Holders, as the case may be, of 100% of the then outstanding Certificates.

     "Special Reserve Account" shall mean a segregated custodial account or accounts created and maintained by the Master Servicer, pursuant to Section 2.03(d), on behalf of the Trustee in trust for the Certificateholders and the related Mortgage Loan Seller, which shall be entitled "[name of Master Servicer], as the Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-through Certificates, Series 2001-CK6, and [name of the related Mortgage Loan Seller], Special Reserve Account".

     "Special Servicer", subject to Section 3.01(d), shall mean Midland, in its capacity as special servicer hereunder, or any successor special servicer appointed as provided herein.

     "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

     "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% per annum.

     "Specially Designated Defaulted Mortgage Loan" shall mean a Specially Serviced Mortgage Loan that is delinquent 90 days or more with respect to any Balloon Payment or 60 days or more with respect to any other Monthly Payment, with such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or a Specially Serviced Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

     "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, subject to Sections 1.05 and 2.01, the following documents on a collective basis:

          (i) the original executed Mortgage Note or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

          (ii) solely in the case of a Sub-Pool No. 1 Mortgage Loan an original or a copy of the Mortgage (with or without recording information);

          (iii) solely in the case of a Sub-Pool No. 1 Mortgage Loan the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned or evidenced as binding by escrow letter or closing instructions;

          (iv) solely in the case of a Sub-Pool No. 1 Mortgage Loan an original or copy of any Ground Lease; and

          (v) solely in the case of a Sub-Pool No. 1 Mortgage Loan any original Letter of Credit constituting Additional Collateral and originals or copies of assignment or transfer documents;

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments referred to in items (i) through (v) of this definition unless they are actually so received; and provided, further, that the Specially Designated Mortgage Loan Documents for any Sub-Pool No. 1 Mortgage Loan need not include any Letter of Credit referred to in item (v) of this definition if, in lieu thereof, the related Mortgage Loan Seller has, on behalf of the related Borrower, either (1) delivered to the Trustee a substitute letter of credit, in the same amount and with the same draw conditions and renewal rights as, and otherwise substantially similar to, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit or (2) delivered to the Master Servicer a cash reserve in an amount equal to the amount of that Letter of Credit, which substitute letter of credit can be drawn on, or which cash reserve can be applied to cover, the same items as that Letter of Credit was intended to cover.

     "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan until the earliest of (i) its removal from the Trust Fund, (ii) an REO Acquisition with respect to the related Mortgaged Property, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Mortgage Loan.

     "SSBI" shall mean Salomon Smith Barney Inc. or its successor in interest.

     "Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of 2002 or any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust after the end of the related Collection Period, (iii) any Prepayment Premiums, Yield Maintenance Charges and/or Post-ARD Additional Interest; (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of Section 3.05(b), (v) if such Distribution Date occurs during the month of February of 2002 or any year thereafter or during the month of January of 2002 or any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(vi)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and
(vi) any amounts deposited in the Distribution Account in error; provided that the Standard Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

     "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 2.08(a) (in the case of the Loan REMIC), Section 2.10(a) (in the case of REMIC I), Section 2.12(a) (in the case of REMIC II),
Section 2.14(a) (in the case of REMIC III) or Section 2.16(a) (in the case of REMIC IV), as applicable.

     "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

     "Stated Principal Balance" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in December 2001 or, in the case of any Replacement Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

     "Subordinate Certificates" shall mean, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class NW-SUB, Class GT2 and Class R Certificates.

     "Subordinate Principal Balance Certificates" shall mean, collectively, all of the Subordinate Certificates other than the Class R Certificates.

     "Sub-Pool" shall mean Sub-Pool No. 1 and/or Sub-Pool No. 2.

     "Sub-Pool No. 1" shall mean the portion of the Mortgage Pool consisting of all the Mortgage Loans, identified on the Mortgage Loan Schedule as being part of Sub-Pool No. 1 and any successor REO Mortgage Loans.

     "Sub-Pool No. 1 Available Distribution Amount" shall mean, with respect to any Distribution Date, subject to adjustment in accordance with Section 1.04, the portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to Sub-Pool No. 1. In determining the portion of the Standard Available Distribution Amount for any Distribution Date that is attributable to each Sub-Pool, the Trustee shall take into account the total collections on each Sub-Pool through the related Determination Date, the aggregate withdrawals specifically relating to such Sub-Pool made or to be made from the Collection Account, the Distribution Account or any other account maintained hereunder out of such collections for purposes other than distributions on the Certificates, the portion of such collections that represent early collections of Monthly Payments due in a subsequent month and the portion of any P&I Advances and Compensating Interest Payment made for such Distribution Date in respect of such Sub-Pool and, further, the Trustee shall assume that any withdrawals made or to be made from the Collection Account, the Distribution Account or any other account maintained hereunder out of general collections on the entire Mortgage Pool for purposes other than distributions on the Certificates, shall be made from collections on the two Sub-Pools on a pro rata basis in accordance with the then aggregate Stated Principal Balance of each Sub-Pool (to the extent that the total funds relating to each Sub-Pool that are available to cover such withdrawals so permit).

     "Sub-Pool No. 1 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as being part of Sub-Pool No. 1.

     "Sub-Pool No. 1 REO Mortgage Loan" shall mean any REO Mortgage Loan that relates to a Sub-Pool No. 1 Mortgage Loan.

     "Sub-Pool No. 2" shall mean the portion of the Mortgage Pool consisting of all the Mortgage Loans identified on the Mortgage Loan Schedule as being part of Sub-Pool No. 2 and any successor REO Mortgage Loans.

     "Sub-Pool No. 2 Available Distribution Amount" shall mean, with respect to any Distribution Date, subject to adjustment in accordance with Section 1.04, the portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to Sub-Pool No. 2. In determining the portion of the Standard Available Distribution Amount for any Distribution Date that is attributable to each Sub-Pool, the Trustee shall take into account the total collections on each Sub-Pool through the related Determination Date, the aggregate withdrawals specifically relating to such Sub-Pool made or to be made from the Collection Account, the Distribution Account or any other account maintained hereunder out of such collections for purposes other than distributions on the Certificates, the portion of such collections that represent early collections of Monthly Payments due in a subsequent month and the portion of any P&I Advances and Compensating Interest Payment made for such Distribution Date in respect of such Sub-Pool and, further, the Trustee shall assume that any withdrawals made or to be made from the Collection Account, the Distribution Account or any other account maintained hereunder out of general collections on the entire Mortgage Pool for purposes other than distributions on the Certificates, shall be made from collections on the two Sub-Pools on a pro rata basis in accordance with the then aggregate Stated Principal Balance of each Sub-Pool (to the extent that the total funds relating to each Sub-Pool that are available to cover such withdrawals so permit).

     "Sub-Pool No. 2 Mortgage Loan" shall mean any Mortgage Loan identified on the Mortgage Loan Schedule as being part of Sub-Pool No. 2.

     "Sub-Pool No. 2 REO Mortgage Loan" shall mean any REO Mortgage Loan that relates to a Sub-Pool No. 2 Mortgage Loan.

     "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

     "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

     "Substitution Shortfall Amount" shall mean, in connection with the substitution of one or more Replacement Mortgage Loans for any Defective Mortgage Loan, the amount, if any, by which the Purchase Price for such Defective Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

     "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Class R Certificateholder.

     "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

     "Termination Price" shall have the meaning assigned thereto in Section 9.01(a).

     "Total Principal Distribution Amount" shall mean:

          (a) with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following--

          (i) all payments of principal (including Principal Prepayments) received by or on behalf of the Trust with respect to the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in December 2001 or on a Due Date subsequent to the end of the related Collection Period,

          (ii) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

          (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust with respect to any of the Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in December 2001 or for which a P&I Advance was previously made for a prior Distribution Date,

          (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received by or on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related REO Mortgage Loans in accordance with
                Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in December 2001 or for which a P&I Advance was previously made for a prior Distribution Date, and

          (v) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date; and

          (b) with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

     "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor" shall mean any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     "Trust" shall mean the trust created hereby.

     "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as provided herein.

     "Trustee Report" shall have the meaning assigned thereto in Section
4.02(a).

     "Trustee's Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a).

     "Trustee's Fee Rate" shall mean 0.0025% per annum.

     "Trust Fund" shall mean, collectively, all of the assets of all the REMIC Pools and Grantor Trust Pools, together with the Purchase Price Security Deposit Accounts, the Special Reserve

Accounts and any Recording Omission Reserves and Recording Omission Credits delivered by any Mortgage Loan Seller or the Column Performance Guarantor to the Master Servicer as contemplated by Section 2.03.

     "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

     "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

     "Uncertificated Principal Balance" shall mean the principal balance outstanding from time to time of the Loan REMIC Regular Interest (calculated in accordance with Section 2.08(a) hereof), any REMIC I Regular Interest (calculated in accordance with Section 2.10(e) hereof), any REMIC II Regular Interest (calculated in accordance with Section 2.12(e) hereof) or any REMIC III Regular Interest (calculated in accordance with Section 2.14(e) hereof).

     "Underwriters" shall mean, collectively, CSFBC, McDonald and SSBI.

     "Underwriter Exemption" shall mean PTE 89-90, as amended by PTE 97-34 and PTE 2000-58, and as may be subsequently amended following the Closing Date.

     "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC III Regular Interest pursuant to Section 4.04(b), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(c), the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to
Section 4.04(d) or the Uncertificated Principal Balance of the Loan REMIC Regular Interest pursuant to Section 4.04(e).

     "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

     "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     "Unrestricted Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File and the Restricted Servicer Reports).

     "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

     "USPAP" shall mean the Uniform Standards of Professional Appraisal
Practices.

     "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, and 1.0% of the Voting Rights shall be allocated between the Holders of the two Classes of Interest Only Certificates in proportion to the respective Class Notional Amounts of such Classes. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R or Class V Certificates.

     "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Workout Fee" shall mean, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

     "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan, 1.0%.

     "Yield Maintenance Certificates" shall mean the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

     "Yield Maintenance Charge" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

     "Yield Maintenance Minimum Amount" shall mean, with respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

     SECTION 1.02. General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

     SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

          (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due
     Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

          (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, by or on behalf of the Trust exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Mortgage Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and seventh, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such REO Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

          (c) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

          (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

     SECTION 1.04. Diversion of Funds Between Sub-Pools.

          (a) If and to the extent that any Additional Trust Fund Expense, or portion thereof, that is related to Sub-Pool No. 2 has been, at any time since the Closing Date, withdrawn from collections related to Sub-Pool No. 1 on deposit in the Collection Account, the Distribution Account or any other account established hereunder because the collections relating to Sub-Pool No. 2 were insufficient to pay such Additional Trust Fund Expense or portion thereof and such payment could not be delayed until sufficient collections relating to Sub-Pool No. 2 were available, then the party hereunder maintaining such account (assuming such party is not the Trustee) shall notify the Trustee of such payment, and the Trustee shall keep a running record of each such payment (each such payment, until reimbursed in accordance with the following sentence, an "Outstanding Sub-Pool No. 1 Diverted Amount"). If and to the extent that there are subsequent collections relating to Sub-Pool No. 2 on deposit in the Distribution Account that would otherwise constitute part of the Sub-Pool No. 2 Available Distribution Amount for any Distribution Date, the Trustee shall, to the maximum extent possible, reduce the Sub-Pool No. 2 Available Distribution Amount for such Distribution Date and increase the Sub-Pool No. 1 Available Distribution Amount for such Distribution Date by the aggregate of all Outstanding Sub-Pool No. 1 Diverted Amounts then existing.

          (b) If and to the extent that any Additional Trust Fund Expense, or portion thereof, that is related to Sub-Pool No. 1 has been, at any time since the Closing Date, withdrawn from collections related to Sub-Pool No. 2 on deposit in the Collection Account, the Distribution Account or any other account established hereunder because the collections relating to Sub-Pool No. 1 were insufficient to pay such Additional Trust Fund Expense or portion thereof and such payment could not be delayed until sufficient collections relating to Sub-Pool No. 1 were available, then the party hereunder maintaining such account (assuming such party is not the Trustee) shall notify the Trustee of such payment, and the Trustee shall keep a running record of each such payment (each such payment, until reimbursed in accordance with the following sentence, an "Outstanding Sub-Pool No. 2 Diverted Amount"). If and to the extent that there are subsequent collections relating to Sub-Pool No. 1 on deposit in the Distribution Account that would otherwise constitute part of the Sub-Pool No. 1 Available Distribution Amount for any Distribution Date, the Trustee shall, to the maximum extent possible, reduce the Sub-Pool No. 1 Available Distribution Amount for such Distribution Date and increase the Sub-Pool No. 2 Available Distribution Amount for such Distribution Date by the aggregate of all Outstanding Sub-Pool No. 2 Diverted Amounts then existing.

          (c) The Master Servicer shall, for so long as it is consistent with the Servicing Standard, delay in making any payments with respect to Sub-Pool No. 1 from collections on Sub-Pool No. 2 and/or any payments with respect to Sub-Pool No. 2 from collections on Sub-Pool No. 1.

     SECTION 1.05. Cross-Collateralized Mortgage Loans.

     Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this
Section 1.05; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-

Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                   ARTICLE II



          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
            ORIGINAL ISSUANCE OF LOAN REMIC REGULAR INTEREST, REMIC I
        REGULAR INTERESTS, REMIC II REGULAR INTERESTS, REMIC III REGULAR
           INTERESTS, GROUP A-X REMIC IV REGULAR INTERESTS, GROUP A-CP
            REMIC IV REGULAR INTERESTS, LOAN REMIC RESIDUAL INTEREST,
        REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST, REMIC III
         RESIDUAL INTEREST, REMIC IV RESIDUAL INTEREST AND CERTIFICATES


     SECTION 2.01. Conveyance of Mortgage Loans.

          (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and, further, that such trust be designated as "CSFB Commercial Mortgage Trust 2001-CK6". Wells Fargo is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

          (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Original Mortgage Loans, all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Mortgage Loans in December 2001), and all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any such Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account, each Purchase Price Security Deposit Account and/or each Special Reserve Account; (iv) the Mortgage Loan Purchase Agreements; (v) the Column Performance Guarantee; and (vi) all other assets included or to be included in the Trust Fund. This conveyance is subject to the right of the Designated Sub-servicers to primary service certain of the Original Mortgage Loans pursuant to the Designated Sub-Servicer Agreements.

     Upon the sale of Certificates representing at least 10% of the aggregate Certificate Principal Balance of all the Certificates to parties that are not Affiliates of the Depositor, the Depositor shall, under GAAP, report: (i) its acquisition of the Original Column Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from Column; (ii) its acquisition of the Original KeyBank Mortgage Loans from KeyBank, pursuant to the KeyBank Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from KeyBank; and (iii) its transfer of the Original Mortgage Loans to the Trustee, pursuant to this Section 2.01(b), as a sale of such Mortgage Loans to the Trustee. In connection with the foregoing, upon the sale of Certificates representing at least 10% of the aggregate Certificate Principal Balance of all the Certificates to parties that are not Affiliates of the Depositor, the Depositor shall cause all of its financial and accounting records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan). Regardless of its treatment of the transfer of the Original Mortgage

Loans to the Trust under GAAP, the Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Original Mortgage Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

     After the Depositor's transfer of the Original Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

          (c) The conveyance of the Original Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law,
     (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in December 2001 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account, each Purchase Price Security Deposit Account and/or each Special Reserve Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase Agreements and the Column Performance Guarantee,
     (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 financing statement substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of Delaware promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor hereby authorizes the Trustee and the Master Servicer to prepare and file in the name of the Depositor, and shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing, such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in each applicable jurisdiction.

          (d) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Original Mortgage Loan acquired by the Depositor from such Mortgage Loan Seller. In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller, subject to the next paragraph, to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the related Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement and the Column Performance Guarantee.

     Notwithstanding the foregoing, if any Mortgage Loan Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any of its Original Mortgage Loans, then that Mortgage Loan Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute instrument substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or (ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2.01, any such substitute instrument shall be deemed to be Additional Collateral of the type covered by the prior paragraph of this Section 2.01(d) and any such cash reserve shall be deemed to be Reserve Funds of the type covered by Section 2.01(f).

          (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the filed copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original. At such time as such assignments, UCC-2s, UCC-3s or verifications of electronic filing have been returned to the Trustee, the Trustee shall forward a copy thereof to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage

     Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If any Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 45 days, the Trustee shall promptly notify the Master Servicer, the Special Servicer, the Rating Agencies and the Controlling Class Representatives. Each Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Original Mortgage Loans acquired by the Depositor from such Mortgage Loan Seller, all as more particularly provided for in the related Mortgage Loan Purchase Agreement.

          (f) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items (except to the extent any of the following items are to be retained by a Sub-servicer that will continue to act on behalf of the Master Servicer): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls, third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other relevant documents that the Master Servicer or Special Servicer reasonably deems necessary to service the subject Mortgage Loan in the possession or under the control of such Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by it to the Depositor and, to the extent they are not required to be a part of a Mortgage File for any such Original Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of such Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Mortgage Loans (provided, however, that such Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication or any other documents or materials prepared by it or its Affiliates solely for internal credit analysis and other internal uses); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor. The Master Servicer shall hold all such documents, records and funds that it so receives on behalf of the Trustee in trust for the benefit of the Certificateholders.

          (g) Also in connection with the Depositor's assignment pursuant to
     Section 2.01(b) above, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the original or a copy of any Group Environmental Insurance Policy (and, if not included in the Servicing File for the subject Mortgage Loan, any other Environmental Insurance Policy) acquired by the Depositor or an Affiliate of the Depositor.

     SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

          (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Original Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Mortgage Loans and such other assets, together with any other Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee or such Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto and the Mortgage Loan Sellers that, as to each Original Mortgage Loan, except as to any LOC Cash Reserve and except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the Specially Designated Mortgage Loan Documents and all Mortgage Note allonges are in its possession or the possession of a Custodian on its behalf, and (ii) such Specially Designated Mortgage Loan Documents, and all Mortgage Note allonges, have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan.

     Further, with respect to the documents described in clause (viii) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the filings and certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation or organization for each Borrower and, if such state level UCC Financing Statement was not filed on the national form, one local UCC Financing Statement filing in the county of each related Mortgaged Property. The UCC-2's and UCC-3's in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" will be delivered in form suitable for filing and will be filed in the state of incorporation or organization of the related Borrower or the county wherein the related Mortgaged Property is located, as so indicated on the documents provided.

          (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, and (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Mortgage Loan, and the Trustee shall, subject to Sections 1.05, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers and the Controlling Class Representatives that, as to each Original Mortgage Loan then subject to this Agreement (except as to any LOC Cash Reserve and except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v) and (vii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), and any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor);

     (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in
     Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clause (ii) of the definition of "Mortgage Loan Schedule" (exclusive of zip code) accurately reflects the information set forth in the related Mortgage File.

     If a Mortgage Loan Seller or the Column Performance Guarantor substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by
Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, and (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund).

          (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in Section 2.01(e), none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          (d) In performing the reviews contemplated by subsections (a) and (b) above, the Trustee may conclusively rely on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), clause (vii) and, in the case of any Mortgage Loan secured by a Mortgage on a hospitality property, clause
     (viii) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents, have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

     SECTION 2.03. Certain Repurchases and Substitutions of Mortgage Loans by
                   the Mortgage Loan Sellers and the Column Performance Guarantor; the Purchase Price Security Deposit Account and the Special Reserve Account.

          (a) If any party hereto discovers, or receives notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the

     Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Controlling Class Representative for the affected Sub-Pool, the Depositor, the related Mortgage Loan Seller and the Column Performance Guarantor (if a Column Mortgage Loan is involved).

     If necessary, the Trustee shall request each Mortgage Loan Seller to comply with the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to an Original Mortgage Loan transferred by such Mortgage Loan Seller to the Depositor. If the Trustee becomes aware of any failure on the part of any Mortgage Loan Seller to do so, the Trustee shall promptly notify the Master Servicer and the Special Servicer.

          (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and the Special Servicer may) notify the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor in writing of such Material Document Defect or Material Breach, as the case may be, and direct the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor that it or they, as the case may be, must, not later than 90 days (or, in the case of a Material Document Defect that consists of the failure to deliver a Specially Designated Mortgage Loan Document with respect to any Sub-Pool No. 1 Mortgage Loan, 15 days) from the receipt by the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, of such notice (or any earlier discovery by the related Mortgage Loan Seller of the subject Material Document Defect or Material Breach, as the case may be) (such 90-day (or, if applicable, 15-day) period, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects or, subject to the next paragraph and Section 2.03(d) below, repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee, as applicable), at the applicable Purchase Price; provided that if the related Mortgage Loan Seller or, alternatively, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is or, as of the Closing Date, was a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period,
     (iii) that the related Mortgage Loan Seller or, alternatively, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the related Mortgage Loan Seller or, alternatively, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor is pursuing in connection with the cure of such Material Document Defect or Material Breach, as the case may be, and (v) that the related Mortgage Loan Seller or, alternatively, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional period equal to any such applicable Resolution Extension Period (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative for the applicable Sub-Pool), then the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, shall have an additional period equal to any such applicable Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, shall be permitted, during the three-month period following the Closing Date (or during the two-year period following the Closing Date if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee, as applicable, and this Agreement. If any Mortgage Loan is to be repurchased or replaced as contemplated by this
     Section 2.03, the Master Servicer shall designate its Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

     Notwithstanding the foregoing, if there exists a Breach of any representation or warranty on the part of a Mortgage Loan Seller set forth in, or made pursuant to, Section 4(b) or 4(d) of the related Mortgage Loan Purchase Agreement relating to whether or not the Mortgage Loan Documents or any particular Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then the Master Servicer shall (and the Special Servicer may) direct the related Mortgage Loan Seller in writing to wire transfer to the Collection Account, within 90 days of such Mortgage Loan Seller's receipt of such direction, the amount of any such costs and expenses borne by the Trust that are the basis of such Breach. Upon its making such deposit, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the related Mortgage Loan Seller nor, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor shall be obligated to repurchase or otherwise cure such Breach under any circumstances. Amounts deposited in the Collection Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

     "Resolution Extension Period" shall mean:

          (i) for purposes of remediating a Material Breach with respect to any Mortgage Loan or a Material Document Defect with respect to any Sub-Pool No. 2 Mortgage Loan, 90 days;

          (ii) for purposes of remediating a Material Document Defect with respect to any Sub-Pool No. 1 Mortgage Loan that is and remains a Performing Mortgage Loan throughout the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (A) the 90th day following the end of such Initial Resolution Period and (B) the 45th day following the related Mortgage Loan Seller's receipt of written notice from the Trustee, the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Sub-Pool No. 1 Mortgage Loan subsequent to the end of such Initial Resolution Period;

          (iii) for purposes of remediating a Material Document Defect with respect to any Sub-Pool No. 1 Mortgage Loan that is a Performing Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of (A) the end of such Initial Resolution Period and
     (B) the related Mortgage Loan Seller's receipt of written notice from the Trustee, the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

          (iv) for purposes of remediating a Material Document Defect with respect to any Sub-Pool No. 1 Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days, except that, if the related Mortgage Loan Seller did not receive written notice from the Trustee, the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (iii) of this definition will be deemed to apply;

provided that, except as otherwise set forth in the following two provisos, there shall be no Resolution Extension Period in respect of a Material Document Defect involving a Specially Designated Mortgage Loan Document for any Sub-Pool No. 1 Mortgage Loan; and provided, further, that if a Material Document Defect exists with respect to any Mortgage Loan, and if the related Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, escrows with the Master Servicer, prior to the end of the Initial Resolution Period and any Resolution Extension Period otherwise applicable to the remediation of such Material Document Defect without regard to this proviso, cash in the amount of the then Purchase Price for such Mortgage Loan and subsequently delivers to the Master Servicer, on a monthly basis, such additional cash as may be necessary to maintain a total escrow equal to the Purchase Price for such Mortgage Loan as such price may increase over time (the total amount of cash delivered to the Master Servicer with respect to any Mortgage Loan as contemplated by this proviso or the immediately following proviso, the "Purchase Price Security Deposit"), then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended until the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which such Mortgage Loan is no longer outstanding and part of the Trust Fund and (iii) if such Mortgage Loan becomes a Specially Serviced Mortgage Loan, the date, if any, on which the Special Servicer determines in its reasonable judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof; and provided, further, that if the Material Document Defect referred to in the preceding proviso consists of a failure to deliver a Specially Designated Mortgage Loan Document with respect to a Sub-Pool No. 1 Mortgage Loan, and if the related Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, delivers to the Master Servicer a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Sub-Pool No. 1 Mortgage Loan, then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended to the 15th day following the end of the applicable Initial Resolution Period.

     The Master Servicer shall establish, and maintain any Purchase Price Security Deposit delivered to it with respect to any Mortgage Loan in, one or more accounts (individually and collectively, a "Purchase Price Security Deposit Account"), each of which shall be an Eligible Account, and shall be entitled to make withdrawals from the Purchase Price Security Deposit for any Mortgage

Loan maintained in such account(s) for the following purposes: (i) to cover any costs and expenses resulting from the applicable Material Document Defect; (ii) upon any discounted payoff or other liquidation of such Mortgage Loan, to cover any Realized Loss related thereto; and (iii) if the related Mortgage Loan Seller (or, if it is the party that delivered the subject Purchase Price Security Deposit, the Column Performance Guarantor) so directs, or if the balance on deposit in such Purchase Price Security Deposit Account declines, and for 45 days remains, below the Purchase Price for such Mortgage Loan (except where a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Mortgage Loan is permitted to be delivered in order to obtain a 15-day Resolution Extension Period with respect to the failure to deliver a Specially Designated Mortgage Loan Document), or if such Material Document Defect is not remedied on or before the second anniversary of the Closing Date, or if such Mortgage Loan becomes a Specially Serviced Mortgage Loan and the Special Servicer determines, in its reasonable judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof, to apply the Purchase Price Security Deposit to a full or partial, as applicable, payment of the Purchase Price for such Mortgage Loan. Any amounts withdrawn by the Master Servicer from the Purchase Price Security Deposit Account for any Mortgage Loan shall be deposited by the Master Servicer into its Collection Account. Any withdrawals from a Purchase Price Security Deposit Account shall be deemed to be "Liquidation Proceeds" for the purposes of this Agreement (other than Section 3.11(c)). Any Purchase Price Security Deposit Account, and any Purchase Price Security Deposit, shall be part of the Trust Fund but outside any REMIC Pool or Grantor Trust Pool. The investment of funds in the Purchase Price Security Deposit Accounts shall be governed by the terms of the respective Mortgage Loan Purchase Agreements. The related Mortgage Loan Seller (or, if it is the party that delivered such amount, the Column Performance Guarantor) may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom as contemplated by the first sentence of this paragraph) upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect's being remedied in all material respects. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

     If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by a Mortgage Loan Seller or the Column Performance Guarantor as contemplated by this Section 2.03, then, prior to the subject repurchase or substitution, the Master Servicer shall use its reasonable efforts, subject to the terms of the affected Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the related Mortgage Loan Seller or the Column Performance Guarantor, as applicable, delivers to the Trustee and the Master Servicer (i) an Opinion of Counsel addressed to the Trustee and the Master Servicer from Independent counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates and (iii) written consent from the Controlling Class Representative for the applicable Sub-Pool (which consent may be given or withheld in its sole discretion); and provided, further, that the related Mortgage Loan Seller or the

Column Performance Guarantor, as applicable, may, at its option, repurchase or replace the entire Cross-Collateralized Group without termination of the cross-collateralization. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the Master Servicer with a limited power of attorney that enables the Master Servicer to execute) the loan documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph, and such advances shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or the Special Servicer, as the case may be.

     If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the prior paragraph for any reason (including, but not limited to, the failure of the related Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, to satisfy any of the conditions set forth in the first proviso to the first sentence of the prior paragraph), and if the related Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, has not elected to purchase the entire affected Cross-Collateralized Group, then the affected Cross-Collateralized Group will be treated as a single Mortgage Loan for purposes of (i) determining whether the subject Breach or Document Defect is a Material Breach or a Material Document Defect, as the case may be, and (ii) applying remedies, including repurchase and substitution.

     Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by a Mortgage Loan Seller or the Column Performance Guarantor as contemplated by this Section 2.03, the Master Servicer shall direct the party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced is the Bel Alliance GT 2 Portfolio Loan or if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in December 2001 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

     If the related Borrower seeks the release of all or any portion of the Mortgaged Property for the Granite Portfolio Mortgage Loan from the lien of the related Mortgage in exchange for the delivery of cash to be held by the Trust as additional collateral until the end of the related prepayment lock-out period, all in accordance with the related Mortgage Loan Documents, and if such release would result in the aggregate appraised value of the remaining Mortgaged Property (based on the appraisal(s) obtained in connection with the origination of the Granite Portfolio Mortgage Loan) being less than 80% of the then outstanding principal balance of the Granite Portfolio Mortgage Loan, then the Master Servicer shall direct Column and the Column Performance Guarantor that they must repurchase the Granite Portfolio Mortgage Loan at the Purchase Price prior to the occurrence of such release, such repurchase to be on a whole loan, servicing released basis. The Master Servicer shall designate the Collection Account as the account to which such Purchase Price shall be wired.

     In connection with any repurchase of the Granite Portfolio Mortgage Loan as contemplated by this Section 2.03(b), the Trustee shall effect a "qualified liquidation" of the Loan REMIC in accordance with the REMIC Provisions.

     If any Mortgage Loan is to be repurchased or replaced by a Mortgage Loan Seller or the Column Performance Guarantor as contemplated by this Section 2.03, the Master Servicer shall direct such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

     The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Mortgage Loan Seller or the Column Performance Guarantor or reimbursed from a Purchase Price Security Deposit Account or a Special Reserve Account or under a Recording Omission Credit.

          (c) Upon receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the related Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by this Section 2.03, has been deposited in the Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to Section 2.03(b) to be delivered by the party effecting the repurchase/substitution, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the affected Borrowers of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). In connection with any such repurchase or substitution by the related Mortgage Loan Seller or the Column Performance Guarantor, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(c), to the extent not collected from the related Mortgage Loan Seller or the Column Performance Guarantor or reimbursed from a Purchase Price Security Deposit Account or a Special Reserve Account or under a Recording Omission Credit, shall be reimbursable to each of them as Servicing Advances in respect of the affected Mortgage Loan.

          (d) If, on or after June 27, 2003, any Mortgage Loan Seller or the Column Performance Guarantor receives notice of a Material Document Defect with respect to any of its Mortgage Loans, which Material Document Defect constitutes a Recording Omission, then such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, may, with the written consent of the Controlling Class Representative for the applicable Sub-Pool, which consent may be granted or withheld in its sole discretion, and written confirmation from each Rating Agency that the following arrangement will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, in lieu of repurchasing or replacing such Mortgage Loan (as and to the extent contemplated by Section 2.03(b) above), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the Master Servicer. In furtherance of the preceding sentence,
     (A) the Master Servicer shall establish one or more accounts (collectively, the "Special Reserve Account") with respect to the subject Mortgage Loan, each of which shall be an Eligible Account; (B) the Master Servicer shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day after receipt; and (C) the Master Servicer shall administer the Special Reserve Account in accordance with the terms of the related Mortgage Loan Purchase Agreement. In the event that the Master Servicer is entitled to apply any related Recording Omission Reserve or to draw upon any related Recording Omission Credit to cover losses or expenses directly incurred by the Trust as a result of a Recording Omission with respect to any Mortgage Loan, then prior to making a Servicing Advance or incurring an Additional Trust Fund Expense to cover any losses or expenses directly resulting from such Recording Omission, the Master Servicer shall draw upon such related Recording Omission Reserve (out of the Special Reserve Account) or upon such related Recording Omission Credit, as the case may be, up to the amount of such losses or expenses, and shall deposit the funds from such draw into the Collection Account, and such amounts shall be deemed to be "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)) and shall be applied to cover such losses or expenses. The Recording Omission Reserve or Recording Omission Credit (or any unused balance thereof) delivered by any Mortgage Loan Seller or the Column Performance Guarantor with respect to any Mortgage Loan shall be released to such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, by the Master Servicer upon the earlier of (i) the curing of all Recording Omissions with respect to such Mortgage Loan and (ii) the removal of such Mortgage Loan from the Trust Fund. The Special Reserve Account, and any Recording Omission Reserves and Recording Title Policy Credits, shall be part of the Trust Fund but outside any REMIC Pool or Grantor Trust Pool. The investment of funds in the Special Reserve Account shall be governed by the terms of the respective Mortgage Loan Purchase Agreements.

          (e) If the Mortgage Loan Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that (i) at least the applicable Initial Resolution Period has expired and (ii) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to the terms of this Agreement, while pursuing the repurchase claim, and such action shall not be a defense to the repurchase claim or alter the applicable Purchase Price (it being understood and agreed that the foregoing is not intended to otherwise delay the actions of the Special Servicer with respect to a Specially Serviced Mortgage Loan).

     The related Mortgage Loan Seller shall be notified promptly and in writing by the Special Servicer of any offer that it receives to purchase an REO Property as to which there is any alleged Material Document Defect or Material Breach. Upon the receipt of such notice by the related Mortgage Loan Seller, the related Mortgage Loan Seller shall then have the right to repurchase such REO Property from the Trust at a purchase price equal to the amount of such offer. The related Mortgage Loan Seller shall have three (3) Business Days to purchase such REO Property from the date that it was notified of such offer. The Special Servicer shall be obligated to provide the related Mortgage Loan Seller with the most recent appraisal or other third-party reports relating to such REO Property within its possession to enable the related Mortgage Loan Seller to evaluate such REO Property. Any sale of a Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of an REO Property, to a Person other than the related Mortgage Loan Seller shall be (i) without recourse of any kind (either expressed or implied) by such Person against the related Mortgage Loan Seller or, if applicable, the Column Performance Guarantor and (ii) without representation or warranty of any kind (either expressed or implied) by the related Mortgage Loan Seller or, if applicable, the Column Performance Guarantor to or for the benefit of such person.

     The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the subject Mortgage Loan or REO Property) shall not prejudice any claim against the related Mortgage Loan Seller for repurchase of the subject Mortgage Loan or REO Property. The provisions of this Section 2.03 regarding remedies against the related Mortgage Loan Seller for a Material Breach or Material Document Defect with respect to any Mortgage Loan shall also apply to the related REO Property.

     If the related Mortgage Loan Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Mortgage Loan Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the related Mortgage Loan Seller is or was obligated to repurchase the related Mortgage Loan or REO Property or the related Mortgage Loan Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to this Agreement, the related Mortgage Loan Seller will be obligated to pay to the Trust the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Mortgage Loan Seller); provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

          (f) The related Mortgage Loan Purchase Agreement and, in the case of Column Mortgage Loans, the Column Performance Guarantee provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect. If, in connection with any unremedied Material Breach or Material Document Defect, a Mortgage Loan Seller

     (or, in the case of a Column Mortgage Loan, each of Column and the Column Performance Guarantor) defaults on its obligations to repurchase or replace, to post cash or a letter of credit with respect to, or to reimburse the Trust for certain costs and expenses relating to, any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall (and the Special Servicer may) promptly notify the Trustee, and the Trustee shall notify the Certificateholders. Thereafter, the Master Servicer shall (and the Special Servicer may) take such actions on behalf of the Trust with respect to the enforcement of such repurchase/ substitution obligations (and if the Master Servicer (or the Special Servicer) is notified or otherwise becomes aware of a default on the part of any Mortgage Loan Seller in respect of its obligations under the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement, the Master Servicer shall (and the Special Servicer may) also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer (or, if applicable, the Special Servicer) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(f), including, reasonable attorney's fees and expenses, to the extent not collected from the related Mortgage Loan Seller or the Column Performance Guarantor or reimbursed from a Purchase Price Security Deposit Account or a Special Reserve Account or under a Recording Omission Credit, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

     SECTION 2.04. Representations and Warranties of the Depositor.

          (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Mortgage Loan Documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

               (vii) The Depositor's transfer of the Original Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (viii) The Depositor is not transferring the Original Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

               (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

               (x) After giving effect to its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

               (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

               (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

               (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (xiv) Immediately prior to the transfer of the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Mortgage Loans to any Person other than the Trustee.

               (xv) The Depositor is transferring all of its right, title and interest in and to the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

               (xvi) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Mortgage Loans by the Depositor to the Trustee.

          (b) The representations and warranties of the Depositor set forth in
     Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

     SECTION 2.05. Representations and Warranties of the Master Servicer.

          (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

               (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (iii) The Master Servicer has the full corporate power and authority to enter into and consummate all transactions involving the Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

               (vii) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer the outcome of which, in the Master Servicer's reasonable judgment, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (viii) The Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

               (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

          (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.



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



          (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.06. Representations and Warranties of the Special Servicer.

          (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

               (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full corporate power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

               (vii) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer the outcome of which, in the Special Servicer's reasonable judgment, would prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (viii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

               (ix) As of the Closing Date, the Special Servicer is not a party to any Sub-Servicing Agreement providing for the performance of duties of the Special Servicer by any Sub-Servicers with respect to any of the Mortgage Loans or REO Properties.

          (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.07. Representations, Warranties and Covenants of the Trustee.

          (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

               (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and, in particular, the rights of creditors of national banking associations, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

               (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

          (b) The representations, warranties and covenants of the Trustee set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
     Section 2.07(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.08. Creation of the Loan REMIC; Issuance of the Loan REMIC
                   Regular Interest and the Loan REMIC Residual Interest; Certain Matters Involving the Loan REMIC

          (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as the "Loan REMIC": (i) the Granite Portfolio Mortgage Loan and any Replacement Mortgage Loan substituted for the Granite Portfolio Mortgage Loan, together with (A) all payments under and proceeds of each such Mortgage Loan received while it is part of the Loan REMIC (other than any such amounts that constitute scheduled payments of interest and principal due on or before the related Due Date in December 2001 or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution, and exclusive of any such amounts that constitute Excess Servicing Fees), and (B) all documents included in the related Mortgage File(s) and Servicing File(s) and any related Additional Collateral; (ii) any REO Property acquired with respect to the Granite Portfolio Mortgage Loan or any Replacement Mortgage Loan substituted for the Granite Portfolio Mortgage Loan; (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account with respect to the Granite Portfolio Mortgage Loan, any Replacement Mortgage Loan substituted for the Granite Portfolio Mortgage Loan or any related REO Property (exclusive of any such amounts that constitute Excess Servicing Fees); and (iv) the rights of the Depositor under the Column Mortgage Loan Purchase Agreement; and the Column Performance Guarantee, with respect to the Granite Portfolio Mortgage Loan, any Replacement Mortgage Loan substituted for the Granite Portfolio Mortgage Loan or any related REO Property (exclusive of any Recording Omission Reserve, Recording Omission Credit and/or Purchase Price Security Deposit with respect to the Granite Portfolio Mortgage Loan, any Replacement Mortgage Loan substituted for the Granite Portfolio Mortgage Loan or any related REO Property delivered by Column or the Column Performance Guarantor to the Master Servicer as contemplated by Section 2.03). The Closing Date is hereby designated as the "Startup Day" of the Loan REMIC within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the Granite Portfolio Mortgage Loan and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the Loan REMIC Regular Interest and the Loan REMIC Residual Interest shall be issued. Neither the Loan REMIC Residual Interest nor the Loan REMIC Regular Interest shall be certificated. The Loan REMIC Regular Interest and the Loan REMIC Residual Interest shall collectively constitute the entire beneficial ownership of the Loan REMIC.

          (c) The Loan REMIC Regular Interest shall constitute the "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and the Loan REMIC Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in the Loan REMIC. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in the Loan REMIC (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

          (d) The designation for the Loan REMIC Regular Interest shall be the identification number for the Granite Portfolio Mortgage Loan set forth in the Mortgage Loan Schedule.

          (e) The Loan REMIC Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of the Loan REMIC Regular Interest shall equal the Cut-off Date Principal Balance of the Granite Portfolio Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of the Loan REMIC Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to the Loan REMIC Regular Interest on such Distribution Date pursuant to Section 4.01(n) and, further, by any Unfunded Principal Balance Reduction made with respect to the Loan REMIC Regular Interest on such Distribution Date pursuant to Section 4.04(e). Except as provided in the preceding sentence, the Uncertificated Principal Balance of the Loan REMIC Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC I in reimbursement of Unfunded Principal Balance Reductions with respect to the Loan REMIC Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of the Loan REMIC Regular Interest.

          (f) The Loan REMIC Regular Interest shall have a Loan REMIC Remittance Rate. The Loan REMIC Remittance Rate with respect to the Loan REMIC Regular Interest for any Interest Accrual Period shall be calculated as follows:

               (i) if, as of the Closing Date, the Granite Portfolio Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the Loan REMIC Remittance Rate with respect to the Loan REMIC Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the Granite Portfolio Mortgage Loan as of the Closing Date; and

               (ii) if, as of the Closing Date, the Granite Portfolio Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the Loan REMIC Remittance Rate with respect to the Loan REMIC Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below in this clause (ii)) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the Granite Portfolio Mortgage Loan as of the Closing Date; provided that, if the subject Interest Accrual Period occurs during the month of January of 2002 or any year thereafter or during the month of December of 2001 or any year thereafter that does not immediately precede a leap year, the Loan REMIC Remittance Rate with respect to the Loan REMIC Regular Interest for such Interest Accrual Period shall equal (M) the Loan REMIC Remittance Rate with respect to the Loan REMIC Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, minus (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any Interest Reserve Amount for the Granite Portfolio Mortgage Loan, any Replacement Mortgage Loan that is substituted for the Granite Portfolio Mortgage Loan or any successor REO Mortgage Loan with respect to the foregoing, that is to be transferred from the Distribution Account to the Interest Reserve Account on the related Distribution Date in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of the Loan REMIC Regular Interest outstanding immediately prior to the related Distribution Date; and, provided, further, that, if the subject Interest Accrual Period occurs during the month of February of 2002 or any year thereafter, the Loan REMIC Remittance Rate with respect to the Loan REMIC Regular Interest for such Interest Accrual Period shall equal (S) the Loan REMIC Remittance Rate with respect to the Loan REMIC Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, plus

          (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any Interest Reserve Amount(s) for the Granite Portfolio Mortgage Loan, any Replacement Mortgage Loan that is substituted for the Granite Portfolio Mortgage Loan or any successor REO Mortgage Loan with respect to the foregoing, that is or are to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of the Loan REMIC Regular Interest outstanding immediately prior to the related Distribution Date.

               (g) The Loan REMIC Regular Interest shall bear interest, and such interest shall commence accruing on December 1, 2001. Such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Loan REMIC Remittance Rate with respect to the Loan REMIC Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of the Loan REMIC Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to the Loan REMIC Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to the Loan REMIC Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Loan REMIC Remittance Rate with respect to the Loan REMIC Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of the Loan REMIC Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to the Loan REMIC Regular Interest for any Interest Accrual Period that shall be distributable to REMIC I, as the holder of the Loan REMIC Regular Interest, on the related Distribution Date pursuant to Section 4.01(n), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to the Loan REMIC Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to the Loan REMIC Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is attributable to the Granite Portfolio Mortgage Loan or any Replacement Mortgage Loan that is substituted for the Granite Portfolio Mortgage Loan. If the entire Current Interest Distribution Amount with respect to the Loan REMIC Regular Interest for any Distribution Date is not deemed distributed to REMIC I, as the holder of the Loan REMIC Regular Interest, on such Distribution Date pursuant to Section 4.01(n), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to the Loan REMIC Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to the Loan REMIC Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to the Loan REMIC Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC I with respect to the Loan REMIC Regular Interest on all such prior Distribution Dates, if any, pursuant to
          Section 4.01(n).

               (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for the Loan REMIC Regular Interest shall be the Rated Final Distribution Date.

               (i) The Loan REMIC Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.09. Conveyance of the Loan REMIC Regular Interest; Acceptance of
                   the Loan REMIC Regular Interest by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the Loan REMIC Regular Interests to the Trustee for the benefit of the Holders of the REMIC IV Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the Loan REMIC Regular Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC IV Regular Interest Certificates and the Class R Certificates.

     SECTION 2.10. Creation of REMIC I; Issuance of the REMIC I Regular
                   Interests and the REMIC I Residual Interest; Certain Matters Involving REMIC I.

          (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I": (i) the Mortgage Loans that are from time to time subject to this Agreement (other than the Mortgage Loan(s) held by the Loan REMIC), together with (A) all payments under and proceeds of such Mortgage Loans received after the Closing Date or, in the case of any such Mortgage Loan that is a Replacement Mortgage Loan, after the related date of substitution (other than any such amounts that constitute scheduled payments of interest and principal due on or before the respective Due Dates for such Mortgage Loans in December 2001 or, in the case of any such Mortgage Loan that is a Replacement Mortgage Loan, on or before the related date of substitution, and exclusive of any such amounts that constitute Excess Servicing Fees and/or Post-ARD Additional Interest), and (B) all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Mortgage Loan that is subject to this Agreement from time to time (other than a Mortgage Loan held by the Loan REMIC); (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account with respect to the Mortgage Loans that are subject to this Agreement from time to time (other than the Mortgage Loan(s) held by the Loan REMIC) and/or any related REO Properties (exclusive of any such amounts that constitute Excess Servicing Fees and/or Post-ARD Additional Interest); (iv) the rights of the Depositor under the respective Mortgage Loan Purchase Agreements and the Column Performance Guarantee with respect to the Mortgage Loans that are subject to this Agreement from time to time (other than the Mortgage Loan(s) held by the Loan REMIC) and/or any related REO Properties (exclusive of any Recording Omission Reserves, Recording Omission Credits and/or Purchase Price Security Deposits with respect to the Mortgage Loans that are subject to this Agreement from time to time (other than the Mortgage Loan(s) held by the Loan REMIC) and/or any related REO Properties delivered by a Mortgage Loan Seller or the Column Performance Guarantor to the Master Servicer as contemplated by Section 2.03); and (v) the Loan REMIC Regular Interest and all payments under and proceeds of the Loan REMIC Regular Interest received after the Closing Date). The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment to the Trustee of the Original Mortgage Loans (exclusive of the Granite Portfolio Mortgage Loan) and certain related assets, pursuant to Section

     2.01(b), and the assignment to the Trustee of the Loan REMIC Regular Interest, pursuant to Section 2.09, and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. Two separate REMIC I Regular Interests shall be issued with respect to the Bel Alliance GT 2 Portfolio Loan, and a single separate REMIC I Regular Interest shall be issued with respect to the Loan REMIC Regular Interest and each Original Mortgage Loan (besides the Bel Alliance GT 2 Portfolio
     Loan) included in REMIC I. For purposes of this Agreement: (i) the REMIC I Regular Interest issued with respect to the Loan REMIC Regular Interest shall relate to the Loan REMIC Regular Interest, to the Mortgage Loan(s) held by the Loan REMIC and to each REO Mortgage Loan deemed outstanding with respect to an REO Property held by the Loan REMIC; and (ii) each other REMIC I Regular Interest shall relate to the Original Mortgage Loan in respect of which it was issued, to each Replacement Mortgage Loan (if any) substituted for such Original Mortgage Loan, and to each REO Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of such Original Mortgage Loan or any such Replacement Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

          (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

          (d) The designations for the REMIC I Regular Interests that relate to the Bel Alliance GT 2 Portfolio Loan shall be "GT2-1" and "GT2-2", respectively. The designation for each other REMIC I Regular Interest shall be the identification number for the related Original Mortgage Loan set forth in the Mortgage Loan Schedule.

          (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of REMIC I Regular Interest GT2-1 shall be $48,981,566, the Uncertificated Principal Balance of REMIC I Regular Interest GT2-2 shall be $10,000,000, the Uncertificated Principal Balance of the REMIC I Regular Interest issued in respect of the Loan REMIC Regular Interest shall equal the then Uncertificated Principal Balance of the Loan REMIC Regular Interest and the Uncertificated Principal Balance of each other REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(m) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(d). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

          (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. With respect to the REMIC I Regular Interest issued in respect of the Loan REMIC Regular Interest, the REMIC I Remittance Rate for any Interest Accrual Period shall equal the Loan REMIC Remittance Rate in respect of the Loan REMIC Regular Interest for such Interest Accrual Period. With respect to any other particular REMIC I Regular Interest, the REMIC I Remittance Rate for any Interest Accrual Period shall be calculated as follows:

               (i) if, as of the Closing Date, the related Original Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date; and

               (ii) if, as of the Closing Date, the related Original Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below in this clause (ii)) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date; provided that, in the case of a REMIC I Regular Interest (other than REMIC I Regular Interest GT2-2) that corresponds to an Interest Reserve Mortgage Loan, if the subject Interest Accrual Period occurs during the month of January of 2002 or any year thereafter or during the month of December of 2001 or any year thereafter that does not immediately precede a leap year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, minus (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account on the related Distribution Date in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and, provided, further, that, in the case of a REMIC I Regular Interest (other than REMIC I Regular Interest GT2-2) that corresponds to an Interest Reserve Mortgage Loan, if the subject Interest Accrual Period occurs during the month of February of 2002 or any year thereafter, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Interest Reserve Amount(s) that is or are to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

          (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on December 1, 2001. In the case of each REMIC I Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual

     Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to
     Section 4.01(m), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date that is attributable to the Bel Alliance GT 2 Portfolio Loan shall be allocated between REMIC I Regular Interest GT2-1 and REMIC I Regular Interest GT2-2) on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. For purposes of the foregoing, the portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date that is attributable to any other Mortgage Loan shall be allocated to the REMIC I Regular Interest that relates to such Mortgage Loan. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(m), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(m).

          (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date.

          (i) The REMIC I Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.11. Conveyance of the REMIC I Regular Interests; Acceptance of the REMIC I Regular Interests by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC IV Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC IV Regular Interest Certificates and the Class R Certificates.

     SECTION.2.12.  Creation of REMIC II; Issuance of the REMIC II Regular
                    Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.11 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 12 separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

          (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

          (d) The REMIC II Regular Interests will have the following respective alphabetic or alphanumeric designations: "A/H", A/H-NW", "J", "K", "L", "M", "N", "O", "P", "Q", "NW-SUB" and "GT2".

     (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:

             Designation of                 Initial Uncertificated
       REMIC II Regular Interest               Principal Balance
       -------------------------               -----------------
                  A/H                            $  850,437,000
                 A/H-NW                          $   42,995,000
                   J                             $   16,025,000
                   K                             $   18,583,000
                   L                             $    6,969,000
                   M                             $    6,969,000
                   N                             $    6,969,000
                   O                             $    4,646,000
                   P                             $    4,646,000
                   Q                             $   13,937,868
                 NW-SUB                          $    4,253,196
                  GT2                            $   10,000,000

     On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

     (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate.

     With respect to each of REMIC II Regular Interest A/H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P and REMIC II Regular Interest Q, for any Interest Accrual Period, the REMIC II Remittance Rate shall equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC I Remittance Rates in effect during such Interest Accrual Period for all the REMIC I Regular Interests that relate to Sub-Pool No. 1 (other than REMIC I Regular Interest GT2-2), weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

     With respect to each of REMIC II Regular Interest A/H-NW and REMIC II Regular Interest NW-SUB, for any Interest Accrual Period, the REMIC II Remittance Rate shall equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC I Remittance Rates in effect during such Interest Accrual Period for all the REMIC I Regular

Interests that relate to Sub-Pool No. 2, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

     With respect to REMIC II Regular Interest GT2, for any Interest Accrual Period, the REMIC II Remittance Rate shall equal the REMIC I Remittance Rate in effect during such Interest Accrual Period for REMIC I Regular Interest GT2-2.

     (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on December 1, 2001. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, any portion of a Net Aggregate Prepayment Interest Shortfall for any Distribution Date that was allocated to REMIC I Regular Interest GT2-2 pursuant to Section 2.10(g) shall, in turn, be allocated to REMIC II Regular Interest GT2, and any remaining portion of a Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is attributable to Sub-Pool No. 1 shall be allocated among REMIC II Regular Interest A/H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P and REMIC II Regular Interest Q on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. Also for purposes of the foregoing, the portion of a Net Aggregate Interest Shortfall for any Distribution Date that is attributable to Sub-Pool No. 2 shall be allocated between REMIC II Regular Interest A/H-NW and REMIC II Regular Interest NW-SUB on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to

REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(l).

     (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

     (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.13. Conveyance of the REMIC II Regular Interests; Acceptance of the REMIC II Regular Interests by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC IV Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC IV Regular Interest Certificates and the Class R Certificates.

     SECTION 2.14. Creation of REMIC III; Issuance of the REMIC III Regular Interests and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

     (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the REMIC III Regular Interests and the REMIC III Residual Interest shall be issued. There shall be 21 separate REMIC III Regular Interests. Neither the REMIC III Residual Interest nor any of the REMIC III Regular Interests shall be certificated. The REMIC III Regular Interests and the REMIC III Residual Interest shall collectively constitute the entire beneficial ownership of REMIC III.

     (c) The REMIC III Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

     (d) The REMIC III Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-1", "A-2", "A-3-1", "A-3-2", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L", "M", "N", "O", "P, "Q", "NW-SUB"
and "GT2".

     (e) Each REMIC III Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC III Regular Interest the initial Uncertificated Principal Balance thereof:

             Designation of                Initial Uncertificated
       REMIC III Regular Interest             Principal Balance
       --------------------------             -----------------
                  A-1                          $    48,782,000
                  A-2                          $   129,030,000
                 A-3-1                         $   128,921,000
                 A-3-2                         $   450,000,000
                   B                           $    39,057,000
                   C                           $    14,646,000
                   D                           $    26,852,000
                   E                           $    14,647,000
                   F                           $    12,205,000
                   G                           $    14,647,000
                   H                           $    14,645,000
                   J                           $    16,025,000
                   K                           $    18,583,000
                   L                           $     6,969,000
                   M                           $     6,969,000
                   N                           $     6,969,000
                   O                           $     4,646,000
                   P                           $     4,646,000
                   Q                           $    13,937,868
                 NW-SUB                        $     4,253,196
                  GT2                          $    10,000,000

     On each Distribution Date, the Uncertificated Principal Balance of each REMIC III Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC III Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC III Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC III Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC IV in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC III Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC III Regular Interest.

     (f) Each REMIC III Regular Interest shall have a REMIC III Remittance Rate.

     With respect to each of REMIC III Regular Interest A-1, REMIC III Regular Interest A-2, REMIC III Regular Interest A-3-1, REMIC III Regular Interest A-3-2, REMIC III Regular Interest B, REMIC III Regular Interest C, REMIC III Regular Interest D, REMIC III Regular Interest E, REMIC III Regular Interest F, REMIC III Regular Interest G and REMIC III Regular Interest H, for any Interest Accrual Period, the REMIC III Remittance Rate shall equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period for REMIC II Regular Interest A/H and REMIC II Regular Interest A/H-NW, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC II Regular Interests outstanding immediately prior to the related Distribution Date.

     With respect to each other REMIC III Regular Interest, for any Interest Accrual Period, the REMIC III Remittance Rate shall equal the REMIC II Remittance Rate in effect during such Interest Accrual Period for the REMIC II Regular Interest with the same alphabetic or alphanumeric, as the case may be, designation as such REMIC III Regular Interest.

     (g) Each REMIC III Regular Interest shall bear interest, and such interest shall commence accruing on December 1, 2001. In the case of each REMIC III Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC III Remittance Rate with respect to such REMIC III Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC III Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC III Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC III Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC III Remittance Rate with respect to such REMIC III Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC III Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC III Regular Interest for any Interest Accrual Period that shall be distributable to REMIC IV, as the holder of such REMIC III Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC III Regular Interest for the related Distribution Date) equal to
(i) the Interest Accrual Amount with respect to such REMIC III Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC III Regular Interest. For purposes of the foregoing, the portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date that was allocated to REMIC II Regular Interest A/H and/or REMIC II Regular Interest A/H-NW pursuant to Section 2.12(g) shall, in turn, be allocated among REMIC III Regular Interest A-1, REMIC III Regular Interest A-2, REMIC III Regular Interest A-3-1, REMIC III Regular Interest A-3-2, REMIC III Regular Interest B, REMIC III Regular Interest C, REMIC III Regular Interest D, REMIC III Regular Interest E, REMIC III Regular Interest F, REMIC III Regular Interest G and REMIC III Regular Interest H on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. Also for purposes of the foregoing, the portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date that was allocated to any other REMIC II Regular Interest pursuant to Section 2.12(g) shall, in turn, be allocated to the REMIC III Regular Interest with the same alphabetic or alphanumeric, as the case may be, designation as such REMIC II Regular Interest. If the entire Current Interest Distribution Amount with respect to any REMIC III Regular Interest for any Distribution Date is not deemed distributed to REMIC IV, as the holder of such REMIC III Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC III Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC III Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution

Amounts with respect to such REMIC III Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC IV with respect to such REMIC III Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(k).

     (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC III Regular Interest shall be the Rated Final Distribution Date.

     (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.15. Conveyance of the REMIC III Regular Interests; Acceptance of the REMIC III Regular Interests by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC III Regular Interests to the Trustee for the benefit of the Holders of the REMIC IV Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC III Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC IV Regular Interest Certificates and the Class R Certificates.

     SECTION 2.16. Creation of REMIC IV; Issuance of the REMIC IV Regular Interest Certificates, the Group A-X REMIC IV Regular Interests, the Group A-CP REMIC IV Regular Interests and the REMIC IV Residual Interest; Certain Matters Involving REMIC IV.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC III Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC IV". The Closing Date is hereby designated as the "Startup Day" of REMIC IV within the meaning of Section 860G(a)(9) of the Code.

     (b) Concurrently with the assignment of the REMIC III Regular Interests to the Trustee pursuant to Section 2.15 and in exchange therefor, the Group A-X REMIC IV Regular Interests, the Group A-CP REMIC IV Regular Interests and the REMIC IV Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the REMIC IV Regular Interest Certificates in authorized denominations. There shall be 22 Classes of REMIC IV Regular Interest Certificates. The Class A-X Certificates shall collectively represent all of the Group A-X REMIC IV Regular Interests. The Class A-CP Certificates shall collectively represent all of the Group A-CP REMIC IV Regular Interests. The REMIC IV Residual Interest shall not be certificated. The interests evidenced by the REMIC IV Regular Interest Certificates, together with the REMIC IV Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC IV.

     (c) The respective Group A-X REMIC IV Regular Interests, the respective Group A-CP REMIC IV Regular Interests and the respective interests evidenced by the various Classes of the Principal Balance Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC IV Residual Interest shall constitute the sole "residual interest"

(within the meaning of Section 860(G)(a)(2) of the Code), in REMIC IV. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC IV (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

     (d) The 22 Classes of the REMIC IV Regular Interest Certificates will have the following respective alphabetic or alphanumeric class designations: "A-X", "A-CP", "A-1", "A-2", "A-3", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L",
"M", "N", "O", "P", "Q", "NW-SUB" and "GT2".

     The Group A-X REMIC IV Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-X-A-1", "A-X-A-2", "A-X-A-3-1", "A-X-A-3-2", "A-X-B", "A-X-C", "A-X-D", "A-X-E", "A-X-F", "A-X-G", "A-X-H",
"A-X-J", "A-X-K", "A-X-L", "A-X-M", "A-X-N", "A-X-O", "A-X-P", "A-X-Q" and
"A-X-NW-SUB". The Group A-X REMIC IV Regular Interests shall constitute the respective Components of the Class A-X Certificates. The Group A-CP REMIC IV Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-CP-A-3-2", "A-CP-B", "A-CP-C", "A-CP-D, "A-CP-E", "A-CP-F" and "A-CP-G". The Group A-CP REMIC IV Regular Interests shall constitute the respective Components of the Class A-CP Certificates.

     (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof:

            Class                   Initial Class
         Designation              Principal Balance
         -----------              -----------------
          Class A-1                $     48,782,000
          Class A-2                $    129,030,000
          Class A-3                $    578,921,000
           Class B                 $     39,057,000
           Class C                 $     14,646,000
           Class D                 $     26,852,000
           Class E                 $     14,647,000
           Class F                 $     12,205,000
           Class G                 $     14,647,000
           Class H                 $     14,645,000
           Class J                 $     16,025,000
           Class K                 $     18,583,000
           Class L                 $      6,969,000
           Class M                 $      6,969,000
           Class N                 $      6,969,000
           Class O                 $      4,646,000
           Class P                 $      4,646,000
           Class Q                 $     13,937,868
        Class NW-SUB               $      4,253,196
          Class GT2                $     10,000,000

     On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

     The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, each Class of Interest Only Certificates shall have or be deemed to have a Class Notional Amount that is, as of any date of determination, equal to: (i) in the case of the Class A-X Certificates, the then aggregate Uncertificated Principal Balance of all the REMIC III Regular Interests (other than REMIC III Regular Interest GT2); and (ii) in the case of the Class A-CP Certificates, the then aggregate Uncertificated Principal Balances of REMIC III Regular Interests A-3-2, REMIC III Regular Interest B, REMIC III Regular Interest C, REMIC III Regular Interest D, REMIC III Regular Interest E, REMIC III Regular Interest F and REMIC III Regular Interest G.

     None of the Group A-X REMIC IV Regular Interests or the Group A-CP REMIC IV Regular Interests shall have a principal balance. For purposes of accruing interest, however, each of the Group A-X REMIC IV Regular Interests and the Group A-CP REMIC IV Regular Interests shall have a Component Notional Amount that is, as of any date of determination, equal to the Uncertificated Principal Balance of its Corresponding REMIC III Regular Interest.

     (f) Each Class of REMIC IV Regular Interest Certificates shall have or be deemed to have a Pass-Through Rate, and each of the Group A-X REMIC IV Regular Interests and the Group A-CP REMIC IV Regular Interests shall have a REMIC IV Remittance Rate.

     Each Class of Principal Balance Certificates identified in the following table shall, for each and every Interest Accrual Period, have the fixed Pass-Through Rates set forth next to its alphabetic or alphanumeric, as the case may be, class designation:

              Class                       Pass-Through Rate
              -----                       -----------------
               A-1                         4.393% per annum
               A-2                         6.103% per annum
               A-3                         6.387% per annum
                B                          6.582% per annum
                C                          6.704% per annum
                J                          6.080% per annum
                K                          6.080% per annum
                L                          6.080% per annum
                M                          6.080% per annum
                N                          6.080% per annum
                O                          6.080% per annum
                P                          6.080% per annum
                Q                          6.080% per annum
              NW-SUB                       6.080% per annum

     The Pass-Through Rate for the Class D Certificates for any Interest Accrual Period shall equal the lesser of (i) 6.824% per annum and (ii) the REMIC III Remittance Rate with respect to REMIC III Regular Interest D for such Interest Accrual Period.

     The Pass-Through Rate for the Class E Certificates for any Interest Accrual Period shall equal the lesser of (i) 6.942% per annum and (ii) the REMIC III Remittance Rate with respect to REMIC III Regular Interest E for such Interest Accrual Period.

     The Pass-Through Rate for the Class F Certificates for any Interest Accrual Period shall equal the lesser of (i) 7.05% per annum and (ii) the REMIC III Remittance Rate with respect to REMIC III Regular Interest F for such Interest Accrual Period.

     The Pass-Through Rate for the Class G Certificates for any Interest Accrual Period shall equal the lesser of (i) 7.148% per annum and (ii) the REMIC III Remittance Rate with respect to REMIC III Regular Interest G for such Interest Accrual Period.

     The Pass-Through Rate for the Class H Certificates for any Interest Accrual Period shall equal the lesser of (i) 7.525% per annum and (ii) the REMIC III Remittance Rate with respect to REMIC III Regular Interest H for such Interest Accrual Period.

     The Pass-Through Rate for the Class GT2 Certificates for any Interest Accrual Period shall equal the REMIC III Remittance Rate in effect for REMIC III Regular Interest GT2 for such Interest Accrual Period.

     The Pass-Through Rate for the Class A-X Certificates for any Interest Accrual Period shall be deemed to equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC IV Remittance Rates in effect for all of the Group A-X REMIC IV Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Group A-X REMIC IV Regular Interests immediately prior to the related Distribution Date.

     The REMIC IV Remittance Rate for any of REMIC IV Regular Interest A-X-A-3-2, REMIC IV Regular Interest A-X-B, REMIC IV Regular Interest A-X-C, REMIC IV Regular Interest A-X-D, REMIC IV Regular Interest A-X-E, REMIC IV Regular Interest A-X-F and REMIC IV Regular Interest A-X-G for any Interest Accrual Period shall be as follows:

          (i) if such Interest Accrual Period occurs from and including December 2001 through and including November 2008, a rate per annum equal to the excess, if any, of (A) the REMIC III Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC III Regular Interest in respect of such Group A-X REMIC IV Regular Interest, over (B) 7.410% per annum; and

          (ii) if such Interest Accrual Period occurs after November 2008, a rate per annum equal to the excess, if any, of (A) the REMIC III Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC III Regular Interest in respect of such Group A-X REMIC IV Regular Interest, over (B) the Adjusted REMIC III Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC III Regular Interest in respect of such Group A-X REMIC IV Regular Interest.

     The REMIC IV Remittance Rate for any of the other Group A-X REMIC IV Regular Interests for any Interest Accrual Period shall equal the excess, if any, of (i) the REMIC III Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC III Regular Interest in respect of such Group A-X REMIC IV Regular Interest, over (ii) the Adjusted REMIC III Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC III Regular Interest in respect of such Group A-X REMIC IV Regular Interest.

     The Pass-Through Rate for the Class A-CP Certificates for any Interest Accrual Period shall be deemed to equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC IV Remittance Rates in effect for all of the Group A-CP REMIC IV Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Group A-CP REMIC IV Regular Interests immediately prior to the related Distribution Date.

     The REMIC IV Remittance Rate for any of the Group A-CP REMIC IV Regular Interests for any Interest Accrual Period shall be as follows:

          (iii) if such Interest Accrual Period occurs from and including December 2001 through and including November 2008, a rate per annum equal to the excess, if any, of (A) the lesser of (1) 7.410% per annum and (2) the REMIC III Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC III Regular Interest in respect of such Group A-CP REMIC IV Regular Interest, over (B) the Adjusted REMIC III Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC III Regular Interest in respect of such Group A-CP REMIC IV Regular Interest; and

          (iv) if such Interest Accrual Period occurs after November 2008, 0% per annum.

     (g) Each Class of REMIC IV Regular Interest Certificates shall bear interest, and such interest shall commence accruing on December 1, 2001. In the case of each Class of REMIC IV Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest

Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. Accordingly, the total amount of such interest accrued with respect to any Class of REMIC IV Regular Interest Certificates during any Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to either Class of Interest Only Certificates for any Interest Accrual Period that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Interest Accrual Amount" with respect to such Component for such Interest Accrual Period) equal to 1/12 of the product of (i) the REMIC IV Remittance Rate with respect to such Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such Component immediately prior to the related Distribution Date.

     The Class A-CP Certificates and the respective Group A-CP REMIC IV Regular Interests shall cease to accrue interest after the end of the October 2008 Interest Accrual Period.

     The portion of the Interest Accrual Amount with respect to any Class of REMIC IV Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders of such Class of Certificates on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. The portion of the Current Interest Distribution Amount with respect to either Class of Interest Only Certificates for any Distribution Date that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Component for such Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Component for the related Interest Accrual Period, reduced (to not less than zero) by (ii) such Component's share of the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, any portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date allocated to REMIC III Regular Interest GT2 pursuant to Section 2.14(g) shall, in turn, be allocated to the Class GT2 Certificates; and any portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date allocated to any other REMIC III Regular Interest pursuant to Section 2.14(g) shall, in turn, be allocated to the Corresponding Class of Principal Balance Certificates, the Corresponding Group A-X REMIC IV Regular Interest and any Corresponding Group A-CP REMIC IV Regular Interest on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. Any portion of the Net Aggregate Prepayment Interest Shortfall, if any, for any Distribution Date that is allocable to a Group A-X REMIC IV Regular Interest shall also be allocable to the Class A-X Certificates, and any portion of the Net Aggregate Prepayment Interest Shortfall, if any, for any Distribution Date that is allocable to a Group A-CP REMIC IV Regular Interest shall also be allocable to the Class A-CP Certificates.

     If the entire Current Interest Distribution Amount with respect to any Class of REMIC IV Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC IV Regular Interest Certificates for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable. The portion of the Carryforward Interest Distribution Amount with respect to either Class of Interest Only Certificates for any Distribution Date that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Carryforward Interest Distribution Amount" with respect to such Component for such Distribution Date) equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Component for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to the Holders of such Class of Certificates with respect to such Component on all such prior Distribution Dates, if any, pursuant to Section 4.01(a).

     (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates, each Group A-X REMIC IV Regular Interest and each Group A-CP REMIC IV Regular Interest shall be the Rated Final Distribution Date.

     (i) The REMIC IV Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.17. Acceptance of Grantor Trusts by Trustee; Issuance of the Class V and Class R Certificates.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the ARD Mortgage Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

     (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the Loan REMIC Residual Interest, the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the REMIC IV Residual Interest to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the Loan REMIC Residual Interest, the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the REMIC IV Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND


     SECTION 3.01. Administration of the Mortgage Loans.

     (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole), in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement and the respective Mortgage Loan Documents; and (iii) to the extent consistent with the foregoing, the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing, and (y) each REO Property; provided that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required of the Master Servicer hereunder with respect to Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans) and, further, to render such incidental services with respect to Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such incidental services with respect to Performing Mortgage Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

     (b) Subject to Section 3.01(a) and any other limitations expressly set forth herein, the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and
(iii) subject to Sections 3.08, 3.20 and 3.24, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

     (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (d) The Special Servicer hereunder shall collectively consist of: (i) the party hereunder responsible for performing the duties of Special Servicer with respect to the Bel Alliance GT 2 Portfolio Loan and any related REO Property (the "Bel Alliance GT 2 Portfolio Special Servicer"); and (ii) the party hereunder responsible for performing the duties of Special Servicer with respect to the rest of the Mortgage Pool and any other REO Properties (the "General Special Servicer"). For so long as the same party acts as both Bel Alliance GT 2 Portfolio Special Servicer and as General Special Servicer, the term "Special Servicer" shall mean the Bel Alliance GT 2 Portfolio Special Servicer and the General Special Servicer, collectively. However, if different parties shall ever act hereunder as the Bel Alliance GT 2 Portfolio Special Servicer and the General Special Servicer, respectively, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the Bel Alliance GT 2 Portfolio Special Servicer, insofar as such duties and obligations relate to the Bel Alliance GT 2 Portfolio Loan or any related REO Property, and shall mean the General Special Servicer, in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the Bel Alliance GT 2 Portfolio Special Servicer and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the Bel Alliance GT 2 Portfolio Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the Bel Alliance GT 2 Portfolio Loan or any related REO Property, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Specially Designated Defaulted Mortgage Loans, pursuant to Section 3.18, the term "Special Servicer" shall mean the Bel Alliance GT 2 Portfolio Special Servicer, if such Specially Designated Defaulted Mortgage Loan is the Bel Alliance GT 2 Portfolio Loan, and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and any REO Properties remaining in the Trust Fund, pursuant to
Section 9.01, the term "Special Servicer" shall mean the General Special Servicer only; (v) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the Bel Alliance GT 2 Portfolio Special Servicer and the General Special Servicer; and (vi) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the Bel Alliance GT 2 Portfolio Special Servicer or the General Special Servicer, as applicable. Unless the same party is, or affiliated parties are, acting as the Bel Alliance GT 2 Portfolio Special Servicer and the General Special Servicer, the Bel Alliance GT 2 Portfolio Special Servicer and the General Special Servicer shall not be responsible for the actions of the other.

     SECTION 3.02. Collection of Mortgage Loan Payments.

     (a) The Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement and the related Mortgage Loan Documents and, to the extent consistent with the foregoing, the Servicing Standard; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section
3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder; provided that, to the extent the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) waives any Default Charges, any outstanding interest on Advances and Additional Trust Fund Expenses with respect to the related Mortgage Loan that would otherwise have been paid out of such Default Charges shall be paid out of the Additional Master Servicing Compensation payable to the Master Servicer or Additional Special Servicing Compensation payable to the Special Servicer, as the case may be, with respect to that Mortgage Loan; and provided, further, that if no Additional Master Servicing Compensation or Additional Special Servicing Compensation, as applicable, is available to offset the outstanding interest on advances or inspection costs that would otherwise be offset by the Default Charges, then the Master Servicer or Special Servicer, as the case may be, shall not waive such Default Charges without the consent of the Controlling Class Representative for the applicable Sub-Pool.

     (b) At least ninety days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date.

     SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

     (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related


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Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); (v) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

     (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, use efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

     (c) In accordance with the Servicing Standard, but subject to Section 3.11(h), the Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount if the Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case the Master Servicer shall use its best efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by the Master Servicer that such amounts have not been paid by the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from


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the Borrowers and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

     (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Mortgage Loans shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related Mortgage Loan Documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Fund constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Mortgage Loan. In addition, as and to the extent consistent with the Servicing Standard and the related Mortgage Loan Documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Mortgage Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related Mortgage Loan Documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), to pay amounts due and owing under the Mortgage Loan following an event of default, or to release such amounts to the related Borrower or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Borrower; provided that, notwithstanding the foregoing, the Master Servicer shall not release any Earn-Out Reserve Funds, or return any related Letter of Credit delivered in lieu of Earn-Out Reserve Funds, to the related Borrower, unless and until: (i) the Master Servicer has so notified the Special Servicer in writing and has provided the Special Servicer with any written or electronic information in the Master Servicer's possession regarding such Mortgage Loan or the related Mortgaged Property that the Special Servicer may reasonably request within ten Business Days of receiving such written notice; and (ii) subject to Section 3.24, the Special Servicer has consented to such release of any such Earn-Out Reserve Funds or return of any related Letter of Credit (such consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the applicable Special Servicer does not object in writing to such release of any such Earn-Out Reserve Funds or return of any such Letter of Credit within fifteen (15) Business Days after receiving such additional information from the applicable Master Servicer (or, if it did not request additional information, within ten Business Days after receiving such notice)). Subject to the terms of the related Mortgage Loan Documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Borrower by law or the terms of the related Mortgage Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall

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make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

     (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Special Servicer and the Controlling Class Representative for the applicable Sub-Pool. The Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative for the applicable Sub-Pool if the Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

     (f) Subject to applicable law and the terms of the related Mortgage Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

     SECTION 3.04. Collection Account, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account.

     (a) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt by it (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before their respective Due Dates in December 2001 (or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

          (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Mortgage Loans, including Principal Prepayments;

          (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

          (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Mortgage Loans;

          (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

          (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c); and

          (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower.

     The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, defeasance fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Collection Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

     (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Trustee shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the REMIC IV Regular Interest Certificates and the Class R Certificates, and
(ii) one of which sub-accounts (such sub-account, the "Class V Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Mortgage Loans shall be deemed to have been deposited into the Class V Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Distribution Account. If the Trustee shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

     (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2002, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Mortgage Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Mortgage Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date.

     (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date.

     (e) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account, the Interest Reserve

Account and the Excess Liquidation Proceeds Account shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account shall each be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

     SECTION 3.05. Permitted Withdrawals From the Collection Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to
     Section 4.03(a);

          (ii) to reimburse itself, the Trustee or any Fiscal Agent, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees);

          (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Mortgage Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Mortgage Loan or such REO Mortgage Loan being limited to collections of interest thereon or with respect thereto;

          (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans in, and any REO Properties relating to, the related Sub-Pool, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan;

          (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

          (vi) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Special Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

          (vii) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, out of general collections on the Mortgage Loans in, and any REO Properties relating to, the related Sub-Pool, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

          (viii) to pay itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person, out of Default Charges collected on the Mortgage Loan or REO Mortgage Loan, as the case may be, as to which the related Advance was made, as and to the extent contemplated by Section 3.26;

          (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the related Default Charges then on deposit in the Collection Account are not sufficient to make such payment pursuant to clause (viii) above, to pay itself, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, out of general collections on the Mortgage Loans in, and any REO Properties relating to, the related Sub-Pool, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

          (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any Mortgage Loan or REO Property and that, if paid from a source other than Default Charges on such Mortgage Loan or the related REO Mortgage Loan, as the case may be, would constitute an Additional Trust Fund Expense, such payment to be made, as and to the extent contemplated by Section 3.26, out of Default Charges collected on the Mortgage Loan or REO Mortgage Loan, as the case may be, that relates to such expense;

          (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

          (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property, such payments to be made, first, out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then, out of general collections on other Mortgage Loans in, and the REO Properties relating to, the related Sub-Pool;

          (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans in, and any REO Properties relating to, the related Sub-Pool, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

          (xiv) to pay, out of general collections on the Mortgage Loans in, and any REO Properties relating to, the related Sub-Pool, costs and expenses incurred by the Trust pursuant to

     Section 3.09(c) with respect to any Mortgage Loan or REO Property (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

          (xv) to pay itself, the Special Servicer, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans in, and any REO Properties relating to, the related Sub-Pool, if and to the extent the particular payment relates to either Sub-Pool (and otherwise out of general collections on the entire Mortgage Pool), any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b), or Section 8.13, as applicable;

          (xvi) to pay, out of general collections on the Mortgage Loans in, and any REO Properties relating to, the related Sub-Pool, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer;

          (xvii) to pay to the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Depositor, as the case may be, out of collections on the Mortgage Loans in, and any REO Properties relating to, the related Sub-Pool, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this
     Section 3.05(a), it being acknowledged that this clause (xvii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

          (xviii) to pay itself, the Special Servicer, a Mortgage Loan Seller, a Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

          (xix) to transfer Excess Liquidation Proceeds to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

          (xx) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

     If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xviii), above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (y) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (z) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (y) above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that amounts payable pursuant to clauses (vii) and (ix) shall be paid, pro rata, prior to any other such payments, reimbursements or remittances; and provided, further, that amounts payable pursuant to clause (xv) shall be paid after the amounts specified in the preceding proviso but prior to any other such payments, reimbursements or remittances; and provided, further, that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Collection Account pursuant to any of clauses (ii), (vi) and (vii) above, and any payments of interest thereon out of the Collection Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to any Fiscal Agent; second, to the Trustee; and third, pro rata, to the Master Servicer and Special Servicer.

     The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xix) above.

     The Master Servicer shall pay to the Special Servicer from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from the Collection Account.

     (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

          (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Trustee's Fee;

          (iii) to pay any Fiscal Agent or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05 and/or 8.13(a);

          (iv) to pay for the cost of the Opinions of Counsel obtained by the Trustee as contemplated by Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement that is in furtherance of the rights and interests of Certificateholders;

          (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;


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          (vi) to transfer Interest Reserve Amounts in respect of the Interest
     Reserve Mortgage Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

          (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

     (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2002), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans then on deposit in the Interest Reserve Account.

     (d) On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Standard Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

     (e) The Trustee, any Fiscal Agent, the Depositor, the Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement
Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

     SECTION 3.06. Investment of Funds in the Collection Account, Servicing Accounts, Reserve Accounts and the REO Account.

     (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Trustee) maintaining the Collection Account, or any Servicing Account or Reserve Account held by it, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depositary institution maintaining the REO Account, to invest, or if it is such depositary institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan Documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer or


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Special Servicer, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised
Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account or any Servicing Account or Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

     (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

     (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Mortgage Loan regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings), the Master Servicer (in the case of the Collection Account and any Servicing Account or Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the

Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss), except (in the case of any such loss with respect to a Servicing Account or Reserve Account) to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Mortgage Loan or applicable law and such Borrower has no recourse against the Trust in respect of such loss.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment, and if the Master Servicer (if such default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account) or the Special Servicer (if such default is in respect of a Permitted Investment of funds in the REO Account), as applicable, is in default of its obligations under Section 3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of REMIC IV Regular Interest Certificates, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer if the default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account or by the Special Servicer if the default is in respect of a Permitted Investment of funds in the REO Account. This provision is in no way intended to limit any actions that the Master Servicer or Special Servicer may take in this regard at its own expense.

     (d) Amounts on deposit in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall remain uninvested.

     (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Standard Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

     SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

     (a) The Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Borrower to maintain, and, if the Borrower does not so maintain, the Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Mortgage Loan) all insurance coverage as is required, subject to applicable law, under the related Mortgage Loan Documents; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters and, in any event, business interruption or rental loss insurance for at least 12 months; and provided, further, that, if and to the extent that any such Mortgage so permits, the related Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from S&P and

"A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event); and provided, further, that the Master Servicer shall be required to maintain such insurance coverage upon the related Borrower's failure to do so only to the extent that such insurance is available at commercially reasonable rates (as determined by the Controlling Class Representative for the related Sub-Pool) and the Trustee as mortgagee has an insurable interest). Subject to
Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage (to the extent available at commercially reasonable rates (as determined by the Controlling Class Representative for the related Sub-Pool)) than was previously required of the Borrower under the related Mortgage and, at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from S&P and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to the Master Servicer or the Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Master Servicer as a Servicing Advance.

     (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from S&P and "A2" from Moody's or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force placed policy in a timely fashion in accordance with the terms of such policy.

     (c) Promptly after (but in no event more than 30 days after) the Closing Date, with respect to each of the Mortgage Loans covered by an Environmental Insurance Policy, the Master Servicer shall notify the insurer under such Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. If any other party hereto has actual knowledge of an Insured Environmental Event with respect to any Mortgage Loan covered by an Environmental Insurance Policy to this Agreement, such party shall promptly so notify the Master Servicer. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

     In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more Mortgage Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative for the applicable Sub-Pool (and the Class GT2 Directing Certificateholder, in the case of the Bel Alliance GT 2 Portfolio Loan), the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

     (d) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from S&P and "A2" from Moody's, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

     Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from S&P and "A2" from Moody's, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

     SECTION 3.08.  Enforcement of Alienation Clauses.

     The Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any restrictions, contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the Master Servicer or the Special Servicer, as the case may be, has determined, in its reasonable judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause or "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates, if (but only if) such "due-on-sale" or "due-on-encumbrance" clause involves any Mortgage Loan that, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized

Group as such Mortgage Loan, has a Cut-off Date Principal Balance in excess of $15,000,000; and provided, further, that the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold under any "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan until it has received the consent of the Special Servicer (the giving of which consent shall be subject to Section 3.24; and provided, further, that, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither the Special Servicer nor the Master Servicer shall be obligated to cover or assume any such costs or expenses); and provided, further, that neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless (i) all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower or (ii) it obtains the consent of the Controlling Class Representative for the applicable Sub-Pool. The Master Servicer and the Special Servicer shall each provide the other and the Controlling Class Representative for the applicable Sub-Pool with all such information as each may reasonably request in order to make any determination required under this paragraph.

     In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer (in the case of a Performing Mortgage Loan) or the Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

     If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Borrower and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses, to the extent such fees and expenses are collectible under the related Mortgage Loan Document or applicable law. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

     SECTION 3.09.  Realization Upon Defaulted Mortgage Loans.

     (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that the Master Servicer shall not, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and the Special Servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in Section 3.18 and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance). The Master Servicer shall not foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Mortgage Loan.

     (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify for purposes of Section 860D(a) of the Code as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by any REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulation section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17(a), the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by and reimbursable to the Master Servicer as a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders or any other specified person, could, in the reasonable judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

          (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that (x) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (y) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) in the event that the determination described in clause (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i)(y) above.

     Any such determination by the Special Servicer contemplated by clause
(c)(i) or clause (c)(ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative for the applicable Sub-Pool, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause
(c)(ii) of the preceding paragraph shall be payable out of the Collection Account pursuant to Section 3.05.

     (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

     (e) The Special Servicer shall report to the Trustee, the Master Servicer and the Controlling Class Representative for the applicable Sub-Pool monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses
(i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.

     (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

     (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicer, who shall promptly file same with the IRS on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Special Servicer shall deliver to the Master Servicer, who shall promptly forward it to the Trustee, an Officer's Certificate stating that all such information returns relating to Specially Serviced Mortgage Loans and REO Properties that were required to be filed during the prior twelve (12) months have been properly completed and timely provided to the Master Servicer. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

     (h) Within three Business Days from the date on which the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall deliver to the Trustee, the Master Servicer and the Controlling Class Representative for the applicable Sub-Pool an Officer's Certificate evidencing such determination. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof.

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     SECTION 3.10.  Trustee to Cooperate; Release of Mortgage Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or its designee and shall deliver to the Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

     (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee to the Master Servicer or the Special Servicer, as applicable.

     (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.11. Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent Regarding Back-up Servicing Advances.

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan and each REO Mortgage Loan. As to each such Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with December 2001) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Mortgage Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be.

     Midland and any successor holder of the Excess Servicing Fee Right shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign the Excess Servicing Fee Right in whole (but not in part) to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan), provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit F-3A hereto, and (iii) the prospective transferee shall have delivered to Midland and the Depositor a certificate substantially in the form attached as Exhibit F-3B hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of the Excess Servicing Fee Right without registration or qualification. Midland and each holder of the Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Fee Right shall, and Midland hereby agrees, and each such holder of the Excess Servicing Fee Right by its acceptance of the Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee, any Fiscal Agent, the Master Servicer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Fee Right, the Person then acting as Master Servicer shall pay, out of each amount paid to the Master Servicer as Master Servicing Fees, the Excess Servicing Fees to the holder of the Excess Servicing Fee Right within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. Neither the Certificate Registrar nor the Trustee shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee.

     The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein, including as provided in the prior paragraph.

     (b) Subject to offset as provided in Section 3.02(a), the Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

          (i) any and all Net Default Charges collected with respect to a Performing Mortgage Loan;

          (ii) 50% of any and all Net Assumption Application Fees, Net Assumption Fees, modification fees, extension fees, consent fees, waiver fees and earn-out fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

          (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

          (iv) any and all Prepayment Interest Excesses and defeasance fees collected on the Mortgage Loans; and

          (v) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

     To the extent that any of the amounts described in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

     (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each such Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees in respect of either Sub-Pool shall be payable monthly out of general collections on the Mortgage Loans in, and any REO Properties relating to, such Sub-Pool on deposit in the Collection Account pursuant to Section 3.05(a).

     As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each such Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, (i) each payment of interest (other than Default Interest) and principal received from the related Borrower on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan and (ii) the interest (other than Advance Interest) and principal portions of any Liquidation Proceeds received on such Mortgage Loan while it is a Corrected Mortgage Loan in connection with the repurchase or replacement thereof subsequent to the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document

Defect, by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or, if applicable, by the Column Performance Guarantor pursuant to the Column Performance Guarantee. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a new Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan with respect to such new Servicing Transfer Event. If the Special Servicer is terminated, including pursuant to Section 3.25, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation and (ii) any Specially Serviced Mortgage Loans for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan, but which had not as of the time it was terminated or resigned become a Corrected Mortgage Loan solely because the related Borrower had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related Borrower making such three consecutive timely Monthly Payments (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Mortgage Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without additional compensation) monitor that all conditions precedent to such Mortgage Loan's becoming a Corrected Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.

     As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full, partial or discounted payoff from the related Borrower or any Condemnation Proceeds or Liquidation Proceeds (other than any Specially Serviced Mortgage Loan or REO Property that is purchased by the Special Servicer or any Holders of Certificate(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18, purchased by the Class GT2 Directing Certificateholder pursuant to Section 3.27, purchased by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class for Sub-Pool No. 1 pursuant to
Section 9.01, acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01, repurchased or replaced no later than the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document Defect, by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or the Column Performance Guarantor pursuant to the Column Performance Guarantee or, in the case of the Granite Portfolio Mortgage Loan, otherwise repurchased by Column pursuant to the Column Mortgage Loan Purchase Agreement). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Default Charges). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of,

Liquidation Proceeds collected as a result of the purchase or substitution of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

     The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

     (d) Subject to offset as provided in Section 3.02(a), the Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

          (i) any and all Net Default Charges collected with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan;

          (ii) any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, waiver fees, earn-out fees and charges for beneficiary statements or demands that are actually received on or with respect to Specially Serviced Mortgage Loans or REO Mortgage Loans;

          (iii) 50% of any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, waiver fees and earn-out fees that are actually received on or with respect to a Performing Mortgage Loan; and

          (iv) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

     To the extent that any of the amounts described in the preceding paragraph are collected by the Master Servicer with respect to Specially Serviced Mortgage Loans, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

     (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, Purchase Price Security Deposit Account, Special Reserve Account, the Servicing Accounts, the Reserve Accounts or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

     (f) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

     (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advances on either Sub-Pool No. 1 or Sub-Pool No. 2 shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on or in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such Servicing Advance relates; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans in, and any REO Properties relating to, the applicable Sub-Pool on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by the Master Servicer in suspense.

     (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee (unless it is the Person making such determination) and the Controlling Class Representative for the applicable Sub-Pool, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer and the Special Servicer.


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     (i) Notwithstanding anything to the contrary set forth herein, the Master
Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of the Collection Account, but only as and to the extent contemplated by Section 3.05(a), any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee and the Controlling Class Representative for the applicable Sub-Pool, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

     SECTION 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

     (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan (and, in cases where the related Mortgage Loan has become a Specially Serviced Mortgage Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2002, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare (and, promptly following preparation, deliver to the Controlling Class Representative for the applicable Sub-Pool and, with respect to the Special Servicer, to the Master Servicer) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or Special Servicer, as applicable, is aware, (ii) any change in the condition or occupancy of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, is aware and that it considers material, or (iii) any waste committed on the Mortgaged Property of which the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware and that it considers material. The Master Servicer and the Special Servicer shall each deliver to the Trustee, upon written request, and the Controlling Class Representative for the applicable Sub-Pool a copy (or image in suitable electronic media) of each such written report prepared by it, within 30 days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or the Special Servicer, as applicable, or receipt of the related inspection report if the inspection is performed by a third-party. Upon request, the Trustee shall request from the Master Servicer or the Special Servicer, as applicable, and, to the extent such items have been delivered to the Trustee, upon written request, by the Master Servicer or the Special Servicer, as applicable, deliver to each of the Depositor, the related Mortgage Loan Seller, any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

     (b) Commencing with respect to the calendar quarter ended December 31, 2001, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer, the Trustee and the Controlling Class Representative for the applicable Sub-Pool within 30 days of its receipt thereof.

     The Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Within 60 days after receipt by the Master Servicer from the related Borrower or otherwise, as to a Performing Mortgage Loan, and within 30 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to a Specially Serviced Mortgage Loan and REO Property, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report for the subject Mortgaged Property or REO Property. The Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if so requested and not already provided pursuant to the preceding paragraph, the underlying operating statements and rent rolls, to the Trustee, the Special Servicer and the Controlling Class Representative for the applicable Sub-Pool. All CMSA Operating Statement Analysis Reports shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Controlling Class Representative for the applicable Sub-Pool, any Certificateholder or, if the Trustee has in accordance with
Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis (or update thereof) and, if requested, the related operating statement or rent rolls.

     Within 60 days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer shall prepare or update and forward to the Trustee, the Special Servicer and the Controlling Class Representative for the applicable Sub-Pool (in an electronic format reasonably acceptable to the Trustee and the Special Servicer) a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related quarterly or annual operating statements.

     If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Special Servicer has any questions for the related Borrower based upon the information received by the Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Borrower.

     (c) Not later than 4:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and the Controlling Class Representative for the applicable Sub-Pool the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of such Determination Date:
(i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name). At or before 4:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports or the related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer pursuant to Section 3.12(e) as of such Determination Date: (i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Comparative Financial Status Report; (iii) a CMSA Historical Liquidation Report;
(iv) a CMSA Historical Loan Modification Report; and (v) a CMSA REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

     (d) Not later than 3:00 p.m. (New York City time) on the second Business Day following each Determination Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, in a computer-readable medium downloadable by the Trustee, each of the files and reports comprising the CMSA Investor Reporting Package (excluding any CMSA Operating Statement Analysis Report, any CMSA NOI Adjustment Worksheet, the CMSA Bond Level File, the CMSA Collateral Summary File and the CMSA Loan Setup File), in each case providing the most recent information with respect to the Mortgage Pool as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name); provided that the Master Servicer shall not be required to prepare and deliver any of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the second Business Day following the third Determination Date following the Closing Date.

     The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), available each month on the Master Servicer's Internet Website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies and the Controlling Class Representatives, and (iii) each Certificateholder and Certificate Owner who requests such password, provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the


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


Trustee (with a copy to the Master Servicer). In connection with providing access to the Master Servicer's Internet Website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

     (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement.

     (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan Documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the respective Due Dates for the Original Mortgage Loans in December 2001 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File.

     (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of


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


such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's Internet Website or the Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

     SECTION 3.13. Annual Statement as to Compliance.

     Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Underwriters, the Controlling Class Representatives and each other, on or before April 30 of each year, beginning in 2003, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that the Master Servicer and the Special Servicer shall each be required to deliver its Annual Performance Certification by March 20 in 2003 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

     SECTION 3.14. Reports by Independent Public Accountants.

     On or before April 30 of each year, beginning in 2003, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriters, the Controlling Class Representatives and each other, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report; provided that the Master Servicer and the Special Servicer shall each be required to cause the delivery of its Annual Accountants' Report by March 20 in 2003 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public


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


accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Master Servicer and the Special Servicer will each reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

     SECTION 3.15. Access to Certain Information.

     (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, any Fiscal Agent, the Depositor, each Rating Agency, the Controlling Class Representatives and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Mortgage Loan Documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Controlling Class Representatives, the Master Servicer and the Special Servicer may each require registration (to the extent access is provided via the Master Servicer's Internet Website) and the acceptance of a reasonable and customary disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent the Master Servicer or the Special Servicer, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement governing the availability, use and disclosure of such information.

     (b) Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

     (c) No less often than on a monthly basis at a time reasonably designated by the Controlling Class Representative for each Sub-Pool, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available, at the option of such Controlling Class Representative either by telephone or at the office of such Servicing Officer, to answer questions from such Controlling Class Representative regarding the performance and servicing of the Mortgage Loans in, and/or REO Properties relating to, such Sub-Pool for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

     SECTION 3.16. Title to REO Property; REO Account.

     (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability


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


company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer, on behalf of the Trust, shall sell any REO Property in accordance with Section 3.18(d) and, in any event, by the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second calendar year) following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second calendar year) following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis within a customary and normal time frame for the sale of comparable properties. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be paid by and reimbursable to the Master Servicer as a Servicing Advance.

     (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

     (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only


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


to the extent of amounts on deposit in the REO Account relating to such REO Property. Within two Business Days following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

     (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

     SECTION 3.17. Management of REO Property.

     (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

          (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

          (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Trustee and the Controlling Class Representative for the applicable Sub-Pool, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting


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


     position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

     The Special Servicer's decision as to how each REO Property shall be managed and operated shall, subject to Section 3.17(b), be in accordance with the Servicing Standard. Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of an REO Property pursuant to the terms and subject to the conditions of Section 3.18.

     (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Except as contemplated by Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Furthermore, the Special Servicer may not, on behalf of the Trust, directly or through any agents, make any significant operating decisions with respect to such REO Property that address matters other than those consistent with the normal course of business, complete any significant construction on such REO Property or provide vendor financing for the sale of such REO Property. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and


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


          (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

     To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, advance such amounts as are necessary for such purposes unless the Master Servicer or the Special Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that the Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability (and be reimbursed for such Advance as a Nonrecoverable Advance) if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

     (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

          (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and
     (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be paid by and reimbursable to the Master Servicer as a Servicing Advance.

     SECTION 3.18. Fair Value Option; Sale of REO Properties.

     (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by: Section 2.03, Section 3.27 and Section 9.01 of this Agreement; the Mortgage Loan Purchase Agreement; the Column Performance Guarantee and the related Mortgage Loan Documents.

     (b) If any Mortgage Loan becomes a Specially Designated Defaulted Mortgage Loan, then the Special Servicer shall so notify the Trustee, the Controlling Class Representative for the applicable Sub-Pool and the Master Servicer, and the Trustee shall, in turn, notify the Holder(s) of the Controlling Class for the applicable Sub-Pool in writing. In addition, the Special Servicer shall determine (in accordance with the Servicing Standard, taking into account the considerations contemplated by the following paragraph, but without regard to the Purchase Option provided for in Section 3.18(c) below or, in the case of the Bel Alliance GT 2 Portfolio Loan, the Bel Alliance GT 2 Portfolio Purchase Option provided for in Section 3.27(b)), and report to the Trustee and the Master Servicer, the Fair Value of such Mortgage Loan. The Special Servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan shall be made as soon as reasonably practicable, but in no event later than 20 days after the Special Servicer receives the requisite Appraisal or any other third-party reports that it deems necessary to make the determination. If at any time the Special Servicer becomes aware of any circumstances or conditions that have occurred or arisen with respect to any Specially Designated Defaulted Mortgage Loan or the related Mortgaged Property subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect, the Special Servicer's most recent Fair Value determination with respect to such Specially Designated Defaulted Mortgage Loan, then the Special Servicer shall redetermine (in the same manner as provided above, but taking into account such new circumstances or conditions known to the Special Servicer), and report to the Trustee, the Controlling Class Representative for the applicable Sub-Pool and the Master Servicer (and the Trustee shall, in turn, report to the Holder(s) of the Controlling Class for the applicable Sub-Pool), the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan.

     In determining the Fair Value of any Specially Designated Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the related Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property or working out such Mortgage Loan. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, shall take into account the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property in the preceding 12-month period in accordance with this Agreement and shall not determine the Fair Value of any Specially Designated Default Mortgage Loan without such an Appraisal; provided that the Special Servicer shall take account of any change in the circumstances regarding or the condition of the related Mortgaged Property known to the Special Servicer that has occurred or arisen subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, such Appraisal. Furthermore, the Special Servicer shall consider available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so, conclusively rely on any opinions or reports of Independent third parties in making such determination. All reasonable costs and expenses incurred by the Special Servicer pursuant to this Section 3.18(b) shall be paid by and reimbursable to the Master Servicer as Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special Servicer to perform its duties pursuant to this Section 3.18(b).

     (c) The Majority Controlling Class Certificateholder for the applicable Sub-Pool (exclusive of the Depositor, the related Mortgage Loan Seller, or any of their respective Affiliates and/or agents) may, at its option, purchase from the Trust any Specially Designated Defaulted Mortgage Loan (such option, the "Purchase Option"), at a cash price (the "Option Price") equal to the Fair Value of such Mortgage Loan (as most recently determined by the Special Servicer and reported to the Trustee and the Master Servicer as provided in Section 3.18(b) above) or, if no such Fair Value has yet been established as provided in Section 3.18(b) above or if the Special Servicer is in the process of redetermining such Fair Value because of a change in circumstances, equal to the Purchase Price; provided that:

          (i) the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will remain in effect only for the period (the "Option Period") that commences on the date that such Mortgage Loan first becomes a Specially Designated Defaulted Mortgage Loan and ends on the earliest of (A) the date on which such Mortgage Loan becomes a Corrected Mortgage Loan or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan and (B) the date on which a Liquidation Event occurs with respect to such Mortgage Loan or the related Mortgaged Property becomes an REO Property.

          (ii) the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will be assignable by the Majority Controlling Class Certificateholder for the applicable Sub-Pool during the Option Period to a third party other than the Depositor, the related Mortgage Loan Seller, or one of their respective Affiliates and/or agents (provided that the parties hereto are notified in writing of the assignment);

          (iii) if the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan is not exercised by the Majority Controlling Class Certificateholder for the applicable Sub-Pool or any assignee thereof within 30 days after the Fair Value of such Mortgage Loan has initially been established as provided in Section 3.18(b) above, then the Majority Controlling Class Certificateholder for the applicable Sub-Pool shall be deemed to have assigned such Purchase Option, for a 30-day period only, to the Special Servicer;

          (iv) during the 30-day period following the assignment to it of the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan, the Special Servicer will be entitled to exercise such Purchase Option or to assign such Purchase Option to a third party other than the Depositor, the related Mortgage Loan Seller or one of their respective Affiliates and/or agents (provided that the other parties hereto are notified in writing of the assignment);

          (v) if the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan is not exercised by the Special Servicer or its assignee within the 30-day period following the assignment of such Purchase Option to the Special Servicer as contemplated by clause (iii) above, then such Purchase Option will automatically revert to the Majority Controlling Class Certificateholder for the applicable Sub-Pool; and

          (vi) prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by the Special Servicer or any Affiliate or assignee thereof, subject to the following paragraph, the Master Servicer shall confirm and report to the Trustee and the Special Servicer (or, if the Master Servicer and the Special Servicer are the same Person or Affiliates, the Trustee, upon reasonable notice, shall confirm and report to the Special Servicer) that it believes that the Special Servicer's determination of the Fair Value of such Mortgage Loan reasonably reflects an amount no less than that which would, in its judgment, be realized in connection with a sale of such Mortgage Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted (although the Special Servicer may revise any such Fair Value determination that is rejected by the Master Servicer (or, if applicable, the Trustee));

provided, that, solely with respect to the Bel Alliance GT 2 Portfolio Loan in the event that it is a Special Serviced Mortgage Loan, the Class GT2 Directing Certificateholder's right to purchase such Mortgage Loan pursuant to the Bel Alliance GT 2 Portfolio Purchase Option under Section 3.27(b) shall take precedence over the right of the Majority Controlling Class Certificateholder for Sub-Pool No. 1 pursuant to the Purchase Option under this Section 3.18; and provided, further, that, if the Depositor, a Mortgage Loan Seller or any Affiliate or agent of the Depositor or a Mortgage Loan Seller shall, as Special Servicer or the Majority Controlling Class Certificateholder for either Sub-Pool, hold the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan, then it may, at any time after the commencement of the applicable Option Period, waive such Purchase Option by delivering written notice of such waiver to the Master Servicer, the Special Servicer (if the holder of such Purchase Option is not acting in such capacity) and the Trustee.

     Notwithstanding anything contained in clause (vi) of the preceding paragraph to the contrary, if the Master Servicer or the Trustee is required to confirm or reject the Special Servicer's Fair Value determination as contemplated by such clause (vi), either such party may (at its option) designate an Independent third party, with adequate experience in the trading of defaulted mortgage loans, to confirm that the Special Servicer's Fair Value determination as contemplated by such clause (vi). In the event that the Master Servicer or the Trustee designates such a third party to make such determination, neither the Master Servicer nor the Trustee will assume any responsibility for such third party's determination, and the Master Servicer and the Trustee shall be entitled to conclusively rely upon such third party's determination. The Master Servicer may pay, or the Trustee may direct the Master Servicer to pay, as the case may be, to such a third party (or, if the Master Servicer or the Trustee makes the confirmation of the Special Servicer's Fair Value determination as contemplated by clause (vi) of the preceding paragraph, the Master Servicer may pay itself or the Trustee, as the case may be) a fee of up to $2,500 plus (subject to the next sentence) related costs and expenses out of the Collection Account maintained by the Master Servicer. The reasonable costs of all appraisals, inspection reports and broker opinions of value, incurred by the Master Servicer, the Trustee or any such third party pursuant to this paragraph or clause (vi) of the preceding paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances.

     Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by providing to the Trustee, the Master Servicer and the Special Servicer--

          (i) written notice of its intention to purchase such Mortgage Loan at the Option Price; and

          (ii) if such party is the assignee of the Special Servicer or the Majority Controlling Class Certificateholder for the applicable Sub-Pool, evidence of its right to exercise such Purchase Option.

The actual purchase of such Specially Designated Defaulted Mortgage Loan shall occur (by delivery of cash in the amount of the applicable Option Price to the Special Servicer for deposit in the Master Servicer's Collection Account) no later than 20 days after the later of (i) such exercise of the Purchase Option with respect to such Mortgage Loan and (ii) if applicable, the confirmation of the Special Servicer's Fair Value of such Mortgage Loan in accordance with clause (vi) of the first paragraph of this Section 3.18(c) and/or in accordance with the second paragraph of this Section 3.18(c).

     Notwithstanding the Purchase Option provided for in this Section 3.18(c), the Special Servicer shall proceed in respect of any Specially Designated Defaulted Mortgage Loan in accordance with Section 3.09 and/or Section 3.20, without regard to such Purchase Option.

     (d) The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to solicit cash bids for each REO Property in such manner as will be reasonably likely to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period provided for by Section 3.16(a)). The Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) with respect to any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall, consistent with the Servicing Standard and subject to
Section 3.24, dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

     The Special Servicer shall give the Trustee and the Controlling Class Representative for the applicable Sub-Pool not less than five (5) Business Days' prior written notice of its intention to sell any REO Property pursuant to this
Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

     (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer, the cost of which shall be paid by and reimbursable to the Master Servicer as a Servicing Advance). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to the subject REO Property and (ii) selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to any REO Property, the Special Servicer shall require that all bids be submitted to it (or, if the Special Servicer is bidding, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months, as well as, among other factors, the occupancy level and physical condition of the REO Property, the state of the then current local economy and commercial real estate market where the REO Property is located and the obligation to dispose of any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period specified in Section 3.16(a)). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two Independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received for any REO Property and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for the subject REO Property. Any bid by the Special Servicer for any REO Property shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

     (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with Independent third parties in connection with the sale of any REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Designated Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any REO Property, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into a Collection Account. Any sale of a Specially Designated Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

     (g) Any sale of any Specially Designated Defaulted Mortgage Loan or REO Property shall be for cash only.

     (h) The purchase price for any Specially Designated Defaulted Mortgage Loan or REO Property sold under this Section 3.18 shall be deposited into the Master Servicer's Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made (based upon notification by the Special Servicer to the Master Servicer of the amount of the purchase price), shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan or REO Property in the Person who purchased such Mortgage Loan or REO Property.

     SECTION 3.19. Additional Obligations of Master Servicer.

     (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of Performing Mortgage Loans during the most recently ended Collection Period (other than as a result of the receipt of Insurance Proceeds and/or Condemnation Proceeds), and (ii) the aggregate of
(A) with respect to such of those Prepayment Interest Shortfalls incurred with respect to a particular Sub-Pool, that portion of the Master Servicer's Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan in such Sub-Pool for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the most recently ended Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan Documents regarding Principal Prepayments (other than (X) subsequent to a material default under the related Mortgage Loan Documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Controlling Class Representative for the applicable Sub-Pool), then, the amount specified in clause (ii)(A) above shall be an amount equal to the entire Master Servicing Fee with respect to such Sub-Pool and such Collection Period.

     (b) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten Business Days of the written request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

     Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the Special Servicer is required under this Agreement (but subject to the following paragraph), to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that the Special Servicer shall not be entitled to make such a request (other than for emergency advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, by payment of such amount to the Special Servicer within five Business Days of the Master Servicer's receipt of such request. The Special Servicer shall then be responsible for disbursing such amounts to the appropriate payees. Subject to the preceding sentence, if the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

     Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

     (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan, the Special Servicer shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, unless the Controlling Class Representative for the applicable Sub-Pool permits otherwise, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property in the earlier Appraisal, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer and the Controlling Class Representative for the applicable Sub-Pool. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be paid by and reimbursable to the Master Servicer as a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Trustee and the Master Servicer and the Controlling Class Representative for the applicable Sub-Pool the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.


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


     For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, unless the Controlling Class Representative for the applicable Sub-Pool objects, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be paid by and reimbursable to the Master Servicer as a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine, in consultation with the Controlling Class Representative for the applicable Sub-Pool, and report to the Trustee and the Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Controlling Class Representative for the applicable Sub-Pool shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders for the applicable Sub-Pool, and upon receipt of such Appraisal the Special Servicer shall redetermine the Appraisal Reduction Amount.

     (d) The Master Servicer shall pay, without any right of reimbursement therefor, the post-Closing Date fees of the Rating Agencies for ongoing surveillance of the Rated Certificates; provided that the Master Servicer shall not be required to pay without reimbursement the fees charged by any Rating Agency for a confirmation as to the lack of an Adverse Rating Event with respect to any Class of Rated Certificates in connection with any other particular matter, unless the Master Servicer has failed to use efforts consistent with the Servicing Standard to collect such fees from the Borrower, which shall include, if it has the right to do so under the applicable Mortgage Loan, conditioning its consent or approval on such payment by the Borrower unless such condition would be a violation of applicable law or the Servicing Standard.

     (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium or Yield Maintenance Charge, as the case may be, payable under the terms of the related Mortgage Note. Promptly following its determination thereof, the Master Servicer shall disclose to the Trustee and, upon request, any Certificateholder its calculation of any such Prepayment Premium or Yield Maintenance Charge, including, in the case of a Yield Maintenance Charge, the U.S. Treasury rate and, if different, the discount rate used to calculate such Yield Maintenance Charge.

     (f) With respect to each Mortgage Loan that provides for defeasance, the Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury regulation section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Mortgage Loan, to the extent consistent with the related loan documents, that such Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the Master Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral and to provide an Opinion of Counsel to the effect that such entity will not be consolidated with its principals, (iv) to


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implement such defeasance only after the second anniversary of the Closing Date,
(v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released. If the subject Mortgage Loan has a Cut-off Date Principal Balance less than $20,000,000 and an outstanding principal balance less than 2% of the then aggregate Stated Principal Balance of the Mortgage
Pool, and if either the terms of the Mortgage Loan permit the Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required so long as the applicable Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit
M. In such case, the Master Servicer shall provide the Rating Agencies and the Controlling Class Representative for the applicable Sub-Pool with notice that the foregoing requirements have been met. However, if the subject Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $20,000,000 or an outstanding principal balance greater than or equal to 2% of the aggregate
Stated Principal Balance of the Mortgage Pool, or if the terms of the Mortgage Loan do not permit the Master Servicer to impose such requirements and the Master Servicer does not satisfy such requirements on its own, then the Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative for the applicable Sub-Pool and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan Documents and applicable law, the Master Servicer shall not execute a defeasance unless (i) the Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of no-downgrade is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (ii) the Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations.

     (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

     (h) If a Mortgage Loan provides or allows that the related Borrower's failure to make any Monthly Payment due thereunder on the applicable Due Date will not result in an event of default for which the Mortgage Loan may be accelerated and/or the accrual of Default Charges unless and until the Master Servicer notifies such Borrower of the failure or the elapse of a specified number of days following the Master Servicer's delivery of such notice, then the Master Servicer shall promptly (and in any event within two Business Days following the applicable Due Date) notify the related Borrower of such a failure.


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


     SECTION 3.20. Modifications, Waivers, Amendments and Consents.

     (a) The Special Servicer (solely as to a Specially Serviced Mortgage Loan) or the Master Servicer (solely as to a Performing Mortgage Loan) may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan, subject, however, to Sections 3.08, 3.24 and 3.27 and, further to each of the following limitations, conditions and restrictions:

          (i) other than as provided in Sections 2.03(b), 3.02, 3.08, 3.20(f) and 3.20(g), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or affect the security for such Mortgage Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any Borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within 15 Business Days from such notice), such consent shall be deemed to have been granted);

          (ii) other than as provided in Sections 3.02 and 3.08, the Special Servicer shall not agree to (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable, good faith judgment of the Special Servicer, would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Net Mortgage Rate), than would liquidation;

          (iii) the Special Servicer shall not extend (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) the fifth


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


     anniversary of such Mortgage Loan's Stated Maturity Date, (B) three years prior to the Rated Final Distribution Date for any Class of Rated Certificates, (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and (D) if such Mortgage Loan is covered by an environmental insurance policy, two years prior to the expiration of the term of such policy unless the Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, and at the expense of the Borrower, that there are no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations;

          (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool;

          (v) subject to applicable law, the related Mortgage Loan Documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan unless all related fees and expenses are paid by the Borrower;

          (vi) the Special Servicer shall not permit (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the Special Servicer shall have first (A) determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the related Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received, at the expense of the related Borrower, written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

          (vii) the Special Servicer shall not release (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any real property collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d), or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will


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


     not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real estate collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan and
     (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan.

     (b) The Special Servicer and Master Servicer shall not have any liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer or the Master Servicer and consistent with the Servicing Standard.

     (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

     (d) Each of the Master Servicer and the Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the related Mortgage Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses


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


incurred by it. All such fees collected by the Master Servicer and/or the Special Servicer with respect to any Mortgage Loan shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

     (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this
Section 3.20 (other than waivers of Default Charges) shall be in writing. Each of the Special Servicer and the Master Servicer shall notify the other such party, each Rating Agency, the Trustee and the Controlling Class Representative for the applicable Sub-Pool, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 (other than waivers of Default Charges) and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer, or by the Master Servicer with any required consent of the Special Servicer, pursuant to
Section 3.20(a) above, the Special Servicer or the Master Servicer, as applicable, shall deliver to the other such party, the Trustee and the Rating Agencies an Officer's Certificate certifying that all of the requirements of
Section 3.20(a) have been met and, in the case of the Special Servicer, setting forth in reasonable detail the basis of the determination made by it pursuant to
Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be so delivered before the modification, waiver or amendment is agreed to.

     (f) With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, with the consent of the Controlling Class Representative for the applicable Sub-Pool, to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Mortgage Loan if (i) such ARD Mortgage Loan is a Performing Mortgage Loan, (ii) the related Borrower has requested the right to prepay such ARD Mortgage Loan in full together with all payments required by the related Mortgage Loan Documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, and (iii) the Master Servicer has determined, in its reasonable judgment, that waiving such Post-ARD Additional Interest is in accordance with the Servicing Standard. The Master Servicer shall prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

     (g) Notwithstanding anything in this Section 3.20 or in Section 3.08,
Section 3.24 or Section 3.27 to the contrary, the Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) waiver of Default Charges, in accordance with Section 3.02; (iii) releases of parcels of a Mortgaged Property (provided that any such releases are releases as to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions and such releases shall be made as required by the Mortgage Loan Documents); and (iv) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan;


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


provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury regulation section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (y) would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

     (h) The Master Servicer shall not terminate or replace, or consent to the termination or replacement of, any property manager with respect to any Mortgaged Property, and the Master Servicer shall not terminate or change or consent to the termination or change of the franchise for any Mortgage Property operated as a hospitality property, in any event without the prior written consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with its analysis, recommendations and all information that the Special Servicer may reasonably request and which information is in the possession of the Master Servicer, in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard, and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from the Master Servicer of such analysis, recommendation and all information reasonably requested thereby in order to make an informed decision (or, if the Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted.

     (i) In connection with granting an extension of the maturity date of any Mortgage Loan in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Mortgage Loan, and the Master Servicer, in the case of a Performing Mortgage Loan, shall each cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan Documents, to thereafter deliver to the Special Servicer, the Trustee and the Controlling Class Representative for the applicable Sub-Pool audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

     (j) Notwithstanding anything in this Agreement, including this Section 3.20, to the contrary, for so long as the Master Servicer and the Special Servicer are the same Person, the Master Servicer shall not be obligated to obtain the consent or approval of the Special Servicer as otherwise required in this Agreement but shall instead be required to request the consent or approval of the Controlling Class Representative for the applicable Sub-Pool (in respect of any matter as to which such consent is otherwise required hereunder) to the extent, and on the same terms, subject to the same limitations, restrictions and exclusions and within the same time periods as, the Special Servicer is required to request such consent or approval of the Controlling Class Representative for the applicable Sub-Pool pursuant to Section 3.24 or any other section or provision of this Agreement.

     SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                   Servicer; Record Keeping.

     (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall immediately give notice thereof to the Controlling Class Representative for the applicable Sub-Pool (and, in the case of the Bel Alliance GT 2 Portfolio Loan, the


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


Class GT2 Directing Certificateholder), and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by the Master Servicer to the Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, title insurance policies, UCC's and tenant estoppels. The Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. No later than 10 Business Days before the Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review such Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File.

     Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

     Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

     (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

     (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.


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     (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

     SECTION 3.22. Sub-Servicing Agreements.

     (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement, including any amendments thereto and modifications thereof: (i) insofar as it affects the Trust, is consistent with this Agreement, including Section 7.01(a), in all material respects and requires the Sub-Servicer to comply in all material respects with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer or the Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Designated Sub-Servicer Agreement may not be terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third-party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly set forth herein; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the subject Sub-Servicer to foreclose on a Mortgaged Property or to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Master Servicer or Special Servicer, as the case may be, contemplated by Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; and (vi) does not permit the Sub-Servicer any rights of indemnification out of the Trust Fund except through the Master Servicer or the Special Servicer, as the case may be, have pursuant to Section 6.03; provided that the appointment by the Master Servicer or Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that the Master Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein). No Sub-Servicing Agreement entered into by the Master Servicer shall purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Special Servicer with respect to any Specially Serviced Mortgage Loan or otherwise. Each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and any REO Properties and shall not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Master Servicer with respect to any Mortgage Loan, including any Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each notify the other, the Trustee and the Depositor in writing promptly of the


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


appointment by it of any Sub-Servicer (other than a Designated Sub-Servicer). The Master Servicer and the Special Servicer shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of the subject Mortgage Loans and to avoid any loss or liability to the Trust.

     (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of the Master Servicer or the Special Servicer, as applicable, to terminate a Sub-Servicer, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that no Designated Sub-Servicer Agreement may be so terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and


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


an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

     (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans; or (iii) the Controlling Class Representative for the applicable Sub-Pool has consented.

     SECTION 3.23. Controlling Class Representatives.

     (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class for each of Sub-Pool No. 1 and Sub-Pool No. 2 shall be entitled in accordance with this Section 3.23 to select a representative (each, a "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class for that Sub-Pool, (ii) the resignation or removal of the Person acting as Controlling Class Representative for that Sub-Pool or (iii) a determination by the Trustee that the Controlling Class for that Sub-Pool has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depositary or the Depositary Participants, the Certificate Owners) of the Controlling Class for that Sub-Pool that they may select a Controlling Class Representative for that Sub-Pool. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2, which process may include the designation of the Controlling Class Representative for that Sub-Pool by the related Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 shall be effective until such Person provides the Trustee with (i) written confirmation of its acceptance of such appointment,
(ii) written confirmation of its agreement to keep confidential, for so long as reports are required to be filed with respect to the Trust under Section 15(d) of the Exchange Act, all information received by it with respect to the Trust and its assets that has not been filed with the Commission, (iii) an address and telecopy number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

     (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 of which a Responsible Officer of the Trustee has actual knowledge and otherwise promptly upon request from the Master Servicer or the Special Servicer, the Trustee shall deliver to each of the Master Servicer and the Special Servicer the identity of the Controlling Class Representative for that Sub-Pool and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depositary or the Depositary Participants, each Certificate Owner) of the Controlling Class for that Sub-Pool, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depositary or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative for that Sub-Pool or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class for that Sub-Pool. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool. No. 2, the Trustee shall notify the other parties to this Agreement of such event.

     (c) A Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 may at any time resign as such by giving written notice to the Trustee, the Special Servicer, the Master Servicer and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class for that Sub-Pool. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class for either Sub-Pool No. 1 or Sub-Pool No. 2 shall be entitled to remove any existing Controlling Class Representative for that Sub-Pool by giving written notice to the Trustee, the Special Servicer, the Master Servicer and such existing Controlling Class Representative.

     (d) Once a Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class for that Sub-Pool, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class for that Sub-Pool, in writing, of the resignation or removal of such Controlling Class Representative.

     (e) Any and all expenses of the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class for that Sub-Pool, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 by a Borrower with respect to this Agreement or any particular Mortgage Loan in the related Sub-Pool, the Controlling Class Representative for that Sub-Pool shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer, the Master Servicer, the Trustee or the Trust are


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


also named parties to the same action and, in the sole judgment of the Special Servicer, (i) such Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter, and (ii) there is no potential for the Special Servicer, the Master Servicer, the Trustee or the Trust to be an adverse party in such action as regards such Controlling Class Representative) the Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative for that Sub-Pool. This provision shall survive the termination of this Agreement and the termination or resignation of any Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2.

     SECTION 3.24. Certain Rights and Powers of the Controlling Class
                   Representatives.

     (a) The Controlling Class Representative for each of Sub-Pool No. 1 and Sub-Pool No. 2 will be entitled to advise the Special Servicer with respect to the Special Servicer's taking, or consenting to the Master Servicer's taking, any of the actions identified in clauses (i) through (ix) of the following sentence. In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.20(g), Section 3.24(b) and Section 3.27(a), the Special Servicer will not be permitted to take, or consent to the applicable Master Servicer's taking, any of the actions identified in clauses (i) through (ix) of this sentence, unless and until the Special Servicer has notified the Controlling Class Representative for the applicable Sub-Pool in writing of the Special Servicer's intent to take or permit the particular action and the Controlling Class Representative for the applicable Sub-Pool has consented (or has failed to object) thereto in writing within five Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

          (i) any proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification, amendment or waiver of a monetary term (including any charge in the timing of payments but excluding the waiver of Default Charges) or any material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of a Mortgage Loan;

          (iii) any acceptance of a discounted payoff with respect to any Specially Serviced Mortgage Loan;

          (iv) any proposed sale of an REO Property for less than the Stated Principal Balance of, and accrued interest (other than Default Interest and Post-ARD Additional Interest) on, the related Mortgage Loan, except in connection with a termination of the Trust Fund pursuant to Section 9.01;

          (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

          (vi) any release of collateral for any Mortgage Loan (other than in accordance with the specific terms of, or upon satisfaction of, such Mortgage Loan);


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


          (vii) any acceptance of substitute or additional collateral for any Specially Serviced Mortgage Loan (other than in accordance with the specific terms of such Mortgage Loan);

          (viii) any release of Earn-Out Reserve Funds or related Letter of Credit with respect to a Mortgaged Property securing a Mortgage Loan; and

          (ix) any waiver of a due-on-sale or due-on-encumbrance clause in any Mortgage Loan.

provided that, if the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a whole), the Special Servicer may take any such action without waiting for the response of the Controlling Class Representative for the applicable Sub-Pool.

     In addition, subject to Section 3.24(b) and Section 3.27(a), the Controlling Class Representative for each of Sub-Pool No 1 and Sub-Pool No. 2 may direct the Special Servicer to take, or to refrain from taking, such actions with respect to that Sub-Pool as such Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative for each of Sub-Pool No. 1 and Sub-Pool No. 2 with any information in the Special Servicer's possession with respect to such matters with respect to that Sub-Pool, including, without limitation, its reasons for determining to take a proposed action.

     The Master Servicer or the Special Servicer, as applicable, shall notify the Controlling Class Representative for the applicable Sub-Pool of any release or substitution of collateral for a Mortgage Loan even if such release or substitution is in accordance with the related Mortgage Loan Documents.

     (b) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 prior to acting, and the provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative for such Sub-Pool and, if any Controlling Class Representative for such Sub-Pool resigns or is removed, during the period following such resignation or removal until a replacement is selected, and (ii) no advice, direction or objection from or by the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2, as contemplated by Section 3.24(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent, the Trustee, or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (D) expand the scope of the Special Servicer's responsibilities under this Agreement. Furthermore, the rights and powers of the Controlling Class Representative for Sub-Pool No. 1 under Section 3.24(a) shall not apply to the Bel Alliance GT 2 Portfolio Loan or any related REO

Property unless and until a Bel Alliance GT 2 Portfolio Change of Control Event shall have occurred and is continuing.

     (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative for each of Sub-Pool No. 1 and Sub-Pool No. 2 may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 may act solely in the interests of the Holders of the Controlling Class for that Sub-Pool; (iii) the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 does not have any duties to the Holders of any Class of Certificates other than the Controlling Class for that Sub-Pool (and with respect to such Controlling Class, Holders shall have no liability for any action taken or omitted which does not constitute negligence, bad faith or willful misfeasance); (iv) the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 may take actions that favor interests of the Holders of the Controlling Class for that Sub-Pool over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 shall have no liability whatsoever for having so acted or for any action taken or omitted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2 or any director, officer, employee, agent or principal thereof for having so acted.

     SECTION 3.25. Replacement of Special Servicer.

     (a) Subject to Section 3.25(b), Section 3.25(d) and Section 3.25(e), the Controlling Class Representative for Sub-Pool No. 1 may, upon not less than ten days' prior written notice to the respective parties hereto, remove any existing Special Servicer hereunder (with or without cause) and appoint a successor Special Servicer; provided that, if any such removal is made without cause, then the costs of transferring the special servicing responsibilities to a successor Special Servicer will, upon such removal or other termination, be paid by the Certificateholders of the Controlling Class for Sub-Pool No. 1.

     (b) No removal of the Special Servicer and appointment of a successor thereto pursuant to Section 3.25(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the Person designated to be the successor Special Servicer, and (C) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of the existing Special Servicer and the appointment of the Person designated to serve as successor Special Servicer is in compliance with this Section 3.25, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I-2, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if the existing Special Servicer has been removed by the Controlling Class Representative for Sub-Pool No. 1 without cause, the Certificateholders of the Controlling Class for that Sub-Pool have


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


delivered to the Trustee and the terminated Special Servicer such Certificateholders' joint and several undertaking to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

     (c) Any Special Servicer terminated pursuant to Section 3.25(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in Section 3.05(a), and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(c), and
(iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to
Section 3.25, to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the terminated Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property.

     (d) Notwithstanding Section 3.25(a), unless a Bel Alliance GT 2 Portfolio Change of Control Event has occurred and is continuing, the Controlling Class Representative for Sub-Pool No. 1 may not terminate and replace the Bel Alliance GT 2 Portfolio Special Servicer without the written consent of the Class GT2 Directing Certificateholder. For so long as a Bel Alliance GT 2 Portfolio Change of Control Event does not exist, the Controlling Class Representative for Sub-Pool No. 1 may, however, without the written consent of the Class GT2 Directing Certificateholder, terminate and replace the General Special Servicer. Furthermore, if a Bel Alliance GT 2 Portfolio Change of Control Event has occurred and is continuing, the Controlling Class Representative for Sub-Pool No. 1 may, without the written consent of the Class GT2 Directing Certificateholder, terminate and replace both the Bel Alliance GT 2 Portfolio Special Servicer and the General Special Servicer. In connection therewith, references in Section 3.25(a), Section 3.25(b) and Section 3.25(c) to "Special Servicer" shall mean solely the General Special Servicer or collectively the General Special Servicer and the Bel Alliance GT 2 Portfolio Special Servicer, as appropriate in accordance with this paragraph.

     (e) For so long as a Bel Alliance GT 2 Portfolio Change of Control Event does not exist, the Class GT2 Directing Certificateholder shall have the same rights to terminate and replace the Bel Alliance GT 2 Portfolio Special Servicer as the Controlling Class Representative for Sub-Pool No. 1 would have to terminate and replace the General Special Servicer. In connection therewith, all of the terms and conditions of Section 3.25(a), Section 3.25(b) and Section 3.25(c) shall apply, except that references therein to "Special Servicer" shall mean solely the Bel Alliance GT 2 Portfolio Special Servicer, references therein to "Controlling Class Representative for Sub-Pool No. 1" shall mean the


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Class GT2 Directing Certificateholder and references therein to
"Certificateholders of the Controlling Class" shall mean the Class GT2 Certificateholders.

     SECTION 3.26. Application of Default Charges.

     (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Mortgage Loan or REO Mortgage Loan, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

          first, to pay to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be;

          second, to reimburse the Trust for any Advance Interest paid to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, which interest was paid from a source other than Default Charges on such Mortgage Loan or REO Mortgage Loan, as the case may be;

          third, to pay any other outstanding expense incurred with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, that, if not paid from Default Charges collected on such Mortgage Loan or REO Mortgage Loan, as the case may be, will likely become an Additional Trust Fund Expense;

          fourth, to reimburse the Trust for any other Additional Trust Fund Expenses incurred since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, and previously paid from a source other than Default Charges on such Mortgage Loan or REO Mortgage Loan, as the case may be; and

          fifth, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, if such Default Charges were collected with respect to a Performing Mortgage Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

     (b) Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a) and Section 4.01(b), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.26(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Mortgage Loan (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

     SECTION 3.27. Servicing of the Bel Alliance GT 2 Portfolio Loan

     (a) Prior to taking any of the following actions with respect to the Bel Alliance GT 2 Portfolio Loan, the Special Servicer shall notify the Trustee, which shall notify the Holders of the Class GT2 Certificates and, if so requested within five (5) business days of providing that notice, to consult with the Class GT2 Directing Certificateholder:

          (i) if the Bel Alliance GT 2 Portfolio Loan becomes a Specially Serviced Mortgage Loan, any foreclosure upon or comparable conversion, which may include the acquisition of an REO Property, of the ownership of the Bel Alliance GT 2 Portfolio Property;

          (ii) if the Bel Alliance GT 2 Portfolio Loan becomes a Specially Serviced Mortgage Loan, any modification of a monetary term other than an extension of the original maturity date for two (2) years or less;

          (iii) if the Bel Alliance GT 2 Portfolio Loan becomes a Specially Serviced Mortgage Loan, any acceptance of a discounted payoff;

          (iv) if the Bel Alliance GT 2 Portfolio Loan becomes a Specially Serviced Mortgage Loan, any determination to bring the Bel Alliance GT 2 Portfolio Property into compliance with applicable environmental laws;

          (v) if the Bel Alliance GT 2 Portfolio Loan becomes a Specially Serviced Mortgage Loan, any release of collateral (other than in accordance with the terms of, or upon satisfaction of, the Bel Alliance GT 2 Portfolio
     Loan);

          (vi) if the Bel Alliance GT 2 Portfolio Loan becomes a Specially Serviced Mortgage Loan, any acceptance of substitute or additional collateral (other than in accordance with the terms of the Bel Alliance GT 2 Portfolio Loan);

          (vii) any waiver of a "due-on-sale" or due-on-encumbrance" clause; and

          (viii) any acceptance of an assumption agreement releasing the related Borrower from liability.

The Special Servicer shall provide all information which the Special Servicer considers to be material in connection with evaluating any such action to the Class GT2 Directing Certificateholder, who shall then have ten days (to the extent such period does not delay the Special Servicer from taking any action that is in the best interests of the certificateholders prior to the expiration of such period) within which to consult with, advise and direct the Special Servicer regarding the proposed action; provided that, if the Class GT2 Directing Certificateholder has not responded within such period, it shall be deemed to have approved such action. Notwithstanding the foregoing, no such advice, direction or consultation contemplated by the foregoing may (i) require or cause the Special Servicer to violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) cause any Adverse REMIC Event with respect to any REMIC Pool or cause any Adverse Grantor Trust Event with respect to any Grantor Trust Pool, (iv) require or cause the Special Servicer to violate any other provisions of this Agreement, (v) require or cause the Special Servicer to violate the terms of the Bel Alliance GT 2 Portfolio Loan, (vi) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the Trust Fund, the

Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the Master Servicer's or Special Servicer's responsibilities under this Agreement; and the Special Servicer will neither follow any such advice or direction if given by the Class GT2 Directing Certificateholder nor initiate any such actions. Also notwithstanding the foregoing, if a Bel Alliance GT 2 Portfolio Change of Control Event has occurred and is continuing, the Special Servicer is under no obligation to comply with any advice, direction or consultation provided by the Class GT2 Directing Certificateholder.

     Prior to entering into any modification of the Bel Alliance GT 2 Portfolio Loan that would have any of the effects described in clauses (ii), (iii), (v) and/or (vi) of the first sentence of the first paragraph of this Section 3.27(a), the Master Servicer or Special Servicer, as applicable, shall provide the Class GT2 Directing Certificateholder with notice thereof and with all information that the Master Servicer or Special Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class GT2 Directing Certificateholder shall have the right to purchase the Bel Alliance GT 2 Portfolio Loan at a price equal to the Purchase Price therefor by delivering notice to the Master Servicer or Special Servicer, within five (5) Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option (such purchase option to terminate at the end of such 5-Business Day period). In the event that it elects to exercise such purchase option, the Class GT2 Directing Certificateholder shall deliver such Purchase Price to the Master Servicer within three (3) Business Days of its exercise of such purchase option; and, upon its receipt of such Purchase Price, the Master Servicer shall notify the Trustee of such purchase. The purchase option granted under this paragraph shall be in addition to the purchase option granted pursuant to Section 3.27(b) hereof.

     (b) The Class GT2 Directing Certificateholder shall have the right, by written notice to the Master Servicer and Special Servicer (a "Class GT2 Purchase Notice") delivered (i) during any Cure Period for which the Class GT2 Directing Certificateholder is entitled to make a Cure Payment or (ii) at any time the Bel Alliance GT 2 Portfolio Loan is a Specially Serviced Loan, provided that the Bel Alliance GT 2 Portfolio Loan is then default or default with respect thereto is reasonably foreseeable, to purchase the Bel Alliance GT 2 Portfolio Loan in whole but not in part at the Purchase Price. Upon the delivery of the Class GT2 Purchase Notice to the Master Servicer and Special Servicer, the Master Servicer or Special Servicer, as applicable, shall cause the Trust Fund to sell (and the Class GT2 Directing Certificateholder shall purchase) the Bel Alliance GT 2 Portfolio Loan at the Purchase Price, on a date (the "Class GT2 Purchase Date") not less than five (5) Business Days nor more than ten (10) Business Days after the date of the Class GT2 Purchase Notice, as shall be established by the Master Servicer or Special Servicer, as applicable. The Purchase Price shall be calculated by the Master Servicer or Special Servicer, as applicable, three (3) Business Days prior to the Class GT2 Purchase Date and shall, absent manifest error, be binding upon the Class GT2 Directing Certificateholder. Concurrently with the payment to the Trust of the Purchase Price, the Master Servicer or Special Servicer, as applicable, shall direct the Trustee to execute at the sole cost and expense of the Class GT2 Directing Certificateholder in favor of the Class GT2 Directing Certificateholder assignment documentation which will assign the Bel Alliance GT 2 Portfolio Loan and the related Mortgage Loan Documents without recourse, representations or warranties. The right of the Class GT2 Directing Certificateholder to purchase the Bel Alliance GT 2 Portfolio Loan under clause (i) of the first sentence of this paragraph shall automatically terminate upon the expiration of the applicable Cure Period. The right of the Class GT2 Directing Certificateholder to purchase the Bell Alliance GT 2 Portfolio Loan under clause (ii) of the first sentence of this paragraph shall automatically terminate upon (a) 3 Business

Days after delivery of notification by the Special Servicer to the Class GT2 Directing Certificateholder of the Special Servicer's intention to sell the Bel Alliance GT 2 Portfolio Loan pursuant to Section 3.18 (if it is a Specially Designated Defaulted Mortgage Loan) or (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing, the right of the Class GT2 Directing Certificateholder to purchase the Bel Alliance GT 2 Portfolio Loan under both clauses (i) and (ii) of the first sentence of this paragraph shall automatically terminate upon any purchase of such Mortgage Loan pursuant to
Section 3.18.

     (c) The Master Servicer or the Special Servicer, as applicable based on their respective responsibilities, shall deliver to the Class GT2 Directing Certificateholder notice of any monetary or non-monetary default with respect to the Bel Alliance GT 2 Portfolio Loan promptly after a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, becomes aware of such default. Upon receipt of such notice, the Class GT2 Directing Certificateholder shall have the right to cure defaults (each such cure a "Cure Event") with respect to the Bel Alliance GT 2 Portfolio Loan within 5 Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default following the date of such notice (such period, the "Cure Period" and, any payments made to effect any such cure, "Cure Payments"); provided, however, that no single Cure Event shall continue for a period of more than 90 consecutive days (i.e., the related Borrower must itself have cured the subject default, including through the reimbursement of any related Cure Payment, within 90 days after the related Cure Event). In the event that the Class GT2 Directing Certificateholder shall make a Cure Payment to the Master Servicer, then, the right of the Class GT2 Directing Certificateholder to reimbursement for such Cure Payment (including the reimbursement of a previous Advance made by the Master Servicer or the Trustee) shall be subordinate to the payment of all other amounts due with respect to the Bel Alliance GT 2 Portfolio Loan. Notwithstanding the foregoing, the making of a Cure Payment by the Class GT2 Directing Certificateholder shall not act as a waiver of any amounts due under the Mortgage Loan Documents by the related Borrower.

     (d) Any decisions made by the Master Servicer or Special Servicer, as applicable, with respect to the Bel Alliance GT 2 Portfolio Loan pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement shall automatically be deemed to be reasonably exercised for purposes of this Section 3.27 and this Agreement.

     (e) By its acceptance of a Class GT2 Certificate, each Class GT2 Certificateholder confirms its understanding that the Class GT2 Directing Certificateholder may take actions that favor the interests of the Holders of the Class GT2 Certificates over the interests of the Holders of other Classes of Certificates and that the Class GT2 Directing Certificateholder may have special relationships and interests that conflict with those of Holders of such other Classes of Certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Class GT2 Directing Certificateholder, agrees to take no action against the Class GT2 Directing Certificateholder as a result of such a special relationship or conflict.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Class A/H Available Distribution Amount for such Distribution Date:

          first, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class A-X Certificates and the Holders of the Class A-CP Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Current Interest Distribution Amounts for such Distribution Date;

          second, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class A-X Certificates and the Holders of the Class A-CP Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

          third, to make distributions of principal to the Holders of the Class A-1 Certificates, the Class A-2 Certificates and/or the Holders of the Class A-3 Certificates as follows--

          (i) prior to the occurrence of the Final Distribution Date or any Senior Principal Distribution Cross-Over Date, sequentially, first to the Holders of the Class A-1 Certificates, up to the lesser of (A) the Class A/H Principal Distribution Amount for such Distribution Date and (B) the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date, then to the Holders of the Class A-2 Certificates, up to the lesser of (A) the Class A/H Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made on such Distribution Date with respect to the Class A-1 Certificates) and (B) the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date, and then to the Holders of the Class A-3 Certificates, up to the lesser of (A) the Class A/H Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made on such Distribution Date with respect to the Class A-1 and Class A-2 Certificates) and (B) the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date, and

          (ii) on and after the occurrence of any Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class A-3 Certificates, up to an aggregate amount equal to the lesser of
               (A) the Class A/H Principal Distribution Amount for such Distribution Date and (B) the aggregate of the Class Principal Balances of the Class A-P&I Certificates outstanding immediately prior to such Distribution Date, such aggregate amount to be allocated among such Classes of Certificateholders on a pro rata basis in accordance with the respective Class Principal Balances of such Classes of Certificates immediately prior to such Distribution Date; and

          fourth, to reimburse the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class A-3 Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as among such Classes of Certificateholders based on, their respective Loss Reimbursement Amounts for such Distribution Date;

          fifth, to make distributions of interest to the Holders of the Class B Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          sixth, to make distributions of interest to the Holders of the Class B Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          seventh, to make distributions of principal to the Holders of the Class B Certificates, up to the lesser of (i) the Class A/H Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class A-P&I Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

          eighth, to reimburse the Holders of the Class B Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          ninth, to make distributions of interest to the Holders of the Class C Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          tenth, to make distributions of interest to the Holders of the Class C Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          eleventh, to make distributions of principal to the Holders of the Class C Certificates, up to the lesser of (i) the Class A/H Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class A-P&I and/or Class B Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;

          twelfth, to reimburse the Holders of the Class C Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          thirteenth, to make distributions of interest to the Holders of the Class D Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          fourteenth, to make distributions of interest to the Holders of the Class D Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          fifteenth, to make distributions of principal to the Holders of the Class D Certificates, up to the lesser of (i) the Class A/H Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class A-P&I, Class B and/or Class C Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

          sixteenth, to reimburse the Holders of the Class D Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          seventeenth, to make distributions of interest to the Holders of the Class E Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          eighteenth, to make distributions of interest to the Holders of the Class E Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          nineteenth, to make distributions of principal to the Holders of the Class E Certificates, up to the lesser of (i) the Class A/H Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class A-P&I, Class B, Class C and/or Class D Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

          twentieth, to reimburse the Holders of the Class E Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          twenty-first, to make distributions of interest to the Holders of the Class F Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          twenty-second, to make distributions of interest to the Holders of the Class F Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          twenty-third, to make distributions of principal to the Holders of the Class F Certificates, up to the lesser of (i) the Class A/H Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class A-P&I, Class B, Class C, Class D and/or Class E Certificates on such Distribution Date) and
     (ii) the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;

          twenty-fourth, to reimburse the Holders of the Class F Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          twenty-fifth, to make distributions of interest to the Holders of the Class G Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          twenty-sixth, to make distributions of interest to the Holders of the Class G Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          twenty-seventh, to make distributions of principal to the Holders of the Class G Certificates, up to the lesser of (i) the Class A/H Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class A-P&I, Class B, Class C, Class D, Class E and/or Class F Certificates on such Distribution
     Date) and (ii) the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

          twenty-eighth, to reimburse the Holders of the Class G Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          twenty-ninth, to make distributions of interest to the Holders of the Class H Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          thirtieth, to make distributions of interest to the Holders of the Class H Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          thirty-first, to make distributions of principal to the Holders of the Class H Certificates, up to the lesser of (i) the Class A/H Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class A-P&I, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date; and

          thirty-second, to reimburse the Holders of the Class H Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

     Any distributions of interest made with respect to the Class A-CP Certificates or the Class A-X Certificates on any Distribution Date pursuant to clause first of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Current Interest Distribution Amounts of such Components for such Distribution Date. Any distributions of interest made with respect to the Class A-CP Certificates or the Class A-X Certificates on any Distribution Date pursuant to clause second of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Carryforward Interest Distribution Amounts of such Components for such Distribution Date.

     (b) On each Distribution Date, following the distribution of the Class A/H Available Distribution Amount for such Distribution Date to the Holders of the Class A-P&I, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates pursuant to Section 4.01(a), the Trustee shall apply amounts remaining on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Class J/Q Available Distribution Amount for such Distribution
Date:

          first, to make distributions of interest to the Holders of the Class J Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          second, to make distributions of interest to the Holders of the Class J Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          third, to make distributions of principal to the Holders of the Class J Certificates, up to the lesser of (i) the Class J/Q Principal Distribution Amount for such Distribution Date and (ii) the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date;

          fourth, to reimburse the Holders of the Class J Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          fifth, to make distributions of interest to the Holders of the Class K Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          sixth, to make distributions of interest to the Holders of the Class K Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          seventh, to make distributions of principal to the Holders of the Class K Certificates, up to the lesser of (i) the Class J/Q Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class J Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date;

          eighth, to reimburse the Holders of the Class K Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          ninth, to make distributions of interest to the Holders of the Class L Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          tenth, to make distributions of interest to the Holders of the Class L Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          eleventh, to make distributions of principal to the Holders of the Class L Certificates, up to the lesser of (i) the Class J/Q Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class J and/or Class K Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date;

          twelfth, to reimburse the Holders of the Class L Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          thirteenth, to make distributions of interest to the Holders of the Class M Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          fourteenth, to make distributions of interest to the Holders of the Class M Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          fifteenth, to make distributions of principal to the Holders of the Class M Certificates, up to the lesser of (i) the Class J/Q Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class J, Class K and/or Class L Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date;

          sixteenth, to reimburse the Holders of the Class M Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          seventeenth, to make distributions of interest to the Holders of the Class N Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          eighteenth, to make distributions of interest to the Holders of the Class N Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          nineteenth, to make distributions of principal to the Holders of the Class N Certificates, up to the lesser of (i) the Class J/Q Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class J, Class K, Class L and/or Class M Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date;

          twentieth, to reimburse the Holders of the Class N Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          twenty-first, to make distributions of interest to the Holders of the Class O Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          twenty-second, to make distributions of interest to the Holders of the Class O Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          twenty-third, to make distributions of principal to the Holders of the Class O Certificates, up to the lesser of (i) the Class J/Q Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class J, Class K, Class L, Class M and/or Class N Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date;

          twenty-fourth, to reimburse the Holders of the Class O Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;


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          twenty-fifth, to make distributions of interest to the Holders of the
     Class P Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          twenty-sixth, to make distributions of interest to the Holders of the Class P Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          twenty-seventh, to make distributions of principal to the Holders of the Class P Certificates, up to the lesser of (i) the Class J/Q Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class J, Class K, Class L, Class M, Class N and/or Class O Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date;

          twenty-eighth, to reimburse the Holders of the Class P Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date;

          twenty-ninth, to make distributions of interest to the Holders of the Class Q Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          thirtieth, to make distributions of interest to the Holders of the Class Q Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          thirty-first, to make distributions of principal to the Holders of the Class Q Certificates, up to the lesser of (i) the Class J/Q Principal Distribution Amount for such Distribution Date (exclusive of any distributions of principal made with respect to the Class J, Class K, Class L, Class M, Class N, Class O and/or Class P Certificates on such Distribution Date) and (ii) the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date; and

          thirty-second, to reimburse the Holders of the Class Q Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

     On each Distribution Date, following the distribution of the Class A/H Available Distribution for such Distribution Date to the Holders of on the Class A-P&I, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates pursuant to Section 4.01(a), the Trustee shall apply amounts remaining on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Class NW-SUB Available Distribution Amount for such Distribution
Date:

          first, to make distributions of interest to the Holders of the Class NW-SUB Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          second, to make distributions of interest to the Holders of the Class NW-SUB Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          third, to make distributions of principal to the Holders of the Class NW-SUB Certificates, up to the lesser of (i) the Class NW-SUB Principal Distribution Amount for such Distribution Date and (ii) the Class Principal Balance of the Class NW-SUB Certificates outstanding immediately prior to such Distribution Date; and

          fourth, to reimburse the Holders of the Class NW-SUB Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

     On each Distribution Date, following the distributions on the Class A-P&I, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates to be made on such date pursuant to Section 4.01(a) and the first paragraph of this Section 4.01(b), the Trustee shall apply amounts remaining on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Class GT2 Available Distribution Amount for such Distribution Date:

          first, to make distributions of interest to the Holders of the Class GT2 Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          second, to make distributions of interest to the Holders of the Class GT2 Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          third, to make distributions of principal to the Holders of the Class GT2 Certificates, up to the lesser of (i) the Class GT2 Principal Distribution Amount for such Distribution Date and (ii) the Class Principal Balance of the Class GT2 Certificates outstanding immediately prior to such Distribution Date; and

          fourth, to reimburse the Holders of the Class GT2 Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

     (c) On each Distribution Date, following the distributions on the REMIC IV Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall withdraw any portion of the Standard Available Distribution Amount for such Distribution Date then remaining on deposit in the Distribution Account and shall distribute the full amount of such remaining funds to the Holders of the Class R Certificates.

     (d) On each Distribution Date, the Trustee shall withdraw from the Distribution Account and apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Prepayment Premium or Yield Maintenance Charge collected with respect to any Mortgage Loan or REO Mortgage Loan during the related Collection Period (exclusive of any Liquidation Fee payable therefrom and, if received on the Bel Alliance GT 2 Portfolio Loan or any successor REO Mortgage Loan, exclusive of any portion thereof payable on the Class GT2 Certificates):

          first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and

          second, to make distributions of additional interest to the Holders of the Class A-X Certificates, up to the remaining portion, if any, of such Prepayment Premium or Yield Maintenance Charge, as the case may be distributable pursuant to this paragraph.

     For purposes of determining the portion of any Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) 25% of the amount of such Prepayment Premium (exclusive of any Liquidation Fee payable therefrom and, if received with respect to the Bel Alliance GT 2 Portfolio Loan or any successor REO Mortgage Loan, exclusive of any portion thereof payable with respect to the Class GT2 Certificates); multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the total distributions of principal made with respect to such Class of Yield Maintenance Certificates on such Distribution Date that are attributable to the Sub-Pool to which the related Mortgage Loan or REO Mortgage Loan belongs, and the denominator of which is equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to the Sub-Pool to which the related Mortgage Loan or REO Mortgage Loan belongs (exclusive, in the case of Sub-Pool No. 1, of the Class GT2 Principal Distribution Amount). For purposes of determining the portion of any Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Yield Maintenance Charge (exclusive of any Liquidation Fee payable therefrom and, if received with respect to the Bel Alliance GT 2 Portfolio Loan or any successor REO Mortgage Loan, exclusive of any portion thereof payable with respect to the Class GT2 Certificates); multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of (A) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over (B) the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of (X) the Mortgage Rate for the Mortgage Loan or REO Mortgage Loan in respect of which such Yield Maintenance Charge was received, over (Y) the relevant Discount Rate; multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the total distributions of principal made with respect to such Class of Yield Maintenance Certificates on such Distribution Date that are attributable to the Sub-Pool to which the prepaid Mortgage Loan or REO Mortgage Loan belongs, and the denominator of which is equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to the Sub-Pool to which the prepaid Mortgage Loan or REO Mortgage Loan belongs (exclusive, in the case of Sub-Pool No. 1, of the Class GT2 Principal Distribution Amount).

     For purposes of determining the portion of any Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Discount Rate" shall be the same discount rate (exclusive of any applicable spread) used to calculate such Yield Maintenance Charge, with such discount rate (exclusive of any applicable spread) converted to a monthly equivalent rate (regardless of whether any similar conversion occurred at the loan level). The relevant Discount Rate shall be provided promptly by the Master Servicer to the Trustee.

     If any Yield Maintenance Charge is received with respect to the Bel Alliance GT 2 Portfolio Loan or any successor REO Mortgage Loan during any Collection Period, then on the related Distribution Date the Trustee shall distribute to the Holders of the Class GT2 Certificates that portion of such Yield Maintenance Charge that is equal to the product of (i) the entire amount of such Yield Maintenance Charge, exclusive of any Liquidation Fee payable therefrom, multiplied by (ii) a fraction, the numerator of which is the portion of the subject principal prepayment distributable on the Class GT2 Certificates, and the denominator of which is the entire amount of the subject principal prepayment.

     Any distributions of additional interest, in the form of Prepayment Premiums and Yield Maintenance Charges, made with respect to the Class A-X Certificates on any Distribution Date pursuant to this Section 4.01(d) shall be allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the REMIC III Regular Interests on such Distribution Date pursuant to Section 4.01(k) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

     (e) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class V Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected in respect of the ARD Mortgage Loans during the related Collection Period, net of any Workout Fees and/or Liquidation Fees payable therefrom, and shall distribute such amounts to the Holders of the Class V Certificates.

     (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

     (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depositary, as Holder thereof, and the Depositary shall be responsible for crediting the amount of such distribution to the accounts of its Depositary Participants in accordance with its normal procedures.

Each Depositary Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letters of Representations Among the Depositor, the Trustee and the Initial Depositary, relating to the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates, copies of which Letters of Representations are attached hereto as Exhibit C.

     (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

     (i) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than three Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

     Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds.

     (j) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

     (k) All distributions of current accrued interest made with respect to either Class of Interest Only Certificates on each Distribution Date pursuant to clause first of the first paragraph of Section 4.01(a), and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC III to REMIC IV on such Distribution Date as current accrued interest with respect to such Component's Corresponding REMIC III Regular Interest as part of such REMIC III Regular Interest's Current Interest Distribution Amount for such Distribution Date. All distributions of past due interest made with respect to either Class of Certificates on each Distribution Date pursuant to clause second of the first paragraph of Section 4.01(a), and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC III to REMIC IV on such Distribution Date as past due interest with respect to such Component's Corresponding REMIC III Regular Interest as part of such REMIC III Regular Interest's Carryforward Interest Distribution Amount for such Distribution Date. In addition, all distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made with respect to the Class A-X Certificates on each Distribution Date pursuant to Section 4.01(d), and allocable to any particular Component of such Class of Certificates shall be deemed to have first been distributed from REMIC III to REMIC IV on such Distribution Date as additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) with respect to such Component's Corresponding REMIC III Regular Interest.

     All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC III to REMIC IV on such Distribution Date with respect to the Corresponding REMIC III Regular Interest(s) for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of current accrued interest (as part of the related Current Interest Distribution Amount for the subject Distribution Date), of past due interest (as part of the related Carryforward Interest Distribution Amount for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC III Regular Interest(s) for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of current accrued interest (as part of the Current Interest Distribution Amount(s) for such REMIC III Regular Interest(s) for the subject Distribution Date), of past due interest (as part of the Carryforward Interest Distribution Amount(s) for such REMIC III Regular Interest(s) for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC III Regular Interest(s).

     Each Class of Principal Balance Certificates shall have one Corresponding REMIC III Regular Interest, except for the Class A-3 Certificates, which shall have two Corresponding REMIC III Regular Interests. Deemed distributions of current accrued interest made on REMIC III Regular Interest A-3-1 and REMIC III Regular Interest A-3-2 shall be allocated between those two REMIC III Regular Interests on a pro rata basis in accordance with their respective Current Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of past due interest made on REMIC III Regular Interest A-3-1 and REMIC III Regular Interest A-3-2 shall be allocated between those two REMIC III Regular Interests on a pro rata basis in accordance with their respective Carryforward Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC III Regular Interest A-3-1 and REMIC III Regular Interest A-3-2 shall be allocated first to REMIC III Regular Interest A-3-1, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC III Regular Interest A-3-2. Deemed distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made on REMIC III Regular Interest A-3-1 and REMIC III Regular Interest A-3-2 shall be allocated entirely to REMIC III Regular Interest A-3-1, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC III Regular Interest A-3-2. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC III Regular Interest A-3-1 and REMIC III Regular Interest A-3-2 shall be allocated between those two REMIC III Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

     The actual distributions made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC IV Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC III Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC III Regular Interests described in this Section 4.01(k), except for the reimbursement of Cure Payments pursuant to Section 4.01(n), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b),
Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable

     (l) All distributions deemed to be made with respect to any of REMIC III Regular Interest J, REMIC III Regular Interest K, REMIC III Regular Interest L, REMIC III Regular Interest M, REMIC III Regular Interest N, REMIC III Regular Interest O, REMIC III Regular Interest P, REMIC III Regular Interest Q, REMIC III Regular Interest NW-SUB and REMIC III Regular Interest GT2 on each Distribution Date pursuant to Section 4.01(k) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the REMIC II Regular Interest that has the same alphabetic or alphanumeric designation as the subject REMIC III Regular Interest. In each case, if such deemed distribution on any such REMIC III Regular Interest was a distribution of current accrued interest (as part of the related Current Interest Distribution Amount for the subject Distribution Date), of past due interest (as part of the related Carryforward Interest Distribution Amount for the subject Distribution
Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC III Regular Interest, then the corresponding distribution deemed to be made on the REMIC II Regular Interest that has the same alphabetic or alphanumeric designation as the


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


subject REMIC III Regular Interest, pursuant to the preceding sentence, shall be deemed also to be a distribution of current accrued interest (as part of the Current Interest Distribution Amount for such REMIC II Regular Interest for the subject Distribution Date), of past due interest (as part of the Carryforward Interest Distribution Amount for such REMIC II Regular Interest for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest.

     All distributions deemed to be made with respect to any of REMIC III Regular Interest A-1, REMIC III Regular Interest A-2, REMIC III Regular Interest A-3-1, REMIC III Regular Interest A-3-2, REMIC III Regular Interest B, REMIC III Regular Interest C, REMIC III Regular Interest D, REMIC III Regular Interest E, REMIC III Regular Interest F, REMIC III Regular Interest G and REMIC III Regular Interest H on each Distribution Date pursuant to Section 4.01(k) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to REMIC II Regular Interest A/H and/or REMIC II Regular Interest A/H-NW. In each case, if such deemed distribution on any such REMIC III Regular Interest was a distribution of current accrued interest (as part of the related Current Interest Distribution Amount for the subject Distribution Date), of past due interest (as part of the related Carryforward Interest Distribution Amount for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC III Regular Interest, then the corresponding distribution deemed to be made on REMIC II Regular Interest A/H and/or REMIC II Regular Interest A/H-NW, pursuant to the preceding sentence, shall be deemed also to be a distribution of current accrued interest (as part of the Current Interest Distribution Amount for the applicable such REMIC II Regular Interest for the subject Distribution Date), of past due interest (as part of the Carryforward Interest Distribution Amount for the applicable such REMIC II Regular Interest for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest. Such deemed distributions shall be allocated between REMIC II Regular Interest A/H and REMIC II Regular Interest A/H-NW as follows: (i) in the case of deemed distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges), the subject distribution shall be deemed made with respect to REMIC II Regular Interest A/H if the subject Prepayment Premium or Yield Maintenance Charge, as the case may be, was received with respect to a Mortgage Loan or REO Mortgage Loan in Sub-Pool No. 1, and the subject distribution shall be deemed made with respect to REMIC II Regular Interest A/H-NW if the subject Prepayment Premium or Yield Maintenance Charge, as the case may be, was received with respect to a Mortgage Loan or REO Mortgage Loan in Sub-Pool No. 2; (ii) in the case of deemed distributions of principal, the subject distribution shall be allocated between REMIC II Regular Interest A/H and REMIC II Regular Interest A/H-NW in the same proportions that the portion of the Class A/H Principal Distribution Amount for the subject Distribution Date described in clause (1) of the definition of "Class A/H Principal Distribution Amount" and the portion of the Class A/H Principal Distribution Amount for the subject Distribution Date described in clause (2) of the definition of "Class A/H Principal Distribution Amount", respectively, bear to the entire Class A/H Principal Distribution Amount for such Distribution Date; (iii) in the case of deemed distributions in reimbursement of Unfunded Principal Balance Reductions, the subject distribution shall be allocated between REMIC II Regular Interest A/H and REMIC II Regular Interest A/H-NW on a pro rata basis in accordance with the respective Loss Reimbursement Amounts for such REMIC II Regular Interests for the subject Distribution Date; (iv) in the case of deemed distributions of current interest, the subject distribution shall be allocated between REMIC II Regular Interest A/H and REMIC II Regular Interest A/H-NW on a pro rata basis in accordance with the respective Current Interest Distribution Amounts for such REMIC II Regular Interests for the subject Distribution Date; and (v) in the case of deemed distributions of past due interest, the subject distribution shall be allocated between REMIC II Regular Interest A/H and REMIC II Regular Interest A/H-NW on a pro rata basis in accordance with the respective Carryforward Interest Distribution Amounts for such REMIC II Regular Interests for the subject Distribution Date.

     The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC III Regular Interests pursuant to Section 4.01(k), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest and/or the REMIC IV Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(l). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(l), except for the reimbursement of Cure Payments pursuant to Section 4.01(n), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

     (m) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC III Regular Interests pursuant to Section 4.01(k) or on the REMIC II Regular Interests pursuant to Section 4.01(l), the Trustee shall be deemed to have made (or, in the case of clause seventh below, shall actually make) out of that portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to the Bel Alliance GT 2 Portfolio Loan or any related REO Property, the following distributions to REMIC II and, solely in the case of clause seventh below, the Class GT2 Certificateholders in the following order of priority, in each case to the extent of the remaining portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to the Bel Alliance GT 2 Portfolio Mortgage Loan or any related REO Property:

          first, distributions of interest with respect to REMIC I Regular Interest GT2-1, up to its Current Interest Distribution Amount and Carryforward Interest Distribution Amount for such Distribution Date;

          second, distributions of principal with respect to REMIC I Regular Interest GT2-1, up to the lesser of (i) the Uncertificated Principal Balance of REMIC I Regular Interest GT2-1 immediately prior to such Distribution Date and (ii) either (A) if no Bel Alliance GT 2 Portfolio Payment Trigger Event has occurred and is continuing and if such Distribution Date is not the Final Distribution Date, the product of (1) a fraction, the numerator of which is the Uncertificated Principal Balance of REMIC I Regular Interest GT2-1 immediately prior to such Distribution Date, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC I Regular Interest GT2-1 and REMIC I Regular Interest GT2-2 immediately prior to such Distribution Date, multiplied by (2) the portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Bel Alliance GT 2 Portfolio Loan or any successor REO Mortgage Loan, or (B) if a Bel Alliance GT 2 Portfolio Payment Trigger Event has occurred and is continuing or if such Distribution Date is the Final Distribution Date, the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Bel Alliance GT 2 Portfolio Loan or any successor REO Mortgage Loan;

          third, reimbursements of Unfunded Principal Balance Reductions with respect to REMIC I Regular Interest GT2-1, up to its Loss Reimbursement Amount for such Distribution Date;

          fourth, distributions of interest with respect to REMIC I Regular Interest GT2-2, up to its Current Interest Distribution Amount and Carryforward Interest Distribution Amount for such Distribution Date;

          fifth, distributions of principal with respect to REMIC I Regular Interest GT2-2, up to the lesser of (i) the Uncertificated Principal Balance of REMIC I Regular Interest GT2-2 immediately prior to such Distribution Date and (ii) the excess, if any, of (A) the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Bel Alliance GT 2 Portfolio Loan or any successor REO Mortgage Loan over (B) the amount of principal deemed distributed to REMIC II with respect to REMIC I Regular Interest GT2-1 on such Distribution Date pursuant to clause second above;

          sixth, reimbursements of Unfunded Principal Balance Reductions with respect to REMIC I Regular Interest GT2-2, up to its Loss Reimbursement Amount for such Distribution Date; and

          seventh, reimbursements of any outstanding Cure Payments made by the Directing Class GT2 Certificateholder pursuant to Section 3.27.

     On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC III Regular Interests pursuant to Section 4.01(k) or on the REMIC II Regular Interests pursuant to Section 4.01(l), the Trustee shall be deemed to have made out of the Standard Available Distribution Amount for such Distribution Date (exclusive of any portion thereof deemed distributed with respect to REMIC I Regular Interest GT2 and REMIC I Regular Interest GT2-2, or actually distributed to the Class GT2 Directing Certificateholder, all pursuant to the preceding paragraph), the following distributions to REMIC III in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount (exclusive of any portion thereof deemed distributed with respect to REMIC I Regular Interest GT2 and REMIC I Regular Interest GT2-2, or actually distributed to the Class GT 2 Directing Certificateholder, all pursuant to the preceding paragraph):

          first, distributions of current accrued interest with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest GT2-1 and REMIC I Regular Interest GT2-2), up to, and pro rata as among such REMIC I Regular Interests based on, their respective Current Interest Distribution Amounts for such Distribution Date;

          second, distributions of past due interest with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest GT2-1 and REMIC I Regular Interest GT2-2), up to, and pro rata as among such REMIC I Regular Interests based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

          third, distributions of principal with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest GT2-1 and REMIC I Regular Interest GT2-2), up to, and pro rata as among such REMIC I Regular Interests based on, their respective Principal Distribution Amounts for such Distribution Date; and

          fourth, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero, but excluding REMIC I Regular Interest GT2-1 and REMIC I Regular Interest GT2-2), up to, and pro rata as among such REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

     In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC IV Regular Interest Certificates pursuant to
Section 4.01(d), or the corresponding deemed distributions on the REMIC III Regular Interests pursuant to Section 4.01(k) or on the REMIC II Regular Interests pursuant to Section 4.01(l), the Trustee shall be deemed to have distributed to REMIC II each Prepayment Premium and Yield Maintenance Charge then on deposit in the Distribution Account that was received by or on behalf of the Trust with respect to any Mortgage Loan or REO Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made with respect to the REMIC I Regular Interest(s) that relate(s) to such Mortgage Loan or REO Mortgage Loan, as the case may be; and any Prepayment Premium or Yield Maintenance Charge so deemed distributed on REMIC I Regular Interest GT2-1 and REMIC I Regular Interest GT2-2 on any Distribution Date shall be allocated between such REMIC I Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed distributed with respect to such REMIC I Regular Interests on such Distribution Date.

            The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC III Regular Interests pursuant to Section 4.01(k) and the REMIC II Regular Interests pursuant to Section 4.01(l), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest, the REMIC III Residual Interest or the REMIC IV Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(m). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(m), except for the reimbursement of Cure Payments pursuant to Section 4.01(n), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c),
Section 4.01(d) or Section 4.01(e), as applicable.

     (n) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC III Regular Interests pursuant to Section 4.01(k), the REMIC II Regular Interests pursuant to Section 4.01(l) or the REMIC I Regular Interest pursuant to Section 4.01(m), the Trustee shall be deemed to have made out of that portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to the Granite Portfolio Mortgage Loan, any Replacement Mortgage Loan substituted for the Granite Portfolio Mortgage Loan or any related REO Property with respect to the foregoing, the following distributions to REMIC I, in the following order of priority, in each case to the extent of the remaining portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to the Granite Portfolio Mortgage Loan, any Replacement Mortgage Loan substituted for the Granite Portfolio Mortgage Loan or any related REO
Property:

          first, distributions of interest with respect to the Loan REMIC Regular Interest, up to its Current Interest Distribution Amount and Carryforward Interest Distribution Amount for such Distribution Date;

          second, distributions of principal with respect to the Loan REMIC Regular Interest, up to the lesser of (i) the Uncertificated Principal Balance of the Loan REMIC Regular Interest immediately prior to such Distribution Date and (ii) the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Granite Portfolio Mortgage Loan, any Replacement Mortgage Loan substituted for the Granite Portfolio Mortgage Loan or any successor REO Mortgage Loan with respect to the foregoing; and

          third, reimbursements of Unfunded Principal Balance Reductions with respect to the Loan REMIC Regular Interest, up to its Loss Reimbursement Amount for such Distribution Date.

     In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC IV Regular Interest Certificates pursuant to
Section 4.01(d), or the corresponding deemed distributions on the REMIC III Regular Interests pursuant to Section 4.01(k), the REMIC II Regular Interests pursuant to Section 4.01(l) or the REMIC I Regular Interests pursuant to Section 4.01(m), the Trustee shall be deemed to have distributed to REMIC I each Prepayment Premium and Yield Maintenance Charge then on deposit in the Distribution Account that was received by or on behalf of the Trust with respect to the Granite Portfolio Mortgage Loan, any Replacement Mortgage Loan substituted for the Granite Portfolio Mortgage Loan or any successor REO Mortgage Loan with respect to the foregoing during or prior to the related Collection Period.

     The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC III Regular Interests pursuant to Section 4.01(k), the REMIC II Regular Interests pursuant to Section 4.01(l) and the REMIC I Regular Interests pursuant to Section 4.01(m), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest or the REMIC IV Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the Loan REMIC Regular Interests on such Distribution Date pursuant to this Section 4.01(n). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(n), except for the reimbursement of Cure Payments, actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

     SECTION 4.02. Statements to Certificateholders; Certain Other Reports.

     (a) Based solely on information provided to the Trustee by the Master Servicer and the Special Servicer pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Controlling Class Representatives, each Certificateholder and, to the extent that the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement substantially in the form of, and containing the information set forth in, Exhibit E-1 hereto, including the CMSA Bond Level File and the CMSA Collateral Summary File (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies or the Controlling Class Representatives any Trustee Report that has been made available to such Person via the Trustee's Internet Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with
Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to
Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission, and the Trustee Report shall bear a legend to such effect.

     On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Rating Agencies, the Controlling Class Representatives, each Certificateholder and each Certificate Owner to which a Trustee Report was forwarded or otherwise made available on such Distribution Date, at the same time that the Trustee Report is delivered or otherwise made available thereto, each file and report comprising the CMSA Investor Reporting Package (excluding the CMSA Loan Setup File), to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission, and each such file and report shall bear a legend to such effect.

     The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

     The Trustee shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Trustee's Internet Website, in a downloadable format, the Trustee Report, Unrestricted Servicer Reports, CMSA Bond Level File, CMSA Collateral Summary File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name) and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to
Section 8.14 or (ii) the Depositor has notified the Trustee that CSFBC has sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Trustee's Internet Website will be protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. After the Trustee shall have received the notice from the Depositor regarding the sale of the Non-Registered Certificates, as described in the preceding sentence, the Trustee shall make the Trustee Report available to any interested party via its fax-on-demand service. The Trustee shall make the Restricted Servicer Reports available each month, via the Trustee's Internet Website only, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any party hereto, the Controlling Class Representatives, the Mortgage Loan Sellers, any Underwriter, or any Rating Agency, upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit K-1 or Exhibit K-2, as applicable; provided, however, that the Trustee shall provide access to such reports to each party hereto, the Controlling Class Representatives, the Mortgage Loan Sellers, each Underwriter and each Rating Agency without requiring such certification. In addition, the Trustee is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     The Trustee's Internet Website shall be located at "www.ctslink.com/cmbs" or at such other address as shall be specified by the Trustee from time to time in the Trustee Report and in one or more written notices delivered to the other parties hereto, the Controlling Class Representatives (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's Internet Website and fax on demand service, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on the Trustee's Internet Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

     The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (b) By 3:00 p.m. New York City time on the second Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee the CMSA Loan Periodic Update File and supplemental reports reflecting information as of the close of business on the last day of the Collection Period, in a mutually agreeable electronic format. Such CMSA Loan Periodic Update File and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02,

Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer.

     Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered in January 2002 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third party servicers of the Mortgage Loans with respect to the period prior to the Closing Date). The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

     Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to Section 4.02(a), this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of Section 4.02(a), this Section 4.02(b) or of Section 4.02(c) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on [page 2] of Exhibit E-1 hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

     SECTION 4.03. P&I Advances.

     (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to
Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m., New York City time, on such P&I Advance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances by 6:00 p.m., New York City time, on such P&I Advance Date, then the Trustee shall (not later than 11:00 a.m., New York City time, on the related Distribution Date) make, and if the Trustee fails to do so, any Fiscal Agent shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make, the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer with respect to the related Distribution Date.

     (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

     (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the Special Servicer, to the Controlling Class Representative for the applicable Sub-Pool and, if made by the Master Servicer, to the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

     (d) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans in and REO Properties relating to the applicable Sub-Pool on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related P&I Advance Date. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

     SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses.

     (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) and Section 4.01(e), the respective Class Principal Balances of the following Classes of Principal Balance Certificates shall be reduced, in the following order, by an aggregate amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of Sub-Pool No. 1 (net of the Uncertificated Principal Balance of REMIC I Regular

Interest GT2-2) immediately following the preceding Distribution Date (or, if the subject Distribution Date is the initial Distribution Date, the aggregate Cut-off Date Principal Balance of Sub-Pool No. 1, net of the initial Uncertificated Principal Balance of REMIC I Regular Interest GT2-2), over (ii) the sum of (A) the aggregate Stated Principal Balance of Sub-Pool No. 1 (net of the Uncertificated Principal Balance of REMIC I Regular Interest GT2-2) that will be outstanding immediately following such Distribution Date and (B) the total distributions of principal made with respect to the following Classes of Principal Balance Certificates out of the Sub-Pool No. 1 Available Distribution Amount (exclusive of the Class GT2 Available Distribution Amount) for such Distribution Date: first, the Class Q Certificates, until the related Class Principal Balance is reduced to zero; second, the Class P Certificates, until the related Class Principal Balance is reduced to zero; third, the Class O Certificates, until the related Class Principal Balance is reduced to zero; fourth, the Class N Certificates, until the related Class Principal Balance is reduced to zero; fifth, the Class M Certificates, until the related Class Principal Balance is reduced to zero; sixth, the Class L Certificates, until the related Class Principal Balance is reduced to zero; seventh, the Class K Certificates, until the related Class Principal Balance is reduced to zero; eighth, the Class J Certificates, until the related Class Principal Balance is reduced to zero; ninth, the Class H Certificates, until the related Class Principal Balance is reduced to zero; tenth, the Class G Certificates, until the related Class Principal Balance is reduced to zero; eleventh, the Class F Certificates, until the related Class Principal Balance is reduced to zero; twelfth, the Class E Certificates, until the related Class Principal Balance is reduced to zero; thirteenth, the Class D Certificates, until the related Class Principal Balance is reduced to zero; fourteenth, the Class C Certificates, until the related Class Principal Balance is reduced to zero; fifteenth, the Class B Certificates, until the related Class Principal Balance is reduced to zero; and sixteenth, the Class A-P&I Certificates, until the aggregate related Class Principal Balance is reduced to zero (the reductions in the respective Class Principal Balances of the various Classes of Class A-P&I Certificates to be made on a pro rata basis in accordance with the relative sizes of those Class Principal Balances).

     On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) and Section 4.01(e), the respective Class Principal Balances of the following Classes of Principal Balance Certificates shall be reduced, in the following order, by an aggregate amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of Sub-Pool No. 2 immediately following the preceding Distribution Date (or, if the subject Distribution Date is the initial Distribution Date, the aggregate Cut-off Date Principal Balance of Sub-Pool No. 2), over (ii) the sum of (A) the aggregate Stated Principal Balance of Sub-Pool No. 2 that will be outstanding immediately following such Distribution Date and (B) the total distributions of principal made with respect to the following Classes of Principal Balance Certificates out of the Sub-Pool No. 2 Available Distribution Amount for such Distribution Date: first, the Class NW-SUB Certificates, until the related Class Principal Balance is reduced to zero; second, the Class H Certificates, until the related Class Principal Balance is reduced to zero; third, the Class G Certificates, until the related Class Principal Balance is reduced to zero; fourth, the Class F Certificates, until the related Class Principal Balance is reduced to zero; fifth, the Class E Certificates, until the related Class Principal Balance is reduced to zero; sixth, the Class D Certificates, until the related Class Principal Balance is reduced to zero; seventh, the Class C Certificates, until the related Class Principal Balance is reduced to zero; eighth, the Class B Certificates, until the related Class Principal Balance is reduced to zero; and ninth, the Class A-P&I Certificates, until the aggregate related Class Principal Balance is reduced to zero (the reductions in the respective Class Principal Balances of the various Classes of Class A-P&I Certificates to be made on a pro rata basis in accordance with the relative sizes of those Class Principal Balances).

     On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) and Section

4.01(e), the Class Principal Balance of the Class GT2 Certificates shall be reduced to the extent necessary (if at all) to equal the Uncertificated Principal Balance of REMIC I Regular Interest GT2-2 that will be outstanding immediately following such Distribution Date.

     All of the foregoing reductions to the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (b) All reductions, if any, made to the Class Principal Balances of the respective Classes of the Principal Balance Certificates on each Distribution Date, pursuant to Section 4.04(a), shall be deemed to have first been made to the Uncertificated Principal Balances of various REMIC III Regular Interests, or the Uncertificated Principal Balance of a particular REMIC III Regular Interest, in accordance with the following sentence. On each Distribution Date, following the deemed distributions to be made in respect of the REMIC III Regular Interests pursuant to Section 4.01(k), the Uncertificated Principal Balance of each REMIC III Regular Interest (or, in the case of REMIC III Regular Interest A-3-1 and REMIC III Regular Interest A-3-2, the aggregate Uncertificated Principal Balance of such REMIC III Regular Interests) shall be deemed reduced to the same extent as was the Class Principal Balance of the Corresponding Class of Principal Balance Certificates on such Distribution Date pursuant to Section 4.04(a). Any reductions to the Class Principal Balance of the Class A-3 Certificates on any Distribution Date pursuant to Section 4.04(a) shall be deemed applied first to reduce the Uncertificated Principal Balance of REMIC III Regular Interest A-3-1, until such Uncertificated Principal Balance is reduced to zero, and then to reduce the Uncertificated Principal Balance of REMIC III Regular Interest A-3-2. All such reductions in the Uncertificated Principal Balances of the respective REMIC III Regular Interest shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (c) All reductions, if any, made to the respective Uncertificated Principal Balances of the REMIC III Regular Interests on each Distribution Date pursuant to Section 4.04(b), and all reductions, if any, made to the respective Class Principal Balances of the Principal Balance Certificates on each Distribution Date pursuant to Section 4.04(a), shall be deemed to have first been made to the Uncertificated Principal Balances of various REMIC II Regular Interests, or the Uncertificated Principal Balance of a particular REMIC II Regular Interest, in accordance with the following sentence. On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests pursuant to Section 4.01(l): the Uncertificated Principal Balances of each of REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q, REMIC II Regular Interest NW-SUB and REMIC II Regular Interest GT2, shall be deemed reduced in an amount equal to any reduction made on such Distribution Date pursuant to Section 4.04(a) to the Class Principal Balance of the Class of Principal Balance Certificates with an alphabetic or alphanumeric class designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for the subject REMIC II Regular Interest; the Uncertificated Principal Balance of REMIC II Regular Interest A/H-NW shall be deemed reduced in an amount equal to the aggregate of any reductions made on such Distribution Date pursuant to the first paragraph of Section 4.04(a) to the


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


respective Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates; and the Uncertificated Principal Balance of REMIC II Regular Interest A/H shall be deemed reduced in an amount equal to the aggregate of any reductions made on such Distribution Date pursuant to the second paragraph of Section 4.04(a) to the respective Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interest shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (d) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(m), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary (if at all) to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Mortgage Loans, the aggregate Stated Principal Balance of each and every related Mortgage Loan and/or REO Mortgage Loan, as the case may be), that will be outstanding immediately following such Distribution Date; provided that the Uncertificated Principal Balance of REMIC I Regular Interest GT2-2 (after taking account of such deemed distributions pursuant to Section 4.01(m)) shall be reduced to the extent necessary (if at all) to equal the excess, if any, of (i) the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Mortgage Loans, the aggregate Stated Principal Balance of each and every related Mortgage Loan and/or REO Mortgage Loan, as the case may be), that will be outstanding immediately following such Distribution Date, over (ii) the Uncertificated Principal Balance of REMIC I Regular Interest GT2-1 (after taking account of such deemed distributions pursuant to Section 4.01(m)). All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (e) On each Distribution Date, following the deemed distributions to be made in respect of the Loan REMIC Regular Interest pursuant to Section 4.01(n), the Uncertificated Principal Balance of the Loan REMIC Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary (if at all) to equal the Stated Principal Balance of the Granite Portfolio Mortgage Loan, any Replacement Mortgage Loan(s) substituted for the Granite Portfolio Mortgage Loan and/or any successor REO Mortgage Loan(s) with respect to the foregoing. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     SECTION 4.05. Calculations.

     Provided that the Trustee receives the necessary information from the Master Servicer and/or Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Standard Available Distribution Amount, the Sub-Pool 1 Available Distribution Amount, the Sub-Pool No. 2 Available Distribution Amount, the Class A/H Available Distribution Amount, the Class J/Q Available Distribution Amount, the Class NW-SUB Available Distribution Amount and the Class GT2 Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this

Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     (a) The Certificates shall consist of 24 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X", "A-CP", "A-1", "A-2", "A-3", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L", "M", "N", "O",
"P", "Q", "NW-SUB", "GT2", "R" and "V", respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

     (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depositary. The Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The other REMIC IV Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and any whole dollar denomination in excess thereof. The Class R Certificates and the Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

     (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02. Registration of Transfer and Exchange of Certificates.

     (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, MAC# N9303-121, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

     If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

     (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such

Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

     If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached as Exhibit F-2C hereto; or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

     Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate with respect to the Class A-X, Class A-CP, Class F, Class G, Class H, Class J, Class K or Class L Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and
(ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-CP, Class F, Class G, Class H, Class J, Class K or Class L Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the Class A-X, Class A-CP, Class F, Class G, Class H, Class J, Class K or Class L Certificates, and increase the denomination of the

Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

     Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

     Notwithstanding the preceding paragraph, following the Release Date, any interest in the Regulation S Global Certificate with respect to the Class A-X, Class A-CP, Class F, Class G, Class H, Class J, Class K or Class L Certificates may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-CP, Class F, Class G, Class H, Class J, Class K or Class L Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the Class A-X, Class A-CP, Class F, Class G, Class H, Class J, Class K or Class L Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

     Notwithstanding the foregoing, any interest in a Global Certificate with respect to the Class A-X, Class A-CP, Class F, Class G, Class H, Class J, Class K or Class L Certificates may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, CSFBC, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

     Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depositary or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee any of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate (other than a Class R or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

     Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (iii) a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iv) if such Certificate is not a Class A-Y, Class R or Class V Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iv)(X) and (iv)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iv)(X) and (iv)(Y); or (iv) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

     Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of
Section 406 and 407 of ERISA and Section 4975 of the Code.

     (d) (i) Each Person who has or acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the

               Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit substantially in the form attached hereto as Exhibit H-1 (a "Residual Transfer Affidavit"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.


          (C) Notwithstanding the delivery of a Residual Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Residual Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

          (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

     (ii) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

     If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

     (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulation sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for the Loan REMIC Residual Interest, the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the REMIC IV Residual Interest, and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

     (iv) The provisions of this Section 5.02(d) set forth prior to this clause
(iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

          (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

          (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not
     (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the

     Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections
     (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

          (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

     SECTION 5.03. Book-Entry Certificates.

     (a) The Class A-X, Class A-CP, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depositary or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depositary that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depositary and, except as provided in Section 5.02(b) or Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depositary Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depositary Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depositary's normal procedures.

     (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depositary as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depositary Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depositary as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depositary of such record date.

     (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depositary is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depositary with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depositary, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depositary, accompanied by registration instructions from the Depositary for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.05. Persons Deemed Owners.

     Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

     SECTION 5.06. Certification by Certificateholders and Certificate Owners.

     (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

     (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depositary, Depositary Participants and/or indirect participating brokerage firms for which Depositary Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

                     THE DEPOSITOR, THE MASTER SERVICER AND
                              THE SPECIAL SERVICER

     SECTION 6.01. Liability of the Depositor, the Master Servicer and the Special Servicer.

     The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer.

     SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the Special Servicer.

     (a) Subject to Section 6.02(b), the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     (b) Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section
2.05 (in the case of a successor or surviving Person to the Master Servicer) or
Section 2.06 (in the case of a successor or surviving Person to the Special Servicer), as applicable.

     SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicer and the Special Servicer.

     None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust, the Trustee or the Certificateholders for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, such party's obligations or duties hereunder. The Depositor, the Master Servicer or the Special Servicer and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer or the Special Servicer and any director, member, manager, officer, employee or agent of any such party, shall be indemnified and held harmless by the Trust out of the Collection Account against any loss, liability, cost or expense (including reasonable legal expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) that constitutes (or, but for the failure of the subject expense to be customary, reasonable or necessary, would constitute) a Servicing Advance that is otherwise reimbursable under this Agreement; or (iii) incurred in connection with any legal action or claim against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which such party is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in
Section 3.05(a).

     In addition, neither the Master Servicer nor the Special Servicer shall have any liability with respect to, and each shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the Master Servicer or the Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicer or the Special Servicer may rely in good faith on information provided to it by the other (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers, and will have no duty to investigate or verify the accuracy thereof.

     SECTION 6.04. Resignation of the Master Servicer or the Special Servicer.

     (a) The Master Servicer and the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.06 or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor thereto.

     (b) In addition, the Master Servicer and the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) reasonably acceptable to the Depositor and the Trustee has been found, (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

     (c) Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated in subsections (a) and (b) of this Section
6.04. Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or the Special Servicer as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except to the extent provided in Section 3.11(c).

     SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer.

     The Master Servicer and the Special Servicer shall each afford the Depositor, the Trustee, the Controlling Class Representatives and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer and the Special Servicer may each affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master

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Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

     SECTION 6.06.  Master Servicer or Special Servicer as Owner of a
                    Certificate.

     The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer, the Special Servicer or an Affiliate of either of them. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer, as the case may be, proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's, as the case may be, reasonable judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's, as the case may be, reasonable judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer, as the case may be, may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.


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


                                  ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

          (ii) any failure by the Special Servicer to deposit into the REO Account or the Collection Account, or to remit to the Master Servicer for deposit into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made;

          (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount and any Compensating Interest Payment required to be remitted on such date, which failure continues unremedied until 6:00 p.m. (New York City time) on such P&I Advance Date or Master Servicer Remittance Date, as the case may be; or

          (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

          (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

          (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights or by the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2; provided, however, that with respect to any such breach which is not curable within such 30-day period the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the Certificateholders; or

          (vii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights or by the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2; provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the Certificateholders; or

          (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

          (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

          (xi) the Trustee shall have received written notice from Moody's to the effect that the continuation of the Master Servicer or the Special Servicer in such capacity would, in and of itself, result, or has resulted, in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates; or

          (xii) Moody's places the rating of any Class of Certificates on "watchlist" status for possible ratings downgrade or withdrawal citing servicing concerns with respect to the Master Servicer or the Special Servicer as the sole or a contributory factor in such rating action, and

     Moody's has not removed such rating from "watchlist" status within 60 days thereafter or stated that servicing is no longer a contributory factor; or

          (xiii) the Master Servicer is removed from S&P's approved master servicer list or the Special Servicer is removed from S&P's approved special servicer list, and the Master Servicer or the Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

     When a single entity acts as Master Servicer and Special Servicer, an Event of Default (other than an event described in clauses (xi) through (xiii) above) in one capacity shall constitute an Event of Default in both such capacities.

     (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights, the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through
(x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than pursuant to Section 3.11 or Section 6.03 and other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, including Workout Fees (as and to the extent provided in Section 3.11(c)), and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to
Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation (subject to Section 3.11) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing, the Trustee shall), subject to
Section 3.25, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that its or such Affiliate's compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Excess Servicing Fee Rate to the extent


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


reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 3.25, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

     SECTION 7.04. Waiver of Events of Default.

     The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi), clause (xii) or clause
(xiii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, and payment to the Trustee of all reasonable costs and expenses incurred by the Trustee in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

     SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


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


                                  ARTICLE VIII

                                   THE TRUSTEE


     SECTION 8.01. Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and accepted by the Trustee in good faith, pursuant to this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

          (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

          (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (except an Event of Default under Section 7.01(a)(xi) or Section 7.01(a)(xii) or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

          (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty, except as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer,
     (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, and (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Master Servicer, the Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties.

          (vi) For as long as the Person that serves as Trustee hereunder also serves as a Custodian or as Certificate Registrar, the protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

          SECTION 8.02. Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 8.01:

          (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and any written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless (in the Trustee's reasonable opinion) such

     Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (iv) neither the Trustee nor any Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require a reasonable indemnity against such expense or liability as a condition to taking any such action;

          (vi) except as contemplated by Section 8.06, the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

          (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement or perform any of its duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

          (viii) neither the Trustee nor any Fiscal Agent appointed thereby shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer, as the case may be) or of the Depositor.

          (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have no liability for transfers, including transfers made


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


     through the book-entry facilities of the Depositary or between or among Depositary Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

     SECTION 8.03. Trustee and Fiscal Agent not Liable for Validity or
                   Sufficiency of Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or any Fiscal Agent in Article II, and the signature of the Trustee set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor any Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer (in each case, unless the Trustee is acting in such capacity). Neither the Trustee nor any Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or such Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or Special Servicer and the Master Servicer or Special Servicer, as the case may be, would be so responsible hereunder. The Trustee shall not be required to record this Agreement.

     SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

     The Trustee (in its individual or any other capacity), any Fiscal Agent or any Affiliate of either of them may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or an Affiliate of either of them, as the case may be.

     SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by
                   Trustee and Fiscal Agent.

     (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee's Fees in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue during each calendar month, commencing with December 2001, at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of


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


such Mortgage Loan or REO Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of December 2001, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage
Loan), whether or not interest is actually collected on each Mortgage Loan and REO Mortgage Loan. With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue from time to time on the same Interest Accrual Basis as is applicable to such Mortgage Loan or REO Mortgage Loan. Except as otherwise expressly provided herein, the Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

     (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless out of the Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, if (but only if) such loss, liability, claim or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation section 1.860G-1(b)(3)(ii); provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (3) except as provided in Article X, any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, the Trustee's obligations and duties hereunder.

     (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and any Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

     (d) Each of the Trustee and any Fiscal Agent shall indemnify the Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the


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


indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

     (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, any Fiscal Agent, the Master Servicer or the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act. Furthermore, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency) and a Fiscal Agent meeting the requirements of
Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (iv) any Mortgage Loan Seller or
(v) any Affiliate of any of them, may be the Trustee hereunder.

     SECTION 8.07. Resignation and Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the


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


Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to any party hereto by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within ten Business Days, the Master Servicer shall as soon as practicable) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor (or the Master Servicer, as the case may be).

     (c) The Holders of Certificates entitled to not less than 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor (with copies to the Master Servicer and the Special Servicer), one complete set to the Trustee so removed and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the successor trustee nor any Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from S&P, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

     SECTION 8.08. Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and the Special Servicer and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents


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


and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

     (b) No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer or Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     SECTION 8.11. Appointment of Custodians.

     The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

     SECTION 8.12. Access to Certain Information.

     (a) The Trustee shall afford to the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representatives and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

     (b) The Trustee shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Underwriters, the Rating Agencies, the Controlling Class Representatives and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee): (i) the Prospectus, the Confidential Offering Circular and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Trustee Reports and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a) or this Section 8.12(b); (vii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b) or this Section 8.12(b); (viii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (x) the most recent Appraisal for each Mortgage Loan and REO Property that has been delivered to the Trustee (all Appraisals of Mortgaged Properties and/or REO Properties shall be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following their having been obtained or formulated); (xi) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (xii) a current report from the Trustee listing all outstanding exceptions to the Mortgage File review conducted pursuant to Section 2.02; and (xiii) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Trustee shall provide copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. If necessary, the Trustee shall request from the Master Servicer, and within a reasonable period following its receipt of such request, and the Master Servicer shall deliver, copies of the items listed in clauses (vi) and (vii) above to the Trustee.

     In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Trustee shall require: (a) in the case of Certificateholders or Certificate Owners, a written confirmation executed by the requesting Person substantially in the


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form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a holder or a beneficial holder of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential, except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Trustee pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

     In addition, the Master Servicer and the Special Servicer shall, upon reasonable prior written request and during normal business hours, make available for review by the Controlling Class Representative for either Sub-Pool No. 1 or Sub-Pool No. 2, any additional information regarding the applicable Sub-Pool that such Controlling Class Representative may reasonably request.

     (c) None of the Trustee, the Master Servicer or the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

     SECTION 8.13. Appointment of Fiscal Agent.

     (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this
Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "Aa3" by Moody's and "AA" by S&P, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized,


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


executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

     (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

     (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

     (d) The obligations of any Fiscal Agent set forth in this Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of
Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

     (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

     SECTION 8.14. Filings with the Securities and Exchange Commission.

     (a) With respect to the Trust's fiscal year 2001 (and, if as of the beginning of any other fiscal year for the Trust, the Registered


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Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by at least 300 Holders and/or Depositary Participants having accounts with the Depositary), the Trustee shall:

          (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Trustee Reports, the CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification Report, the CMSA Historical Liquidation Report and the CMSA REO Status Report attached as exhibits;

          (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.14(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

          (iii) within 90 days following the end of such fiscal year, prepare, execute and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it and those items delivered to it in a format readily convertible to a format suitable for electronic filing via the EDGAR system) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing
Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee or the Master Servicer, as applicable, in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.14(a), to the extent it is otherwise required to deliver such items to the Trustee or Master Servicer, as applicable.

     (b) At all times during the Trust's fiscal year 2001 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by at least 300 Holders and/or Depositary Participants having accounts with the Depositary, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:


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


          (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

          (iv) any change in the fiscal year of the Trust;

          (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

          (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

          (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.14(b) unless such Responsible Officer was notified in writing.

     (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2001), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by less than 300 Holders and/or Depositary Participants having accounts with the Depositary, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust.


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


                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage
                   Loans.

     (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders for Sub-Pool No. 1 (provided that any of the remaining Mortgage Loans are part of Sub-Pool No. 1) of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property for the applicable Sub-Pool, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase); (ii) if the aggregate Class Principal Balance of the Class A-P&I, Class B, Class C, Class D and Class E Certificates have been reduced to zero, the acquisition of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Sole Certificateholder(s) in exchange for all the remaining Certificates; and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders for Sub-Pool No. 1 (provided that any of the remaining Mortgage Loans are part of Sub-Pool No. 1), the Master Servicer or the Special Servicer, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Holders of each Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders for Sub-Pool No. 1 desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Certificateholder or group of Certificateholders with the largest Percentage Interest in the Controlling Class for Sub-Pool No. 1. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) for Sub-Pool No. 1, such Person(s) shall: deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price; and (ii) shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

     Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero, the Sole Certificateholder(s) shall have the right to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder(s) elect(s) to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder(s), not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and/or any Fiscal Agent hereunder that may be withdrawn from the Collection Account pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall transfer to the Trustee for deposit into the Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder(s) or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

     (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class for Sub-Pool No. 1, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

     (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

     SECTION 9.02. Additional Termination Requirements.

     (a) If the Master Servicer, the Special Servicer or a Controlling Class Certificateholder purchases, or the Sole Certificateholder(s) exchange all of the Certificates for, all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

          (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

          (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell or otherwise transfer all the Mortgage Loans and each REO Property to the applicable Person, in exchange for cash and/or Certificates in accordance with Section 9.01; and

          (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

     (b) By their acceptance of Certificates, the Holders hereby authorize the Trustee to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

     SECTION 10.01. Tax Administration.

     (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

     (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Trustee is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Trustee's misfeasance, bad faith or negligence in the performance of, or such Person's negligent disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

     (c) The Trustee shall prepare or cause to be prepared, execute and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer and/or the Special Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

     (d) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Trustee shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

     (e) The Trustee shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC

Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Trustee), to the extent that the Trustee has actual knowledge that any particular action is required; provided that the Trustee shall be deemed to have knowledge of relevant tax laws. The Trustee shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, unless the Trustee has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

     (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (ii) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (v) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; (iv) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; or
(v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

     (g) The Trustee and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

     (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (i) None of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement, (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in any Investment Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in an Investment Account or an interest in a single member limited liability company, as provided in Section 3.16); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (k) Within 30 days after the related Startup Day, the Trustee shall prepare and file with the IRS, with respect to each REMIC Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

     (l) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest on the ARD Mortgage Loans and the Class V Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the Loan REMIC Residual Interest, the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the REMIC IV Residual Interest shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Trustee shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Trustee.

     SECTION 10.02. Depositor, Master Servicer, Special Servicer and Fiscal
                    Agent to Cooperate with Trustee.

     (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

     (b) Each of the Master Servicer, the Special Servicer and any Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.01. Amendment.

     (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicer and the Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or
(iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that no such amendment may significantly change the activities of the Trust; and provided, further, that any such amendment for the specific purposes described in clause (iii) or (vii) above shall not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel or, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

     (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding, (iv) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary, or (v) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to no less than 51% of all the Voting Rights (without regard to Certificates held by the Depositor or any of its Affiliates and/or agents). Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicer or the Special Servicer shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

     (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

     (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

     SECTION 11.02. Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 11.03. Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 11.04. Governing Law.

     This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

     SECTION 11.05. Notices.

     Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, telecopy number: (212) 325-8106; (ii) in the case of the Master Servicer or the Special Servicer, Midland Loan Services, Inc., 210 West Tenth Street, 6th Floor, Kansas City, Missouri 64105, telecopy number: (816) 435-2326, Attention: President; (iii) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 11000 Broken Land Parkway Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration (CMBS) - Credit Suisse First Boston Mortgage Securities Corp. Series 2001-CK6, telecopy number (410) 884-2360 (with a copy to the Corporate Trust Office); (iv) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number

(212) 553-0300, and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: CMBS Surveillance Department, telecopy number: (212) 438-2662; (v) in the case of any Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; (vi) in the case of the Column Performance Guarantor, the address for notices to the Column Performance Guarantor under the Column Performance Guarantee; and (vii) in the case of the initial Controlling Class Representative for Sub-Pool No. 1, Anthracite, 345 Park Avenue, New York, New York 10154, Attention: Dan Sefcik, telecopy number: (212) 754-8758; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

     SECTION 11.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07. Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters, the Designated Sub-Servicers and the non-parties referred to in Sections 6.03 and 8.05, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

     SECTION 11.08. Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 11.09. Notices to and from the Rating Agencies and the Depositor.

     (a) The Trustee shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation, termination, merger or consolidation of the Master Servicer or the Special Servicer and the appointment of a successor;

          (iv) the appointment, resignation or removal of a Fiscal Agent;

          (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

          (vi) any repurchase or substitution of a Mortgage Loan by a Mortgage Loan Seller or the Column Performance Guarantor as contemplated by Section 2.03; and

          (vii) the final payment to any Class of Certificateholders (or, in the case of S&P, on all the Certificates).

     (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee and the appointment of a successor; and

          (ii) any change in the location of the Collection Account.

     (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan Documents. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

          (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property;

          (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool;

          (iv) any defeasance of a Mortgage Loan or material damage to a Mortgaged Property;

          (v) any change in a franchise held by the related Borrower;

          (vi) any loan subject to bankruptcy proceedings; and

          (vii) any release of a Letter of Credit or debt service reserve with respect to any Mortgage Loan.

     (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish (in hard copy format or through use of the Master Servicer's Internet Website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

          (i) each of its Annual Performance Certifications;

          (ii) each of its Annual Accountants' Reports; and

          (iii) each report prepared pursuant to Section 3.09(e).

     (e) The Trustee shall promptly deliver or otherwise make available to each Rating Agency (in hard copy format or through use of the Trustee's Internet Website) a copy of each Certificateholder Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Trustee's Internet Website only with the use of a password, which shall be provided by the Trustee to each Rating Agency.

     (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

     SECTION 11.10. Notices to Controlling Class Representatives.

     The Trustee, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representatives a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered pursuant to this Agreement.

     SECTION 11.11. Complete Agreement.

     This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                    CREDIT SUISSE FIRST BOSTON MORTGAGE
                                    SECURITIES CORP.
                                      Depositor

                                    By: _______________________________________
                                    Name:
                                    Title:


                                    MIDLAND LOAN SERVICES, INC.
                                         Master Servicer and Special Servicer

                                    By: _______________________________________
                                    Name:
                                    Title:



                                    WELLS FARGO BANK MINNESOTA, N.A.
                                         Solely in its capacity as Trustee


                                    By: _______________________________________
                                    Name:
                                    Title:

STATE OF ___________________  )
                              )  ss.:
COUNTY OF __________________  )


     On the ______ day of ______________ 2001, before me, a notary public in and for said State, personally appeared _______________________________, personally known to me to be a ______________________________ of CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         ______________________________________
                                                      Notary Public

[Notarial Seal]

STATE OF ___________________  )
                              )  ss.:
COUNTY OF __________________  )


     On the ______ day of ____________ 2001, before me, a notary public in and for said State, personally appeared ___________, known to me to be a ___________________ of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                         ______________________________________
                                                      Notary Public

[Notarial Seal]

STATE OF ___________________  )
                              )  ss.:
COUNTY OF __________________  )


     On the ______ day of ____________ 2001, before me, a notary public in and for said State, personally appeared _____________, known to me to be a ___________________ of WELLS FARGO BANK MINNESOTA, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                         ______________________________________
                                                      Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                  FORM OF CLASS A-X AND CLASS A-CP CERTIFICATES

        CLASS [A-X] [A-CP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-CK6

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Pass-Through Rate:  Variable                 Class Notional Amount of the Class [A-X] [A-CP]
                                             Certificates as of the Closing Date:
                                             $__________

Closing Date:  December 27, 2001             Initial Certificate Notional Amount of this
                                             Certificate as of the Closing Date:
                                             $__________

First Distribution Date:                     Aggregate Stated Principal Balance of the Mortgage
January 17, 2002                             Loans as of the Closing Date ("Initial Pool
                                             Balance"):
                                             $986,430,065

Master Servicer and Special Servicer:        Trustee:
Midland Loan Services, Inc.                  Wells Fargo Bank Minnesota, N.A.

Certificate No. [A-X] [A-CP]                 CUSIP No.:  ____________________________
                                             Common Code:  __________________________
                                             ISIN No.:  _____________________________


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                                     A-1-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[LEGEND FOR REGULATION S GLOBAL CERTIFICATE -- PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND
(B) DECEMBER 27, 2001, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

     This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-CP] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-CP] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer," which term includes any successor entity under the Agreement) and special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. To the extent there are any inconsistencies between this Certificate and the terms of the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-CP] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the

                                     A-1-3

Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                                     A-1-4

     If this Certificate constitutes a Rule 144A Global Certificate or a Regulation S Global Certificate as to which interests herein are held and transferred in book-entry form, then the transfer of those interests are subject to the terms and conditions of Section 5.02(b) of the Agreement. In the event that this Certificate constitutes a Rule 144A Global Certificate or a Regulation S Global Certificate, then any Certificate Owner desiring to transfer its interest herein may be required to obtain from the prospective transferee, and/or to deliver to the Trustee and/or the Certificate Registrar, various certifications and/or opinions, among other documents, and if the prospective transferee is an Institutional Accredited Investor, then it will be required to take delivery in the form of a physical, fully registered Certificate representing such interest.

     The Rule 144A Global Certificates and the Regulation S Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [A-X] [A-CP] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify Credit Suisse First Boston Corporation ("CSFB"), the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule

                                     A-1-5

501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the

                                     A-1-6

Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1 to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-1-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                     WELLS FARGO BANK MINNESOTA, N.A.
                                     as Trustee


                                     By:________________________________________
                                     Authorized Representative




                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [A-X] [A-CP] Certificates referred to in the within-mentioned Agreement.

Dated:

                                      WELLS FARGO BANK MINNESOTA, N.A.
                                      as Certificate Registrar


                                      By:_______________________________________
                                      Authorized Representative


                                     A-1-8

                                                  ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________


Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________________.

     Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ___________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ____________________________________________________________, as its
agent.

                                     A-1-9

                                   EXHIBIT A-2

     FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D AND
                              CLASS E CERTIFICATES


    CLASS [A-1] [A-2] [A-3] [B] [C] [D] [E] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2001-CK6

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Pass-Through Rate:  ____% per annum                         Class Principal Balance of the Class [A-1], [A-2]
                                                            [A-3] [B] [C] [D] [E]Certificates as of the Closing
                                                            Date:
                                                            $___________
Closing Date:  December 27, 2001                            Initial Certificate Principal Balance of
                                                            this Certificate as of the Closing Date:
                                                            $___________
First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
January 17, 2002                                            Loans as of the Closing Date ("Initial Pool Balance"):
                                                            $986,430,065

Master Servicer and Special Servicer:                       Trustee:
Midland Loan Services, Inc.                                 Wells Fargo Bank Minnesota, N.A.
Certificate No. [A-1] [A-2] [A-3] [B] [C] [D] [E]-___       CUSIP No.:  ______________________________
                                                            Common Code:  ____________________________
                                                            ISIN No.:  _______________________________


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[FOR CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                                     A-2-2

     This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer," which term includes any successor entity under the Agreement) and special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. To the extent there are any inconsistencies between this Certificate and the terms of the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such

                                     A-2-3
purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the

                                     A-2-4

Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1 to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-2-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Trustee


                                    By:  _______________________________________
                                    Authorized Representative




                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Certificates referred to in the within-mentioned Agreement.

Dated:

                                     WELLS FARGO BANK MINNESOTA, N.A.
                                     as Certificate Registrar


                                     By:  ______________________________________
                                     Authorized Representative


                                     A-2-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                         _______________________________________
                                         Signature by or on behalf of Assignor


                                         _______________________________________
                                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
_____________________________________________________________ for the account of
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

     This information is provided by _____________________________, the Assignee named above, or _______________________________________________________________,
as its agent.


                                     A-2-7

                                   EXHIBIT A-3

  FORM OF CLASS F, CLASS G, CLASS H, CLASS J; CLASS K AND CLASS L CERTIFICATES


                CLASS [F] [G] [H] [J] [K] [L] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2001-CK6

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [____% per annum]              Class Principal Balance of the Class [F] [G]
[Variable]                                        [H] [J] [K] [L] Certificates as of the Closing
                                                  Date:
                                                  $__________

Closing Date:  December 27, 2001                  Initial Certificate Principal Balance of this
                                                  Certificate as of the Closing Date:
                                                  $__________

First Distribution Date:                          Aggregate Stated Principal Balance of the Mortgage
January 17, 2002                                  Loans as of the Closing Date: ("Initial Pool Balance"):
                                                  $986,430,065

Master Servicer and Special Servicer:             Trustee:
Midland Loan Services, Inc.                       Wells Fargo Bank Minnesota, N.A.

Certificate No. [F] [G] [H] [J] [K] [L]-___       CUSIP No.:______________________________
                                                  Common Code:____________________________
                                                  ISIN No.:_______________________________

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT

                                     A-3-2

CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[LEGEND FOR REGULATION S GLOBAL CERTIFICATE -- PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND
(B) DECEMBER 27, 2001, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

     This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [F] [G] [H] [J] [K] [L] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [F] [G] [H] [J] [K] [L] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer," which term includes any successor entity under the Agreement) and special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. To the extent there are any inconsistencies between this Certificate and the terms of the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [F] [G] [H] [J] [K] [L] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the


                                     A-3-3

Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer,

                                     A-3-4
the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If this Certificate constitutes a Rule 144A Global Certificate or a Regulation S Global Certificate as to which interests herein are held and transferred in book-entry form, then the transfer of those interests are subject to the terms and conditions of Section 5.02(b) of the Agreement. In the event that this Certificate constitutes a Rule 144A Global Certificate or a Regulation S Global Certificate, then any Certificate Owner desiring to transfer its interest herein may be required to obtain from the prospective transferee, and/or to deliver to the Trustee and/or the Certificate Registrar, various certifications and/or opinions, among other documents, and if the prospective transferee is an Institutional Accredited Investor, then it will be required to take delivery in the form of a physical, fully registered Certificate representing such interest.

     The Rule 144A Global Certificates and the Regulation S Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [F] [G] [H] [J] [K] [L] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston Corporation ("CSFB"), the Trustee, the Master Servicer, the Special Servicer, any Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the

                                     A-3-5

Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

                                     A-3-6

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1 to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State,

                                     A-3-7
and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-3-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                      WELLS FARGO BANK MINNESOTA, N.A.
                                      as Trustee


                                      By:  _____________________________________
                                      Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [F] [G] [H] [J] [K] [L] Certificates referred to in the within-mentioned Agreement.

Dated:

                                       WELLS FARGO BANK MINNESOTA, N.A.
                                       as Certificate Registrar


                                       By:  ____________________________________
                                       Authorized Representative


                                     A-3-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by ____________________________, the Assignee named above, or __________________________________________, as its agent.


                                     A-3-10

                                   EXHIBIT A-4

              FORM OF CLASS M, CLASS N, CLASS O, CLASS P, CLASS Q,
                    CLASS NW-SUB AND CLASS GT2 CERTIFICATES


          CLASS [M] [N] [O] [P] [Q] [NW-SUB] [GT2] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2001-CK6

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Pass-Through Rate: [___% per annum]                         Class Principal Balance of the Class [M] [N]
[Variable]                                                  [O] [P] [Q] [NW-SUB] [GT2] Certificates as of
                                                            the Closing Date:
                                                            $_________

Closing Date:  December 27, 2001                            Initial Certificate Principal Balance of this
                                                            Certificate as of the Closing Date:
                                                            $_________

First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
January 17, 2002                                            Loans as of the Closing Date ("Initial Pool Balance"):
                                                            $986,430,065

Master Servicer and Special Servicer:                       Trustee:
Midland Loan Services, Inc.                                 Wells Fargo Bank Minnesota, N.A.

Certificate No. [M] [N] [O] [P] [Q] [NW-SUB] [GT2] - ___    CUSIP No.:  __________________


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     A-4-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [M] [N] [O] [P] [Q] [NW-SUB] [GT2] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [M] [N] [O] [P] [Q] [NW-SUB] [GT2] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement) and special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. To the extent there are any inconsistencies between this Certificate and the terms of the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [M] [N] [O] [P] [Q] [NW-SUB] [GT2] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation

                                     A-4-3
and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If this Certificate constitutes a Rule 144A Global Certificate as to which interests herein are held and transferred in book-entry form, then the transfer of those interests are subject to the terms and conditions of Section 5.02(b) of the Agreement. In the event that this Certificate constitutes a Rule 144A Global Certificate, then any Certificate Owner desiring to transfer its


                                     A-4-4
interest herein may be required to obtain from the prospective transferee, and/or to deliver to the Trustee and/or the Certificate Registrar, various certifications and/or opinions, among other documents, and if the prospective transferee is an Institutional Accredited Investor, then it will be required to take delivery in the form of a physical, fully registered Certificate representing such interest.

     The Rule 144A Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [M] [N] [O] [P] [Q] [NW-SUB] [GT2] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston Corporation ("CSFB"), the Trustee, the Master Servicer, the Special Servicer, any Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an

                                     A-4-5

Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and

                                     A-4-6
required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1 to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-4-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         WELLS FARGO BANK MINNESOTA, N.A.
                                         as Trustee


                                         By:  __________________________________
                                         Authorized Representative




                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [M] [N] [O] [P] [Q] [NW-SUB] [GT2] Certificates referred to in the within-mentioned Agreement.

Dated:

                                          WELLS FARGO BANK MINNESOTA, N.A.
                                          as Certificate Registrar


                                          By:  _________________________________
                                          Authorized Representative


                                     A-4-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________
__________________________________________________ for the account of
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

     This information is provided by___________________, the Assignee named above, or ________________________________________________________, as its
agent.


                                     A-4-9

                                   EXHIBIT A-5

                          FORM OF CLASS V CERTIFICATES

              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-CK6

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Closing Date:  December 27, 2001          Percentage Interest evidenced by this Class V
                                          Certificate:  ______%
First Distribution Date:                  Aggregate Stated Principal Balance of the Mortgage
January 17, 2002                          Loans as of the Closing Date ("Initial Pool Balance"):
                                          $986,430,065

Master Servicer and Special Servicer:     Trustee:
Midland Loan Services, Inc.               Wells Fargo Bank Minnesota, N.A.
Certificate No. V-___


THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement) and special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which

                                     A-5-2

Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. To the extent there are any inconsistencies between this Certificate and the terms of the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit


                                     A-5-3

F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston Corporation, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

                                     A-5-4

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1 to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such

                                     A-5-5
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-5-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                     WELLS FARGO BANK MINNESOTA, N.A.
                                     as Trustee

                                     By:  ______________________________________
                                     Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:

                                     WELLS FARGO BANK MINNESOTA, N.A.
                                     as Certificate Registrar

                                     By:  ______________________________________
                                     Authorized Representative


                                     A-5-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________


Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
_____________________________________________________________ for the account of
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
________________________________________________________________________________

     This information is provided by______________________________, the Assignee named above, or ______________________________________________________________,
as its agent.


                                     A-5-8

                                   EXHIBIT A-6

                          FORM OF CLASS R CERTIFICATES

              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2001-CK6

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Closing Date:  December 27, 2001            Percentage Interest evidenced by this Class R
                                            Certificate: ___%

First Distribution Date:                    Aggregate Stated Principal Balance of the Mortgage
January 17, 2002                            Loans as of the Closing Date ("Initial Pool Balance"):
                                            $986,430,065

Master Servicer and Special Servicer:       Trustee:
Midland Loan Services, Inc.                 Wells Fargo Bank Minnesota, N.A.

Certificate No. R-___

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

                                     A-6-2

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity under the Agreement) and special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. To the extent there are any inconsistencies between this Certificate and the terms of the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                     A-6-3

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston Corporation, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such


                                     A-6-4
transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to

                                     A-6-5
the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Disqualified Non-United States Tax Person". In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if, among other things, all of its beneficial owners are United States Persons.

     A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Disqualified Non-United States Tax Person" is, with respect to this Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds this Certificate and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulation section 1.860E-1(c)(4)(ii), as a holder of this Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by this Certificate and intends to pay taxes associated with holding this Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of this Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of this Certificate will not be disregarded for United States federal income tax purposes.

     A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any

                                     A-6-6
political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool No. 1, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Holder or group of Holders of the Controlling Class for Sub-Pool

                                     A-6-7

No. 1 to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-6-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                     WELLS FARGO BANK MINNESOTA, N.A.
                                     as Trustee

                                     By:  ______________________________________
                                     Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:

                                     WELLS FARGO BANK MINNESOTA, N.A.
                                     as Certificate Registrar

                                     By:  ______________________________________
                                     Authorized Representative


                                     A-6-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________ for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

     This information is provided by ____________________, the Assignee named above, or _______________________________________________________________, as
its agent.

                                     A-6-10


                                                            EXHIBIT B-1A

                                                  SCHEDULE OF COLUMN MORTGAGE LOANS

                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6
                                                          COLUMN COLLATERAL



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                   ADDRESS                  CITY         STATE      CODE      ORIGINATOR
---     -------    -------------------------   -------------------------       ----------      -----     -----     -----------
 1                 Avalon Pavilions            345 Buckland Hills Drive        Manchester       CT       06040        Column

 2                 BEL ALLIANCE GT 2                                                                                  COLUMN
                   PORTFOLIO

2A                 Nob Hill Apartments         9900 Adleta Boulvard              Dallas         TX       75243

2B                 Driscoll Place Apartments   1303 Gears Road                  Houston         TX       77067

2C                 Crystal Bay Apartments      2323 West Bay Area               Webster         TX       77598
                                               Boulevard

2D                 Rollingwood Apartments      6300 Pewter Avenue               Richmond        VA       23224

2E                 Foxcroft Apartments         8702 North Dale Mabry             Tampa          FL       33614
                                               Highway

2F                 Maple Run Apartments        2003-7 Canterwood Drive         Charlotte        NC       28213

2G                 Hampton Forest Apartments   2207 Wade Hampton Boulevard     Greenville       SC       29615

 3                 Washington Design Center    300 D Street, SW                Washington       DC       20024         CSFB

 4                 Rockland Center             Route 59                          Nanuet         NY       10954        Column

 6                 Biltmore Square Mall        800 Brevard Road, Route 5       Asheville        NC       28806         CSFB

 8                 Horizon Pointe Shopping     2634, 2642, 2646, 2650,         Henderson        NV       89123        Column
                   Center                      2654, and 2662 Horizon
                                               Ridge Parkway

 9                 IBM Building                8051 Congress Avenue            Boca Raton       FL       33487        Column


10                 Key Landing Apartments      2019 Paulette Road              Baltimore        MD       21222        Column

11       ( A )     Bel Air Village             8401-8447 Elk Grove-Florin      Elk Grove        CA       95624         CSFB
                                               Road

12       ( A )     Laguna Park Village         6608-6704 Laguna Boulevard      Elk Grove        CA       95758        Column

13                 PARKER METROPOLITAN                                                                                COLUMN
                   PORTFOLIO PERM

13A                4550 Spring Valley Road     4550 Spring Valley Road       Farmers Branch     TX       75244

13B                13524 Welch Road            13524 Welch Road              Farmers Branch     TX       75244

13C                815 South Coppell Road      815 South Coppell Road           Coppell         TX       75019

13D                10351 Home Road             10351 Home Road                   Frisco         TX       75034

13E                2601 Kingsley Road          2601 West Kingsley Road          Garland         TX       75041

13F                4600 Simonton Road          4600 Simonton Road            Farmers Branch     TX       75244

                                                                          INITIAL
         MORTGAGE                                                FEE/     INTEREST     ORIG.       REM.        ORIG.         REM.
           LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #        SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---      --------       ----    ----------      -----------     ------    --------    ------      -----      --------      --------
 1        Column         1      $71,900,000     $71,712,508       Fee         0         360        356          120          116

 2        COLUMN         1      $59,416,972     $48,981,566       FEE         0         360        346          120          106


2A

2B

2C


2D

2E


2F

2G

 3        Column         1      $49,000,000     $48,959,437       Fee         0         360        359          120          119

 4        Column         1      $27,600,000     $27,578,682       Fee         0         360        359          120          119

 6        Column         1      $26,000,000     $26,000,000       Fee        60         324        324          120          108

 8        Column         1      $20,600,000     $20,546,010       Fee         0         360        356          120          116



 9        Column         1      $20,500,000     $20,500,000       Fee        120     Interest   Interest        120          118
                                                                                       Only        Only

10        Column         1      $18,000,000     $17,939,980       Fee         0         360        355          120          115

11        Column         1      $11,900,000     $11,900,000       Fee        20         300        300          120          117


12        Column         1       $4,700,000      $4,700,000       Fee        20         300        300          120          117

13        COLUMN         1      $16,600,000     $16,552,877       FEE         0         360        355          120          115


13A

13B

13C

13D

13E

13F
                          INTEREST                                                                               SERVICING
                        CALCULATION                     FIRST                                                       AND
           INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE        TRUSTEE
 #           RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION          FEES
---        --------     -----------      -------      ----------         ---         ------- ------------------- ----------
 1          7.4500%      Actual/360      500,276      09/11/2001         N/A          Yes    Lock/28_Def/86_0%/6   0.0525%

 2          8.5400%      ACTUAL/360      381,376      11/01/2000         N/A          YES    LOCK/37_YM1/1_DEF/76  0.0525%


2A

2B

2C


2D

2E


2F

2G

 3          6.9500%      Actual/360      324,354      12/11/2001         N/A          Yes    Lock/25_Def/92_0%/3 0.0525%

 4          7.3000%      Actual/360      189,218      12/11/2001         N/A          Yes    Lock/25_Def/92_0%/3 0.0525%

 6          7.9500%      Actual/360      195,233      01/11/2001      12/11/2010      Yes    Lock/36_Def/80_0%/4 0.0525%

 8          7.4300%      Actual/360      143,052      09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%



 9          7.2500%      Actual/360      125,574      11/11/2001         N/A          Yes    Lock/26_Def/90_0%/4 0.0525%


10          7.2500%      Actual/360      122,792      08/11/2001         N/A          Yes    Lock/29_Def/85_0%/6 0.0525%

11          7.2000%      Actual/360      85,631       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%


12          7.2000%      Actual/360      33,821       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%

13          7.8500%      ACTUAL/360      120,074      08/11/2001         N/A          YES    LOCK/29_DEF/88_0%/3 0.0925%


13A

13B

13C

13D

13E

13F

                                                               B-1A-1

                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6
                                                          COLUMN COLLATERAL



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                   ADDRESS                  CITY         STATE      CODE      ORIGINATOR
---     -------    -------------------------   -------------------------       ----------      -----     -----     -----------

13G                1130 West Jackson Road      1130 West Jackson Road          Carrollton       TX       75006

13H                582 East Highway 121        582 East Highway 121            Lewisville       TX       75057

15                 Paces Commons Apartments    10501 Paces Avenue               Matthews        NC       28105        Column

16                 North Pointe Center         6715-6795 North Palm Avenue       Fresno         CA       93704         CSFB

18                 Park Ridge Office Center    1460, 1480 Renaissance          Park Ridge       IL       60068        Column
                                               Drive and 1550 Northwest
                                               Highway

19                 Lawndale Crossing           2600 Lawndale Drive             Greensboro       NC       27408        Column
                   Shopping Center

20                 Toco Hills Promenade        2851 North Druid Hills           Atlanta         GA       30329         CSFB
                   Shopping Center

21                 Wells Fargo Building        18700 North West Walker         Hillsboro        OR       97006         Union
                                               Road                                                                   Capital
                                                                                                                   Investments,
                                                                                                                        LLC

23                 Southridge Plaza            11613-11683 Cherry Avenue        Fontana         CA       92337        Column

24                 Gateway Center              23692-24042 Alicia Parkway    Mission Viejo      CA       92691         CSFB

25                 Allied Plaza                7777-7787 Alvarado Road          La Mesa         CA       91941         CSFB

26                 Country Walk Plaza          13707-89 Southwest 152nd          Miami          FL       33186        Column
                                               Street

28                 GRANITE PORTFOLIO                                                                                  COLUMN

28A                Adobe Creek Shopping        2800-2864 Thousand Oaks        San Antonio       TX       78232
                   Center                      Drive

28B                Carillion Hills Shopping    5805-5891 Babcock Road         San Antonio       TX       78240
                   Center

28C                Marbach Shopping Center     1745 Southwest Loop 410        San Antonio       TX       78227

29                 Ogden Corporate Center      801-815 Ogden Avenue              Lisle          IL       60534        Column

30                 Ashley of Spring Valley     693 South Wymore Road           Altamonte        FL       32714        Column
                   Apartments                                                   Springs

33                 Holiday Inn Ontario(1)      3400 Shelby Street               Ontario         CA       91764         CSFB

35                 Bremner Woods Apartments    4501-A Sprenkle Lane             Richmond        VA       23228         Union
                   Phase III                                                                                          Capital
                                                                                                                   Investments,
                                                                                                                        LLC

36                 Northtowne Plaza            2950, 2970 and 2990                Reno          NV       89512        Column
                                               Northtowne Lane

37                 Kittery Outlet Center &     340 & 350 US Route One           Kittery         ME       03904         Union
                   Kittery Barn                                                                                       Capital
                                                                                                                   Investments,
                                                                                                                        LLC

38                 C & T Warehouse             50 Independence Drive              Ayer          MA       01432         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

39                 Sierra Point Apartments     3800 Portland Street              Irving         TX       75038        Column


                                                                            INITIAL
          MORTGAGE                                                FEE/     INTEREST     ORIG.       REM.        ORIG.         REM.
            LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #         SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---       --------       ----    ----------      -----------     ------    --------    ------      -----      --------      --------

13G

13H

15         Column         1      $16,250,000     $16,250,000       Fee        12         360        360          120          118

16         Column         1      $15,300,000     $15,270,777       Fee         0         360        357          120          117

18         Column         1      $13,700,000     $13,617,700       Fee         0         360        351          120          111



19         Column         1      $13,600,000     $13,563,451       Fee         0         360        356          120          116


20         Column         1      $13,500,000     $13,491,549       Fee         0         360        359          120          119


21         Column         1      $13,500,000     $13,466,546       Fee         0         360        356          120          116




23         Column         1      $11,500,000     $11,484,334       Fee         0         360        358          120          118

24         Column         1      $11,250,000     $11,235,863       Fee         0         360        358          120          118

25         Column         1      $11,000,000     $10,976,599       Fee         0         360        357          120          117

26         Column         1      $10,480,000     $10,465,366       Fee         0         360        358          120          118


28         COLUMN         1      $10,000,000      $9,969,536       FEE         0         360        354          120          114

28A


28B


28C

29         Column         1       $9,700,000      $9,680,530       Fee         0         360        357          120          117

30         Column         1       $9,680,000      $9,659,264       Fee         0         360        357          120          117


33         Column         1       $9,000,000      $8,943,852       Fee         0         300        293          120          113

35         Column         1       $8,500,000      $8,487,954       Fee         0         360        358          120          118




36         Column         1       $8,100,000      $8,080,236       Fee         0         360        356          120          116


37         Column         1       $8,100,000      $8,070,539       Fee         0         300        296          120          116




38         Column         1       $8,000,000      $7,934,649       Fee         0         360        343          120          103




39         Column         1       $7,900,000      $7,889,477       Fee         0         360        358          120          118


                          INTEREST                                                                               SERVICING
                        CALCULATION                     FIRST                                                       AND
           INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE        TRUSTEE
 #           RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION          FEES
---        --------     -----------      -------      ----------         ---         ------- ------------------- ----------

13G

13H

15          6.8600%      Actual/360      106,588      11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%

16          7.7600%      Actual/360      109,717      10/11/2001         N/A          Yes    Lock/27_Def/90_0%/3 0.0525%

18          7.3500%      Actual/360      94,389       04/11/2001         N/A          Yes    Lock/33_Def/81_0%/6 0.0525%



19          7.3300%      Actual/360      93,515       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%


20          8.3400%      Actual/360      102,276      12/11/2001      11/11/2011      Yes    Lock/25_Def/94_0%/1 0.0525%


21          7.6500%      Actual/360      95,784       09/11/2001      08/11/2011      Yes    LOCK/28_DEF/89_0%/3 0.0525%




23          7.2500%      Actual/360      78,450       11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%

24          7.5700%      Actual/360      79,202       11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%

25          7.3000%      Actual/360      75,413       10/11/2001         N/A          Yes    Lock/27_Def/90_0%/3 0.0525%

26          7.1500%      Actual/360      70,783       11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%


28          8.4200%      ACTUAL/360      76,325       07/11/2001         N/A          YES    LOCK/30_DEF/87_0%/3 0.0525%

28A


28B


28C

29          7.5500%      Actual/360      68,156       10/11/2001      09/11/2011      Yes    Lock/27_Def/91_0%/2 0.0525%

30          7.2700%      Actual/360      66,166       10/11/2001         N/A          Yes    Lock/27_Def/90_0%/3 0.0525%


33          8.2800%      Actual/360      71,141       06/11/2001         N/A          Yes    Lock/31_Def/83_0%/6 0.0525%

35          7.0900%      Actual/360      57,065       11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%




36          7.7100%      Actual/360      57,806       09/11/2001      08/11/2011      Yes    Lock/28_Def/89_0%/3 0.0525%


37          8.2200%      Actual/360      63,702       09/11/2001         N/A          Yes    Lock/28_Def/88_0%/4 0.0525%




38          8.8100%      Actual/360      63,279       08/01/2000         N/A          Yes    Lock/41_Def/73_0%/6 0.0525%




39          7.3400%      Actual/360      54,375       11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%


                                                               B-1A-2

                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6
                                                          COLUMN COLLATERAL



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                   ADDRESS                  CITY         STATE      CODE      ORIGINATOR
---     -------    -------------------------   -------------------------       ----------      -----     -----     -----------
41                 Northpointe Commons -       10050 Two Notch Road             Columbia        SC       29223         Union
                   Shops                                                                                              Capital
                                                                                                                   Investments,
                                                                                                                        LLC

42                 Christmas Tree Shops Plaza  490 Payne Road                 Scarborough       ME       04074        Column

47                 Summer Trace Apartments     6015 Summer Trace Drive          Memphis         TN       38134        Column

48                 FLORIDA ECKERD PORTFOLIO                                                                         WESTMINSTER
                                                                                                                      CAPITAL
                                                                                                                   COMPANY, L.C.

48A                Eckerd Pharmacy - Daytona   1350 Beville Road             Daytona Beach      FL       32114

48B                Eckerd Pharmacy - Tavares   550 West Burleigh Boulevard      Tavares         FL       32778

48C                Eckerd Pharmacy -           602 West Main Street            Inverness        FL       34450
                   Inverness

49                 1452 Third Street           1452-1456 Third Street         Santa Monica      CA       90401        Column
                   Promenade                   Promenade

50                 Creek Crossing Shopping     1919-1935 Faithon P. Lucas       Mesquite        TX       75181        Column
                   Center                      Drive

51                 Trolley Industrial Park     21100-21150 Trolley Drive         Taylor         MI       48180        Column

52                 North Hills Terrace         4115 Camelot Drive               Raleigh         NC       27609         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

54                 GLENWOOD PORTFOLIO                                                                                 COLUMN

54A                Kester Mill Village         1559 Hanes Mall Boulevard     Winston-Salem      NC       27103

54B                Lexington Crossing          1209-1227 North Lee Highway     Lexington        VA       24450

54C                Tri-Rivers Plaza            3549 Old Halifax Road          South Boston      VA       24592

55                 UNIVERSITY VILLAGE                                                                                 COLUMN
                   PORTFOLIO

55A                University Village          201 Simpson Avenue              Lexington        KY       40504
                   Apartments

55B                Woodland Village            401-5 Woodland Avenue           Lexington        KY       40508
                   Apartments

62                 Tanglewood                  6522 54th Avenue North       Saint Petersburg    FL       33709        Column

63                 Westin Centre               9535 Cliffdale Road            Fayetteville      NC       28304         Union
                                                                                                                      Capital
                                                                                                                   Investments,
                                                                                                                        LLC

67                 Greenville Business Center  888 South Greenville Avenue     Richardson       TX       75081        Column

68                 Woodland Crossing           2021 Highridge Drive            Huntsville       AL       35802        Column
                   Apartments

69                 Tramway Crossings           2244 Jefferson Davis             Sanford         NC       27330         Union
                                               Highway                                                                Capital
                                                                                                                   Investments,
                                                                                                                        LLC

70       ( B )     Scottsdale Airpark III -    15610 North 83rd Way            Scottsdale       AZ       85260        Column
                   15610 Bldg


                                                                           INITIAL
         MORTGAGE                                                FEE/     INTEREST     ORIG.       REM.        ORIG.         REM.
           LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #        SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---      --------       ----    ----------      -----------     ------    --------    ------      -----      --------      --------
41        Column         1       $7,500,000      $7,490,307       Fee         0         360        358          120          118




42        Column         1       $7,000,000      $6,982,158    Leasehold      0         356        352          120          116

47        Column         1       $6,425,000      $6,410,626       Fee         0         360        357          120          117

48        COLUMN         1       $6,150,000      $6,132,077       FEE         0         300        297          120          117



48A

48B

48C


49        Column         1       $5,750,000      $5,742,588       Fee         0         360        358          120          118


50        Column         1       $5,600,000      $5,592,409       Fee         0         360        358          120          118


51        Column         1       $5,400,000      $5,392,235       Fee         0         360        358          120          118

52        Column         1       $5,400,000      $5,389,110       Fee         0         360        357          120          117




54        COLUMN         1       $5,200,000      $5,189,587       FEE         0         360        357          120          117

54A

54B

54C

55        COLUMN         1       $4,925,000      $4,917,831       FEE         0         360        358          120          118


55A


55B


62        Column         1       $4,200,000      $4,189,020       Fee         0         360        356          120          116

63        Column         1       $4,100,000      $4,089,064       Fee         0         360        356          120          116




67        Column         1       $3,900,000      $3,890,593       Fee         0         342        339          120          117

68        Column         1       $3,800,000      $3,789,349       Fee         0         360        356          120          116


69        Column         1       $3,700,000      $3,690,131       Fee         0         360        356          120          116




70        Column         1       $1,980,000      $1,977,600       Fee         0         360        358          84            82



                       INTEREST                                                                               SERVICING
                     CALCULATION                     FIRST                                                       AND
        INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE        TRUSTEE
 #        RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION          FEES
---     --------     -----------      -------      ----------         ---         ------- ------------------- ----------
41       7.4600%      Actual/360      52,236       11/11/2001      10/11/2011      Yes    Lock/26_Def/91_0%/3 0.0525%




42       7.6700%      Actual/360      49,907       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0725%

47       7.0800%      Actual/360      43,091       10/11/2001         N/A          Yes    Lock/27_Def/90_0%/3 0.0525%

48       8.0700%      ACTUAL/360      47,752       10/11/2001      09/11/2011      YES    LOCK/27_DEF/90_0%/3 0.0525%



48A

48B

48C


49       7.4700%      Actual/360      40,087       11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%


50       7.2700%      Actual/360      38,278       11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%


51       7.0300%      Actual/360      36,035       11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%

52       7.5300%      Actual/360      37,869       10/11/2001         N/A          Yes    Lock/27_Def/90_0%/3 0.0525%




54       7.5600%      ACTUAL/360      36,573       10/11/2001         N/A          YES    LOCK/27_DEF/90_0%/3 0.0525%

54A

54B

54C

55       6.9800%      ACTUAL/360      32,700       11/11/2001         N/A          YES    LOCK/26_DEF/91_0%/3 0.0525%


55A


55B


62       7.4400%      Actual/360      29,195       09/11/2001         N/A          Yes    Lock/28_Def/86_0%/6 0.0525%

63       7.3600%      Actual/360      28,276       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%




67       7.3500%      Actual/360      27,269       10/11/2001         N/A          Yes    Lock/27_Def/90_0%/3 0.0525%

68       7.1600%      Actual/360      25,691       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%


69       7.3600%      Actual/360      25,517       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%




70       7.7100%      Actual/360      14,130       11/11/2001         N/A          Yes    Lock/26_Def/55_0%/3 0.0525%


                                                               B-1A-3

                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6
                                                          COLUMN COLLATERAL
                                                                                                  ZIP         MORTGAGE
   #  CROSSED    PROPERTY NAME      ADDRESS                          CITY            STATE       CODE        ORIGINATOR
   -  -------    -------------      -------                        -----------       -----       -----       ----------
   71  ( B )     Scottsdale         15953 North                    Scottsdale          AZ        85260        Column
                 Airpark III -      Greenway-Hayden Loop
                 15953 Bldg

   72            Riviera            29141 U.S. Highway             Clearwater          FL        33761          Union
                 Estates            19 North                                                                   Capital
                 Mobile Home                                                                                 Investments,
                 Park                                                                                            LLC

   74            Hampton            2451 Hurt Road                 Rocky Mount         NC        27804          Union
                 Village                                                                                       Capital
                 Apartments                                                                                  Investments,
                                                                                                                 LLC

   75            Wellongate         3430 Sunset Avenue             Rocky Mount         NC        27804          Union
                 Apartments                                                                                    Capital
                                                                                                             Investments,
                                                                                                                 LLC

   76            Birch Centre       20151 Southwest                  Newport           CA        92660        Column
                                    Birch Street                      Beach

   77            Albertson's        6340 South Rural                  Tempe            AZ        85283        Column
                 Plaza              Road

   83            100 North          100 North Brand                 Glendale           CA        91203         CSFB
                 Brand Office       Avenue
                 Building

   84            Residences at      5501 Sayle Street              Greenville          TX        75402        Column
                 Bear Creek

   85            Cedarstone         1544 Sawdust Road              Woodlands           TX        77380        Column

   86            Tiburon View       16895 Oakmont Drive              Omaha             NE        68136        Column
                 Apartments

   87            Regency Park       2101 South Tarboro              Wilson             NC        27893        Column
                 Shopping           Street
                 Center

   88            Richardson         1475-1485                      Richardson          TX        75080        Column
                 Drive Plaza        Richardson Drive

   89            Westwood           2448                            Clemmons           NC        27012        Column
                 Village            Lewisville-Clemmons
                 Shopping           Road
                 Center

   90            Southwestern       4251 South 144th                 Omaha             NE        68137        Column
                 Plaza              Street
                 Shopping
                 Center

   92            Ashgrove           480 and 481                      Stone             GA        30083        Column
                 Apartments         Hambrick Road                   Mountain

   93            Bethlehem          150 Moye Court                 Rocky Mount         NC        27803          Union
                 Woods                                                                                         Capital
                 Apartments                                                                                  Investments,
                                                                                                                 LLC

   94            Sunset Plaza       3481 East Sunset                Las Vegas          NV        89120        Column
                 Office Complex     Road

   95            Tahoe Pine         917 Tahoe Boulevard          Incline Village       NV        89451        Column
                 Ridge Plaza

   97            Northlake          310 Northlake Drive              Warner            GA        31093        Column
                 Apartments                                          Robins

   99            Siboney            5122 Katella Avenue           Los Alamitos         CA        90720         CSFB
                 Professional
                 Building

   101           D.R. Commons       59-61 Broadway               Dry Ridge             KY        41035        Column
                 and Taft           Avenue
                 Center

   103           Woodcreek          4690 Log Cabin Drive         Macon                 GA        31204        Column
                 Apartments

   104           Brynfield          5050 Wynnefield              Philadelphia          PA        19131        Column
                 Court              Avenue
                 Apartments

   106           Virginia           800 Virginia Avenue          Fort Pierce           FL        34982        Column
                 Avenue Plaza



                                                                           INITIAL
         MORTGAGE                                                FEE/     INTEREST     ORIG.       REM.        ORIG.         REM.
           LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #        SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---      --------       ----    ----------      -----------     ------    --------    ------      -----      --------      --------

71        Column         1       $1,645,000      $1,643,006       Fee         0         360        358          84            82


72        Column         1       $3,600,000      $3,586,913       Fee         0         300        297          120          117




74        Column         1       $3,450,000      $3,442,627       Fee         0         360        357          120          117




75        Column         1       $3,425,000      $3,416,248       Fee         0         360        356          120          116




76        Column         1       $3,300,000      $3,289,969       Fee         0         360        355          120          115


77        Column         1       $3,130,000      $3,126,067       Fee         0         360        358          120          118

83        Column         1       $2,900,000      $2,893,832       Fee         0         300        298          120          118


84        Column         1       $2,900,000      $2,891,467       Fee         0         360        355          120          115

85        Column         1       $2,800,000      $2,794,287       Fee         0         360        357          120          117

86        Column         1       $2,800,000      $2,793,564       Fee         0         384        380          120          116

87        Column         1       $2,752,000      $2,744,878       Fee         0         360        356          120          116


88        Column         1       $2,700,000      $2,696,322       Fee         0         360        358          120          118

89        Column         1       $2,600,000      $2,594,595       Fee         0         360        357          120          117


90        Column         1       $2,530,000      $2,524,111       Fee         0         360        356          120          116


92        Column         1       $2,500,000      $2,491,554       Fee         0         300        297          120          117

93        Column         1       $2,300,000      $2,294,123       Fee         0         360        356          120          116




94        Column         1       $2,250,000      $2,245,257       Fee         0         360        357          120          117


95        Column         1       $2,230,000      $2,224,474       Fee         0         360        356          120          116

97        Column         1       $2,165,000      $2,160,341       Fee         0         360        357          120          117

99        Column         1       $2,050,000      $2,045,390       Fee         0         360        356          120          116


101       Column         1       $1,950,000      $1,945,449       Fee         0         360        356          120          116


103       Column         1       $1,800,000      $1,792,824       Fee         0         300        296          120          116

104       Column         1       $1,710,000      $1,704,274       Fee         0         300        297          120          117


106       Column         1       $1,690,000      $1,686,762       Fee         0         300        298          120          118


                        INTEREST                                                                               SERVICING
                      CALCULATION                     FIRST                                                       AND
         INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE        TRUSTEE
 #         RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION          FEES
---      --------     -----------      -------      ----------         ---         ------- ------------------- ----------

71        7.7100%      Actual/360      11,740       11/11/2001         N/A          Yes    Lock/26_Def/55_0%/3 0.0525%


72        6.8300%      Actual/360      25,055       10/11/2001         N/A          Yes    Lock/27_Def/90_0%/3 0.0525%




74        7.2800%      Actual/360      23,605       10/11/2001         N/A          Yes    Lock/27_Def/90_0%/3 0.0525%




75        7.5300%      Actual/360      24,018       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%




76        7.6000%      Actual/360      23,300       08/11/2001         N/A          Yes    Lock/29_Def/88_0%/3 0.0525%


77        7.5700%      Actual/360      22,036       11/11/2001         N/A          Yes    Lock/38_Def/76_0%/6 0.0525%

83        7.3750%      Actual/360      21,196       11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%


84        7.7200%      Actual/360      20,716       08/11/2001         N/A          Yes    Lock/29_Def/85_0%/6 0.0525%

85        7.4800%      Actual/360      19,540       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%

86        7.2200%      Actual/360      18,723       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%

87        7.4800%      Actual/360      19,205       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%


88        7.2500%      Actual/360      18,419       11/11/2001         N/A          Yes    Lock/26_Def/91_0%/3 0.0525%

89        7.4000%      Actual/360      18,002       10/11/2001         N/A          Yes    Lock/27_Def/90_0%/3 0.0525%


90        7.8900%      Actual/360      18,371       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%


92        7.2500%      Actual/360      18,070       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%

93        7.5300%      Actual/360      16,129       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%




94        7.3400%      Actual/360      15,487       10/11/2001         N/A          Yes    Lock/27_Def/90_0%/3 0.0525%


95        7.6500%      Actual/360      15,822       09/11/2001         N/A          Yes    Lock/28_Def/86_0%/6 0.0525%

97        7.2500%      Actual/360      14,769       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%

99        8.0200%      Actual/360      15,071       09/11/2001         N/A          Yes    Lock/28_Def/86_0%/6 0.0525%


101       7.8800%      Actual/360      14,146       09/11/2001         N/A          Yes    Lock/28_Def/86_0%/6 0.0525%


103       7.7500%      Actual/360      13,596       09/11/2001         N/A          Yes    Lock/28_Def/86_0%/6 0.0525%

104       7.3000%      Actual/360      12,415       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%


106       7.9200%      Actual/360      12,954       11/11/2001         N/A          Yes    Lock/26_Def/88_0%/6 0.0525%

                                                               B-1A-4


                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6
                                                          COLUMN COLLATERAL



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                   ADDRESS                  CITY         STATE      CODE      ORIGINATOR
---     -------    -------------------------   -------------------------       ----------      -----     -----     -----------
107      ( C )     Pinewood Apartments         1150, 1200 20th Street N.E.     Cleveland        TN       37311          NW

108      ( C )     Pinecreek Apartments        749 20th Street S.E.            Cleveland        TN       37311          NW

110                London Square Apartments    5569 Gasmer Drive                Houston         TX       77035          NW

111                Fairview Arms Apartments    5201-5219 Wynnefield Avenue    Philadelphia      PA       19131        Column

112                Park Manor Apartments       9766-9846 Rose Hill Road     Berrien Springs     MI       49103        Column

113                Albertson's-Shadow          250 South FM 270               League City       TX       77573        Column
                   Shopping Center

114                Buckingham Townhomes        9930 Buckingham Road              Dallas         TX       75243        Column

115                South Hills Mobile Home     842 East Alosta Avenue           Glendora        CA       91740         CSFB
                   Estates

116                Lowe's Food Store           2900 Wake Forest Road            Raleigh         NC       27609        Column

117                Maple Court Apartments      4809-4815 122nd Street SW        Lakewood        WA       98499          NW

119                3115 Long Beach Road        3115 Long Beach Road            Oceanside        NY       11572        Column

120                College Street Shopping     3695-3779 College Street         Beaumont        TX       77701        Column
                   Center

121                679 Ninth Avenue            679 Ninth Avenue                 New York        NY       10019          NW

123                2 Claire Road               2 Claire Road                 East Brunswick     NJ       08816        Column

125                Alta Drive Apartments       355-375 Alta Drive              Grayslake        IL       60030        Column

126                Powers Rentals Apartments   1237-1251 Parkway Place        Clarksville       TN       37040        Column

127                Fairfield Apartments        343, 353 and 363 Kenrick       Front Royal       VA       22630          NW
                                               Lane

128                Wade Office Building        12950 Country Parkway          San Antonio       TX       78216        Column

129                361 Broadway                361 Broadway                     Chelsea         MA       02150          NW

130                Wynmawr Court Apartments    5001-5019 Gainor Road          Philadelphia      PA       19131        Column

131                Gleneagles Apartments       125 Cleveland Avenue           Cocoa Beach       FL       32931          NW

132                Toni-Lynn Apartments        499 W. Progress Ave             Littleton        CO       80120          NW

133                Barcelona West Mobile       4141 Barcelona Road SW         Albuquerque       NM       87121          NW
                   Home Park

134                Roselle Apartments          248-252 East 1st Avenue          Roselle         NJ       07203          NW

135                Laurel Garden Apartments    333 North Ash Street              Casper         WY       82601          NW

136                Green Valley Mobile Home    9660 4th Street NW             Albuquerque       NM       87114          NW
                   Park

137                Cathedral Park Apartments   8820 Ivanhoe St./ 8833 N         Portland        OR       97718          NW
                                               Sycamore St.

138                Glen Oaks Apartments        1432 Parkway Drive              Melbourne        FL       32935          NW

139      ( D )     5427 Romaine Street         5427 Romaine Street            Los Angeles       CA       90038          NW

140      ( D )     501 N. Kenmore & 4529       501 N. Kenmore Ave & 4529      Los Angeles       CA       90004          NW
                   Rosewood                    Rosewood Avenue


                                                                           INITIAL
         MORTGAGE                                                FEE/     INTEREST     ORIG.       REM.        ORIG.         REM.
           LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #        SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---      --------       ----    ----------      -----------     ------    --------    ------      -----      --------      --------
107       Column         2       $1,090,000      $1,052,834       Fee         0         300        269          120           89

108       Column         2        $575,000        $555,394        Fee         0         300        269          120           89

110       Column         2       $1,579,000      $1,550,693       Fee         0         300        279          120           99

111       Column         1       $1,536,000      $1,530,856       Fee         0         300        297          120          117

112       Column         1       $1,500,000      $1,496,772       Fee         0         360        357          120          117

113       Column         1       $1,500,000      $1,495,171       Fee         0         360        354          120          114


114       Column         1       $1,475,000      $1,468,926       Fee         0         300        296          120          116

115       Column         1       $1,450,000      $1,445,436       Fee         0         360        355          120          115


116       Column         1       $1,450,000      $1,439,467    Leasehold      0         204        201          120          117

117       Column         2       $1,403,000      $1,386,097       Fee         0         360        337          120           97

119       Column         1       $1,275,000      $1,272,713       Fee         0         360        357          120          117

120       Column         1       $1,275,000      $1,271,298       Fee         0         300        297          120          117


121       Column         2       $1,300,000      $1,266,848       Fee         0         300        274          120           94

123       Column         1       $1,200,000      $1,196,949       Fee         0         360        356          120          116

125       Column         1       $1,175,000      $1,172,118       Fee         0         360        356          60            56

126       Column         1       $1,165,000      $1,159,037       Fee         0         240        237          120          117

127       Column         2       $1,141,000      $1,130,605       Fee         0         360        338          120           98


128       Column         1       $1,120,000      $1,117,274       Fee         0         360        356          120          116

129       Column         2       $1,113,000      $1,088,217       Fee         0         300        273          120           93

130       Column         1       $1,040,000      $1,036,517       Fee         0         300        297          120          117

131       Column         2       $1,020,000      $1,005,720       Fee         0         360        337          120           97

132       Column         2        $999,900        $982,708        Fee         0         360        331          84            55

133       Column         2       $1,014,000       $952,838        Fee         0         240        204          120           84


134       Column         2        $950,000        $932,623        Fee         0         300        279          120           99

135       Column         2        $955,460        $930,178        Fee         0         360        323          120           83

136       Column         2        $962,500        $906,057        Fee         0         240        204          120           84


137       Column         2        $900,000        $874,189        Fee         0         360        321          120           81


138       Column         2        $880,000        $867,372        Fee         0         360        337          120           97

139       Column         2        $584,000        $564,798        Fee         0         300        270          120           90

140       Column         2        $306,000        $299,677        Fee         0         360        330          120           90


                        INTEREST                                                                               SERVICING
                      CALCULATION                     FIRST                                                       AND
         INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE        TRUSTEE
 #         RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION          FEES
---      --------     -----------      -------      ----------         ---         ------- ------------------- ----------
107       8.3750%        30/360         8,685       06/01/1999         N/A          No           N/A           0.3725%

108       8.3750%        30/360         4,582       06/01/1999         N/A          No           N/A           0.3725%

110       9.7500%        30/360        14,071       04/01/2000         N/A          No           N/A           0.3725%

111       7.3000%      Actual/360      11,152       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%

112       7.2500%      Actual/360      10,233       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%

113       8.2200%      Actual/360      11,237       07/11/2001         N/A          Yes    Lock/30_Def/84_0%/6 0.0525%


114       7.5800%      Actual/360      10,977       09/11/2001         N/A          Yes    Lock/28_Def/86_0%/6 0.0525%

115       7.4700%      Actual/360      10,109       08/11/2001         N/A          Yes    Lock/29_Def/85_0%/6 0.0525%


116       7.3500%      Actual/360      12,469       10/11/2001      09/11/2011      Yes    Lock/27_Def/90_0%/3 0.0525%

117       9.6250%        30/360        11,925       02/01/2000         N/A          No           N/A           0.3725%

119       8.0200%      Actual/360       9,373       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%

120       8.0900%      Actual/360       9,917       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%


121       9.0000%        30/360        10,910       11/01/1999         N/A          No           N/A           0.3725%

123       7.5500%      Actual/360       8,432       09/11/2001         N/A          Yes    Lock/28_Def/86_0%/6 0.0525%

125       7.6900%      Actual/360       8,369       09/11/2001         N/A          Yes    Lock/28_Def/26_0%/6 0.0525%

126       7.6800%      Actual/360       9,514       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%

127      10.7500%        30/360        10,651       03/01/2000         N/A          No           N/A           0.3725%


128       7.7200%      Actual/360       8,001       09/11/2001         N/A          Yes    Lock/28_Def/89_0%/3 0.0525%

129      10.1250%        30/360        10,212       10/01/1999         N/A          No           N/A           0.3725%

130       7.3000%      Actual/360       7,551       10/11/2001         N/A          Yes    Lock/27_Def/87_0%/6 0.0525%

131       8.8750%        30/360         8,116       02/01/2000         N/A          No           N/A           0.3725%

132       9.1250%        30/360         8,136       08/01/1999         N/A          No           N/A           0.3725%

133       9.1900%        30/360         9,248       01/01/1999         N/A          No           N/A           0.3725%


134       9.6250%        30/360         8,383       04/01/2000         N/A          No           N/A           0.3725%

135       8.3100%        30/360         7,218       12/01/1998         N/A          No           N/A           0.3725%

136       9.4400%        30/360         8,934       01/01/1999         N/A          No           N/A           0.3725%


137       8.2000%        30/360         6,730       10/01/1998         N/A          No           N/A           0.3725%


138       8.7500%        30/360         6,923       02/01/2000         N/A          No           N/A           0.3725%

139       8.3750%        30/360         4,653       07/01/1999         N/A          No           N/A           0.3725%

140       8.3750%        30/360         2,326       07/01/1999         N/A          No           N/A           0.3725%

                                                               B-1A-5

                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6
                                                          COLUMN COLLATERAL



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                   ADDRESS                  CITY         STATE      CODE      ORIGINATOR
---     -------    -------------------------   -------------------------       ----------      -----     -----     -----------

141                1510 S. St. Andrews Pl.     1414, 1510, 1522, 1541,        Los Angeles       CA       90019          NW
                                               1823 S. St. Andrews Pl.,
                                               1546 S. Wilton Pl., and
                                               220 6th Ave.

142                1014-1018 N. Charles        1014-1018 N. Charles Street     Baltimore        MD       21201          NW
                   Street

143                Oliver Hall Apartments      6100 McCallum Street           Philadelphia      PA       19144        Column

144                Maryland Court Apartments   8000 - 8012 South Maryland       Chicago         IL       60619        Column
                                               Avenue

145                1914-1926 Summer Breeze     1914, 1916, 1918, 1920,          Mission         TX       78572          NW
                                               1922, 1924 and 1926 Summer
                                               Breeze

146                159-163 Marshall Street     159-163 Marshall St              Syracus         NY       13202          NW

147                3423-3425 Bergenline        3423-3425 Bergenline Avenue     Union City       NJ       07087          NW
                   Avenue

148                30 Amherst, 1 &1 1/2        30 Amherst, 1 &1 1/2 Oxford       Pueblo         CO       81005          NW
                   Oxford

149                Greystone Apartments        811 N. Main Street             Independence      OR       97351          NW

150                The Spincycle Shopping      8017 Old Spanish Trail           Houston         TX       77054          NW
                   Center

151                241 South Arlington Avenue  241 South Arlington Avenue     East Orange       NJ       07019          NW

152                516-520 West 188th Street   516-520 W. 188th St              New York        NY       10040          NW

153                Dawn Lynn Apartments        3600 S. Fox St.                 Englewood        CO       80110          NW

154                2923-2961 Ferncreek &       2923-2961 Ferncreek Ave &        Orlando         FL       32806          NW
                   2930-2971 Martin            2930-2971 Martin St.

155                Whitehill Apartments        11333 Whittier                   Detroit         MI       48224          NW

156                6807 North 45th Avenue      6807 North 45th Avenue           Glendale        AZ       85301          NW

157                120-126 Market St. &        120-126 Market St. & 14-24       Paterson        NJ       07505          NW
                   14-24 Hamilton St.          Hamilton St.

158                1276 Military Road          1276 Military Road              Tonawanda        NY       14217          NW

159                3021 North 39th Street      3021 North 39th Street           Phoenix         AZ       85018          NW

160                18 Burney Street            18 Burney Street                  Boston         MA       02120          NW

161                Eastgate Garden Apartments  424 S. Chestnut Ave. and          Fresno         CA       93702          NW
                                               423 and 441 S. Dearing Ave.

162                Kym's Court Apartment       1400 South Casino Center        Las Vegas        NV       89104          NW
                   Complex                     Boulevard

163                1210 So. Nevada Street      1210 So. Nevada Street          Oceanside        CA       92054          NW

164                Country Time Mobile Home    22591 Ford Road                   Porter         TX       77365          NW
                   Park

165                111 South Ave. 63           111 South Ave. 63              Los Angeles       CA       90042          NW

166                Riley Court                 307 West Tague                  Greenfield       IN       46140          NW

167                Home Video                  3522 Satellite Boulevard         Atlanta         GA       30136          NW

168                Casa Linda Apartments       502 S. 1st Ave                     Yuma          AZ       85364          NW

169                Schuerman Law Firm          507 N. Walnut Street            Batesville       IN       47006          NW

170                9 Main Street               9 Main Street                    Chester         NJ       07930          NW

171                The Elmira Apartments       2846 Federal Boulevard            Denver         CO       80211          NW


                                                                           INITIAL
         MORTGAGE                                                FEE/     INTEREST     ORIG.       REM.        ORIG.         REM.
           LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #        SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---      --------       ----    ----------      -----------     ------    --------    ------      -----      --------      --------

141       Column         2        $879,284        $854,503        Fee         0         360        321          120           81




142       Column         2        $875,000        $852,169        Fee         0         360        321          120           81


143       Column         1        $840,000        $837,187        Fee         0         300        297          120          117

144       Column         1        $825,000        $821,355        Fee         0         300        295          120          115


145       Column         2        $840,000        $821,335        Fee         0         360        324          120           84



146       Column         2        $718,000        $704,728        Fee         0         300        278          120           98

147       Column         2        $700,000        $683,325        Fee         0         300        276          120           96


148       Column         2        $680,000        $630,813        Fee         0         240        205          120           85


149       Column         2        $644,000        $630,700        Fee         0         360        328          120           88

150       Column         2        $632,500        $613,098        Fee         0         300        270          120           90


151       Column         2        $595,000        $584,517        Fee         0         360        329          120           89

152       Column         2        $600,000        $580,827        Fee         0         240        219          120           99

153       Column         2        $596,000        $561,993        Fee         0         240        208          84            52

154       Column         2        $545,000        $531,247        Fee         0         360        323          120           83


155       Column         2        $540,000        $523,307        Fee         0         300        268          120           88

156       Column         2        $525,000        $512,561        Fee         0         360        325          120           85

157       Column         2        $500,000        $478,941        Fee         0         240        209          120           89


158       Column         2        $485,000        $475,959        Fee         0         300        277          120           97

159       Column         2        $489,750        $475,032        Fee         0         360        321          120           81

160       Column         2        $450,000        $440,542        Fee         0         300        277          120           97

161       Column         2        $430,000        $422,197        Fee         0         360        329          120           89


162       Column         2        $426,000        $419,412        Fee         0         360        332          120           92


163       Column         2        $428,000        $418,995        Fee         0         360        329          120           89

164       Column         2        $425,000        $416,886        Fee         0         360        325          120           85


165       Column         2        $427,000        $416,883        Fee         0         360        325          120           85

166       Column         2        $430,000        $414,567        Fee         0         300        265          120           85

167       Column         2        $425,000        $412,842        Fee         0         300        268          120           88

168       Column         2        $422,000        $411,489        Fee         0         300        275          120           95

169       Column         2        $418,000        $411,365        Fee         0         300        279          120           99

170       Column         2        $400,000        $393,041        Fee         0         300        278          120           98

171       Column         2        $390,000        $380,045        Fee         0         360        323          120           83




                       INTEREST                                                                                  SERVICING
                      CALCULATION                     FIRST                                                         AND
         INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE          TRUSTEE
 #         RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION            FEES
---      --------     -----------      -------      ----------         ---         ------- -------------------   ----------
141       8.3500%      30/360          6,668        10/01/1998         N/A          No      N/A                    0.3725%




142       8.7000%      30/360          6,852        10/01/1998         N/A          No      N/A                    0.3725%


143       7.3000%    Actual/360        6,099        10/11/2001         N/A          Yes     Lock/27_Def/87_0%/6    0.0525%

144       8.2500%    Actual/360        6,505        08/11/2001         N/A          Yes     Lock/29_Def/85_0%/6    0.0525%


145       9.0600%      30/360          6,795        01/01/1999         N/A          No      N/A                    0.3725%


146       9.8750%      30/360          6,461        03/01/2000         N/A          No      N/A                    0.3725%


147       8.8750%      30/360          5,815        01/01/2000         N/A          No      N/A                    0.3725%


148       7.2500%      30/360          5,375        02/01/1999         N/A          No      N/A                    0.3725%


149       8.7500%      30/360          5,066        05/01/1999         N/A          No      N/A                    0.3725%


150       8.8300%      30/360          5,234        07/01/1999         N/A          No      N/A                    0.3725%


151       9.3800%      30/360          4,951        06/01/1999         N/A          No      N/A                    0.3725%


152       9.5000%      30/360          5,593        04/01/2000         N/A          No      N/A                    0.3725%


153       8.5000%      30/360          5,172        05/01/1999         N/A          No      N/A                    0.3725%


154       8.5600%      30/360          4,214        12/01/1998         N/A          No      N/A                    0.3725%


155       9.2500%      30/360          4,624        05/01/1999         N/A          No      N/A                    0.3725%


156       8.5600%      30/360          4,059        02/01/1999         N/A          No      N/A                    0.3725%


157      10.5000%     30/360           4,992        06/01/1999         N/A          No      N/A                    0.3725%


158      10.1250%     30/360           4,450        02/01/2000         N/A          No      N/A                    0.3725%


159       7.9500%      30/360          3,577        10/01/1998         N/A          No      N/A                    0.3725%


160       9.3750%      30/360          3,893        02/01/2000         N/A          No      N/A                    0.3725%


161       9.2300%      30/360          3,531        06/01/1999         N/A          No      N/A                    0.3725%


162       9.4630%      30/360          3,571        09/01/1999         N/A          No      N/A                    0.3725%


163       8.4700%      30/360          3,282        06/01/1999         N/A          No      N/A                    0.3725%


164       9.5800%      30/360          3,598        02/01/1999         N/A          No      N/A                    0.3725%


165       8.5600%      30/360          3,301        02/01/1999         N/A          No      N/A                    0.3725%


166       8.8300%      30/360          3,559        02/01/1999         N/A          No      N/A                    0.3725%


167       9.7500%      30/360          3,787        05/01/1999         N/A          No      N/A                    0.3725%


168       8.8750%      30/360          3,505        12/01/1999         N/A          No      N/A                    0.3725%


169      10.5000%     30/360          3,947        04/01/2000          N/A          No      N/A                    0.3725%


170      10.2500%     30/360          3,706        03/01/2000          N/A          No      N/A                    0.3725%


171       8.5000%     30/360          2,999        12/01/1998          N/A          No      N/A                    0.3725%


                                                               B-1A-6


                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6
                                                          COLUMN COLLATERAL



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                   ADDRESS                  CITY         STATE      CODE      ORIGINATOR
---     -------    -------------------------   -------------------------       ----------      -----     -----     -----------
172                2966 Wilshire Boulevard     2966 Wilshire Boulevard        Los Angeles       CA       90010          NW

173                392 Montague Road           392 Montague Road               Sunderland       MA       01375          NW

174                110-13 55th Avenue          110-13 55th Avenue                Corona         NY       11368          NW

175                2747 Newell Street          2747 Newell Street             Los Angeles       CA       90255          NW

176                The Greenbriar Apartments   22280 Euclid Avenue               Euclid         OH       44117          NW

177                16021 S. Denker Avenue      16021 S. Denker Avenue           Gardena         CA       90247          NW

178                1240 S. Norton Avenue       1240 S. Norton Avenue          Los Angeles       CA       90020          NW

179                914 N. Charles Street/913   914 N Charles Street/913      Baltimore City     MD       21201          NW
                   Morton Street               Morton Street

180                Castle Raphael Apartments   1411-1415 Vine Street             Denver         CO       80206          NW

181                4151 3rd Avenue             4151 3rd Avenue                Los Angeles       CA       90008          NW

182                1352 N. Las Palmas Avenue   1352 N. Las Palmas Avenue      Los Angeles       CA       90028          NW

183                3781 Martin Luther King     3781 Martin Luther King          Atlanta         GA       30331          NW
                   Jr. Drive                   Jr. Drive

184                1228 Jefferson Avenue       1228 Jefferson Avenue             Clovis         CA       93612          NW

185                517 S. Rampart Boulevard    517 S. Rampart Boulevard       Los Angeles       CA       90057          NW

186                514-522 Snelling N. /       514-522 Snelling Avenue N.       St. Paul        MN       55104          NW
                   1567-1571 Sherburne         / 1567-1571 Sherburne
                                               Avenue

187                The Hillside Apartments     22650 Euclid Avenue               Euclid         OH       44117          NW

188                461 Venus Avenue            461 Venus Avenue                Juno Beach       FL       33408          NW

189                1650 Boston Street          1650 Boston Street                Aurora         CO       80010          NW

190                217 Van Brunt St            217 Van Brunt St                 Brooklyn        NY       11231          NW

191                126 Bowden Street           126 Bowden Street                 Lowell         MA       01852          NW

192                Field Street Townhouses     436-450 Field Street              Sparks         NV       89431          NW

193                769 Tremont Street          769 Tremont Street                Boston         MA       02116          NW

194                594-596 West Side Avenue    594-596 West Side Avenue       Jersey City       NJ       07304          NW

195                5850 Stockton Boulevard     5850 Stockton Boulevard         Sacramento       CA       95824          NW

196                613 S. Prairie Avenue       613 S. Prairie Avenue           Inglewood        CA       90301          NW

197                5421-5431 Cypress Road      5421-5431 Cypress Road            Oxnard         CA       93033          NW

198                Davis Apartments            65 South 400 West                 Payson         UT       84651          NW

199                52, 62 & 72 North           52, 62 & 72 North              Porterville       CA       93257          NW
                   Wisconsin Street            Wisconsin Street

200                226 East De La Guerra       226 East De La Guerra         Santa Barbara      CA       93101          NW
                   Street                      Street

201                2040 62nd Street            2040 62nd Street                 Brooklyn        NY       11204          NW

202                3425 So. A Street           3425 So. A Street                Ventura         CA       93030          NW

203                149 High Street             149 High street                Somersworth       NH       03878          NW

204                11055-11071 SE Bush Street  11055-11071 SE Bush Street       Portland        OR       97266          NW


                                                                            INITIAL
          MORTGAGE                                                FEE/     INTEREST     ORIG.       REM.        ORIG.         REM.
            LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #         SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---       --------       ----    ----------      -----------     ------    --------    ------      -----      --------      --------
172        Column         2        $383,000        $372,803        Fee         0         300        271          120           91

173        Column         2        $380,500        $371,192        Fee         0         360        324          120           84

174        Column         2        $376,000        $370,271        Fee         0         360        334          120           94

175        Column         2        $378,000        $369,044        Fee         0         360        325          120           85

176        Column         2        $375,000        $355,262        Fee         0         300        258          121           79

177        Column         2        $360,000        $349,675        Fee         0         360        321          120           81

178        Column         2        $350,000        $342,498        Fee         0         360        325          120           85

179        Column         2        $350,000        $342,096        Fee         0         360        325          120           85


180        Column         2        $350,000        $340,292        Fee         0         360        323          120           83

181        Column         2        $326,000        $319,428        Fee         0         360        324          120           84

182        Column         2        $325,000        $318,259        Fee         0         360        326          120           86

183        Column         2        $315,000        $309,236        Fee         0         360        328          120           88


184        Column         2        $315,000        $307,866        Fee         0         360        326          120           86

185        Column         2        $310,000        $303,290        Fee         0         360        325          84            49

186        Column         2        $307,000        $300,240        Fee         0         300        276          120           96



187        Column         2        $307,500        $291,314        Fee         0         300        258          121           79

188        Column         2        $297,500        $291,123        Fee         0         360        325          120           85

189        Column         2        $292,000        $278,097        Fee         0         240        211          120           91

190        Column         2        $284,000        $277,989        Fee         0         300        276          120           96

191        Column         2        $277,500        $273,154        Fee         0         360        332          120           92

192        Column         2        $281,000        $272,917        Fee         0         300        272          120           92

193        Column         2        $283,500        $269,870        Fee         0         300        258          120           78

194        Column         2        $267,000        $264,019        Fee         0         360        337          120           97

195        Column         2        $266,000        $259,195        Fee         0         300        272          120           92

196        Column         2        $262,500        $256,873        Fee         0         360        325          120           85

197        Column         2        $259,000        $254,551        Fee         0         360        331          120           91

198        Column         2        $259,000        $254,016        Fee         0         300        278          120           98

199        Column         2        $254,000        $249,409        Fee         0         360        329          120           89


200        Column         2        $250,000        $244,326        Fee         0         360        324          120           84


201        Column         2        $250,000        $234,620        Fee         0         180        157          180          157

202        Column         2        $239,500        $232,947        Fee         0         360        321          121           82

203        Column         2        $235,000        $229,927        Fee         0         300        276          120           96

204        Column         2        $234,000        $228,633        Fee         0         360        326          120           86


                         INTEREST                                                                               SERVICING
                       CALCULATION                     FIRST                                                       AND
          INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE        TRUSTEE
 #          RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION          FEES
---       --------     -----------      -------      ----------         ---         ------- ------------------- ----------
172        9.5000%        30/360         3,346       08/01/1999         N/A          No           N/A           0.3725%

173        8.5600%        30/360         2,942       01/01/1999         N/A          No           N/A           0.3725%

174        9.1250%        30/360         3,059       11/01/1999         N/A          No           N/A           0.3725%

175        8.5600%        30/360         2,923       02/01/1999         N/A          No           N/A           0.3725%

176        7.7500%        30/360         2,832       07/01/1998         N/A          No           N/A           0.3725%

177        8.2000%        30/360         2,692       10/01/1998         N/A          No           N/A           0.3725%

178        9.0800%        30/360         2,836       02/01/1999         N/A          No           N/A           0.3725%

179        8.8100%        30/360         2,768       02/01/1999         N/A          No           N/A           0.3725%


180        8.0600%        30/360         2,583       12/01/1998         N/A          No           N/A           0.3725%

181        9.5600%        30/360         2,755       01/01/1999         N/A          No           N/A           0.3725%

182        9.0800%        30/360         2,634       03/01/1999         N/A          No           N/A           0.3725%

183        9.3700%        30/360         2,619       05/01/1999         N/A          No           N/A           0.3725%


184        8.6250%        30/360         2,450       03/01/1999         N/A          No           N/A           0.3725%

185        9.0300%        30/360         2,501       02/01/1999         N/A          No           N/A           0.3725%

186        9.3750%        30/360         2,656       01/01/2000         N/A          No           N/A           0.3725%



187        7.7500%        30/360         2,323       07/01/1998         N/A          No           N/A           0.3725%

188        9.0800%        30/360         2,411       02/01/1999         N/A          No           N/A           0.3725%

189        9.1250%        30/360         2,651       08/01/1999         N/A          No           N/A           0.3725%

190        9.6250%        30/360         2,506       01/01/2000         N/A          No           N/A           0.3725%

191        9.4000%        30/360         2,313       09/01/1999         N/A          No           N/A           0.3725%

192        8.7500%        30/360         2,310       09/01/1999         N/A          No           N/A           0.3725%

193        8.3750%        30/360         2,259       07/01/1998         N/A          No           N/A           0.3725%

194       10.0000%        30/360         2,343       02/01/2000         N/A          No           N/A           0.3725%

195        9.8750%        30/360         2,394       09/01/1999         N/A          No           N/A           0.3725%

196        9.0800%        30/360         2,127       02/01/1999         N/A          No           N/A           0.3725%

197        9.1300%        30/360         2,108       08/01/1999         N/A          No           N/A           0.3725%

198        9.6250%        30/360         2,285       03/01/2000         N/A          No           N/A           0.3725%

199        9.2500%        30/360         2,090       06/01/1999         N/A          No           N/A           0.3725%


200        8.9500%        30/360         2,003       01/01/1999         N/A          No           N/A           0.3725%


201        9.8750%        30/360         2,667       02/01/2000         N/A          No           N/A           0.3725%

202        8.4500%        30/360         1,833       10/01/1998         N/A          No           N/A           0.3725%

203        9.5000%        30/360         2,053       01/01/2000         N/A          No           N/A           0.3725%

204        8.5600%        30/360         1,809       03/01/1999         N/A          No           N/A           0.3725%

                                                               B-1A-7

                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6
                                                          COLUMN COLLATERAL



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                   ADDRESS                  CITY         STATE      CODE      ORIGINATOR
---     -------    -------------------------   -------------------------       ----------      -----     -----     -----------
205                Columbus Way Apartments     5820 Columbus Way                Wasilla         AK       99654          NW

206                4213-15 Church Avenue       4213-15 Church Avenue            Brooklyn        NY       11203          NW

207                2440 Athens Avenue          2440 Athens Avenue               Redding         CA       96001          NW

208                110-112 Thornton Street     110-112 Thornton Street           Revere         MA       02151          NW

209                574 Central Avenue          574 Central Avenue                Albany         NY       12206          NW

210                1020 W. 13th Street         1020 W. 13th Street             San Pedro        CA       90731          NW

211                1045 S. Alma Street         1045 S. Alma Street          Los Angeles(San     CA       90731          NW
                                                                                 Pedro)

212                9526-9530 1/2 Park Street   9526-9530 1/2 Park Street       Bellflower       CA       90706          NW

213                251-255 A Street            251-255 A Street                 Hayward         CA       94541          NW

214                3984-86 Pennsylvania        3984-86 Pennsylvania            Washington       DC       20020          NW
                   Avenue, S.E.                Avenue, S.E.

215                27-39 West Montauk Highway  27-39 West Montauk Highway     Lindenhurst       NY       11721          NW

216                430 South Stanislaus        430 South Stanislaus Street      Stockton        CA       95203          NW
                   Street

217                Brighton Center             6655-6675 Brighton            Commerce City      CO       80022          NW
                                               Boulevard

218                5527 Barton Avenue          5527 Barton Avenue             Los Angeles       CA       90038          NW

219                11400 Dodson Street         11400 Dodson Street              El Monte        CA       91732          NW

220                725-729 Warren Street       725-729 Warren Street             Hudson         NY       12534          NW

221                3200 Traders Way            3200 Traders Way                Winnemucca       NV       89445          NW

222                2892 W. 11th Street         2892 W. 11th Street            Los Angeles       CA       90006          NW

223                5 Grove Street              5 Grove Street                  Hopkinton        MA       01748          NW

224                1752 Rumrill Boulevard      1752 Rumrill Boulevard          San Pablo        CA       94806          NW

225                1034 East Laurel Drive      1034 East Laurel Drive           Salinas         CA       93905          NW

226                1615 East Appleton Street   1615 East Appleton Street       Long Beach       CA       90802          NW

227                727 Olive Avenue            727 Olive Avenue                Long Beach       CA       90813          NW

228                Genoa Restaurant            2832 SE Belmont Street           Portland        OR       97214          NW

229                6124 Pembroke Road          6124 Pembroke Road               Miramar         FL       33023          NW

230                3620 West 159th St./15901   3620 West 159th St./15901       Cleveland        OH       44111          NW
                   West Park                   West Park

231                3140 Pleasant Avenue South  3140 Pleasant Avenue South     Minneapolis       MN       55408          NW

232                6600 Lincoln Place          6600 Lincoln Place            West New York      NJ       07093          NW

233                837-901 E. Turney Avenue    837-901 E. Turney Avenue         Phoenix         AZ       85014          NW

234                457 W. 47th Street          457 W. 47th Street             Los Angeles       CA       90037          NW

235                4467 Lee Rd                 4467 Lee Rd                     Cleveland        OH       44128          NW

236                540 NE 149 St               541 NE 149 ST                    N. Miami        FL       33160          NW

237                201-207 Lawrence Street     201-207 Lawrence Street          Lawrence        MA       01841          NW

238                6806 S. St. Lawrence        6806 S. St. Lawrence             Chicago         IL       60637          NW


                                                                          INITIAL
        MORTGAGE                                                FEE/     INTEREST     ORIG.       REM.        ORIG.         REM.
          LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #       SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---     --------       ----    ----------      -----------     ------    --------    ------      -----      --------      -------- -
205      Column         2        $237,000        $223,575        Fee         0         240        209          120           89

206      Column         2        $221,000        $216,467        Fee         0         300        274          120           94

207      Column         2        $220,000        $214,501        Fee         0         360        323          120           83

208      Column         2        $220,000        $213,294        Fee         0         300        271          120           91

209      Column         2        $221,000        $212,070        Fee         0         240        215          120           95

210      Column         2        $211,500        $206,860        Fee         0         360        325          120           85

211      Column         2        $207,000        $202,459        Fee         0         360        325          120           85


212      Column         2        $201,500        $197,164        Fee         0         360        325          120           85

213      Column         2        $240,000        $193,296        Fee         0         120         86          120           86

214      Column         2        $195,000        $190,285        Fee         0         360        321          120           81


215      Column         2        $200,000        $187,238        Fee         0         180        156          180          156

216      Column         2        $188,000        $183,810        Fee         0         360        324          120           84


217      Column         2        $186,000        $179,780        Fee         0         360        325          120           85


218      Column         2        $182,250        $178,869        Fee         0         360        330          120           90

219      Column         2        $180,000        $176,771        Fee         0         360        328          120           88

220      Column         2        $171,000        $167,812        Fee         0         300        277          120           97

221      Column         2        $169,000        $165,654        Fee         0         300        277          120           97

222      Column         2        $168,750        $165,417        Fee         0         360        326          120           86

223      Column         2        $168,000        $163,632        Fee         0         300        274          120           94

224      Column         2        $168,000        $163,524        Fee         0         360        323          120           83

225      Column         2        $162,500        $158,993        Fee         0         360        326          120           86

226      Column         2        $158,270        $154,753        Fee         0         360        324          120           84

227      Column         2        $150,000        $146,412        Fee         0         360        324          120           84

228      Column         2        $150,000        $144,747        Fee         0         300        264          120           84

229      Column         2        $140,000        $136,517        Fee         0         360        321          120           81

230      Column         2        $132,200        $129,616        Fee         0         360        325          120           85


231      Column         2        $117,000        $114,305        Fee         0         300        275          120           95

232      Column         2        $114,000        $111,726        Fee         0         360        326          120           86

233      Column         2        $112,500        $109,568        Fee         0         360        322          120           82

234      Column         2        $105,000        $103,026        Fee         0         360        325          120           85

235      Column         2        $105,000        $102,813        Fee         0         360        326          120           86

236      Column         2        $110,000        $102,763        Fee         0         180        156          180          156

237      Column         2        $104,000        $101,978        Fee         0         360        325          120           85

238      Column         2        $100,000        $97,300         Fee         0         360        321          60            21


                        INTEREST                                                                               SERVICING
                      CALCULATION                     FIRST                                                       AND
         INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE        TRUSTEE
 #         RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION          FEES
---      --------     -----------      -------      ----------         ---         ------- ------------------- ----------
205       8.2500%        30/360         2,019       06/01/1999         N/A          No           N/A           0.3725%

206      10.3750%        30/360         2,067       11/01/1999         N/A          No           N/A           0.3725%

207       8.6100%        30/360         1,709       12/01/1998         N/A          No           N/A           0.3725%

208       8.6250%        30/360         1,790       08/01/1999         N/A          No           N/A           0.3725%

209       9.1250%        30/360         2,006       12/01/1999         N/A          No           N/A           0.3725%

210       8.9600%        30/360         1,696       02/01/1999         N/A          No           N/A           0.3725%

211       8.9600%        30/360         1,660       02/01/1999         N/A          No           N/A           0.3725%


212       9.0600%        30/360         1,630       02/01/1999         N/A          No           N/A           0.3725%

213       9.5600%        30/360         3,113       03/01/1999         N/A          No           N/A           0.3725%

214       9.2500%        30/360         1,604       10/01/1998         N/A          No           N/A           0.3725%


215      10.0000%        30/360         2,149       01/01/2000         N/A          No           N/A           0.3725%

216       9.1850%        30/360         1,538       01/01/1999         N/A          No           N/A           0.3725%


217       9.5600%        30/360         1,572       02/01/1999         N/A          No           N/A           0.3725%


218       8.9300%        30/360         1,457       07/01/1999         N/A          No           N/A           0.3725%

219       9.4700%        30/360         1,510       05/01/1999         N/A          No           N/A           0.3725%

220      10.1250%        30/360         1,569       02/01/2000         N/A          No           N/A           0.3725%

221       9.7500%        30/360         1,506       02/01/2000         N/A          No           N/A           0.3725%

222       9.3300%        30/360         1,398       03/01/1999         N/A          No           N/A           0.3725%

223       8.8750%        30/360         1,396       11/01/1999         N/A          No           N/A           0.3725%

224       9.0600%        30/360         1,359       12/01/1998         N/A          No           N/A           0.3725%

225       8.8750%        30/360         1,293       03/01/1999         N/A          No           N/A           0.3725%

226       9.0600%        30/360         1,280       01/01/1999         N/A          No           N/A           0.3725%

227       9.3100%        30/360         1,241       01/01/1999         N/A          No           N/A           0.3725%

228       9.3100%        30/360         1,291       01/01/1999         N/A          No           N/A           0.3725%

229       8.9500%        30/360         1,121       10/01/1998         N/A          No           N/A           0.3725%

230       9.5600%        30/360         1,117       02/01/1999         N/A          No           N/A           0.3725%


231       9.3750%        30/360         1,012       12/01/1999         N/A          No           N/A           0.3725%

232       9.2800%        30/360          940        03/01/1999         N/A          No           N/A           0.3725%

233       8.9500%        30/360          901        11/01/1998         N/A          No           N/A           0.3725%

234       9.7500%        30/360          902        02/01/1999         N/A          No           N/A           0.3725%

235       9.0600%        30/360          849        03/01/1999         N/A          No           N/A           0.3725%

236       9.6250%        30/360         1,157       01/01/2000         N/A          No           N/A           0.3725%

237       9.5800%        30/360          881        02/01/1999         N/A          No           N/A           0.3725%

238       8.5200%        30/360          770        10/01/1998         N/A          No           N/A           0.3725%

                                                               B-1A-8

                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6
                                                          COLUMN COLLATERAL



                                                                                                          ZIP        MORTGAGE
 #      CROSSED          PROPERTY NAME                   ADDRESS                  CITY         STATE      CODE      ORIGINATOR
---     -------    -------------------------   -------------------------       ----------      -----     -----     -----------
239                1545 NE 123rd Street        1545 NE 123rd Street           North Miami       FL       33161          NW

240                1100 E. 7th Street          1100 E. 7th Street              Long Beach       CA       90813          NW


                                                                         INITIAL
       MORTGAGE                                                FEE/     INTEREST     ORIG.       REM.        ORIG.         REM.
         LOAN         SUB-      ORIGINAL        CUT-OFF       LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #      SELLER        POOL      BALANCE         BALANCE        HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---    --------       ----    ----------      -----------     ------    --------    ------      -----      --------      --------
239     Column         2        $94,500         $92,365         Fee         0         360        321          120           81

240     Column         2        $86,000         $84,237         Fee         0         360        325          120           85


                       INTEREST                                                                               SERVICING
                     CALCULATION                     FIRST                                                       AND
        INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE        TRUSTEE
 #        RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION          FEES
---     --------     -----------      -------      ----------         ---         ------- ------------------- ----------
239      9.4500%        30/360          791        10/01/1998         N/A          No           N/A           0.3725%

240      9.3100%        30/360          711        02/01/1999         N/A          No           N/A           0.3725%

(1) Holiday Inn Ontario constitutes a hotel property.


                                                               B-1A-9

                                                            EXHIBIT B-1B

                                                 SCHEDULE OF KEYBANK MORTGAGE LOANS

                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6

                                                         KEY BANK COLLATERAL


                                                                                                          ZIP        MORTGAGE
 #      CROSSED         PROPERTY NAME                   ADDRESS                   CITY         STATE      CODE      ORIGINATOR
---     -------    ------------------------  ----------------------------      ---------       -----     -----      ----------
 5                 Ashland Town Center       500 Winchester Avenue              Ashland         KY       41101          Key
 7                 Belmont Apartments        10000 South Maryland Parkway      Las Vegas        NV       89123          Key
14                 Richardson Heights        100 S. Central Expressway         Richardson       TX       75080          Key
                   Village Shopping Center
17                 Centennial Plaza          1885, 1887, 1901 South Yale         Tulsa          OK       74112          Key
                                             Avenue
22                 Harbor Club Downs         455 Alternate U.S. Highway       Palm Harbor       FL       34683          Key
                                             19 South
27                 Riverwalk Apartments      1714 North Ninth Street           Lafayette        IN       47904          Key
31                 Main & LaVeta             402-480 South Main Street           Orange         CA       92868          Key
32                 The Brighton Marketplace  Southeast Corner of Bromley        Brighton        CO       80601          Key
                                             Lane and Sable Boulevard

34                 Dulles Business and       403 and 405  Glenn Drive           Sterling        VA       20164          Key
                   Cargo Center
40                 Fleet Bank Building       One Bethlehem Plaza               Bethlehem        PA       18018          Key
43                 R.E. Michel Company,      One Skywater Way                 Glen Burnie       MD       21060          Key
                   Inc.
44                 Richmond Center           1050 Industries Road               Richmond        IN       46220          Key
45                 Eastgate Shopping Center  4810-4898 E. Kings Canyon           Fresno         CA       93727          Key
                                             Road

46                 Cass Plaza Shopping       3300 US Highway 24 East           Logansport       IN       46392          Key
                   Center
53                 Country Oaks Apartments   2913 Mustang Drive                Grapevine        TX       76051          Key
56                 Amherst Plaza             1915 Cooper Foster Park Road       Amherst         OH       44001          Key
57                 Eastlake Village          12901 South  Western Avenue     Oklahoma City      OK       73139          Key
                   Apartments &
                   Mini-Storage

58                 Best Buy-Brownsville      2901 Pablo Kisel Blvd.           Brownsville       TX       78526          Key
59                 Five Points Plaza         7350 Oxford Avenue               Philadelphia      PA       19111          Key
60                 Virginia Apartment        2110 Richmond St., 1900            Hopewell        VA       23860          Key
                   Properties                Warren Ave., 700 N. 21st
                                             St., 600 East Broadway

61                 Countryside Station       3820 South Nova Road             Port Orange       FL       32127          Key
64                 Lake Crest Center         945-951 Hornet Drive              Hazelwood        MO       63042          Key
                   Office Building

65                 Best Buy-Lafayette        5635 Johnston Street              Lafayette        LA       70503          Key
66                 The Broadway Building     1200-1206 Pearl Street             Boulder         CO       80302          Key


                                                                           INITIAL
         MORTGAGE                                                FEE/     INTEREST     ORIG        REM.        ORIG.         REM.
           LOAN         SUB-        ORIGINAL        CUT-OFF     LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #        SELLER        POOL        BALANCE         BALANCE      HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---      --------       ----      -----------     -----------   -------    --------   ------      -----      --------      --------
 5          Key          1        $27,000,000     $26,967,967     Fee         0         300        299          120          119
 7          Key          1        $23,400,000     $23,379,853     Fee         0         360        359          120          119
14          Key          1        $16,500,000     $16,500,000     Fee         0         360        360          120          120

17          Key          1        $15,000,000     $14,980,069     Fee         0         360        358          120          118

22          Key          1        $11,600,000     $11,583,074     Fee         0         360        358          120          118

27          Key          1        $10,000,000      $9,992,942     Fee         0         360        359          120          119
31          Key          1         $9,360,000      $9,340,271     Fee         0         360        357          120          117
32          Key          1         $9,250,000      $9,185,182     Fee         0         360        349          120          109


34          Key          1         $8,800,000      $8,773,250     Fee         0         360        355          120          115

40          Key          1         $7,500,000      $7,494,032     Fee         0         360        359          120          119
43          Key          1         $7,000,000      $6,860,453     Fee         0         360        330          144          114

44          Key          1         $7,000,000      $6,652,593     Fee         0         300        262          120           82
45          Key          1         $6,450,000      $6,441,213     Fee         0         360        358          120          118


46          Key          1         $7,031,000      $6,436,909     Fee         0         240        201          240          201

53          Key          1         $5,300,000      $5,292,780     Fee         0         360        358          120          118
56          Key          1         $5,000,000      $4,776,554     Fee         0         300        263          120           83
57          Key          1         $4,948,000      $4,630,481     Fee         0         300        253          120           73



58          Key          1         $4,385,000      $4,379,447     Fee         0         360        358          144          142
59          Key          1         $4,320,000      $4,311,020     Fee         0         360        357          120          117
60          Key          1         $4,312,000      $4,296,807     Fee         0         300        297          120          117



61          Key          1         $4,373,600      $4,206,623     Fee         0         360        311          120           71
64          Key          1         $4,046,000      $4,037,992     Fee         0         360        357          120          117


65          Key          1         $3,999,000      $3,991,289     Fee         0         360        357          144          141
66          Key          1         $4,200,000      $3,983,303     Fee         0         300        260          120           80


                        INTEREST                                                                               SERVICING
                      CALCULATION                     FIRST                                                      AND
         INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE        TRUSTEE
 #         RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION          FEES
---      --------     -----------      -------      ---------       ---------      ------- -----------------    -------
 5        7.2500%      Actual/360      195,158      12/01/2001         N/A          Yes    Lock/25_Def/92_0%/3  0.0525%
 7        6.7500%      Actual/360      151,772      12/01/2001         N/A          Yes    Lock/25_Def/92_0%/3  0.0525%
14        7.1500%      Actual/360      111,442      01/01/2002         N/A          Yes    Lock/24_Def/93_0%/3  0.0525%

17        7.3500%      Actual/360      103,346      11/01/2001         N/A          Yes    Lock/26_Def/91_0%/3  0.0525%

22        6.9700%      Actual/360      76,942       11/01/2001         N/A          Yes    Lock/26_Def/91_0%/3  0.0525%

27        7.7500%      Actual/360      71,641       12/01/2001         N/A          Yes    Lock/25_Def/92_0%/3  0.0525%
31        7.3400%      Actual/360      64,424       10/01/2001         N/A          Yes    Lock/27_Def/90_0%/3  0.0525%
32        7.8300%      Actual/360      66,780       02/01/2001         N/A          Yes    Lock/35_Def/82_0%/3  0.0525%


34        7.6000%      Actual/360      62,135       08/01/2001         N/A          Yes    Lock/29_Def/88_0%/3  0.0525%

40        7.1500%      Actual/360      50,656       12/01/2001      11/01/2011      Yes    Lock/25_Def/91_0%/3  0.0525%
43        7.7600%      Actual/360      50,197       07/01/1999         N/A          Yes    Lock/30_YM/24_Def/3  0.0525%

44        6.8900%      Actual/360      48,984       11/01/1998         N/A          No           N/A            0.0525%
45        7.2500%      Actual/360      44,000       11/01/2001         N/A          Yes    Lock/26_Def/91_0%/3  0.0525%


46        6.8300%      Actual/360      54,223       10/01/1998         N/A          No           N/A            0.0525%

53        7.2500%      Actual/360      36,155       11/01/2001         N/A          Yes    Lock/26_Def/91_0%/3  0.0525%
56        7.3600%      Actual/360      36,495       12/01/1998         N/A          No           N/A            0.0525%
57        7.2600%        30/360        35,796       02/01/1998         N/A          No           N/A            0.0525%



58        7.5400%      Actual/360      30,781       11/01/2001      10/01/2013      Yes    Lock/26_Def/114_0%/3 0.0525%
59        7.4000%      Actual/360      29,911       10/01/2001         N/A          Yes    Lock/27_Def/90_0%/3  0.0525%
60        7.0100%      Actual/360      30,504       10/01/2001         N/A          Yes    Lock/27_Def/90_0%/3  0.0525%



61        7.4100%      Actual/360      30,312       12/01/1997         N/A          No           N/A            0.0525%
64        7.6100%      Actual/360      28,596       10/01/2001         N/A          Yes    Lock/27_Def/90_0%/3  0.0525%


65        7.7200%      Actual/360      28,566       10/01/2001      09/01/2013      Yes    Lock/27_Def/113_0%/3 0.0525%
66        7.0000%      Actual/360      29,685       09/01/1998         N/A          No           N/A            0.0525%

                                                               B-1B-1


                                                       MORTGAGE LOAN SCHEDULE

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001 CK6

                                                         KEY BANK COLLATERAL


                                                                                                          ZIP        MORTGAGE
 #      CROSSED         PROPERTY NAME                   ADDRESS                   CITY         STATE      CODE      ORIGINATOR
---     -------    ------------------------  ----------------------------      ---------       -----     -----      ----------
73                 Office Depot/Mattress     101 State Road 7               Royal Palm Beach    FL       33414          Key
                   Giant Building

78                 Lincoln Self Storage      910 Lincoln Avenue                 San Jose        CA       95126          Key
79                 Office Depot-Memphis      785 Union Avenue                   Memphis         TN       38103          Key
80                 Aim All Storage IV        10005 Arrow Route              Rancho Cucamonga    CA       91730          Key
81                 Storage USA               9831 Montgomery Boulevard NE     Albuquerque       NM       87111          Key
82                 Best Buy-Benton Harbor    1550 Orchard Xing              Benton Township     MI       49022          Key
91                 La Salle Distribution     290 E. Cole Road & 291             Calexico        CA       92231          Key
                   Center I & II             Avenida Campillo

96                 Laurel Food Lion          410 Sandy Spring Road               Laurel         MD       20707          Key
98                 Peoria Self-Storage       7590 West Olive Avenue              Peoria         AZ       85035          Key
100                Poplar Village            1414 Poplar Avenue               Murfreesboro      TN       37129          Key
                   Apartments

102                A1A Self Storage          3209 A1A/SR 200                     Yulee          FL       32097          Key
105                Creekview Estates         6215- 6221 Tonawanda Creek         Lockport        NY       14094          Key
                                             Road

109                Rosewalk Garden Homes     401-420 Appaloosa Trail           Lafayette        IN       47905          Key
118                Quad 217 Corporate        9640-9705 SW Sunshine Court       Beaverton        OR       97005          Key
                   Center

122                Riviera Palm Apartments   914 East Lemon Street               Tempe          AZ       85281          Key
124                Kaysville Country         270 South 50 West                 Kaysville        UT       84037          Key
                   Apartments


                                                                         INITIAL
       MORTGAGE                                                FEE/     INTEREST     ORIG        REM.        ORIG.         REM.
         LOAN         SUB-        ORIGINAL        CUT-OFF     LEASE-      ONLY      AMORT.      AMORT.      TERM TO      TERM TO
 #      SELLER        POOL        BALANCE         BALANCE      HOLD       TERM       TERM        TERM      MATURITY      MATURITY
---    --------       ----      -----------     -----------   -------    --------   ------      -----      --------      --------
73        Key          1         $3,550,000      $3,545,164     Fee         0         360        358          120          118


78        Key          1         $3,050,000      $3,043,359     Fee         0         300        298          120          118
79        Key          1         $3,020,000      $3,017,644     Fee         0         360        359          120          119
80        Key          1         $3,000,000      $2,993,468     Fee         0         300        298          120          118
81        Key          1         $2,938,000      $2,928,403     Fee         0         300        297          120          117
82        Key          1         $2,925,000      $2,922,859     Fee         0         360        359          120          119
91        Key          1         $2,500,000      $2,500,000     Fee         0         300        300          120          120


96        Key          1         $2,200,000      $2,197,207     Fee         0         360        358          120          118
98        Key          1         $2,107,500      $2,100,492     Fee         0         300        297          120          117
100       Key          1         $2,000,000      $1,998,361     Fee         0         360        359          120          119


102       Key          1         $1,925,000      $1,917,487     Fee         0         300        296          120          116
105       Key          1         $1,760,000      $1,689,536     Fee         0         360        313          120           73


109       Key          1         $1,600,000      $1,596,542     Fee         0         300        298          120          118
118       Key          1         $1,300,000      $1,293,407     Fee         0         240        237          120          117


122       Key          1         $1,275,000      $1,206,534     Fee         0         300        259          120           79
124       Key          1         $1,250,000      $1,173,928     Fee         0         302        255          120           73



                       INTEREST                                                                               SERVICING
                     CALCULATION                     FIRST                                                      AND
        INTEREST       (30/360/       MONTHLY       PAYMENT                       DEFEAS-    DEFEASANCE        TRUSTEE
 #        RATE       ACTUAL/360)      PAYMENT         DATE            ARD          ANCE      PROVISION          FEES
---     --------     -----------      -------      ---------       ---------      ------- -----------------    -------
73       7.2500%      Actual/360      24,217       11/01/2001      10/01/2011      Yes    Lock/26_Def/90_0%/3  0.0525%


78       7.2500%      Actual/360      22,046       11/01/2001         N/A          No           N/A            0.0525%
79       7.2500%      Actual/360      20,602       12/01/2001      11/01/2011      Yes    Lock/25_Def/91_0%/3  0.0525%
80       7.2500%      Actual/360      21,684       11/01/2001         N/A          Yes    Lock/26_Def/91_0%/3  0.0525%
81       7.4400%      Actual/360      21,597       10/01/2001         N/A          Yes    Lock/27_Def/90_0%/4  0.0525%
82       7.5700%      Actual/360      20,592       12/01/2001      11/01/2011      Yes    Lock/25_Def/91_0%/4  0.0525%
91       7.2500%      Actual/360      18,070       01/01/2002         N/A          Yes    Lock/24_Def/93_0%/4  0.0525%


96       7.5300%      Actual/360      15,428       11/01/2001         N/A          Yes    Lock/26_Def/91_0%/4  0.0525%
98       7.3400%      Actual/360      15,356       10/01/2001         N/A          Yes    Lock/27_Def/90_0%/4  0.0525%
100      7.0000%      Actual/360      13,306       12/01/2001         N/A          Yes    Lock/25_Def/92_0%/4  0.0525%


102      7.8600%      Actual/360      14,679       09/01/2001         N/A          Yes    Lock/28_Def/89_0%/4  0.0525%
105      7.5500%        30/360        12,366       02/01/1998         N/A          No           N/A            0.0525%


109      7.2900%      Actual/360      11,606       11/01/2001         N/A          No           N/A            0.0525%
118      7.7500%      Actual/360      10,672       10/01/2001         N/A          No           N/A            0.0525%


122      6.9100%      Actual/360       8,938       08/01/1998         N/A          No           N/A            0.0525%
124      7.0500%      Actual/360       8,854       02/01/1998         N/A          No           N/A            0.0525%

(1) Holiday Inn Ontario constitutes a hotel property.

                                                               B-1B-2


                                                      EXHIBIT B-2

                                    SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY


COLLATERAL                                 INVESTOR                DOC    EXCEP-
    ID                BORROWER NAME          ID      LOAN AMOUNT   TYPE    TION           EXCEPTION DESCRIPTION
----------    ---------------------------  -------- -------------  ----    -----  --------------------------------
1522001CK6    679 NINTH AVENUE               NW     1,300,000.00   ALNG     02    DOCUMENT IS COPY, NEED ORIGINAL

1692001CK6    3423-3425 BERGENLINE AVENUE    NW       700,000.00   ALNG     02    DOCUMENT IS COPY, NEED ORIGINAL

1802001CK6    1276 MILITARY ROAD             NW       485,000.00   ALNG     02    DOCUMENT IS COPY, NEED ORIGINAL

1822001CK6    18 BURNEY STREET               NW       450,000.00   ALNG     02    DOCUMENT IS COPY, NEED ORIGINAL

2152001CK6    217 VAN BRUNT ST               NW       284,000.00   ALNG     22    ENDORSEMENT(S) IS MISSING/INCORRECT

2202001CK6    594-596 WEST SIDE AVENUE       NW       267,000.00   ALNG     22    ENDORSEMENT(S) IS MISSING/INCORRECT

2212001CK6    5850 STOCKTON BOULEVARD        NW       266,000.00   ALNG     22    ENDORSEMENT(S) IS MISSING/INCORRECT

2292001CK6    149 HIGH STREET                NW       235,000.00   ALNG     22    ENDORSEMENT(S) IS MISSING/INCORRECT

2472001CK6    5527 BARTON AVENUE             NW       182,250.00   ALNG     22    ENDORSEMENT(S) IS MISSING/INCORRECT

2472001CK6    5527 BARTON AVENUE             NW       182,250.00   ALNG     22    ENDORSEMENT(S) IS MISSING/INCORRECT

1822001CK6    18 BURNEY STREET               NW       450,000.00   ALNG     24    NAME IS MISSING/INCORRECT

1832001CK6    EASTGATE GARDEN APARTMENTS     NW       430,000.00   ALNG     24    NAME IS MISSING/INCORRECT

1842001CK6    1210 SO. NEVADA STREET         NW       428,000.00   ALNG     24    NAME IS MISSING/INCORRECT

1922001CK6    9 MAIN STREET                  NW       400,000.00   ALNG     24    NAME IS MISSING/INCORRECT


2022001CK6    1240 S. NORTON AVENUE          NW       350,000.00   ALNG     24    NAME IS MISSING/INCORRECT

2222001CK6    613 S. PRAIRIE AVENUE          NW       262,500.00   NOTE     22    ENDORSEMENT(S) IS MISSING/INCORRECT

2412001CK6    15685 W 10 MILE RD             NW       203,000.00   NOTE     22    ENDORSEMENT(S) IS MISSING/INCORRECT



COLLATERAL
    ID                              NOTATION
----------  -----------------------------------------------------------
1522001CK6  NWF TO TCMB

1692001CK6  FIRST FINANCIAL EQUITIES TO NW

1802001CK6  H&A TO NW

1822001CK6  COMMERCIAL CAPITAL TO NW

2152001CK6  FIRST EQUITIES COMMERCIAL CORP TO NW: ASSIGNOR NAME MISSING

2202001CK6  H&A TO NW; "JOHN DECRUZ" S/B "JOHN JASON DECRUZ"

2212001CK6  S PACIFIC TO NW; 2ND BORROWER S/B "ZETTA G. SKIKOS"

2292001CK6  FOX FUNDING GROUP TO NW; ASSIGNOR NOT LISTED

2472001CK6  S PAC TO 1ST COMM; BORROWER "MARTA V. PARASKOVA" MISSING

2472001CK6  1ST COMM TO NW; BORROWER "MARTA V. PARASKOVA" MISSING

1822001CK6  COMM CAP-NW; "JAMES F. HANLON, TRUSTEE" MISSING

1832001CK6  DEBTOR M.I. "K" MISSING; S PAC-1STCOM-1STAM-1STCOM-NW

1842001CK6  "STARVOS" S/B "STAVROS"; 1STCOM-1STAM-1STCOM-NW

1922001CK6  NW-NWF-TCMB; S/B "RAJESHREE": TCMB-NWF-BLANK; MISSING
            "RAJESHREE

2022001CK6  BORROWER "CINDY MOSES" S/B "CINDY J MOSES"

2222001CK6  NWF TO BLANK; 2ND BORROWER S/B "LAURA T. REEVES"

2412001CK6  TCMB TO WELLS; BORROWER S/B "DAVID H. STUHLBERG" ONLY

                                     B-2-1


                                                  EXHIBIT B-3

                                        FORM OF CUSTODIAL CERTIFICATION

                                                    [DATE]
Credit Suisse First Boston                                   KeyBank National Association
   Mortgage Securities Corp.                                 127 Public Square
11 Madison Avenue                                            Cleveland, Ohio  44114
New York, New York  10010

Midland Loan Services, Inc.                                  Column Financial, Inc.
210 West Tenth Street - 6th Floor                            3414 Peachtree Road, N.E.
Kansas City, Missouri  64105                                 Suite 1140
                                                             Atlanta, Georgia 30326-1113

[CONTROLLING CLASS REPRESENTATIVE SUB-POOL NO. 1]            [CONTROLLING CLASS REPRESENTATIVE SUB-POOL NO. 2]

   Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial
       Mortgage Pass-Through Certificates, Series 2001-CK6
       ----------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of December 11, 2001 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), hereby certifies as to each Original Mortgage Loan subject to the Agreement (except as to any LOC Cash Reserve and except as specifically identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v) and (vii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), and any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf;
(ii) if the date of this report is more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents) or an appropriate receipt of recording/filing therefor; (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and
Section 2.02(b) of the

                                     B-3-1

Agreement and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clause (ii) of the definition of "Mortgage Loan Schedule" (exclusive of zip code) accurately reflects the information set forth in the related Mortgage File.

     None of the Trustee, the Master Servicer, the Special Servicer, or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer, or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clause (i), through (v), in clause (vii) and, in the case of any Mortgage Loan secured by a Mortgage on a hospitality property, in clause (viii) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents, have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

     Further, with respect to the documents described in clause (viii) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the filings and certifications delivered in Section 2.02 of the Agreement, that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation or organization for each Borrower and, if such state level UCC Financing Statement was not filed on the national form, one local UCC Financing Statement filing in the county of each related Mortgaged Property. The UCC-2's and UCC-3's in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" will be delivered in form suitable for filing and will be filed in the state of incorporation or organization of the related Borrower or the county wherein the related Mortgaged Property is located, as so indicated on the documents provided.

                                     B-3-2

     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                  Respectfully,

                                  WELLS FARGO BANK MINNESOTA, N.A.
                                  as Trustee

                                  By:  _________________________________________
                                          Name:
                                          Title:


                                     B-3-3


                                                      EXHIBIT B-4

                                           SCHEDULE OF MORTGAGE LOANS COVERED BY
                                                   ENVIRONMENTAL INSURANCE

                                                       CSFB 2001 CK-6
                                               ENVIRONMENTAL POLICY SCHEDULE

                                                                                                                      ORIGINAL
  #   CROSSED        PROPERTY NAME                  ADDRESS                 CITY        STATE    CODE    SUB-POOL     BALANCE
 ---  -------  ------------------------   -------------------------    -------------   -------  ------  ----------  -----------
  3            Washington Design Center   300 D Street, SW               Washington      DC      20024       1      $49,000,000

  5            Ashland Town Center        500 Winchester Avenue            Ashland       KY      41101       1      $27,000,000

 26            Country Walk Plaza         13707-89 Southwest 152nd          Miami        FL      33186       1      $10,480,000
                                          Street

 44            Richmond Center            1050 Industries Road            Richmond       IN      46220       1       $7,000,000

 62            Tanglewood                 6522 54th Avenue North            Saint        FL      33709       1       $4,200,000
                                                                         Petersburg

 79            Office Depot-Memphis       785 Union Avenue                 Memphis       TN      38103       1       $3,020,000

 84            Residences at Bear Creek   5501 Sayle Street              Greenville      TX      75402       1       $2,900,000

 85            Cedarstone                 1544 Sawdust Road               Woodlands      TX      77380       1       $2,800,000

 92            Ashgrove Apartments        480 and 481 Hambrick Road    Stone Mountain    GA      30083       1       $2,500,000

 95            Tahoe Pine Ridge Plaza     917 Tahoe Boulevard          Incline Village   NV      89451       1       $2,230,000

 97            Northlake Apartments       310 Northlake Drive           Warner Robins    GA      31093       1       $2,165,000

 99            Siboney Professional       5122 Katella Avenue           Los Alamitos     CA      90720       1       $2,050,000
               Building

 103           Woodcreek Apartments       4690 Log Cabin Drive              Macon        GA      31204       1       $1,800,000

 104           Brynfield Court Apartments 5050 Wynnefield Avenue        Philadelphia     PA      19131       1       $1,710,000

 106           Virginia Avenue Plaza      800 Virginia Avenue            Fort Pierce     FL      34982       1       $1,690,000

 107   ( C )   Pinewood Apartments        1150, 1200 20th Street N.E.     Cleveland      TN      37311       2       $1,090,000

 108   ( C )   Pinecreek Apartments       749 20th Street S.E.            Cleveland      TN      37311       2        $575,000

 110           London Square Apartments   5569 Gasmer Drive                Houston       TX      77035       2       $1,579,000

 111           Fairview Arms Apartments   5201-5219 Wynnefield Avenue   Philadelphia     PA      19131       1       $1,536,000

 112           Park Manor Apartments      9766-9846 Rose Hill Road     Berrien Springs   MI      49103       1       $1,500,000

 113           Albertson's-Shadow         250 South FM 270               League City     TX      77573       1       $1,500,000
               Shopping Center

 114           Buckingham Townhomes       9930 Buckingham Road             Dallas        TX      75243       1       $1,475,000

 117           Maple Court Apartments     4809-4815 122nd Street SW       Lakewood       WA      98499       2       $1,403,000

 119           3115 Long Beach Road       3115 Long Beach Road            Oceanside      NY      11572       1       $1,275,000

 120           College Street Shopping    3695-3779 College Street        Beaumont       TX      77701       1       $1,275,000
               Center

 121           679 Ninth Avenue           679 Ninth Avenue                New York       NY      10019       2       $1,300,000

 123           2 Claire Road              2 Claire Road                East Brunswick    NJ      08816       1       $1,200,000

 126           Powers Rentals Apartments  1237-1251 Parkway Place        Clarksville     TN      37040       1       $1,165,000


                         CUT-OFF DATE                MATURITY                    PHASE 1
   #                       BALANCE                     DATE                       DATE
------                   -----------                -----------                -----------
   3                     $48,959,437                11/11/2011                 08/01/2001

   5                     $26,967,967                11/01/2011                    37179

  26                     $10,465,366                10/11/2011                 08/10/2001

  44                     $6,652,593                 10/01/2008                    37176

  62                     $4,189,020                 08/11/2011                     N/A

  79                     $3,017,644                 11/01/2031                    37140

  84                     $2,891,467                 07/11/2011                     N/A

  85                     $2,794,287                 09/11/2011                     N/A

  92                     $2,491,554                 09/11/2011                     N/A

  95                     $2,224,474                 08/11/2011                     N/A

  97                     $2,160,341                 09/11/2011                     N/A

  99                     $2,045,390                 08/11/2011                     N/A

  103                    $1,792,824                 08/11/2011                     N/A

  104                    $1,704,274                 09/11/2011                     N/A

  106                    $1,686,762                 10/11/2011                     N/A

  107                    $1,052,834                 05/01/2009                     N/A

  108                     $555,394                  05/01/2009                     N/A

  110                    $1,550,693                 03/01/2010                     N/A

  111                    $1,530,856                 09/11/2011                     N/A

  112                    $1,496,772                 09/11/2011                     N/A

  113                    $1,495,171                 06/11/2011                     N/A

  114                    $1,468,926                 08/11/2011                     N/A

  117                    $1,386,097                 01/01/2010                     N/A

  119                    $1,272,713                 09/11/2011                     N/A

  120                    $1,271,298                 09/11/2011                     N/A

  121                    $1,266,848                 10/01/2009                     N/A

  123                    $1,196,949                 08/11/2011                     N/A

  126                    $1,159,037                 09/11/2011                     N/A

                                      B-4-1


                                                       CSFB 2001 CK-6
                                               ENVIRONMENTAL POLICY SCHEDULE

                                                                                                                      ORIGINAL
  #   CROSSED        PROPERTY NAME                  ADDRESS                 CITY        STATE    CODE    SUB-POOL     BALANCE
 ---  -------  ------------------------   -------------------------    -------------   -------  ------  ----------  -----------
 127           Fairfield Apartments       343, 353 and 363 Kenrick       Front Royal     VA      22630       2       $1,141,000
                                          Lane

 129           361 Broadway               361 Broadway                     Chelsea       MA      02150       2       $1,113,000

 130           Wynmawr Court Apartments   5001-5019 Gainor Road         Philadelphia     PA      19131       1       $1,040,000

 131           Gleneagles Apartments      125 Cleveland Avenue           Cocoa Beach     FL      32931       2       $1,020,000

 132           Toni-Lynn Apartments       499 W. Progress Ave             Littleton      CO      80120       2       $  999,900

 133           Barcelona West Mobile      4141 Barcelona Road SW         Albuquerque     NM      87121       2       $1,014,000
               Home Park

 134           Roselle Apartments         248-252 East 1st Avenue          Roselle       NJ      07203       2        $950,000

 135           Laurel Garden Apartments   333 North Ash Street             Casper        WY      82601       2        $955,460

 136           Green Valley Mobile Home   9660 4th Street NW             Albuquerque     NM      87114       2        $962,500
               Park

 137           Cathedral Park Apartments  8820 Ivanhoe St./ 8833 N        Portland       OR      97718       2        $900,000
                                          Sycamore St.

 138           Glen Oaks Apartments       1432 Parkway Drive              Melbourne      FL      32935       2        $880,000

 139   (D)     5427 Romaine Street        5427 Romaine Street            Los Angeles     CA      90038       2        $584,000

 140   (D)     501 N. Kenmore & 4529      501 N. Kenmore Ave & 4529      Los Angeles     CA      90004       2        $306,000
               Rosewood                   Rosewood Avenue

 141           1510 S. St. Andrews Pl.    1414, 1510, 1522, 1541,        Los Angeles     CA      90019       2        $879,284
                                          1823 S. St. Andrews Pl.,
                                          1546 S. Wilton Pl., and 220
                                          6th Ave.

 142           1014-1018 N. Charles       1014-1018 N. Charles Street     Baltimore      MD      21201       2        $875,000
               Street

 143           Oliver Hall Apartments     6100 McCallum Street          Philadelphia     PA      19144       1        $840,000

 144           Maryland Court Apartments  8000 - 8012 South Maryland       Chicago       IL      60619       1        $825,000
                                          Avenue

 145           1914-1926 Summer Breeze    1914, 1916, 1918, 1920,          Mission       TX      78572       2        $840,000
                                          1922, 1924 and 1926 Summer
                                          Breeze

 146           159-163 Marshall Street    159-163 Marshall St              Syracus       NY      13202       2        $718,000

 147           3423-3425 Bergenline       3423-3425 Bergenline Avenue    Union City      NJ      07087       2        $700,000
               Avenue

 148           30 Amherst, 1 &1 1/2       30 Amherst, 1 &1 1/2 Oxford      Pueblo        CO      81005       2        $680,000
               Oxford

 149           Greystone Apartments       811 N. Main Street            Independence     OR      97351       2        $644,000

 150           The Spincycle Shopping     8017 Old Spanish Trail           Houston       TX      77054       2        $632,500
               Center

 151           241 South Arlington Avenue 241 South Arlington Avenue     East Orange     NJ      07019       2        $595,000

 152           516-520 West 188th Street  516-520 W. 188th St             New York       NY      10040       2        $600,000

 153           Dawn Lynn Apartments       3600 S. Fox St.                 Englewood      CO      80110       2        $596,000

 154           2923-2961 Ferncreek &      2923-2961 Ferncreek Ave &        Orlando       FL      32806       2        $545,000
               2930-2971 Martin           2930-2971 Martin St.

 155           Whitehill Apartments       11333 Whittier                   Detroit       MI      48224       2        $540,000

 156           6807 North 45th Avenue     6807 North 45th Avenue          Glendale       AZ      85301       2        $525,000



              CUT-OFF DATE    MATURITY     PHASE 1
  #   CROSSED   BALANCE        DATE         DATE
 ---  ------- -------------- ----------   ----------
 127          $ 1,130,605    02/01/2010      N/A

 129          $ 1,088,217    09/01/2009      N/A

 130          $ 1,036,517    09/11/2011      N/A

 131          $ 1,005,720    01/01/2010      N/A

 132          $   982,708    07/01/2006      N/A

 133          $   952,838    12/01/2008      N/A

 134          $   932,623    03/01/2010      N/A

 135          $   930,178    11/01/2008      N/A

 136          $   906,057    12/01/2008      N/A

 137          $   874,189    09/01/2008      N/A

 138          $   867,372    01/01/2010      N/A

 139   (D)    $   564,798    06/01/2009      N/A

 140   (D)    $   299,677    06/01/2009      N/A

 141          $   854,503    09/01/2008      N/A

 142          $   852,169    09/01/2008      N/A

 143          $   837,187    09/11/2011      N/A

 144          $   821,355    07/11/2011      N/A

 145          $   821,335    12/01/2008      N/A

 146          $   704,728    02/01/2010      N/A

 147          $   683,325    12/01/2009      N/A

 148          $   630,813    01/01/2009      N/A

 149          $   630,700    04/01/2009      N/A

 150          $   613,098    06/01/2009      N/A

 151          $   584,517    05/01/2009      N/A

 152          $   580,827    03/01/2010      N/A

 153          $   561,993    04/01/2006      N/A

 154          $   531,247    11/01/2008      N/A

 155          $   523,307    04/01/2009      N/A

 156          $   512,561    01/01/2009      N/A


                                      B-4-2



                                                       CSFB 2001 CK-6
                                               ENVIRONMENTAL POLICY SCHEDULE

                                                                                                                      ORIGINAL
  #   CROSSED        PROPERTY NAME                  ADDRESS                 CITY        STATE    CODE    SUB-POOL     BALANCE
 ---  -------  ------------------------   -------------------------    -------------   -------  ------  ----------  -----------
 157           120-126 Market St. &       120-126 Market St. & 14-24      Paterson       NJ      07505       2        $500,000
               14-24 Hamilton St.         Hamilton St.

 158           1276 Military Road         1276 Military Road              Tonawanda      NY      14217       2        $485,000

 159           3021 North 39th Street     3021 North 39th Street           Phoenix       AZ      85018       2        $489,750

 160           18 Burney Street           18 Burney Street                 Boston        MA      02120       2        $450,000

 161           Eastgate Garden Apartments 424 S. Chestnut Ave. and         Fresno        CA      93702       2        $430,000
                                          423 and 441 S. Dearing Ave.

 162           Kym's Court Apartment      1400 South Casino Center        Las Vegas      NV      89104       2        $426,000
               Complex                    Boulevard

 163           1210 So. Nevada Street     1210 So. Nevada Street          Oceanside      CA      92054       2        $428,000

 164           Country Time Mobile Home   22591 Ford Road                  Porter        TX      77365       2        $425,000
               Park

 165           111 South Ave. 63          111 South Ave. 63              Los Angeles     CA      90042       2        $427,000

 166           Riley Court                307 West Tague                 Greenfield      IN      46140       2        $430,000

 167           Home Video                 3522 Satellite Boulevard         Atlanta       GA      30136       2        $425,000

 168           Casa Linda Apartments      502 S. 1st Ave                    Yuma         AZ      85364       2        $422,000

 169           Schuerman Law Firm         507 N. Walnut Street           Batesville      IN      47006       2        $418,000

 170           9 Main Street              9 Main Street                    Chester       NJ      07930       2        $400,000

 171           The Elmira Apartments      2846 Federal Boulevard           Denver        CO      80211       2        $390,000

 172           2966 Wilshire Boulevard    2966 Wilshire Boulevard        Los Angeles     CA      90010       2        $383,000

 173           392 Montague Road          392 Montague Road              Sunderland      MA      01375       2        $380,500

 174           110-13 55th Avenue         110-13 55th Avenue               Corona        NY      11368       2        $376,000

 175           2747 Newell Street         2747 Newell Street             Los Angeles     CA      90255       2        $378,000

 176           The Greenbriar Apartments  22280 Euclid Avenue              Euclid        OH      44117       2        $375,000

 177           16021 S. Denker Avenue     16021 S. Denker Avenue           Gardena       CA      90247       2        $360,000

 178           1240 S. Norton Avenue      1240 S. Norton Avenue          Los Angeles     CA      90020       2        $350,000

 179           914 N. Charles Street/913  914 N Charles Street/913     Baltimore City    MD      21201       2        $350,000
               Morton Street              Morton Street

 180           Castle Raphael Apartments  1411-1415 Vine Street            Denver        CO      80206       2        $350,000

 181           4151 3rd Avenue            4151 3rd Avenue                Los Angeles     CA      90008       2        $326,000

 182           1352 N. Las Palmas Avenue  1352 N. Las Palmas Avenue      Los Angeles     CA      90028       2        $325,000

 183           3781 Martin Luther King    3781 Martin Luther King Jr.      Atlanta       GA      30331       2        $315,000
               Jr. Drive                  Drive

 184           1228 Jefferson Avenue      1228 Jefferson Avenue            Clovis        CA      93612       2        $315,000

 185           517 S. Rampart Boulevard   517 S. Rampart Boulevard       Los Angeles     CA      90057       2        $310,000

 186           514-522 Snelling N. /      514-522 Snelling Avenue N.      St. Paul       MN      55104       2        $307,000
               1567-1571 Sherburne        / 1567-1571 Sherburne Avenue


     CUT-OFF DATE  MATURITY    PHASE 1
  #    BALANCE      DATE        DATE
 --- ------------ ---------    -------
 157  $478,941    05/01/2009      N/A


 158  $475,959    01/01/2010      N/A

 159  $475,032    09/01/2008      N/A

 160  $440,542    01/01/2010      N/A

 161  $422,197    05/01/2009      N/A


 162  $419,412    08/01/2009      N/A


 163  $418,995    05/01/2009      N/A

 164  $416,886    01/01/2009      N/A


 165  $416,883    01/01/2009      N/A

 166  $414,567    01/01/2009      N/A

 167  $412,842    04/01/2009      N/A

 168  $411,489    11/01/2009      N/A

 169  $411,365    03/01/2010      N/A

 170  $393,041    02/01/2010      N/A

 171  $380,045    11/01/2008      N/A

 172  $372,803    07/01/2009      N/A

 173  $371,192    12/01/2008      N/A

 174  $370,271    10/01/2009      N/A

 175  $369,044    01/01/2009      N/A

 176  $355,262    07/01/2008      N/A

 177  $349,675    09/01/2008      N/A

 178  $342,498    01/01/2009      N/A

 179  $342,096    01/01/2009      N/A

 180  $340,292    11/01/2008      N/A

 181  $319,428    12/01/2008      N/A

 182  $318,259    02/01/2009      N/A

 183  $309,236    04/01/2009      N/A

 184  $307,866    02/01/2009      N/A

 185  $303,290    01/01/2006      N/A

 186  $300,240    12/01/2009      N/A



                                                                      B-4-3


                                                          CSFB 2001 CK-6
                                                   ENVIRONMENTAL POLICY SCHEDULE

                                                                                                                      ORIGINAL
  #   CROSSED        PROPERTY NAME                  ADDRESS                 CITY        STATE    CODE    SUB-POOL     BALANCE
 ---  -------  ------------------------   -------------------------    -------------   -------  ------  ----------  -----------
 187           The Hillside Apartments    22650 Euclid Avenue              Euclid        OH      44117       2        $307,500

 188           461 Venus Avenue           461 Venus Avenue               Juno Beach      FL      33408       2        $297,500

 189           1650 Boston Street         1650 Boston Street               Aurora        CO      80010       2        $292,000

 190           217 Van Brunt St           217 Van Brunt St                Brooklyn       NY      11231       2        $284,000

 191           126 Bowden Street          126 Bowden Street                Lowell        MA      01852       2        $277,500

 192           Field Street Townhouses    436-450 Field Street             Sparks        NV      89431       2        $281,000

 193           769 Tremont Street         769 Tremont Street               Boston        MA      02116       2        $283,500

 194           594-596 West Side Avenue   594-596 West Side Avenue       Jersey City     NJ      07304       2        $267,000

 195           5850 Stockton Boulevard    5850 Stockton Boulevard        Sacramento      CA      95824       2        $266,000

 196           613 S. Prairie Avenue      613 S. Prairie Avenue           Inglewood      CA      90301       2        $262,500

 197           5421-5431 Cypress Road     5421-5431 Cypress Road           Oxnard        CA      93033       2        $259,000

 198           Davis Apartments           65 South 400 West                Payson        UT      84651       2        $259,000

 199           52, 62 & 72 North          52, 62 & 72 North Wisconsin    Porterville     CA      93257       2        $254,000
               Wisconsin Street           Street

 200           226 East De La Guerra      226 East De La Guerra Street  Santa Barbara    CA      93101       2        $250,000
               Street

 201           2040 62nd Street           2040 62nd Street                Brooklyn       NY      11204       2        $250,000

 202           3425 So. A Street          3425 So. A Street                Ventura       CA      93030       2        $239,500

 203           149 High Street            149 High street                Somersworth     NH      03878       2        $235,000

 204           11055-11071 SE Bush Street 11055-11071 SE Bush Street      Portland       OR      97266       2        $234,000

 205           Columbus Way Apartments    5820 Columbus Way                Wasilla       AK      99654       2        $237,000

 206           4213-15 Church Avenue      4213-15 Church Avenue           Brooklyn       NY      11203       2        $221,000

 207           2440 Athens Avenue         2440 Athens Avenue               Redding       CA      96001       2        $220,000

 208           110-112 Thornton Street    110-112 Thornton Street          Revere        MA      02151       2        $220,000

 209           574 Central Avenue         574 Central Avenue               Albany        NY      12206       2        $221,000

 210           1020 W. 13th Street        1020 W. 13th Street             San Pedro      CA      90731       2        $211,500

 211           1045 S. Alma Street        1045 S. Alma Street                Los         CA      90731       2        $207,000
                                                                         Angeles(San
                                                                           Pedro)

 212           9526-9530 1/2 Park Street  9526-9530 1/2 Park Street      Bellflower      CA      90706       2        $201,500

 213           251-255 A Street           251-255 A Street                 Hayward       CA      94541       2        $240,000

 214           3984-86 Pennsylvania       3984-86 Pennsylvania           Washington      DC      20020       2        $195,000
               Avenue, S.E.               Avenue, S.E.

 215           27-39 West Montauk Highway 27-39 West Montauk Highway     Lindenhurst     NY      11721       2        $200,000

 216           430 South Stanislaus       430 South Stanislaus Street     Stockton       CA      95203       2        $188,000
               Street

 217           Brighton Center            6655-6675 Brighton Boulevard  Commerce City    CO      80022       2        $186,000

 218           5527 Barton Avenue         5527 Barton Avenue             Los Angeles     CA      90038       2        $182,250

 219           11400 Dodson Street        11400 Dodson Street             El Monte       CA      91732       2        $180,000



      CUT-OFF DATE   MATURITY     PHASE 1
  #     BALANCE        DATE         DATE
 ---  -------------- ----------   ----------
 187  $291,314    07/01/2008      N/A

 188  $291,123    01/01/2009      N/A

 189  $278,097    07/01/2009      N/A

 190  $277,989    12/01/2009      N/A

 191  $273,154    08/01/2009      N/A

 192  $272,917    08/01/2009      N/A

 193  $269,870    06/01/2008      N/A

 194  $264,019    01/01/2010      N/A

 195  $259,195    08/01/2009      N/A

 196  $256,873    01/01/2009      N/A

 197  $254,551    07/01/2009      N/A

 198  $254,016    02/01/2010      N/A

 199  $249,409    05/01/2009      N/A

 200  $244,326    12/01/2008      N/A

 201  $234,620    01/01/2015      N/A

 202  $232,947    10/01/2008      N/A

 203  $229,927    12/01/2009      N/A

 204  $228,633    02/01/2009      N/A

 205  $223,575    05/01/2009      N/A

 206  $216,467    10/01/2009      N/A

 207  $214,501    11/01/2008      N/A

 208  $213,294    07/01/2009      N/A

 209  $212,070    11/01/2009      N/A

 210  $206,860    01/01/2009      N/A

 211  $202,459    01/01/2009      N/A

 212  $197,164    01/01/2009      N/A

 213  $193,296    02/01/2009      N/A

 214  $190,285    09/01/2008      N/A

 215  $187,238    12/01/2014      N/A

 216  $183,810    12/01/2008      N/A

 217  $179,780    01/01/2009      N/A

 218  $178,869    06/01/2009      N/A

 219  $176,771    04/01/2009      N/A


                                      B-4-4


                                                       CSFB 2001 CK-6
                                               ENVIRONMENTAL POLICY SCHEDULE

                                                                                                                      ORIGINAL
  #   CROSSED        PROPERTY NAME                  ADDRESS                 CITY        STATE    CODE    SUB-POOL     BALANCE
 ---  -------  ------------------------   -------------------------    -------------   -------  ------  ----------  -----------
 220           725-729 Warren Street      725-729 Warren Street            Hudson        NY      12534       2        $171,000

 221           3200 Traders Way           3200 Traders Way               Winnemucca      NV      89445       2        $169,000

 222           2892 W. 11th Street        2892 W. 11th Street            Los Angeles     CA      90006       2        $168,750

 223           5 Grove Street             5 Grove Street                  Hopkinton      MA      01748       2        $168,000

 224           1752 Rumrill Boulevard     1752 Rumrill Boulevard          San Pablo      CA      94806       2        $168,000

 225           1034 East Laurel Drive     1034 East Laurel Drive           Salinas       CA      93905       2        $162,500

 226           1615 East Appleton Street  1615 East Appleton Street      Long Beach      CA      90802       2        $158,270

 227           727 Olive Avenue           727 Olive Avenue               Long Beach      CA      90813       2        $150,000

 228           Genoa Restaurant           2832 SE Belmont Street          Portland       OR      97214       2        $150,000

 229           6124 Pembroke Road         6124 Pembroke Road               Miramar       FL      33023       2        $140,000

 230           3620 West 159th St./15901  3620 West 159th St./15901       Cleveland      OH      44111       2        $132,200
               West Park                  West Park

 231           3140 Pleasant Avenue South 3140 Pleasant Avenue South     Minneapolis     MN      55408       2        $117,000

 232           6600 Lincoln Place         6600 Lincoln Place            West New York    NJ      07093       2        $114,000

 233           837-901 E. Turney Avenue   837-901 E. Turney Avenue         Phoenix       AZ      85014       2        $112,500

 234           457 W. 47th Street         457 W. 47th Street             Los Angeles     CA      90037       2        $105,000

 235           4467 Lee Rd                4467 Lee Rd                     Cleveland      OH      44128       2        $105,000

 236           540 NE 149 St              541 NE 149 ST                   N. Miami       FL      33160       2        $110,000

 237           201-207 Lawrence Street    201-207 Lawrence Street         Lawrence       MA      01841       2        $104,000

 238           6806 S. St. Lawrence       6806 S. St. Lawrence             Chicago       IL      60637       2        $100,000

 239           1545 NE 123rd Street       1545 NE 123rd Street           North Miami     FL      33161       2        $94,500

 240           1100 E. 7th Street         1100 E. 7th Street             Long Beach      CA      90813       2        $86,000



    CUT-OFF DATE  MATURITY     PHASE 1
  #   BALANCE       DATE         DATE
 --- ----------- ----------   ----------
 220 $167,812    01/01/2010      N/A

 221 $165,654    01/01/2010      N/A

 222 $165,417    02/01/2009      N/A

 223 $163,632    10/01/2009      N/A

 224 $163,524    11/01/2008      N/A

 225 $158,993    02/01/2009      N/A

 226 $154,753    12/01/2008      N/A

 227 $146,412    12/01/2008      N/A

 228 $144,747    12/01/2008      N/A

 229 $136,517    09/01/2008      N/A

 230 $129,616    01/01/2009      N/A

 231 $114,305    11/01/2009      N/A

 232 $111,726    02/01/2009      N/A

 233 $109,568    10/01/2008      N/A

 234 $103,026    01/01/2009      N/A

 235 $102,813    02/01/2009      N/A

 236 $102,763    12/01/2014      N/A

 237 $101,978    01/01/2009      N/A

 238 $97,300     09/01/2003      N/A

 239 $92,365     09/01/2008      N/A

 240 $84,237     01/01/2009      N/A

                            B-4-5

                                                   EXHIBIT C

                                  LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,
                                        TRUSTEE AND INITIAL DEPOSITARY

                                                [See Attached]

                                   [DTC logo]

          BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)--
             WITHOUT OWNER OPTION TO REDEEM/PASS-THROUGH SECURITIES/
                           AND ASSET-BACKED SECURITIES


                            LETTER OF REPRESENTATIONS
                      [To be Completed by Issuer and Agent]


              Credit Suisse First Boston Mortgage Securities Corp.
              -----------------------------------------------------
                                [Name of Issuer]


                        Wells Fargo Bank Minnesota, N.A.
                        ---------------------------------
                                 [Name of Agent]


                                                                December  , 2001
                                                               -----------------
                                                                      [Date]


Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY 10041-0099

      Re:  Credit Suisse First Boston Mortgage Securities Corp.,
           Commercial Mortgage Pass Through Certificates,
           Series 2001-CK6 Class F, G, H, J, K, L, A-CP and AA
           -----------------------------------------------------
                   [Issue description (the "Securities")]


Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated December , 2001 (the "Document").
                                          Credit Suisse First Boston Corporation
                                          --------------------------------------
                                              ["Underwriter/Placement Agent"]
is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     l. Prior to closing on the Securities on December , 2001 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Supervisor, Proxy Unit
                  Reorganization Department
                  The Depository Trust Company
                  55 Water Street 50th Floor
                  New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 2274164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Manager, Call Notification Department
                  The Depository Trust Company
                  711 Stewart Avenue
                  Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Manager, Reorganization Department
                  Reorganization Window
                  The Depository Trust Company
                  55 Water Street 50th Floor
                  New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Supervisor, Put Bond Unit
                  Reorganization Department
                  The Depository Trust Company
                  55 Water Street 50th Floor
                  New York, NY 10041-0099

     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date.* Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Manager, Announcements
                  Dividend Department
                  The Depository Trust Company
                  55 Water Street 25th Floor
                  New York, NY 10041-0099

     9. Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.] [The interest accrual period is record date to record date.]

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

----------

* (or such other arrangement as may be agreed upon by DTC and the Agent.)

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 8554777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

     20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any selfregulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:


      Rep. for Rule 144A Securities
      --------------------------------------------------------------------------


      Rep. for Securities Eligible for Transfer pursuant to Regulation S
      --------------------------------------------------------------------------

NOTES:

A. IF THERE IS AN AGENT (AS DEFINED IN
THIS LETTER OF REPRESENTATIONS), AGENT
AS WELL AS ISSUER MUST SIGN THIS
LETTER. IF THERE IS NO AGENT, IN
SIGNING THIS LETTER ISSUER ITSELF
UNDERTAKES TO PERFORM ALL OF THE
OBLIGATIONS SET FORTH HEREIN.

B. SCHEDULE B CONTAINS STATEMENTS THAT
DTC BELIEVES ACCURATELY DESCRIBE DTC,
THE METHOD OF EFFECTING BOOK-ENTRY
TRANSFERS OF SECURITIES DISTRIBUTED
THROUGH DTC, AND CERTAIN RELATED
MATTERS.


                            Very truly yours,


                            Credit Suisse First Boston Mortgage Securities Corp.
                            ----------------------------------------------------
                                                [Issuer]


                            By: /s/
                                ------------------------------------------------
                                       [Authorized Officer's Signature]


                                       Wells Fargo Bank Minnesota, N.A.
                                ------------------------------------------------
                                                    [Agent]


                            By: /s/
                                ------------------------------------------------
                                      [Authorized Officer's Signature]


Received and Accepted:

THE DEPOSITORY TRUST COMPANY


By: /s/
    -----------------------------


Funds should be wired to:
The Chase Manhattan Bank
ABA # 021 000 021
For credit to a/c Cede & Co.
c/o The Depositary Trust Company


[Select Appropriate Account.]

Dividend Deposit Account # 066-026776
Redemption Deposit Account # 066-027306
Reorganization Deposit Account # 066-027608


cc:  Underwriter/Placement Agent
     Underwriter's/Placement Agent's Counsel

                                   SCHEDULE A

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001-CK6

================================================================================
               |    CUSIP       |    PRINCIPAL    |     MATURITY     |  INTEREST
CLASS          |    NUMBER      |     AMOUNT      |      DATE(1)     |   RATE(2)
---------------|----------------|-----------------|------------------|----------
Class F        |  22540V MP 4   |   $12,205,000   |   November 2011  |   7.0500%
---------------|----------------|-----------------|------------------|----------
Class F        |  U12679 FX 6   |       $0        |   November 2011  |   7.0500%
---------------|----------------|-----------------|------------------|----------
Class G        |  22540V MR 0   |   $14,647,000   |   November 2011  |   7.1480%
---------------|----------------|-----------------|------------------|----------
Class G        |  U12679 FY 4   |       $0        |   November 2011  |   7.1480%
---------------|----------------|-----------------|------------------|----------
Class H        |  22540V MT 6   |   $14,645,000   |   November 2011  |   7.4843%
---------------|----------------|-----------------|------------------|----------
Class H        |  U12679 FZ 1   |       $0        |   November 2011  |   7.4843%
---------------|----------------|-----------------|------------------|----------
Class J        |  22540V MV 1   |   $16,025,000   |   November 2011  |   6.0800%
---------------|----------------|-----------------|------------------|----------
Class J        |  U12679 GA 5   |       $0        |   November 2011  |   6.0800%
---------------|----------------|-----------------|------------------|----------
Class K        |  22540V MW 9   |   $18,583,000   |   November 2011  |   6.0800%
---------------|----------------|-----------------|------------------|----------
Class K        | U12679 G13 3   |       $0        |   November 2011  |   6.0800%
---------------|----------------|-----------------|------------------|----------
Class L        |  22540V MX 7   |   $6,969,000    |   November 2011  |   6.0800%
---------------|----------------|-----------------|------------------|----------
Class L        |  U12679 GC 1   |       $0        |   November 2011  |   6.0800%
---------------|----------------|-----------------|------------------|----------
Class A-CP-1   |  22540V NF 5   |  $400,000,000   |   December 2008  |   0.9332%
---------------|----------------|-----------------|------------------|----------
Class A-CP-2   |  22540V NF 5   |  $172,054,000   |   December 2008  |   0.9332%
---------------|----------------|-----------------|------------------|----------
Class A-CP     |  U12679 GD 9   |       $0        |   December 2008  |   0.9332%
---------------|----------------|-----------------|------------------|----------
Class A-X-1    |  22540V NG 3   |  $400,000,000   |  September 2018  |   0.6450%
---------------|----------------|-----------------|------------------|----------
Class A-X-2    |  22540V NG 3   |  $400,000,000   |  September 2018  |   0.6450%
---------------|----------------|-----------------|------------------|----------
Class A-X-3    |  22540V NG 3   |  $176,430,064   |  September 2018  |   0.6450%
---------------|----------------|-----------------|------------------|----------
Class A-X      |  U12679 GE 7   |       $0        |  September 2018  |   0.6450%
================================================================================

(1) If the state date is not a business day, the maturity date is the business day immediately following the stated date.

(2) Approximate. The interest rates shown are the approximate rates applicable for distributions in January, 2002. The interest rates are variable or otherwise subject to change.

                                   SCHEDULE B

                        SAMPLE OFFERING DOCUMENT LANGUAGE

                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC--bracketed material may be applicable only to certain issues)


     l. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                   [DTC logo]

                   REPRESENTATIONS FOR RULE 144A SECURITIES--
                 TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS


     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").] Class F, G, H, A-CP and A-X

[included within PORTAL, a Self-Regulatory Organization System approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A) an "SRO Rule 144A System").] Class J, K and L

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

--------------

(1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(lc), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                                   [DTC logo]

  REPRESENTATIONS FOR SECURITIES ELIGIBLE FOR TRANSFER PURSUANT TO REGULATION S
        WHERE ISSUER HAS REQUESTED A TEMPORARY "CHILL" ON DELIVER ORDERS
                 TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS


     Issuer has requested that, with respect to the Securities that are eligible for transfer pursuant to Regulation S, which have been identified by a separate CUSIP number (the "Regulation S Securities"), DTC not effect book-entry deliveries (except deliveries via DTC's Deposit/Withdrawal at Custodian DWAC system in Participant accounts maintained by banks that act as depositaries for Cedel and Euroclear) until _____*______ [, or--if not specified--until further notice in the manner set forth below].

     In the event that Issuer desires an extension or shortening of this "Deliver Order Chill," Issuer or Agent(1) shall send DTC a notice requesting that the Deliver Order Chill be eliminated as of a specified date. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days prior to the date specified for elimination of the Deliver Order Chill. If sent by telecopy, such notice shall be sent to (212) 344-1531 or (212) 855-3728. Issuer or Agent shall confirm DTC's receipt of such telecopy by telephoning DTC's Underwriting Department at (212) 855-3731. If delivered by hand or sent by mail or overnight delivery, such notice shall be sent to:

                  Manager, Eligibility Section
                  Underwriting Department
                  The Depository Trust Company
                  55 Water Street 19th Floor
                  New York, NY 10041-0099


------------

* the date that is 40 days after the later of (a) the commencement of the offering of the Certificates and (b) December __, 2001

(1) Agent shall be defined as Depositary, Trustee, Trust Company, Issuing Agent and/or Paying Agent as such definition applies in the DTC Letter of Representations to which this rider may be attached.

                                   [DTC logo]


          BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)--
             WITHOUT OWNER OPTION TO REDEEM/PASS-THROUGH SECURITIES/
                           AND ASSET-BACKED SECURITIES


                            LETTER OF REPRESENTATIONS
                      [To be Completed by Issuer and Agent]

              Credit Suisse First Boston Mortgage Securities Corp.
              ----------------------------------------------------
                                [Name of Issuer]


                        Wells Fargo Bank Minnesota, N.A.
                        --------------------------------
                                 [Name of Agent]

                                                                December  , 2001
                                                               -----------------
                                                                      [Date]

Attention: General
  Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street
49th Floor
New York, NY 10041-0099


     Re: Credit Suisse First Boston Mortgage Securities Corp.
         Commercial Mortgage Pass Through Certificates, Series 2001-CK6 Class A-1, A-2, A-3, B, C, D and E
         ---------------------------------------------------------------
                      [Issue description (the "Securities")]


Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance
of the Securities dated December __, 2001 (the "Document").        *
                                                 -------------------------------
                                                 ["Underwriter/Placement Agent"]

----------

* Credit Suisse First Boston Corporation, McDonald Investments Inc. and Salomon Smith Barney Inc. is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     l. Prior to closing on the Securities on December , 2001 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Supervisor, Proxy Unit
                  Reorganization Department The
                  Depository Trust Company 55
                  Water Street 50th Floor New
                  York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 2274164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Manager, Call Notification Department
                  The Depository Trust Company
                  711 Stewart Avenue
                  Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Manager, Reorganization Department
                  Reorganization Window
                  The Depository Trust Company
                  55 Water Street 50th Floor
                  New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Supervisor, Put Bond Unit
                  Reorganization Department
                  The Depository Trust
                  Company 55 Water Street
                  50th Floor New York, NY
                  10041-0099

     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date.* Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Manager, Announcements
                  Dividend Department
                  The Depository Trust
                  Company 55 Water Street
                  25th Floor New York, NY
                  10041-0099

     9. Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.] [The interest accrual period is record date to record date.]

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

----------

* (or such other arrangement as may be agreed upon by DTC and the Agent.)

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 8554777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

     20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any selfregulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:


_______________________________________________________________________________


_______________________________________________________________________________

NOTES:

A. IF THERE IS AN AGENT (AS DEFINED IN
THIS LETTER OF REPRESENTATIONS), AGENT
AS WELL AS ISSUER MUST SIGN THIS
LETTER. IF THERE IS NO AGENT, IN
SIGNING THIS LETTER ISSUER ITSELF
UNDERTAKES TO PERFORM ALL OF THE
OBLIGATIONS SET FORTH HEREIN.

B. SCHEDULE B CONTAINS STATEMENTS THAT
DTC BELIEVES ACCURATELY DESCRIBE DTC,
THE METHOD OF EFFECTING BOOK-ENTRY
TRANSFERS OF SECURITIES DISTRIBUTED
THROUGH DTC, AND CERTAIN RELATED
MATTERS.


                            Very truly yours,


                            Credit Suisse First Boston Mortgage Securities Corp.
                            ----------------------------------------------------
                                                [Issuer]


                            By: /s/
                                ------------------------------------------------
                                       [Authorized Officer's Signature]


                                       Wells Fargo Bank Minnesota, N.A.
                                ------------------------------------------------
                                                    [Agent]


                            By: /s/
                                ------------------------------------------------
                                      [Authorized Officer's Signature]


Received and Accepted:

THE DEPOSITORY TRUST COMPANY


By: /s/
    -----------------------------


Funds should be wired to:
The Chase Manhattan Bank
ABA # 021 000 021
For credit to a/c Cede & Co.
c/o The Depositary Trust Company


[Select Appropriate Account.]

Dividend Deposit Account # 066-026776
Redemption Deposit Account # 066-027306
Reorganization Deposit Account # 066-027608


cc:  Underwriter/Placement Agent
     Underwriter's/Placement Agent's Counsel

                                                                      SCHEDULE A


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CK6

================================================================================
             |      CUSIP      |    PRINCIPAL    |     MATURITY     |  INTEREST
 CLASS       |     NUMBER      |     AMOUNT      |      DATE(1)     |   RATE(2)
-------------|-----------------|-----------------|------------------|-----------
Class A-1    |   22540V LR 1   |   $48,782,000   |     July 2006    |   4.3930%
-------------|-----------------|-----------------|------------------|-----------
Class A-2    |   22540V LS 9   |  $129,030,000   |  September 2010  |   6.1030%
-------------|-----------------|-----------------|------------------|-----------
Class A-3-1  |   22540V NJ 7   |  $400,000,000   |   October 2011   |   6.3870%
-------------|-----------------|-----------------|------------------|-----------
Class A-3-2  |   22540V NJ 7   |  $178,921,000   |   October 2011   |   6.3870%
-------------|-----------------|-----------------|------------------|-----------
Class B      |   22540V LT 7   |   $39,057,000   |   October 2011   |   6.5820%
-------------|-----------------|-----------------|------------------|-----------
Class C      |   22540V LU 4   |   $14,646,000   |   November 2011  |   6.7040%
-------------|-----------------|-----------------|------------------|-----------
Class D      |   22540V LV 2   |   $26,852,000   |   November 2011  |   6.8240%
-------------|-----------------|-----------------|------------------|-----------
Class E      |   22540V LW 0   |   $14,647,000   |   November 2011  |   6.9420%
--------------------------------------------------------------------------------

(1) If the stated date is not a business day, the maturity date is the business day immediately following the stated date.

(2) Approximate. The interest rates shown are the approximate rates applicable for distributions in January, 2002. The interest rates are variable or otherwise subject to change.

                                                                      SCHEDULE B


                        SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC--bracketed material may be applicable only to certain issues)


     l. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
751 Kasota Avenue, Suite MDC
Minneapolis, MN  55414
Attention:  Mortgage Document Custody (CMBS)

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6
           ----------------------------------------------------------------

     In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of December 11_, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, the undersigned as master servicer (in such capacity, the "Master Servicer") and special servicer and you as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

  _____  1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

  _____  2.    Other.  (Describe) ______________________________________________
               _________________________________________________________________

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                                     D-1-1

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                         MIDLAND LOAN SERVICES, INC.
                                         as Master Servicer

                                         By:  __________________________________
                                              Name:
                                              Title:



                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
751 Kasota Avenue, Suite MDC
Minneapolis, MN  55414
Attention:  Mortgage Document Custody (CMBS)

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6
           ----------------------------------------------------------------

     In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, Midland Loan Services, Inc. as special servicer (in such capacity, the "Special Servicer") and master servicer, and you as trustee (in such capacity, the "Trustee"), the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

 _____   1. The Mortgage Loan is being foreclosed.

 _____   2. Other.  (Describe) _________________________________________________
            ____________________________________________________________________


                                     E-1-1

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                              MIDLAND LOAN SERVICES, INC. as Special Servicer


                              By:  _____________________________________________
                                   Name:
                                   Title:


                                     E-1-2

                                   EXHIBIT E-1

                             FORM OF TRUSTEE REPORT


Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6


For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                            DISTRIBUTION DATE STATEMENT

                                  Table of Contents
STATEMENT SECTIONS                                               PAGE(s)

Certificate Distribution Detail                                     2
Certificate Factor Detail                                           3
Reconciliation Detail                                               4
Other Required Information                                          5
Ratings Detail                                                      6
Current Mortgage Loan and Property Stratification Tables          7 - 9
Mortgage Loan Detail                                                10
Principal Prepayment Detail                                         11
Historical Detail                                                   12
Delinquency Loan Detail                                             13
Specially Serviced Loan Detail                                   14 - 15
Modified Loan Detail                                                16
Liquidated Loan Detail                                              17


     Depositor
Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY  10010
Contact: General Information Number
Phone Number: (212) 325-2000

     Master Servicer
Midland Loan Services, Inc.
210 West 10th Street
Kansas City, MO  64105
Contact: Brad Hauger
Phone Number: (816) 292-8629

     Special Servicer
Midland Loan Services, Inc.
210 West 10th Street
Kansas City, MO  64105
Contact: Brad Hauger
Phone Number: (816) 292-8629


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6


For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                        CERTIFICATE DISTRIBUTION DETAIL

Class\      CUSIP          Pass-Through                   Original            Beginning         Principal
Component                      Rate                        Balance             Balance         Distribution
-----------------------------------------------------------------------------------------------------------
A-1                         0.000000%                       0.00                 0.00              0.00
A-2                         0.000000%                       0.00                 0.00              0.00
A-3                         0.000000%                       0.00                 0.00              0.00
B                           0.000000%                       0.00                 0.00              0.00
C                           0.000000%                       0.00                 0.00              0.00
D                           0.000000%                       0.00                 0.00              0.00
E                           0.000000%                       0.00                 0.00              0.00
F                           0.000000%                       0.00                 0.00              0.00
G                           0.000000%                       0.00                 0.00              0.00
H                           0.000000%                       0.00                 0.00              0.00
J                           0.000000%                       0.00                 0.00              0.00
K                           0.000000%                       0.00                 0.00              0.00
L                           0.000000%                       0.00                 0.00              0.00
M                           0.000000%                       0.00                 0.00              0.00
N                           0.000000%                       0.00                 0.00              0.00
O                           0.000000%                       0.00                 0.00              0.00
P                           0.000000%                       0.00                 0.00              0.00
Q                           0.000000%                       0.00                 0.00              0.00
NW-SUB                      0.000000%                       0.00                 0.00              0.00
GT2                         0.000000%                       0.00                 0.00              0.00
-------------------------------------------------------------------------------------------------------
Totals                                                      0.00                 0.00              0.00



Class       Interest       Prepayment  Realized Loss/        Total             Ending            Current
          Distribution      Premium   Additional Trust    Distribution         Balance        Subordination
                                        Fund Expenses                                            Level (1)
-----------------------------------------------------------------------------------------------------------
A-1           0.00           0.00           0.00            0.00                 0.00             0.00
A-2           0.00           0.00           0.00            0.00                 0.00             0.00
A-3           0.00           0.00           0.00            0.00                 0.00             0.00
B             0.00           0.00           0.00            0.00                 0.00             0.00
C             0.00           0.00           0.00            0.00                 0.00             0.00
D             0.00           0.00           0.00            0.00                 0.00             0.00
E             0.00           0.00           0.00            0.00                 0.00             0.00
F             0.00           0.00           0.00            0.00                 0.00             0.00
G             0.00           0.00           0.00            0.00                 0.00             0.00
H             0.00           0.00           0.00            0.00                 0.00             0.00
J             0.00           0.00           0.00            0.00                 0.00             0.00
K             0.00           0.00           0.00            0.00                 0.00             0.00
L             0.00           0.00           0.00            0.00                 0.00             0.00
M             0.00           0.00           0.00            0.00                 0.00             0.00
N             0.00           0.00           0.00            0.00                 0.00             0.00
O             0.00           0.00           0.00            0.00                 0.00             0.00
P             0.00           0.00           0.00            0.00                 0.00             0.00
Q             0.00           0.00           0.00            0.00                 0.00             0.00
NW-SUB        0.00           0.00           0.00            0.00                 0.00             0.00
GT2           0.00           0.00           0.00            0.00                 0.00             0.00
------------------------------------------------------------------------------------------------------
Totals        0.00           0.00           0.00            0.00                 0.00             0.00



                                            Original             Beginning
                     Pass-Through           Notional              Notional
Class     CUSIP         Rate                 Amount                Amount
---------------------------------------------------------------------------

A-CP                   0.000000               0.00                  0.00
A-X                    0.000000               0.00                  0.00


                                                              Ending
                 Interest     Prepayment     Total           Notional
Class          Distribution    Premium    Distribution        Amount
---------------------------------------------------------------------

A-CP               0.00        0.00          0.00              0.00
A-X                0.00        0.00          0.00              0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                                                     CERTIFICATE FACTOR DETAIL

 Class/                                Beginning       Principal      Interest       Prepayment    Realized Loss/         Ending
Component          CUSIP                Balance      Distribution   Distribution      Premium     Additional Trust        Balance
---------------------------------------------------------------------------------------------------------------------------------
A-1                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
A-2                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
A-3                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
B                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
C                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
D                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
E                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
F                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
G                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
H                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
J                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
K                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
L                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
M                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
N                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
O                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
P                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
Q                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
NW-SUB                                0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
GT2                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000

                               Beginning                                                        Ending
                                Notional             Interest             Prepayment           Notional
Class       CUSIP                Amount            Distribution             Premium             Amount
-------------------------------------------------------------------------------------------------------

A-CP                           0.00000000            0.00000000           0.00000000         0.00000000
A-X                            0.00000000            0.00000000           0.00000000         0.00000000


Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                         RECONCILIATION DETAIL

ADVANCE SUMMARY
P & I Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                              0.00

Reimbursement for Interest on P&I                                           0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                                     0.00
Advances paid from general collections


MASTER SERVICING FEE SUMMARY
Current Period Accrued Master Servicing Fees                                0.00
Less Master Servicing Fees on Delinquent Payments                           0.00
Less Reductions to Master Servicing Fees                                    0.00
Plus Master Servicing Fees on Delinquent Payments Received                  0.00
Plus Adjustments for Prior Master Servicing Calculation                     0.00
Total Master Servicing Fees Collected                                       0.00

                                                CERTIFICATE INTEREST RECONCILIATION

                                                                       Distributable   Additional                   Remaining Unpaid
                  Accrued         Net Aggregate     Distributable      Certificate      Trust                         Distributable
                Certificate         Prepayment       Certificate         Interest        Fund        Interest          Certificate
 Class            Interest       Interest Shortfall   Interest          Adjustment     Expenses    Distribution         Interest
-----------------------------------------------------------------------------------------------------------------------------------
A-1                 0.00                0.00            0.00              0.00           0.00           0.00              0.00
A-2                 0.00                0.00            0.00              0.00           0.00           0.00              0.00
A-3                 0.00                0.00            0.00              0.00           0.00           0.00              0.00
B                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
C                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
D                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
E                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
F                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
G                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
H                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
J                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
K                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
L                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
M                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
N                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
O                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
P                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
Q                   0.00                0.00            0.00              0.00           0.00           0.00              0.00
NW-SUB              0.00                0.00            0.00              0.00           0.00           0.00              0.00
GT2                 0.00                0.00            0.00              0.00           0.00           0.00              0.00
A-CP                0.00                0.00            0.00              0.00           0.00           0.00              0.00
A-X                 0.00                0.00            0.00              0.00           0.00           0.00              0.00
-------------------------------------------------------------------------------------------------------------------------------
Totals              0.00                0.00            0.00              0.00           0.00           0.00              0.00

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                      OTHER REQUIRED INFORMATION

Available Distribution Amount                                               0.00

Aggregate Number of Outstanding Loans                                          0
Aggregate Unpaid Principal Balance of Loans                                 0.00
Aggregate Stated Principal Balance of Loans                                 0.00

Aggregate Amount of Servicing Fee                                           0.00
Aggregate Amount of Special Servicing Fee                                   0.00
Aggregate Amount of Trustee Fee                                             0.00
Aggregate Stand-by Fee                                                      0.00
Aggregate Trust Fund Expenses                                               0.00

Specially Serviced Loans not Delinquent
Number of Outstanding Loans                                                    0
Aggregate Unpaid Principal Balance                                          0.00


Appraisal Reduction Amount

                              Appraisal     Cumulative          Most Recent
Loan                          Reduction        ASER              App. Red.
Number                        Effected        Amount               Date
---------------------------------------------------------------------------






----------------------------------------------------------------------------
Total

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                           RATINGS DETAIL

                          Original Ratings            Current Ratings (1)
                       -----------------------      -----------------------
Class      CUSIP       Fitch    Moody's    S&P      Fitch    Moody's   S&P
----------------------------------------------------------------------------
  A-1
  A-2
  A-3
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   O
   P
   Q
 NW-SUB
  GT2
  A-CP
  A-X

NR   - Designates that the class was not rated by the above agency at the time of original issuance.
X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001



                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                        SCHEDULED BALANCE

                                                                              % of
           Scheduled                        # of             Scheduled         Agg.      WAM                        Weighted
            Balance                         Loans             Balance          Bal.      (2)             WAC        Avg DSCR(1)
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

             Totals

                                                   STATE(3)

                                                           % of
                        # of              Scheduled         Agg.      WAM                        Weighted
        State           Props              Balance          Bal.      (2)            WAC         Avg DSCR(1)
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------

       Totals


See footnotes on last page of this section.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001



                             CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                           DEBT SERVICE COVERAGE RATIO

       Debt Service             # of            Scheduled         % of                                Weighted
      Coverage Ratio            Loans            Balance           Agg.     WAM             WAC      Avg DSCR(1)
                                                                   Bal.     (2)
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------

           Totals


                                                PROPERTY TYPE (3)

            Property            # of           Scheduled          % of                                  Weighted
              Type             Props            Balance            Agg.       WAM            WAC       Avg DSCR(1)
                                                                   Bal.       (2)
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------

           Totals


                                                    NOTE RATE

             Note               # of            Scheduled         % of                                 Weighted
             Rate               Loans            Balance           Agg.       WAM           WAC       Avg DSCR(1)
                                                                   Bal.       (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals


                                                    SEASONING

                                # of            Scheduled           % of                              Weighted
            Seasoning          Loans             Balance            Agg.      WAM          WAC        Avg DSCR(1)
                                                                    Bal.      (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals


See footnotes on last page of this section.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001



                             CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

       Anticipated            # of              Scheduled         % of                                 Weighted
     Remaining Term(2)        Loans              Balance           Agg.      WAM             WAC      Avg DSCR(1)
                                                                   Bal.      (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals


                                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)

         Remaining               # of            Scheduled        % of                                Weighted
        Stated Term              Loans            Balance          Agg.     WAM            WAC       Avg DSCR(1)
                                                                   Bal.     (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals


                                REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

        Remaining                # of            Scheduled        % of                                Weighted
    Amortization Term            Loans            Balance          Agg.     WAM            WAC       Avg DSCR(1)
                                                                   Bal.     (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals


                                              AGE OF MOST RECENT NOI

       Age of Most            # of              Scheduled         % of                                 Weighted
       Recent NOI             Loans              Balance           Agg.     WAM            WAC        Avg DSCR(1)
                                                                   Bal.     (2)
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

           Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property of the related mortgage loan as disclosed in the offering document.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                                   MORTGAGE LOAN DETAIL

       Loan                Property                                          Interest          Principal          Gross
      Number      ODCR      Type(1)    City                  State           Payment            Payment           Coupon
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------

Totals



       Loan      Anticipated                      Neg.           Beginning             Ending                  Paid
      Number      Repayment       Maturity       Amort           Scheduled           Scheduled                 Thru
                    Date            Date         (Y/N)            Balance              Balance                 Date
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------

Totals



      Loan               Appraisal               Appraisal            Res              Mod
     Number              Reduction               Reduction           Strat.            Code
                           Date                   Amount              (2)              (3)
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------

Totals

(1) Property Type Code

MF- Multi-Family
RT- Retail
HC- Health Care
IN- Industrial
WH- Warehouse
MH- Mobile Home Park
OF- Office
MU- Mixed Use
LO- Lodging
SS- Self Storage
OT- Other

(2) Resolution Strategy Code

1- Modification
2- Foreclosure
3- Bankruptcy
4- Extension
5- Note Sale
6- DPO
7- REO
8- Resolved
9- Pending Return to Master Server
10- Deed In Lieu Of Foreclosure
11- Full Payoff
12- Reps and Warranties
13- Other or TBD

(3) Modification Code

1- Maturity Date Extension
2- Amortization Change
3- Principal Write-Off
4- Combination

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                                    PRINCIPAL PREPAYMENT DETAIL

                                          Principal Prepayment Amount                           Prepayment Penalties
                 Offering Document    --------------------------------------       -------------------------------------------------
Loan Number       Cross-Reference     Payoff Amount       Curtailment Amount       Percentage Premium       Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
   Totals


Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                                          HISTORICAL DETAIL

                                                           Delinquencies
------------------------------------------------------------------------------------------------------------------------------------
Distribution           30-59 Days            60-89 Days        90 Days or More      Foreclosure          REO           Modifications
   Date             #   Balance           #   Balance        #     Balance       #     Balance      #    Balance    #     Balance
------------------------------------------------------------------------------------------------------------------------------------



                       Prepayments
------------------------------------------------------
Distribution          Curtailments        Payoff
   Date               #    Balance      #    Balance
------------------------------------------------------


                 Rate and Maturities
---------------------------------------------------
Distribution      Next Weighted Avg.            WAM
   Date           Coupon        Remit
---------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies:


Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001


                                          DELINQUENCY LOAN DETAIL

                 Offering          # of              Paid         Current           Outstanding   Status of
Loan Number      Document         Months            Through        P & I              P & I        Mortgage
             Cross-Reference      Delinq.            Date         Advances           Advances**     Loan(1)
------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
Totals


                     Resolution                                           Current          Outstanding     Bankruptcy     REO
Loan Number           Strategy            Servicing      Foreclosure     Servicing          Servicing         Date        Date
                       Code(2)          Transfer Date       Date          Advances          Advances
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
Totals


(1) Status of Mortgage Loan

A- Payments Not Received But Still in Grace Period
B- Late Payment But Less Than 1 Month Delinquent
0- Current
1- One Month Delinquent
2- Two Months Delinquent
3- Three or More Months Delinquent
4- Assumed Scheduled Payment (Performing Matured Loan)
7- Foreclosure
9- REO

(2) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Master Servicer
   - Full Payoff
   - Reps and Warranties
11 - Other or TBD

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                              SPECIALLY SERVICED LOAN DETAIL - PART 1

                            Offering          Servicing  Resolution
Distribution    Loan        Document          Transfer    Strategy       Scheduled     Property                 Interest    Actual
  Date         Number    Cross-Reference        Date       Code(1)        Balance       Type(2)        State      Rate      Balance
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------



                  Net                                                  Remaining
Distribution   Operating      NOI                 Note    Maturity   Amortization
  Date           Income       Date      DSCR      Date     Date          Term
---------------------------------------------------------------------------------


----------------------------------------------------------------------------------

(1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD


(2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                              SPECIALLY SERVICED LOAN DETAIL - PART 2
                                                                                                          Other
                          Offering         Resolution     Site                                             REO
Distribution    Loan      Document          Strategy    Inspection                 Appraisal  Appraisal  Property
  Date         Number  Cross-Reference       Code(1)      Date       Phase 1 Date     Date      Value    Revenue   Comment
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------


(1) Resolution Strategy Code

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                              MODIFIED LOAN DETAIL
               Offering
 Loan          Document      Pre-Modification   Modification     Modification
Number      Cross-Reference     Balance            Date           Description
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  Totals

Copyright 1997, Wells Fargo Bank Minnesota, N.A.



Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services             Credit Suisse First Boston Mortgage Securities Corp.
11000 Broken Land Parkway            Commercial Mortgage Pass-Through Certificates
Columbia, MD 21044                   Series 2001-CK6

For Additional Information, please contact
CTSLink Customer Service
(301) 815-6600

Reports Available on the World Wide Web
@ www.ctslink.com/cmbs

Payment Date: 01/17/2002
Record Date:  12/31/2001

                                                  LIQUIDATED LOAN DETAIL

         Final Recovery      Offering                                                        Gross Proceeds     Aggregate
 Loan    Determination       Document       Appraisal  Appraisal     Actual       Gross        as a % of       Liquidation
Number       Date         Cross-Reference      Date      Value       Balance     Proceeds    Actual Balance    Expenses *
-------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------------------------------------------------
Cumulative Total



            Net           Net Proceeds                   Repurchased
 Loan    Liquidation       as a % of        Realized      by Seller
Number    Proceeds       Actual Balance       Loss          (Y/N)
---------------------------------------------------------------------


---------------------------------------------------------------------

---------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

                                   EXHIBIT E-2

                        FORM OF CMSA SERVICER WATCH LIST

                              WATCH LIST PROCEDURES

WATCH LIST CRITERIA

The Credit Analyst reviews the Credit Summary report and proposes loans for the Watch List utilizing the following criteria:

o    Delinquent 15 days or more.

o    Maturing in 6 months or less.

o    Payment is returned NSF.

o    Property taxes are delinquent.

o Major tenant is vacating with no replacement tenant. (Placed on Watch List Pending until Asset Manager has determined severity of exposure.)

o    Inspection indicated major deferred maintenance.

o Major tenant or borrowing entity has filed for bankruptcy. (Placed on Watch List Pending until Asset Manager has determined severity of exposure.)

o    Environmental problems.

WATCH LIST COMMITTEE REVIEW

Midland's Watch List Committee evaluates all loans on the Watch List each month, to determine whether the risk of default has changed for any particular loan. The following indicators are used in reviewing the loans:

o    Asset Management Status

o    Current Payment Status (e.g., Current, +30 days, +60 days, etc.)

o    Months to Maturity

o    Environmental Issues

o    Legal Issues

o    Current DSCR below 1.15

o    Current DSCR compared to Underwritten DSCR

o    Current DSCR compared to Last Annual DSCR

o    Current Occupancy

o    Current Occupancy compared to Underwritten Occupancy

o    Current Occupancy compared to Average Historical Occupancy

o    Borrower Non-Compliance with Financial Statement Requirements

o    Physical Property Deficiency Noted in Property Inspection



                                     E-2-1

                             POTENTIAL CREDIT ISSUES

The Credit Specialist reviews the Credit Summary report and indicates loans as Potential Credit Issues with the following criteria:

o    DSCR below 1.10.

o    Inspection indicated deferred maintenance.

o    Occupancy below 60% (fluctuates depending on property type)


                                     E-2-2

                                              CURRENT      PAID                   %
   LOAN      PROPERTY                          SCHED       THRU     MATURITY   CURRENT     AS OF
  NUMBER       TYPE       CITY      STATE     BALANCE      DATE       DATE       DSC        DATE
----------------------------------------------------------------------------------------------------


 ....................................................................................................
TOTAL:                                             0.00

----------------------------------------------------------------------------------------------------
PORTFOLIO TOTAL                                    0.00
----------------------------------------------------------------------------------------------------

LOAN
  TO                APPRAISAL
VALUE    APPRAISAL     DATE      COMMENT/REASON ON WATCH LIST
----------------------------------------------------------------


 ................................................................
               0.00

----------------------------------------------------------------
               0.00
----------------------------------------------------------------


                                     E-2-3

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF PRIVATELY OFFERED CERTIFICATES HELD IN
                                  PHYSICAL FORM

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Class ____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 27, 2001 (the "Issue Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
               -----------------------------------------------------------------

Dear Sirs:

     This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") of the Transferred Certificates, pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 11, 2001, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar

                                     F-A-1
     security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

          3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

     ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the


                                     F-1A-2

          Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

     ___  (e) Other. (Please specify brief description of method): _____________
              __________________________________________________________________
              __________________________________________________________________

     4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

          (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

          (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

          (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

     5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.



                                     F-1A-3

     6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor,
(b) the Transferred Certificates and payments thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                     Very truly yours,

                                     ___________________________________________
                                     (Transferor)


                                     By:  ______________________________________
                                          Name:  _______________________________
                                          Title:  ______________________________



                                     F-1A-4

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                 FOR TRANSFERS OF PRIVATELY OFFERED CERTIFICATES
                              HELD IN PHYSICAL FORM
                     (INITIAL CLASSES: M, N, O, P, R AND V)

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services (CMBS)

               Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Class ____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 27, 2001 (the "Issue Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
                    ------------------------------------------------------------

Dear Sirs:

     This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") of the Transferred Certificates, pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 11, 2001, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of



                                     F-1B-1
     any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)


                                    By:  _______________________________________
                                         Name:  ________________________________
                                         Title:  _______________________________



                                     F-1B-2

                                  EXHIBIT F-1C

                         FORM OF TRANSFEROR CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

              Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 27, 2001 (the "Issue Date") of $__________ (the "Transferred Certificates")
                    -----------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of



                                     F-1C-1
     any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                     Very truly yours,

                                     ___________________________________________
                                     (Transferor)


                                     By:  ______________________________________
                                          Name:  _______________________________
                                          Title:  ______________________________




                                     F-1C-2

                                  EXHIBIT F-1D

                         FORM OF TRANSFEROR CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial
              Mortgage Pass-Through Certificates, Series 2001-CK6,
              Class ____, having an initial aggregate [Certificate
              Principal Balance] [Certificate Notional Amount] as
              of December 27, 2001 (the "Issue Date") of
              $__________ (the "Transferred Certificates")
              ----------------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

          3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the


                                     F-1D-1

     Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

               (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

               (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

               (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph
          (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

               (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

               (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

     4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

          (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;



                                    F-1D-2

          (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

          (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.


                                         Very truly yours,


                                         _______________________________________
                                         (Transferor)


                                         By:  __________________________________
                                              Name:  ___________________________
                                              Title:  __________________________



                                     F-1D-3

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                 FOR TRANSFERS OF PRIVATELY OFFERED CERTIFICATES
                              HELD IN PHYSICAL FORM

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette

MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2001-CK6, Class ____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 27, 2001 (the "Issue Date") of ---------- $__________ ] [evidencing a ____% Percentage
          Interest in the related Class] (the "Transferred Certificates")
          ------------------------------------------------------------------

Dear Sirs:

     This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") of the Transferred Certificates, pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 11, 2001, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the



                                     F-2A-1
     resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                         Very truly yours,


                                         _______________________________________
                                         (Transferor)


                                         By:  __________________________________
                                              Name:  ___________________________
                                              Title:  __________________________



                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                   _____________________________________________
                                   (Nominee)


                                   By:  ________________________________________
                                        Name:  _________________________________
                                        Title:  ________________________________



                                     F-2A-2

                                                        ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

          ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

---------------

(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.





                                     F-2A-3

          ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

          ___  Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

          ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

          ___ Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

          ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

          ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) ______________________________________
               _________________________________________________________________
               _________________________________________________________________

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities



                                     F-2A-4
owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

    ___   ___   Will the Transferee be purchasing the Transferred Certificates
    Yes   No    only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                     F-2A-5

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                       Print Name of Transferee

                                       By:  ____________________________________
                                            Name:  _____________________________
                                            Title:  ____________________________



                                     F-2A-6

                                                         ANNEX 2 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____ The Transferee owned and/or invested on a discretionary basis
               $____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
               144A).

          ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).



                                    F-2A-7

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ___ ___  Will the Transferee be purchasing the Transferred Certificates
         Yes No   only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                                     F-2A-8

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                   ___________________________________
                                   Print Name of Transferee or Adviser


                                   By:  ________________________________________
                                        Name:  _________________________________
                                        Title:  ________________________________


                                   IF AN ADVISER:


                                   ________________________
                                   Print Name of Transferee

                                   Date:  ______________________________________


                                     F-2A-9

                                  EXHIBIT F-2B

                 FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
              PRIVATELY OFFERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Class ____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 27, 2001 (the "Issue Date") of ---------- $__________] [evidencing a ____% Percentage
               Interest in the related Class] (the "Transferred Certificates")
               -----------------------------------------------------------------


Dear Sirs:

     This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") of the Transferred Certificates, pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 11, 2001, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or




                                     F-2B-1
     qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement, (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement, or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any




                                     F-2B-2
     interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                               Very truly yours,


                               _________________________________________________
                               (Transferee)


                               By:  ____________________________________________
                                    Name:  _____________________________________
                                    Title:  ____________________________________



                                     F-2B-3

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                    ____________________________________________
                                    (Nominee)


                                    By:  _______________________________________
                                         Name:  ________________________________
                                         Title:  _______________________________




                                     F-2B-4

                                  EXHIBIT F-2C

                 FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                   INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]


[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Class ____ Certificates having an initial Certificate [Principal Balance] [Notional Amount] as of December 27, 2001 (the "Issue Date") of $__________ (the "Transferred Certificates")
               -----------------------------------------------------------------


Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred




                                     F-2C-1

     Certificates nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.




                                     F-2C-2

          4. The Transferee has been furnished with all information regarding
     (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.



                                        Very truly yours,

                                        ________________________________________
                                        (Transferee)


                                        By:  ___________________________________
                                             Name:  ____________________________
                                             Title:  ___________________________





                                    F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees other than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $________________2 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

          ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

----------------
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2C-4

          ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

          ___  Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

          ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

          ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) ______________________________________
               _________________________________________________________________
               _________________________________________________________________

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities





                                     F-2C-5
     owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          ____    ____   Will the Transferee be acquiring interests in the
          Yes     No     Transferred Certificates only for the Transferee's
                         own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.




                                     F-2C-6

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                       (Transferee)


                                       By:  ____________________________________
                                            Name:  _____________________________
                                            Title:  ____________________________




                                     F-2C-7

                                                        ANNEX 2 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees that are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp., with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____ The Transferee owned and/or invested on a discretionary basis
               $____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
               144A).

          ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     F-2C-8

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

       ____  ____  Will the Transferee be acquiring interests in the Transferred
       Yes   No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.




                                     F-2C-9

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    ____________________________________________
                                    (Transferee or Adviser)


                                    By:  _______________________________________
                                         Name:  ________________________________
                                         Title:  _______________________________


                                    IF AN ADVISER:


                                    ____________________________________________
                                    Print Name of Transferee

                                    Date:  _____________________________________



                                    F-2C-10

                                  EXHIBIT F-2D

                  FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS
                OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]


[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Class ____ (the "Certificates"), having an initial [Certificate Principal Balance] [Certificate Notional Amount] as of December 27, 2001 (the "Closing Date") of $_________ (the "Transferred Certificates")
               -----------------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
     (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settlor if the trust is revocable) is a United States Securities Person,
     (v) any




                                     F-2D-1
     agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02



                                     F-2D-2

          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____

                           By:  _______________________________________________
                                As, or agent for, the beneficial owner(s) of the Certificates to which this certificate relates




                                     F-2D-3

                                  EXHIBIT F-3A

                         FORM OF TRANSFEROR CERTIFICATE
                 FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHT

                                     [Date]


Credit Suisse First Boston
  Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6 (the "Certificates")
               ----------------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer and as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

          1. The Transferor is the lawful owner of the Excess Servicing Fee Right, with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the




                                     F-3A-1

     "Securities Act"), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

                                  Very truly yours,


                                  ______________________________________________
                                  (Transferor)


                                  By:  _________________________________________
                                       Name:  __________________________________
                                       Title:  _________________________________





                                     F-3A-2

                                  EXHIBIT F-3B

                         FORM OF TRANSFEREE CERTIFICATE
                 FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHT

                                     [Date]


Credit Suisse First Boston
  Mortgage Securities Corp.
11 Madison Avenue
New York, New York  10010

Midland Loan Services Inc.
210 West 10th Street, 6th Floor
Kansas City, Missouri  64102

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6 (the "Certificates")
               -----------------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Excess Servicing Fee Right established pursuant to the Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer") and as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor and initial Master Servicer, respectively, that:

          1. The Transferee is acquiring the Excess Servicing Fee Right for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and



                                     F-3B-1
     qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit F-3A to the Pooling and Servicing Agreement, and (B) the Master Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit F-3B to the Pooling and Servicing Agreement.

          3. The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.11 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Excess Servicing Fee Right and payments thereon,
     (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

          6. The Transferee is (a) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (b) an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                     F-3B-2

          7. The Transferee agrees (i) to keep all information relating to the Trust and the Trust Fund, and made available to it by the Master Servicer, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators.

          8. The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.11(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

                                  Very truly yours,

                                  ______________________________________________
                                  (Transferee)


                                  By:  _________________________________________
                                       Name:  __________________________________
                                       Title:  _________________________________



                                     F-3B-3

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)


                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Class ____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 27, 2001 (the "Closing Date") of $__________ ] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
               -----------------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 11, 2001 among Credit Suisse First Boston Mortgage Securities Corp. as depositor, Midland Loan Services, Inc. as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

____ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions





                                      G-1-1
     of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

____ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston Corporation (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                 Very truly yours,

                                 _______________________________________________
                                 [TRANSFEREE]

                                 By:  __________________________________________
                                 Name:
                                 Title:





                                      G-1-2

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]


[TRANSFEROR]


     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 27, 2001 (the "Closing Date") of $__________ (the "Transferred Certificates")
          -------------------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

____ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan.

____ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60;.




                                      G-2-1

____ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston Corporation (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any other Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                 [TRANSFEREE]

                                 By:  ________________________________________
                                 Name:
                                 Title:


                                     G-2-2

                                   EXHIBIT H-1

             FORM OF TRANSFER AFFIDAVIT AND AGREEMENT FOR TRANSFERS
                             OF CLASS R CERTIFICATES

                 AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE
                    INTERNAL REVENUE CODE OF 1986, AS AMENDED

STATE OF       )
               )  ss.:
COUNTY OF      )

     _______________________, being first duly sworn, deposes and says:

     1. That he/she is a ____________________of ____________________ (the
"Purchaser"), a ____________________ duly organized and existing under the laws of the State of ____________________, on behalf of which he makes this affidavit.

     2. That Purchaser's Taxpayer Identification Number is ________________.

     3. That Purchaser proposes to purchase from ____________________ ("Seller") the percentage interests in the certificates listed in Exhibit A attached hereto and made a part hereof (the "Residuals") at the prices set forth therein. The Residuals are described in the Prospectus Supplements listed in Exhibit A, along with the related pooling and servicing agreements (or other operative agreements) (collectively, the "Agreements"). Purchaser hereby certifies that Purchaser has received copies of the documents listed in Exhibit A, and further, that Purchaser has reviewed and understands the terms and descriptions of the Residuals therein, including, without limitation, the description of the federal income tax consequences thereof.

     4. That Purchaser understands that the Residuals represent, for federal income tax purposes, residual interests in real estate mortgage investment conduits ("REMICs").

     5. That Purchaser has historically paid Purchaser's debts as they become due, and Purchaser intends, and believes that Purchaser will be able, to continue to pay Purchaser's debts as such debts become due in the future.

     6. That Purchaser understands that as the holder of the Residuals, Purchaser may incur tax liabilities in excess of any cash flows generated by the interest.

     7. Purchaser has a valid business purpose for purchasing the Residuals.

     8. That either (i) the prices set forth in Exhibit A are, as to each Residual, sufficient so that the test set forth in Proposed Treasury Regulation
Section 1.860E-1(c)(4)(iii) (issued February 4, 2000) is satisfied; or (ii) the "Asset Test" set forth in section 6 of Revenue Procedure 2001-12 is satisfied.



                                      H-1-1

     9. That Purchaser intends to pay any and all taxes associated with holding the Residuals as such taxes become due, and that are otherwise required to be paid under all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

     10. That Purchaser is (i) a United States person within the meaning of
Section 7701(a)(30) of the Code or (ii) a foreign person subject to United States income taxation on a net basis on income derived from the Residuals. If Purchaser is a partnership or other pass-through entity under the Code, then any person who may be allocated income of Purchaser, directly or indirectly, is a person described in (i) or (ii) of the preceding sentence.

     11. That Purchaser is not a disqualified organization, and Purchaser is not purchasing the Residuals on behalf of a disqualified organization. For the purposes of this affidavit, the term "disqualified organization" shall mean the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, or any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Code, any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions), and any organization that is described in Section 1381(a)(2)(C) of the Code.

     12. That Purchaser is duly organized and is validly existing under the laws of the jurisdiction of its organization. Purchaser is neither bankrupt nor insolvent nor does it have reason to believe that it will become bankrupt or insolvent. Purchaser has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations. The person executing and delivering this affidavit on behalf of Purchaser is duly authorized to do so on Purchaser's behalf, the execution and delivery by Purchaser of this affidavit and the consummation of the transaction on the terms set forth therein are within the corporate power of Purchaser, and upon such execution and delivery, this affidavit will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principals of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

     13. That neither the execution and delivery by Purchaser of this affidavit, nor the compliance by Purchaser with the provisions hereof, nor the consummation by Purchaser of the transaction as set forth herein, will (i) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, the articles or by-laws of Purchaser or, after giving effect to the consents or the taking of the actions contemplated by clause (ii) of this subparagraph, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Purchaser of its properties, or any of the provisions of any indenture or mortgage, or any other contract or instrument to which Purchaser is a party or by which it or any of its properties is bound, or (ii) require the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by Purchaser.


                                     H-1-2

     14. That Purchaser has filed all required federal and state income tax returns and has paid all federal and state income taxes due; and further, Purchaser intends to file and pay all such returns and taxes in the future.

     15. That Purchaser understands that any information Seller has provided or will provide to Purchaser relating to the cash flows, yield, after-tax return or similar calculations relating to the Residuals reflects only the results of such calculations performed by Seller or others and is not a projection or prediction; that neither the assumptions nor the results of such calculations will conform to actual experience and that Seller makes no representation or warranty as to such calculations; that Purchaser will analyze the Residuals itself and with Purchaser's tax and other advisors and Purchaser is not relying on Seller or such calculations in making Purchaser's decisions in connection with this transaction, including without limitation, Purchaser's decision to consummate this transaction.

     16. That Seller's sale and Purchaser's purchase of the Residuals constitute a transfer for tax and all other purposes and each party thereto has received due and adequate consideration. In Purchaser's view, the transaction represents fair value, representing the result of arms length negotiations and taking into account Purchaser's analysis of the tax and other consequences of investment in the Residuals.

     17. That Purchaser expects that the transfer of the Residuals, together with the receipt of the price set forth in Exhibit A, will be economically profitable to Purchaser overall, after all related expenses (including taxes) have been paid and based on conservative assumptions with respect to discount rates, prepayments and other factors necessary to evaluate profitability.

     18. That Purchaser agrees that in the event that at some future time Purchaser wishes to transfer any Residuals, Purchaser will transfer such Residuals only to a transferee that:

          (a)  meets the requirements of paragraph (10) of this affidavit;

          (b) is not a disqualified organization and is not purchasing such Residuals on behalf of a disqualified organization; and

          (c) has delivered a transferee affidavit (in the form required by the applicable Agreement), this representation letter agreement, and, if required, an opinion of counsel (as required by the applicable Agreement) that the proposed transfer will not cause such Residuals to be held by a disqualified organization, or a person who does not meet the requirements of paragraph (10) of this affidavit.

     19. That Purchaser understands that if, notwithstanding the transfer restrictions set forth in the applicable Agreement, the Residuals are in fact transferred to a disqualified organization, a tax may be imposed on the transferor of such Residuals. Purchaser agrees that the transfer of the Residuals by Purchaser to a disqualified organization shall be rendered absolutely null and void and shall cause no rights in the Residuals to vest in the transferee.


                                     H-1-3

     20. That Purchaser is knowledgeable and experienced in financial, business and tax matters generally and, in particular, Purchaser is knowledgeable and experienced with the investment risks and tax consequences of REMIC residual interests that provide little or no cash flow, and Purchaser is capable of evaluating the merits and risks of an investment in the Residuals; Purchaser is able to bear the economic risks of an investment in the Residuals; and Purchaser is an accredited investor as defined in Regulation D under the Securities Act and/or regulations thereunder.

     21. That Purchaser agrees to indemnify, defend and hold harmless Seller and its affiliates on an after-tax basis from and against any and all losses, damages, costs and expenses, including attorneys fees and disbursements, arising out of or in connection with Seller's transfer of the Residuals to Purchaser, including any and all losses, damages, costs and expenses incurred by Seller as a result of any subsequent transfer of the Residuals by Purchaser and any taxes or related liabilities arising from the failure of any Residual to be transferred from Seller for tax purposes.

     22. That Purchaser agrees to such amendments of the Agreements as may be required to further effectuate the restrictions on transfer of the Residuals to a disqualified organization, an agent thereof, or a person that does not satisfy the requirements of paragraph 5 and paragraph 10 hereof.

     23. That, if a "tax matters person" is required to be designated with respect to any REMIC related to the Residuals, Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters person" as specified in the Agreements, and agrees to the irrevocable designation of the person designated in the Agreements as Purchaser's agent in performing the function of "tax matters person."

     24. That this affidavit represents the entire agreement between the parties and no prior agreements, oral or written, shall be given effect. This affidavit may be amended or supplemented only in writing.

     IN WITNESS WHEREOF, Purchaser has caused this instrument to be executed on its behalf by its ____________________ this _____ day of ____________________,
200__.

                                  [Purchaser]


                                  By:  _____________________________________
                                  Title:
                                  Name:



                                     H-1-4

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")
               -----------------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of December ___, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, Midland Loan Services, Inc. as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Residual Transfer Affidavit in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation
     Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its

                                     H-2-1
     debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                Very truly yours,

                                ________________________________________________
                                (Transferor)


                                By:  ___________________________________________
                                     Name:  ____________________________________
                                     Title:  ___________________________________


                                     H-2-2

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                     [Date]


Moody's Investor's Service
99 Church Street
New York, New York  10007
Attention: __________________

Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, New York 10041
Attention: __________________

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6
               ----------------------------------------------------------------

Ladies and Gentlemen:

     This notice is being delivered pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, Midland Loan Services, Inc. as master servicer and special servicer, and the undersigned as trustee, and relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

     Notice is hereby given that the Controlling Class Representative has designated ________________________ to serve as the Special Servicer under the Agreement.

     The designation of ____________________________ as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to Wells Fargo Bank Minnesota, N.A., the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                     I-1-1

     Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                 Very truly yours,



                                 By:  __________________________________________
                                      Name:  ___________________________________
                                      Title:  __________________________________


Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.


By:  __________________________________
Name:
Title:
Date:

STANDARD & POOR'S RATINGS SERVICES


By:  __________________________________
Name:
Title:
Date:

                                     I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]


[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6
               ----------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of December 11, 2001, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

                                      __________________________________________

                                 By:  __________________________________________
                                 Name:
                                 Title:


                                     I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

DEBTOR:

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, NY  10010

SECURED PARTY:

Wells Fargo Bank Minnesota, N.A.*
as Trustee for the registered holders of
Credit Suisse First Boston Mortgage Securities Corp.,
Commercial Mortgage Pass-Through
Certificates, Series 2001-CK6
751 Kasota Avenue, Suite MDC
Minneapolis, MN  55414
Attention:  Mortgage Document Custody (CMBS)

TEXT:

See Exhibit I Attached Hereto




---------------

* Notices to the Secured Party should be sent to 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration
     (CMBS) - Credit Suisse First Boston Mortgage Securities Corp., Series 2001-CK6.

                                                         EXHIBIT I TO EXHIBIT J

     This Exhibit I is attached to and incorporated in a financing statement pertaining to Credit Suisse First Boston Mortgage Securities Corp., as debtor (referred to as the "Debtor" for the purpose of this financing statement only), and Wells Fargo Bank Minnesota, N.A. as trustee for the holders of the Series 2001-CK6 Certificates, as secured party (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee and Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2001-CK6 (collectively, the "Series 2001-CK6 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

          1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Schedule of Mortgage Loans to the Pooling and Servicing Agreement, which Schedule of Mortgage Loans is attached hereto as Exhibit A;

          2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

          3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

          4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          5. All REO Property;

          6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
     (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

          8. (a) the Distribution Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          9. The Mortgage Loan Purchase Agreements and all rights of the Debtor thereunder and/or acquired by the Debtor pursuant thereto.

          10. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

          11. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE

FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                            EXHIBIT A TO EXHIBIT I TO EXHIBIT J

                           SCHEDULE OF MORTGAGE LOANS

                             [See Attached Schedule]

                                   EXHIBIT K-1

                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, MD  21044-3562
Attention:  Corporate Trust Services (CMBS)

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6
          -----------------------------------------------------------------

     In accordance with the Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CK6 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a [holder] [beneficial holder] of [$___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

          2. The undersigned is requesting access to the following information (the "Information"):

     ___  The information on the Master Servicer's Internet Website pursuant to
          Section 3.12(d) of the Pooling and Servicing Agreement.

     ___ The information on the Trustee's Internet Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

     ___  The information identified on the schedule attached hereto pursuant to
          Section 8.12(b) of the Pooling and Servicing Agreement.

          3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned



                                     K-1-1
     or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                   ________________________________________________________
                   [CERTIFICATEHOLDER] [BENEFICIAL HOLDER OF A CERTIFICATE]


                   By:  _______________________________________________
                        Name:
                        Title:
                        Telephone No.:



                                      K-1-2

                                   EXHIBIT K-2

                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]


Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, MD  21044-3562
Attention:  Corporate Trust Services (CMBS)

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK6
          ----------------------------------------------------------------

     In accordance with the Pooling and Servicing Agreement, dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CK6 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is contemplating an investment in the Class ____ Certificates.

          2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

          ___ The information on the Master Servicer's Internet Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

          3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner


                                     K-2-1
     whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                              [PROSPECTIVE PURCHASER]


                              By:  __________________________________________
                                   Name:
                                   Title:
                                   Telephone No.:



                                     K-2-2

                                    EXHIBIT L

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

                    KeyCorp Real Estate Capital Markets, Inc.

                               Goedecke & Co. LLC

                              Laureate Capital, LLC

                       Mid-North Financial Services, Inc.

                      GMAC Commercial Mortgage Corporation

                                    EXHIBIT M

                      FORM OF S&P DEFEASANCE CERTIFICATION

 FOR LOANS HAVING (A) A CUT-OFF DATE PRINCIPAL BALANCE OF LESS THAN $20,000,000
  AND (B) AN OUTSTANDING PRINCIPAL BALANCE OF LESS THAN 2.0% OF THE AGGREGATE
                 STATED PRINCIPAL BALANCE OF THE MORTGAGE POOL

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn: Commercial Mortgage Surveillance

From: Midland Loan Services, Inc. ("Midland"), in its capacity as master servicer (in such capacity, the "Master Servicer") under the Pooling and Servicing Agreement dated as of December 11, 2001 (the "Pooling and Servicing Agreement"), among Midland, Credit Suisse First Boston Mortgage Securities Corp., as depositor, the Master Servicer, Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee.

Date: _________, 20___

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial
          Mortgage Pass-Through Certificates, Series 2001-CK6
          -----------------------------------------------------------------

Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names: _____________________________________________
______________________________________________________________________________
______________________________________________________________________________

Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Master Servicer under the Pooling and Servicing Agreement, we hereby:

     1. Notify you that the Borrower has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

     ____ a full defeasance of the payments scheduled to be due in respect of the entire unpaid principal balance of the Mortgage Loan; or

     ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the Mortgage Loan that represents ___% of the entire unpaid principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire unpaid principal balance;

     2. Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

          (a) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

          (b) The defeasance was consummated on __________, 20__.

          (c) The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

          CUSIP          RATE          MAT          PAY DATES         ISSUED
          -----          ----          ---          ---------         ------

          (d) The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

          (e) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

          ____ the related Borrower was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loan included in the pool.

          ____ the related Borrower designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

          ____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

          (f) The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

          (g) As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's Collection Account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

          (h) The Master Servicer received from the Borrower written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the scheduled payments of principal and interest with respect to the Mortgage Loan after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Mortgage Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make scheduled payments of principal and interest with respect to the Mortgage Loan within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

          (i) The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Borrower and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

          (j) The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Borrower only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

          (k) The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________, which is less than 2% of the aggregate Stated Principal Balance of the Mortgage Pool as of the date of the most recent Trustee Report received by us (the "Current Report").

          (l) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $_____________, which is _____% of the aggregate Stated Principal Balance of the Mortgage Pool as of the date of the Current Report.

     3. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Servicing File.

     4. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and

     5. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

     6. Agree to provide copies of all items listed in Exhibit B to you upon request. ---------

     IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                               _________________________________________________
                               as Master Servicer

                               By:  ____________________________________________
                               Name:
                               Title: